Exhibit 10.1
Execution Version
Published CUSIP Number 04232DAA1
$50,000,000 REVOLVING CREDIT FACILITY
$100,000,000 TERM LOAN
CREDIT AGREEMENT
by and among
ARMSTRONG COAL COMPANY, INC.,
ARMSTRONG LAND COMPANY, LLC,
WESTERN MINERAL DEVELOPMENT, LLC
WESTERN DIAMOND LLC
WESTERN LAND COMPANY, LLC
ELK CREEK L.P., as Borrowers
and
THE LENDERS PARTY HERETO
and
THE HUNTINGTON NATIONAL BANK, as Syndication Agent
and
UNION BANK, N.A., as Documentation Agent
and
PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent
Dated as of February 9, 2011

TABLE OF CONTENTS

Page
1. CERTAIN DEFINITIONS	1
1.1 Certain Definitions	1
1.2 Construction	23
1.3 Accounting Principles	23

2. REVOLVING CREDIT AND SWING LOAN FACILITIES	24
2.1 Revolving Credit Commitments	24
2.1.1 Revolving Credit Loans	24
2.1.2 Swing Loan Commitment	24
2.2 Nature of Revolver Lenders’ Obligations with Respect to Revolving Credit Loans	24
2.3 Commitment Fees	24
2.4 [Intentionally Omitted]	25
2.5 Revolving Credit Loan Requests; Swing Loan Requests	25
2.5.1 Revolving Credit Loan Requests	25
2.5.2 Swing Loan Requests	25
2.6 Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans	26
2.6.1 Making Revolving Credit Loans	26
2.6.2 Presumptions by the Administrative Agent	26
2.6.3 Making Swing Loans	27
2.6.4 Repayment of Revolving Credit Loans	27
2.6.5 Borrowings to Repay Swing Loans	27
2.6.6 Swing Loans Under Cash Management Agreements	27
2.7 Notes	28
2.8 Use of Proceeds	28
2.9 Letter of Credit Subfacility	28
2.9.1 Issuance of Letters of Credit	28
2.9.2 Letter of Credit Fees	29
2.9.3 Disbursements, Reimbursement	29
2.9.4 Repayment of Participation Advances	30
2.9.5 Documentation	31
2.9.6 Determinations to Honor Drawing Requests	31
2.9.7 Nature of Participation and Reimbursement Obligations	31
2.9.8 Indemnity	33
2.9.9 Liability for Acts and Omissions	33
2.9.10 Issuing Lender Reporting Requirements	35

3. TERM LOANS	35
3.1 Term Loan Commitments	35
3.2 Nature of Term Lenders’ Obligations with Respect to Term Loans; Repayment Terms	35
3.3 Notes	35

i

v

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	-	PRICING GRID
SCHEDULE 1.1(B)	-	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)	-	PERMITTED LIENS
SCHEDULE 1.1(R)	-	REAL PROPERTY
SCHEDULE 1.1(V)	-	VENDOR LIENS
SCHEDULE 6.1.1	-	QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2	-	SUBSIDIARIES
SCHEDULE 6.1.12	-	INSURANCE
SCHEDULE 6.1.13	-	ERISA DISCLOSURES
SCHEDULE 6.1.14	-	ENVIRONMENTAL DISCLOSURES
SCHEDULE 7.1	-	EXISTING INDEBTEDNESS
SCHEDULE 7.1.1	-	OPINION OF COUNSEL
SCHEDULE 8.1.3	-	INSURANCE REQUIREMENTS RELATING TO COLLATERAL
SCHEDULE 8.2.1	-	PERMITTED INDEBTEDNESS
SCHEDULE 8.2.4	-	PERMITTED LOANS AND INVESTMENTS

EXHIBITS

EXHIBIT 1.1(A)	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(C)	-	COLLATERAL ASSIGNMENT
EXHIBIT 1.1(G)(1)	-	GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)(a)	-	GUARANTY AGREEMENT (REVOLVER)
EXHIBIT 1.1(G)(2)(b)	-	GUARANTY AGREEMENT (TERM)
EXHIBIT 1.1(I)(1)(a)	-	INDEMNITY (REVOLVER)
EXHIBIT 1.1(I)(1)(b)	-	INDEMNITY (TERM)
EXHIBIT 1.1(I)(2)	-	INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(M)(1)	-	MORTGAGE (REVOLVER)
EXHIBIT 1.1(M)(2)	-	MORTGAGE (TERM)
EXHIBIT 1.1(N)(1)	-	REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)	-	SWING LOAN NOTE
EXHIBIT 1.1(N)(3)	-	TERM NOTE
EXHIBIT 1.1(P)(1)(a)	-	PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT (REVOLVER)
EXHIBIT 1.1(P)(1)(b)	-	PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT (TERM)
EXHIBIT 1.1(P)(2)(a)	-	PLEDGE AGREEMENT (REVOLVER)
EXHIBIT 1.1(P)(2)(b)	-	PLEDGE AGREEMENT (TERM)
EXHIBIT 1.1(S)(1)	-	SECURITY AGREEMENT (REVOLVER)
EXHIBIT 1.1(S)(2)	-	SECURITY AGREEMENT (TERM)

EXHIBIT 2.5.1	-	LOAN REQUEST
EXHIBIT 2.5.2	-	SWING LOAN REQUEST
EXHIBIT 8.3.3	-	QUARTERLY COMPLIANCE CERTIFICATE

CREDIT AGREEMENT
     THIS CREDIT AGREEMENT (as hereafter amended, the “Agreement”) is dated as of February 9, 2011 and is made by and among ARMSTRONG COAL COMPANY, INC., a Delaware corporation, ARMSTRONG LAND COMPANY, LLC, a Delaware limited liability company, WESTERN MINERAL DEVELOPMENT, LLC, a Delaware limited liability company, WESTERN DIAMOND LLC, a Nevada limited liability company, WESTERN LAND COMPANY, LLC, a Kentucky limited liability company, and ELK CREEK, L.P., a Delaware limited partnership (each a “Borrower” and collectively, the “Borrowers”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), THE HUNTINGTON NATIONAL BANK, in its capacity as syndication agent for the Lenders under this Agreement, UNION BANK, N.A., in its capacity as documentation agent for the Lenders under this Agreement, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).
     The Borrowers have requested the Lenders to provide (i) a revolving credit facility to the Revolver Borrowers in an aggregate principal amount not to exceed $50,000,000 and (ii) a term loan facility to the Term Borrowers in the amount of $100,000,000. In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:
1. CERTAIN DEFINITIONS
     1.1 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
          Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns.
          Administrative Agent’s Fee shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].
          Administrative Agent’s Letter shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].
          Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person.
          Ancillary Security Documents shall mean all documents, instruments, environmental reports, agreements, endorsements, policies and certificates requested by the Administrative Agent and customarily delivered by any property owner in connection with a mortgage financing. Without limiting the generality of the foregoing, examples of Ancillary Security Documents would include insurance policies (other than title insurance) or certificates regarding any collateral, lien searches, estoppel letters, flood insurance certifications, environmental audits which shall meet the Administrative Agent’s minimum requirements for phase I environmental assessments or phase II environmental assessments, as applicable, opinions of counsel and the like.
          Anti-Terrorism Laws shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).
          Applicable Commitment Fee Rate shall mean 0.375% per annum.
          Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Letter of Credit Fee.”
          Applicable Margin shall mean, as applicable:
          (A) the percentage spread to be added to the Base Rate applicable to Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Base Rate Spread”, or
          (B) the percentage spread to be added to the LIBOR Rate applicable to Loans under the LIBOR Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “LIBOR Rate Spread”.
          Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
          Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).
          Authorized Officer shall mean, with respect to any Loan Party other than limited partnerships, the Chief Executive Officer, President, Chief Financial Officer, Manager or Controller of such Loan Party, or with respect to any Loan Party that is a limited partnership, the General Partner of such Loan Party (acting through its Authorized Officer if such General Partner is a Loan Party), or such other individuals, designated by written notice to the Administrative Agent from any Loan Party, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. Any Loan Party may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

          Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Federal Funds Open Rate, plus 0.5%, and (b) the Prime Rate, and (c) the Daily LIBOR Rate, plus 100 basis points (1.0%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.
          Base Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in either Section 4.1.1(i) [Revolving Credit Base Rate Option] or Section 4.1.2(i) [Term Loan Base Rate Option], as applicable.
          Black Lung Act shall mean, collectively, the Black Lung Benefits Revenue Act of 1977, as amended and the Black Lung Benefits Reform Act of 1977, as amended.
          Borrower shall mean any of the Revolver Borrowers or Term Borrowers and “Borrowers” shall mean each of the Revolver Borrowers and Term Borrowers.
          Borrowing Agent shall mean Armstrong Coal Company, Inc.
          Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.
          Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by any Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.
          Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.
          Casualty Event means an event that gives rise to the receipt by the Borrowers or any of the Loan Parties of any insurance proceeds or condemnation awards in respect of any personal or real property.
          Coal Act shall mean the Coal Industry Retiree Health Benefits Act of 1992, as amended.
          Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Official Body or (c) the making or issuance of any request, guideline or directive (whether or not having the force of Law) by any Official Body.
          Closing Date shall mean the Business Day on which the first Loan shall be made, which shall be February 9, 2011.

          Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
          Collateral shall mean collectively the Collateral (Revolver) and the Collateral (Term).
          Collateral (Revolver) shall mean the collateral that is owned or leased by any Revolver Borrower (including, but not limited to Armstrong Coal Company, Inc.), Armstrong Resources Holdings, LLC, Armstrong Energy, Inc., and their Subsidiaries (other than Excluded Subsidiaries or any Term Borrowers or such Term Borrower’s Subsidiaries) in which Liens are granted in favor of the Administrative Agent for the benefit of the Lenders pursuant to the (i) Security Agreement (Revolver) (ii) Pledge Agreement (Revolver), (iii) Collateral Assignment, (iv) Patent, Trademark and Copyright Security Agreement (Revolver), or (v) Mortgages (Revolver). The Revolver Lenders shall have a first lien on the Collateral (Revolver) and the Term Lenders shall have a second lien on the Collateral (Revolver).
          Collateral (Term) shall mean the collateral that is owned or leased by any Term Borrower (other than Armstrong Coal Company, Inc.), Elk Creek GP, LLC, Western Diamond LLC, Western Land Company, LLC and their Subsidiaries (other than Excluded Subsidiaries, any Revolver Borrowers, Armstrong Resources Holdings, LLC, Armstrong Energy, Inc., Armstrong Coal Company, Inc. and their Subsidiaries) in which Liens are granted in favor of the Administrative Agent for the benefit of the Lenders pursuant to (i) Security Agreement (Term) (ii) Pledge Agreement (Term), (iii) Collateral Assignment, (iv) Patent, Trademark and Copyright Security Agreement (Term), or (v) Mortgages (Term). The Term Lenders shall have a first lien on the Collateral (Term) and the Revolver Lenders shall have a second lien on the Collateral (Term).
          Collateral Assignment shall mean the Collateral Assignment in the form of Exhibit 1.1(C) delivered to the Administrative Agent for the benefit of the Revolver Lenders and Term Lenders.
          Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment and Term Loan Commitment and, in the case of PNC, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments, Term Loan Commitments and Swing Loan Commitment of all of the Lenders.
          Commitment Fee shall have the meaning specified in Section 2.3 [Commitment Fees].
          Commodity Hedge shall mean a price protection agreement related to crude oil, diesel fuel, heating oil, coal, SO2 allowances, natural gas, explosives or other commodities used in the ordinary course of business of the Loan Parties.
          Compliance Certificate shall have the meaning specified in Section 8.3.3 [Certificate of the Borrower].

          Consolidated EBITDA for any period of determination shall mean (i) the sum of net income, depreciation, depletion, amortization, minority interest, other non-recurring, non-cash charges to net income, interest expense, non-cash loss on derivative items (SFAS No. 133 and its successors) and income tax expense minus (ii) non-cash gains on derivative items (SFAS No. 133 and its successors) and non-recurring, non-cash credits to net income, in each case of the Loan Parties and their Subsidiaries for such period determined and consolidated in accordance with GAAP plus (iii) transaction fees and expenses paid in connection with the closing of the transactions contemplated by this Agreement and Permitted Acquisitions, in an aggregate amount not to exceed $5,000,000; provided, however, that for the purposes of this definition, with respect to a business acquired by the Loan Parties pursuant to a Permitted Acquisition, Consolidated EBITDA shall be calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if the Permitted Acquisition had been consummated at the beginning of such period, and provided, further, that for the purposes of this definition, with respect to a business or assets conveyed or disposed of by the Loan Parties pursuant to Section 8.2.7 [Dispositions of Assets or Subsidiaries] or pursuant to a Permitted Joint Venture, Consolidated EBITDA shall be calculated as if such disposition or conveyance had been consummated at the beginning of such period. For purposes of determining Consolidated EBITDA, items related to Permitted Joint Ventures shall be excluded, except that cash dividends paid by any Permitted Joint Venture to the Borrowers or a wholly-owned Subsidiary of the Borrowers shall be included in Consolidated EBITDA.
          Consolidated Funded Debt shall mean, as of any date of determination and without duplication, the sum of all Indebtedness representing borrowed money, including both the current and long-term portion thereof, capitalized lease obligations, and contingent and guaranty obligations with respect to the foregoing, in each case of the Loan Parties and their Subsidiaries for such period determined and consolidated in accordance with GAAP. Notwithstanding the foregoing, Consolidated Funded Debt shall not include any liabilities to reimburse the issuer of letters of credit or other surety instruments, which letters of credit or other sureties are not drawn.
          Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day.
          Defaulting Lender shall mean any Lender that (a) has failed to fund any portion of the Loans, participations with respect to Letters of Credit, or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such failure has been cured and all interest accruing as a result of such failure has been fully paid in accordance with the terms hereof, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured and all interest accruing as a result of such failure has been fully paid in accordance with the terms hereof, (c) has failed at any time to comply with the provisions of Section 5.3 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders, or (d) has since the date of this Agreement been deemed insolvent by an Official Body or become the subject of a bankruptcy, receivership, conservatorship or insolvency proceeding, or has a parent company that since the date of this Agreement been deemed insolvent by an Official Body or become the subject of a bankruptcy, receivership, conservatorship or insolvency proceeding.
          Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.
          Drawing Date shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
          Environmental Laws shall mean all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (vi) the presence of contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of environmentally sensitive areas.
          ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
          ERISA Affiliate shall mean, at any time, any trade or business (whether or not incorporated) under common control with any Borrower and treated as a single employer under Section 414 of the Code.
          ERISA Event shall mean (a) a reportable event (under Section 4043 of ERISA and regulations thereunder) with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization within the meaning of Section 4241 of ERISA; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

          ERISA Group shall mean, at any time, the Borrowers and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrowers, are treated as a single employer under Section 414 (b) or (c) of the Code.
          Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default.”
          Excess Cash Flow shall be computed as of the close of the fiscal year ending December 31, 2011, by taking the difference between (i) Consolidated EBITDA, less (ii) the sum of capital expenditures of the Loan Parties and their Subsidiaries for such fiscal year, less (iii) the sum of Fixed Charges for such fiscal year, (iv) less the sum of transaction fees and expenses paid in connection with the closing of the transactions contemplated by this Agreement and Permitted Acquisitions, in an aggregate amount not to exceed $5,000,000. All determinations of Excess Cash Flow shall be based on the immediately preceding fiscal year and shall be made following the delivery by the Loan Parties to the Administrative Agent of the Loan Parties’ audited financial statements for such preceding fiscal year.
          Excluded Subsidiary shall mean each of Armstrong Logistics Services, LLC, Armstrong Fabricators, Inc., Armstrong Technology Services, LLC, Armstrong Resources, LLC, Armstrong Coal Reserves, Inc., Armstrong Mining, Inc., and Ceralvo Resources, LLC.
          Excluded Taxes shall mean, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.9.5 [Status of Lenders], except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 5.9.1 [Payments Free of Taxes].
          Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
          Expiration Date shall mean, with respect to the Revolving Credit Commitments, February 9, 2016.
          Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%)

announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.
          Federal Funds Open Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (for purposes of this definition, an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest hereunder will change automatically without notice to the Borrower, effective on the date of any such change.
          Fixed Charge Coverage Ratio shall mean the ratio of (a) Consolidated EBITDA less the sum of capital expenditures of the Loan Parties and their Subsidiaries to (b) Fixed Charges.
          Fixed Charges shall mean for any period of determination the sum of cash interest expense, cash income taxes, dividends and distributions (including Permitted Tax Distributions), scheduled principal installments on Indebtedness (as adjusted for prepayments), and payments under capitalized leases, in each case of the Borrowers and their Subsidiaries for such period determined and consolidated in accordance with GAAP.
          Flood Laws shall mean all applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Laws related thereto.
          Foreign Lender shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which any Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles], and applied on a consistent basis both as to classification of items and amounts.

          Guarantors shall mean the Revolver Guarantors and Term Guarantors.
          Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).
          Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
          Guaranty Agreements shall mean the Continuing Agreement of Guaranty and Suretyship (Revolver) in substantially the form of Exhibit 1.1(G)(2)(a) (the “Guaranty Agreement (Revolver)”) executed and delivered by each of the Revolving Guarantors to the Administrative Agent for the benefit of the Revolver Lenders and the Continuing Agreement of Guaranty and Suretyship in substantially the form of Exhibit 1.1(G)(2)(b) (the “Guaranty Agreement (Term)”) executed and delivered by each of the Term Guarantors to the Administrative Agent for the benefit of the Term Lenders. The Revolver Guarantors, Term Borrowers (other than Armstrong Coal Company, Inc.) and Term Guarantors shall guaranty the Obligations of the Revolver Borrowers. The Term Guarantors, Revolver Borrowers (other than Armstrong Coal Company, Inc.) and Revolver Guarantors shall guaranty the Obligations of the Term Borrowers.
          Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device calculated on a net basis, (v) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than forty-five (45) days past due), or (vi) any Guaranty of Indebtedness for borrowed money.
          Indemnified Taxes shall mean Taxes other than Excluded Taxes.
          Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Borrowers].
          Indemnity shall mean the Indemnity Agreements in the form of Exhibit 1.1(I)(1)(a) and Exhibit 1.1(I)(1)(b) relating to possible environmental liabilities associated with any of the owned or leased real property of the Loan Parties or their Subsidiaries.

          Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.
          Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.
          Intercompany Subordination Agreement shall mean a Subordination Agreement among the Loan Parties in the form attached hereto as Exhibit 1.1(I)(2).
          Interest Period shall mean the period of time selected by the Borrowing Agent in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Revolving Credit Loans or Term Loans, as applicable, bear interest under the LIBOR Rate Option. Subject to the last sentence of this definition, such period shall be one, two, three, six or[, so long as available from each of the Lenders, nine] Months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if any Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the LIBOR Rate Option if the Borrowing Agent is renewing or converting to the LIBOR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrowing Agent shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.
          Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower, the Guarantor and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.
          Interest Rate Option shall mean any LIBOR Rate Option or Base Rate Option.
          IRS shall mean the Internal Revenue Service.

          Issuing Lender shall mean PNC, in its individual capacity as issuer of Letters of Credit hereunder, and any other Lender that the Revolver Borrowers, Administrative Agent and such other Lender may agree may from time to time to issue Letters of Credit hereunder.
          Joint Venture shall mean a corporation, partnership, limited liability company or other entity in which a Loan Party owns an equity interest and a Person other than the Loan Parties and their Subsidiaries also holds, directly or indirectly, an equity interest in such entity, provided that an entity shall not be considered a Joint Venture if the equity interest owned by the Person other than a Loan Party and their Subsidiaries is less than 2%.
          Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award by or settlement agreement with any Official Body.
          Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which the Administrative Agent confirms: (i) is documented in a standard International Swaps and Derivatives Association agreement, and (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner.
          Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed.
          Letter of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].
          Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
          Letter of Credit Fee shall have the meaning specified in Section 2.9.2 [Letter of Credit Fees].
          Letter of Credit Obligation shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.
          Letter of Credit Sublimit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].
          Leverage Ratio shall mean, as of the end of any date of determination, the ratio of (A) Consolidated Funded Debt on such date to (B) Consolidated EBITDA (i) for the four fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four fiscal quarters most recently ended if such date is not a fiscal quarter end.
          LIBOR Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. LIBOR may also be expressed by the following formula:

LIBOR Rate	=	London interbank offered rates quoted by Bloomberg or appropriate successor as shown on Bloomberg Page BBAM1 1.00 - LIBOR Reserve Percentage
          The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrowers of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. Notwithstanding the foregoing, the LIBOR Rate shall at no time be lower than 1.00%.
          LIBOR Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [Revolving Credit LIBOR Rate Option] or Section 4.1.2(ii) [Term Loan LIBOR Rate Option], as applicable.
          LIBOR Reserve Percentage shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).
          Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
          Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the Collateral Assignments, the Guaranty Agreements, the Indemnity, the Intercompany Subordination Agreement, the Mortgages, the Notes, the Patent, Trademark and Copyright Security Agreements, the Pledge Agreements, the Security Agreements and any other instruments, certificates or documents delivered in connection herewith or therewith.
          Loan Parties shall mean the Borrowers and the Guarantors. No Excluded Subsidiary shall be a Loan Party.
          Loan Request shall have the meaning specified in Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests].
          Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans, Swing Loans and the Term Loans or any Revolving Credit Loan, Swing Loan or the Term Loan.
          Maturity Date shall mean, with respect to the Term Loans, February 9, 2016.
          Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform any of the Obligations, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.
          Month, with respect to an Interest Period under the LIBOR Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any LIBOR Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.
          Mortgages shall mean: (i) the Mortgages (Revolver) in substantially the form of Exhibit 1.1(M) (1) (the “Mortgages (Revolver)”) executed and delivered by each Loan Party that owns or leases Real Property (other than the leased mine office located in Madisonville, Kentucky and the leased corporate headquarters located in St. Louis, Missouri) to the Administrative Agent for the benefit of the Revolver Lenders with respect to the Real Property and (ii) the Mortgages (Term) in substantially the form of Exhibit 1.1(M) (2) (the “Mortgages (Term)”) executed and delivered by each Loan Party that owns or leases Real Property (other than the leased mine office located in Madisonville, Kentucky and the leased corporate headquarters located in St. Louis, Missouri) to the Administrative Agent for the benefit of the

Revolver Lenders with respect to the Term Lenders. The Loan Parties that own such Real Property shall grant a first lien on such Real Property that consists of Collateral (Revolver) to the Revolver Lenders and a second lien on such Real Property that consists of Collateral (Revolver) to the Term Lenders. The Loan Parties that own such Real Property shall grant a first lien on such Real Property that consists of Collateral (Term) to the Term Lenders and a second lien on such Real Property that consists of Collateral (Term) to the Revolver Lenders.
          Multiemployer Plan shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which any Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.
          Net Cash Proceeds shall mean, in connection with the disposition of any assets, a Casualty Event or the issuance of any Indebtedness or equity, the after-tax proceeds of such event (as estimated in good faith by the Borrowers) received by the applicable Loan Party, net of transactions costs including legal fees, accounting and appraisal fees, investment banking fees, underwriting discounts and commissions and other customary fees and expenses in connection therewith actually incurred and satisfactorily documented.
          Non-Consenting Lender shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].
          Notes shall mean, collectively, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan, and in the form of Exhibit 1.1(N)(3) evidencing the Term Loans.
          Obligation shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (ii) any Lender Provided Interest Rate Hedge and (iii) any Other Lender Provided Financial Services Product.
          Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
          Other Lender Provided Financial Services Product shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange.

          Other Taxes shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
          Participant shall have the meaning specified in Section 11.8.4 [Participations].
          Participation Advance shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
          Patent, Trademark and Copyright Security Agreements shall mean: (i) the Patent, Trademark and Copyright Security Agreement (Revolver) in substantially the form of Exhibit 1.1(P)(1)(a) (the “Patent, Trademark and Copyright Security Agreement (Revolver)”) executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Revolver Lenders and (ii) the Patent, Trademark and Copyright Security Agreement (Term) in substantially the form of Exhibit 1.1(P)(1)(b) (the “Patent, Trademark and Copyright Security Agreement (Term)”) executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Term Lenders. The Loan Parties shall grant a first lien on such collateral that consists of Collateral (Revolver) to the Revolver Lenders and a second lien on such collateral that consists of Collateral (Revolver) to the Term Lenders. The Loan Parties shall grant a first lien on such collateral that consists of Collateral (Term) to the Term Lenders and a second lien on such collateral that consists of Collateral (Term) to the Revolver Lenders.
          Payment Date shall mean the first day of each calendar quarter after the date hereof and on the Expiration Date and Maturity Date, or upon acceleration of the Notes.
          Payment In Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.
          PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
          Pension Plan shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any times during the immediately preceding five plan years.
          Permitted Acquisitions shall have the meaning specified in Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].
          Permitted Investments shall mean:
          (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

          (ii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s Investors Service, Inc. on the date of acquisition;
          (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor’s on the date of acquisition; and
          (iv) money market or mutual funds whose investments are limited to those types of investments described in clauses (i)-(iii) above.
          Permitted Joint Venture shall mean a Joint Venture between one or more of the Loan Parties pursuant to which the applicable Loan Parties will contribute assets in exchange for ownership interests in a joint venture entity so long as the aggregate amount invested in such Joint Ventures does not cause the Loan Parties to violate Section 8.2.4 (vii) or 8.2.4 (viii) of this Agreement.
          Permitted Liens shall mean:
          (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;
          (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;
          (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;
          (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;
          (v) Encumbrances consisting of (1) zoning restrictions, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use, or (2) easements covenants or restrictions on the use of real property, none of which materially impairs the use or value of such property, and (3) out-conveyances or other non-monetary matters affecting real property (a) arising prior to the Closing Date or (b) entered into in the ordinary course of business;
          (vi) Liens, security interests and mortgages in favor of the Administrative Agent for the benefit of the Lenders and their Affiliates securing the Obligations (including Lender Provided Interest Rate Hedges and Other Lender Provided Financial Services Obligations);

          (vii) Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capitalized leases not prohibited by Section 8.2.17 [Capital Expenditures and Leases] and operating leases securing obligations of such Loan Party or Subsidiary to the lessor under such leases;
          (viii) Any Lien, easement, restriction or other matter existing on the date of this Agreement and described on Schedule 1.1(P), provided that the principal amount of any Lien secured thereby is not hereafter increased, and no additional assets become subject to such Lien;
          (ix) Purchase Money Security Interests and capitalized leases; provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests and capitalized leases shall not exceed $35,000,000 in the aggregate at any one time outstanding (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P));
          (x) Royalty Agreements that encumber real property and that are in existence as of the Closing Date;
          (xi) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:
          (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;
          (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;
          (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or
          (4) Liens resulting from final judgments or orders described in Section 9.1.6 [Final Judgments or Orders]; and
          (xii) Vendor Liens.
          Permitted Tax Distribution shall mean dividends or other distributions paid by the Loan Parties at the highest applicable individual or corporate, as the case may be, tax rate to each of its shareholders at the time and in the amounts necessary to enable all shareholders, members, partners, or equity holders to pay their anticipated income tax liabilities arising from their ownership interest in the Loan Parties, respectively.

          Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.
          Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.
          Pledge Agreements shall mean: (i) the Pledge Agreement (Revolver) in substantially the form of Exhibit 1.1(P)(2)(a) (the “Pledge Agreement (Revolver)”) executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Revolver Lenders and (ii) the Pledge Agreement (Term) in substantially the form of Exhibit 1.1(P)(2)(b) (the “Pledge Agreement (Term)”) executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Term Lenders. Each Pledge Agreement shall pledge all of the equity interests in such Loan Parties and their Subsidiaries, except for the equity interests (1) in Armstrong Resources, LLC, Armstrong Coal Reserves, Inc., Armstrong Mining, Inc., and Ceralvo Resources, LLC; (2) those equity interests owned as of the Closing Date by individuals and comprising less than two percent (2.0%) of the equity interests in Armstrong Resource Holdings, LLC, and Armstrong Energy, Inc. and (3) those equity interests in Armstrong Land Company, LLC. and Elk Creek, L.P. The Loan Parties shall grant a first lien on such collateral that consists of Collateral (Revolver) to the Revolver Lenders and a second lien on such collateral that consists of Collateral (Revolver) to the Term Lenders. The Loan Parties shall grant a first lien on such collateral that consists of Collateral (Term) to the Term Lenders and a second lien on such collateral that consists of Collateral (Term) to the Revolver Lenders
          PNC shall mean PNC Bank, National Association, its successors and assigns.
          Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.
          Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.
          Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.
          Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the Collateral which is subject only to statutory Liens for taxes not yet due and payable, Purchase Money Security Interests or Liens set forth on Schedule 1.1(P) of this Agreement.

          Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).
          Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.
          Ratable Share shall mean the proportion that a Lender’s Commitment (excluding the Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitment) of all of the Lenders. If the Commitments have terminated or expired, the Ratable Shares shall be determined based upon the Commitments (excluding the Swing Loan Commitment) most recently in effect, giving effect to any assignments. Each Lender shall be required to maintain its percentage of Revolving Credit Commitment (as it bears to all Revolving Credit Commitments equal to its percentage Term Loan Commitment (as it bears to all Term Loan Commitments).
          Real Property shall mean the real property, both owned and leased, and the surface, coal, and mineral rights, interests and coal leases of each Loan Party associated with the properties described on Schedule 1.1(R), which shall be encumbered by a Mortgage, as described on Schedule 1.1(R).
          Reimbursement Obligation shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
          Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
          Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.
          Required Lenders shall mean
          (A) If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and
          (B) If there exist three (3) or more Lenders, Lenders (other than any Defaulting Lender) having more than 50% of the sum of (a) the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender), and (b) the aggregate outstanding amount of any Term Loans.
          Required Mining Permits shall mean all permits, licenses, authorizations, plans, approvals and bonds necessary under the Environmental Laws for the Loan Parties to continue to conduct coal mining and related operations on, in or under such parties real property, and any and all other mining properties owned or leased by any Borrower or any such Loan Party (collectively “Mining Property”) substantially in the manner as such operations had been authorized immediately prior to such Loan Party’s acquisition of its interests in such real property and as may be necessary for such Loan Party to conduct, in all material respects, coal mining and related operations on, in or under the Mining Property as described in any plan of operation.
          Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].
          Revolver Borrowers shall mean Armstrong Coal Company, Inc., a Delaware corporation and Armstrong Land Company, LLC, a Delaware limited liability company.
          Revolver Guarantor shall mean each of the parties to this Agreement which is designated as a “Revolver Guarantor” on the signature page hereof and each other Person which joins the Agreement as a Revolver Guarantor after the date hereof.
          Revolver Lender shall mean each Lender that extends Revolving Credit Loans under this Agreement.
          Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.
          Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Revolver Borrowers pursuant to Section 2.1 [Revolving Credit Commitments] or 2.9.3 [Disbursements, Reimbursement].
          Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.
          Royalty Agreements shall mean all written agreements, however denominated, pursuant to which any Loan Party is obligated to pay royalties or fees for coal mined or transported from, over or through specified tracts of real property, whether in the nature of percentage royalties, tonnage royalties or similar per-ton fees or obligations, owed to any Person, whether such agreements are part of a coal lease, coal deed, easement, overriding royalty agreement, haulage agreement or similar instrument, together with any obligation for lump-sum advance royalties arising under the foregoing.

          Security Agreements shall mean (i) the Security Agreement (Revolver) in substantially the form of Exhibit 1.1(S)(1) (the “Security Agreement (Revolver)”) executed and delivered by each of the Loan Parties to the Administrative Agent the benefit of the Revolver Lenders and (ii) the Security Agreement (Term) in substantially the form of Exhibit 1.1(S)(2) (the “Security Agreement (Term)”) executed and delivered by each of the Loan Parties to the Administrative Agent the benefit of the Term Lenders. The Loan Parties shall grant a first lien on such collateral that consists of Collateral (Revolver) to the Revolver Lenders and a second lien on such collateral that consists of Collateral (Revolver) to the Term Lenders. The Loan Parties shall grant a first lien on such collateral that consists of Collateral (Term) to the Term Lenders and a second lien on such collateral that consists of Collateral (Term) to the Revolver Lenders.
          Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 5.11 [Settlement Date Procedures].
          Solvent shall mean, with respect to any Person on any date of determination, taking into account such right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
          Standard & Poor’s shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
          Statements shall have the meaning specified in Section 6.1.6(i) [Historical Statements].
          Subsidiary of any Person at any time shall mean any corporation, trust, partnership, any limited liability company or other business entity (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries.

          Subsidiary Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].
          Survant Joint Venture shall mean that certain joint venture between Armstrong Coal Company, Inc. and Cyprus Creek Land Resources, LLC or its Affiliates, whereby such entities shall agree to create Survant Mining Company, LLC and contribute certain assets and investments thereto.
          Swing Loan Commitment shall mean PNC’s commitment to make Swing Loans to the Revolver Borrowers pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to $5,000,000.
          Swing Loan Note shall mean the Swing Loan Note of the Revolver Borrowers in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
          Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Requests] hereof.
          Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC to the Revolver Borrowers pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.
          Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.
          Term Borrowers shall mean Armstrong Coal Company, Inc., a Delaware corporation, Western Mineral Development, LLC, a Delaware limited liability company, Western Diamond LLC, a Nevada limited liability company, Western Land Company, LLC, a Kentucky limited liability company, and Elk Creek, L.P., a Delaware limited partnership.
          Term Guarantors shall mean each of the parties to this Agreement which are designated as “Term Guarantors” on the Signature Page hereof and each other Person which joins this Agreement as a Term Guarantor after the date hereof.
          Term Lender shall mean each Lender that extends Term Loans under this Agreement.
          Term Loan shall have the meaning specified in Section 3.1 [Term Loan Commitments]; Term Loans shall mean collectively all of the Term Loans.
          Term Loan Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Term Loans,” as such Commitment is thereafter assigned or modified and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Lenders.

          USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
          Vendor Liens shall mean those certain existing Liens identified on Schedule 1.1(V) hereto which encumber certain real property interests acquired by the Loan Parties prior to the Closing Date for the purpose of securing a portion of the purchase price for such property.
          Yorktown Parties shall mean Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., Yorktown Energy Partners VIII, L.P. and their Affiliates.
     1.2 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall be references to Eastern Time.
     1.3 Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all financial data (including financial ratios and other financial calculations), definitions, representations, covenants and accounting terms used herein shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing Statements referred to in Section 6.1.6(i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would affect the definitions, representations and covenants contained herein or computation of any of the provisions or financial covenants or calculations contained herein, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such provisions or financial covenants in a manner that would preserve the original intent thereof, but would allow compliance therewith to be determined in accordance with the

Borrowers’ financial statements at that time,provided that, until so amended such financial covenants shall continue to be computed in accordance with GAAP prior to such change therein.
          2. REVOLVING CREDIT AND SWING LOAN FACILITIES
     2.1 Revolving Credit Commitments.
                    2.1.1 Revolving Credit Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Revolver Lender severally agrees to make Revolving Credit Loans to the Revolver Borrowers at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate amount of Revolving Credit Loans from such Revolver Lender shall not exceed such Revolver Lender’s Revolving Credit Commitment minus such Revolver Lender’s Ratable Share of the Letter of Credit Obligations and (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Revolver Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.
                    2.1.2 Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC may, at its option, cancelable at any time upon notice to the Borrowing Agent for any reason whatsoever, make swing loans (the “Swing Loans”) to the Revolver Borrowers at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $5,000,000, provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Revolver Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.2.
     2.2 Nature of Revolver Lenders’ Obligations with Respect to Revolving Credit Loans. Each Revolver Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate of each Revolver Lender’s Revolving Credit Loans outstanding hereunder to the Revolver Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations. The obligations of each Revolver Lender hereunder are several. The failure of any Revolver Lender to perform its obligations hereunder shall not affect the Obligations of the Revolver Borrowers to any other party nor shall any other party be liable for the failure of such Revolver Lender to perform its obligations hereunder. The Revolver Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.
     2.3 Commitment Fees. Accruing from the date hereof until the Expiration Date, the Revolver Borrowers agree to pay to the Administrative Agent for the account of each Revolver Lender according to its Ratable Share, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Revolving Credit Commitments (for purposes of this computation, PNC’s Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment) and (ii) the Revolving Facility Usage; provided, however, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Revolver Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Revolver Borrowers so long as such Revolver Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Revolver Borrowers prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Commitment of a Defaulting Lender so long as such Revolver Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date.
     2.4 [Intentionally Omitted].
     2.5 Revolving Credit Loan Requests; Swing Loan Requests.
                    2.5.1 Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrowing Agent may from time to time prior to the Expiration Date request the Revolver Lenders to make Revolving Credit Loans for the account of the Revolving Borrowers, or, for the account of the Revolver Borrowers or Term Borrowers, as applicable, renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans, as applicable, pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 11:00 a.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Rate Option applies or the conversion to or the renewal of the LIBOR Rate Option for any Loans; and (ii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be (x) in integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche under the LIBOR Rate Option, and (y) not less than the lesser of $100,000 or the maximum amount available for each Borrowing Tranche under the Base Rate Option.
                    2.5.2 Swing Loan Requests. Except as otherwise provided herein, the Borrowing Agent may, for the account of the Revolver Borrowers, from time to time prior to the Expiration Date request PNC to make Swing Loans by delivery to PNC not later than 12:00 noon on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000 or the maximum amount available.
     2.6 Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.
                    2.6.1 Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Revolver Lenders of its receipt of such Loan Request specifying the information provided by the Revolver Borrowers and the apportionment among the Revolver Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Revolver Lenders’ Obligations with Respect to Revolving Credit Loans]. Each Revolver Lender shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Revolver Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Revolver Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Revolver Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Revolver Lender on such Borrowing Date, and such Revolver Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent].
                    2.6.2 Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Revolver Lender prior to the proposed date of any Loan that such Revolver Lender will not make available to the Administrative Agent such Revolver Lender’s share of such Loan, the Administrative Agent may assume that such Revolver Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Revolver Borrowers a corresponding amount. In such event, if a Revolver Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Revolver Lender and the Revolver Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Revolver Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Revolver Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Revolver Borrowers, the interest rate applicable to Loans under the Base Rate Option. If such Revolver Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Revolver Lender’s Loan. Any payment by the Revolver Borrowers shall be without prejudice to any claim the Revolver Borrowers may have against a Revolver Lender that shall have failed to make such payment to the Administrative Agent.

                    2.6.3 Making Swing Loans. So long as PNC elects to make Swing Loans, PNC shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2, [Swing Loan Requests] fund such Swing Loan to the Revolver Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 4:00 p.m. on the Borrowing Date.
                    2.6.4 Repayment of Revolving Credit Loans. The Revolver Borrowers shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.
                    2.6.5 Borrowings to Repay Swing Loans. PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Revolver Lender shall make a Revolving Credit Loan in an amount equal to such Revolver Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon, provided that no Revolver Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. PNC shall provide notice to the Revolver Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.6.5 and of the apportionment among the Revolver Lenders, and the Revolver Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 [Revolving Credit Loan Requests] are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Revolver Lenders receive such notice from PNC.
                    2.6.6 Swing Loans Under Cash Management Agreements. In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.6.3 [Making Swing Loans], without the requirement for a specific request from the Borrowers pursuant to Section 2.5.2 [Swing Loan Requests], PNC as a Swing Loan Lender may make Swing Loans to the Borrowers in accordance with the provisions of the agreements between the Borrowers and Swing Loan Lender relating to the Borrowers’ deposit, sweep and other accounts at PNC Bank and related arrangements and agreements regarding the management and investment of the Borrowers’ cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrowers’ accounts which are subject to the provisions of the Cash Management Agreements. Swing Loans made pursuant to this Section 2.6.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.5.2 [Swing Loan Requests], (iii) be payable by the Borrowers, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrowers in accordance with the provisions of the Cash Management Agreements, be subject to each Lender’s obligation pursuant to Section 2.6.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2. The Borrowers acknowledge and agree that each Borrower materially benefits from the arrangements made pursuant to Section 2.6 and the Cash Management Agreements, and each Borrower shall be jointly and severally liable for all Obligations, including without limitation, those arising from the operation of this Section.
     2.7 Notes. The Obligation of the Revolver Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to it by each Revolver Lender, together with interest thereon, shall be evidenced by a revolving credit Note and a Swing Note, dated the Closing Date payable to the order of such Revolver Lender in a face amount equal to the Revolving Credit Commitment or Swing Loan Commitment, as applicable, of such Revolver Lender. The Revolver Borrowers and the Term Borrowers shall be jointly and severally obligated to pay such Obligations.
     2.8 Use of Proceeds. The proceeds of the Loans shall be used to refinance a portion of existing Indebtedness (including payment in full of all outstanding amounts in connection with (i) certain notes in favor of Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, affiliates of Patriot Coal Corporation and (ii) Indebtedness owed to Cyprus Creek Land Resources, LLC) and for general corporate purposes.
     2.9 Letter of Credit Subfacility.
                    2.9.1 Issuance of Letters of Credit. Any Revolver Borrower may at any time prior to the Expiration Date request the issuance of a standby or trade letter of credit (each a “Letter of Credit”) on behalf of itself or another Loan Party, or the amendment or extension of an existing Letter of Credit, by delivering or having such other Loan Party deliver to the Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 11:00 a.m. at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide Administrative Agent with a copy thereof. Unless the Issuing Lender has received notice from any Revolver Lender, Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Revolver Lenders set forth in this Section 2.9, the Issuing Lender or any of the Issuing Lender’s Affiliates will issue a Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than the Expiration Date and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, $10,000,000 (the “Letter of Credit Sublimit”) or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Each request by any Revolver Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Revolver Borrowers that they shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver such Revolver Borrower and Administrative Agent a true and complete copy of such Letter of Credit or amendment.
     Notwithstanding any other provision hereof, no Issuing Lender shall be required to issue any Letter of Credit, if any Revolver Lender is at such time a Defaulting Lender hereunder, unless such Issuing Lender has entered into satisfactory arrangements with the Revolver Borrowers or such Defaulting Lender to eliminate the Issuing Lender’s risk with respect to such Defaulting Lender (it being understood that the Issuing Lender would consider the Revolver Borrowers or the Defaulting Lender providing cash collateral to the Administrative Agent, for the benefit of the Issuing Lender, to secure the Defaulting Lender’s Ratable Share of the Letter of Credit, a satisfactory arrangement).
                    2.9.2 Letter of Credit Fees. The Revolver Borrowers shall pay (i) to the Administrative Agent for the ratable account of the Revolver Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate, and (ii) to the Issuing Lender for its own account a fronting fee equal to 0.25% per annum (in each case computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letter of Credit Obligations and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Revolver Borrowers shall also pay to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.
                    2.9.3 Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Revolver Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Revolver Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.
               2.9.3.1 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Revolver Borrowers and the Administrative Agent thereof. Provided that it shall have received such notice, the Revolver Borrowers shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender prior to 12:00 noon on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender. In the event the Revolver Borrowers fail to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon on the Drawing Date, the Administrative Agent will promptly notify each Revolver Lender thereof, and the Revolver Borrowers shall be deemed to have requested that Revolving Credit Loans be made by the Revolver Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
               2.9.3.2 Each Revolver Lender shall upon any notice pursuant to Section 2.9.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Revolver Lenders shall (subject to Section 2.9.3 [Disbursements, Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Revolver Borrowers in that amount. If any Revolver Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Revolver Lender’s Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Revolver Lender’s obligation to make such payment, from the Drawing Date to the date on which such Revolver Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.9.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Revolver Lender to effect such payment on such date shall not relieve such Revolver Lender from its obligation under this Section 2.9.3.2.
               2.9.3.3 With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Revolver Borrowers in whole or in part as contemplated by Section 2.9.3.1, because of any Revolver Borrower’s failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Revolver Borrowers shall be deemed to have incurred from the Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Revolver Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a “Participation Advance”) from such Revolver Lender in satisfaction of its participation obligation under this Section 2.9.3.
                    2.9.4 Repayment of Participation Advances.
               2.9.4.1 Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Revolver Borrowers

(i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Revolver Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Revolver Lender, in the same funds as those received by the Administrative Agent, the amount of such Revolver Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Revolver Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.
               2.9.4.2 If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Revolver Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Revolver Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.
                    2.9.5 Documentation. Each Loan Party agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.
                    2.9.6 Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.
                    2.9.7 Nature of Participation and Reimbursement Obligations. Each Revolver Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Revolver Borrowers to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:
          (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Revolver Borrowers or

any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;
          (ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];
          (iii) any lack of validity or enforceability of any Letter of Credit;
          (iv) any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);
          (v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;
          (vi) payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;
          (vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
          (viii) any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of

Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;
          (ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;
          (x) any breach of this Agreement or any other Loan Document by any party thereto;
          (xi) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;
          (xii) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;
          (xiii) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and
          (xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
                    2.9.8 Indemnity. The Revolver Borrowers hereby agree to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes (other than Excluded Taxes), penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Lender or any of Issuing Lender’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body.
                    2.9.9 Liability for Acts and Omissions. As between any Loan Party and the Issuing Lender, or the Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
          Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
          In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to any Revolver Borrower or any Lender.

                    2.9.10 Issuing Lender Reporting Requirements. Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and the Revolver Borrowers a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.
3. TERM LOANS
     3.1 Term Loan Commitments. Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Term Lender severally agrees to make a term loan (the “Term Loan”) to the Term Borrowers on the Closing Date in such principal amount as the Term Borrowers shall request up to, but not exceeding such Term Lender’s Term Loan Commitment.
     3.2 Nature of Term Lenders’ Obligations with Respect to Term Loans; Repayment Terms. The obligations of each Term Lender to make Term Loans to the Term Borrowers shall be in the proportion that such Term Lender’s Term Loan Commitment bears to the Term Loan Commitments of all Term Lenders to the Term Borrowers, but each Term Lender’s Term Loan to the Term Borrowers shall never exceed its Term Loan Commitment. The failure of any Term Lender to make a Term Loan shall not relieve any other Term Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Term Lender hereunder. The Term Lenders shall have no obligation to make Term Loans hereunder after the Closing Date. The Term Loan Commitments are not revolving credit commitments, and the Term Borrowers shall not have the right to borrow, repay and reborrow under Section 3.1 [Term Loan Commitments]. Principal on the Term Loans shall be payable in quarterly principal amounts of $5,000,000 commencing on January 1, 2012 and on each Payment Date thereafter, with the entire remaining principal balance and any outstanding interest payable on the Maturity Date, unless otherwise accelerated pursuant to the terms of this Agreement.
     3.3 Notes. The Obligation of the Term Borrowers to repay the aggregate unpaid principal amount of the Term Loans made to it by each Term Lender, together with interest thereon, shall be evidenced by a term Note, dated the Closing Date payable to the order of such Term Lender in a face amount equal to the Term Loan Commitment of such Term Lender. The Revolver Borrowers and the Term Borrowers shall be jointly and severally obligated to pay such Obligations.
4. INTEREST RATES
     4.1 Interest Rate Options. The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or LIBOR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate among all of the Revolving Credit Loans and four (4) Borrowing Tranches in the aggregate among all of the Term Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrowers may not request, convert to, or renew the LIBOR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the LIBOR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrowers to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate.
                    4.1.1 Revolving Credit Interest Rate Options; Swing Line Interest Rate. The Borrowing Agent, for the account of the Revolver Borrowers, shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:
          (i) Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or
          (ii) Revolving Credit LIBOR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate plus the Applicable Margin.
Subject to Section 4.3 [Interest After Default], only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swing Loans.
                    4.1.2 Term Loan Interest Rate Options. The Borrowing Agent, for the account of the Term Borrowers, shall have the right to select from the following Interest Rate Options applicable to the Term Loans:
          (i) Term Loan Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or
          (ii) Term Loan LIBOR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate plus the Applicable Margin.
                    4.1.3 Rate Quotations. The Borrowing Agent may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

     4.2 Interest Periods. At any time when the Borrowing Agent shall select, convert to or renew a LIBOR Rate Option, the Borrowing Agent shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such LIBOR Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option:
                    4.2.1 Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the LIBOR Rate Option shall be in integral multiples of $500,000 and not less than $1,000,000; and
                    4.2.2 Renewals. In the case of the renewal of a LIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.
     4.3 Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:
                    4.3.1 Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum;
                    4.3.2 Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full; and
                    4.3.3 Acknowledgment. The Borrowers acknowledge that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrowers upon demand by Administrative Agent.
     4.4 LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.
                    4.4.1 Unascertainable. If on any date on which a LIBOR Rate would otherwise be determined, the Administrative Agent shall have determined that:
          (i) adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or
          (ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate, the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].

                    4.4.2 Illegality; Increased Costs; Deposits Not Available. If at any time any Lender shall have determined that:
          (i) the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or
          (ii) such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or
          (iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].
                    4.4.3 Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew a LIBOR Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrowers, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrowers have previously notified the Administrative Agent of their selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrowers shall, subject to the Borrowers’ indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a LIBOR Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

     4.5 Selection of Interest Rate Options. If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrowers shall be deemed to have converted such Borrowing Tranche to the Base Rate Option commencing upon the last day of the existing Interest Period.
5. PAYMENTS
     5.1 Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from any Borrower hereunder shall be payable prior to 11:00 a.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans or Term Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 11:00 a.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an “account stated.”
     5.2 Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the Administrative Agent’s Fee and the Issuing Lender’s fronting fee) or amounts due from the Borrowers hereunder to the Lenders with respect to the Commitments and Loans, shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [LIBOR Rate Unascertainable; Etc.], 5.6.2 [Replacement of a Lender] or 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees, Letter of Credit Fees, and other fees or amounts then due or payable such Lenders as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Revolver Borrowers of principal, interest, fees or other amounts from the Revolver Borrowers with respect to Swing Loans shall be made by or to PNC according to Section 2.6.5 [Borrowings to Repay Swing Loans].
     5.3 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
          (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and
          (ii) the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.
Any Lender that fails at any time to comply with the provisions of this Section 5.3 shall be deemed a Defaulting Lender until such time as it performs its obligations hereunder and is not otherwise a Defaulting Lender for any other reason. A Defaulting Lender shall be deemed to have assigned any and all payments due to it from any Borrower, whether on account of or relating to outstanding Loans, Letters of Credit, interest, fees or otherwise, to the remaining non-defaulting Lenders for application to, and reduction of, their respective Ratable Share of all outstanding Loans and other unpaid Obligations of any of the Loan Parties. The Defaulting Lender hereby authorizes the Administrative Agent to distribute such payments to the non-defaulting Lenders in proportion to their respective Ratable Share of all outstanding Loans and other unpaid Obligations of any of the Loan Parties to which such Lenders are entitled. A Defaulting Lender shall be deemed to have satisfied the provisions of this Section 5.3 when and if, as a result of application of the assigned payments to all outstanding Loans and other unpaid Obligations of any of the Loan Parties to the non-defaulting Lenders, the Lenders’ respective Ratable Share of all outstanding Loans and unpaid Obligations have returned to those in effect immediately prior to such violation of this Section 5.3.
     5.4 Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowing Agent prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     5.5 Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.7 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).
     5.6 Voluntary Prepayments.
                    5.6.1 Right to Prepay. The Borrowers shall have the right at their option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]). Whenever the Borrowers desire to prepay any part of the Loans, they shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or Term Loans or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:
     (w) the date, which shall be a Business Day, on which the proposed prepayment is to be made;
     (x) a statement indicating the application of the prepayment between the Revolving Credit Loans, Term Loans and Swing Loans;
     (y) a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the LIBOR Rate Option applies; and
     (z) the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or (ii) $100,000 for any Swing Loan or $500,000 for any Revolving Credit Loan or Term Loan.
              All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan prepayments permitted pursuant to this Section 5.6.1 [Right to Prepay] shall be applied to the unpaid installments of principal of the Term Loans in the inverse order of scheduled maturities. Except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights], if the Borrowers prepay a Loan but fail to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans and then to Term Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Loans to which the Base Rate Option applies, then to Loans to which the LIBOR Rate Option applies. Any prepayment hereunder shall be subject to the Borrowers’ Obligation to indemnify the Lenders under Section 5.10 [Indemnity].
                    5.6.2 Replacement of a Lender. In the event any Lender (i) gives notice under Section 4.4 [LIBOR Rate Unascertainable, Etc.], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrowers to pay any additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrowers may, at their sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
          (i) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns];
          (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
          (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and
          (iv) such assignment does not conflict with applicable Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

                    5.6.3 Reduction of Revolving Credit Commitments. The Borrowers shall have the right at any time and from time to time upon five (5) Business Days’ prior written notice to Administrative Agent to permanently and ratably reduce, in whole multiples of $1,000,000 of principal, or terminate, the Revolving Credit Commitments without penalty or premium, except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by: (i) the payment in full of any Commitment Fee and any other fees then accrued on the amount of such reduction or termination, (ii) prepayment of the Revolving Credit Notes in accordance with Section 5.6.1 [Right to Prepay] (together with cash collateralization, if necessary, of the Letters of Credit), together with the full amount of interest accrued on the principal sum to be prepaid, to the extent that the aggregate amount thereof then outstanding exceeds the Revolving Credit Commitments as so reduced or terminated. From the effective date of any such reduction or termination, the obligations of Borrowers to pay the Commitment Fee shall correspondingly be reduced or cease, as the case may be.
     5.7 Mandatory Prepayments.
                    5.7.1 Sale of Assets. Within 180 days of any sale of assets authorized by Section 8.2.7(v) [Dispositions of Assets or Subsidiaries], the Revolver Borrowers and/or Term Borrowers, as applicable, shall make a mandatory prepayment of principal on the Revolving Credit Loans and/or Term Loans, as applicable, equal to the Net Cash Proceeds, together with accrued interest on such principal amount. All prepayments pursuant to this Section 5.7.1 made by Term Borrowers shall be applied to payment of the principal amount of the Term Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities, and then to Revolving Credit Loans. All prepayments pursuant to this Section 5.7.1 made by Revolver Borrowers shall be applied to payment of the principal amount of the Revolving Credit Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities, and then to the Term Loans.
                    5.7.2 Excess Cash Flow. Within five (5) Business Days of the latest date that the Borrowers’ annual financial statements for the 2011 fiscal year are due to be delivered pursuant to Section 8.3.2 [Annual Financial Statements] for such year, the Borrowers shall make a mandatory prepayment of principal on the Term Loans equal to 50% of Excess Cash Flow for the 2011 fiscal year. Such prepayment of Excess Cash Flow shall be accompanied by payment of accrued interest on such principal amount. Such prepayment of Excess Cash Flow shall be applied to payment in full of the principal amount of the Term Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities. Notwithstanding the foregoing, the Borrowers shall not be required to make any such mandatory prepayment in connection with this Section 5.7.2 if the Leverage Ratio for the 2011 fiscal year is less than 2.50 to 1.00.
                    5.7.3 Issuance of Indebtedness. Within five (5) Business Days of any issuance or incurrence of Indebtedness (other than Indebtedness permitted under subsections (i) through (vi) of Section 8.2.1 [Indebtedness], the Revolver Borrowers and/or Term Borrowers, as applicable, shall make a mandatory prepayment of principal on the Revolving Credit Loans and/or Term Loans, as applicable, equal to the Net Cash Proceeds, together with accrued interest on such principal amount. All prepayments pursuant to this Section 5.7.3 made by Term Borrowers shall be applied to payment of the principal amount of the Term Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities, and then to Revolving Credit Loans. All prepayments pursuant to this Section 5.7.3 made by Revolver Borrowers shall be applied to payment of the principal amount of the Revolving Credit Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities, and then to the Term Loans.
                    5.7.4 Issuance of Equity. Within five (5) Business Days of any issuance or sale of equity by any Borrower (other than issuances pursuant to subsection (a), (b) and (c) of Section 8.2.12 [Issuance of Stock] of this Agreement), the Borrowers shall make a mandatory prepayment of principal on the Term Loans equal to the Net Cash Proceeds, together with accrued interest on such principal amount. All prepayments pursuant to this Section 5.7.4 shall be applied to payment in full of the principal amount of the Term Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities.
                    5.7.5 Insurance Proceeds. In the event that the Net Cash Proceeds of any Casualty Event affecting any property of any Loan Party or any of its Subsidiaries (herein, the “Current Casualty Event”), and of all prior Casualty Events as to which a prepayment has not yet been made under this paragraph, shall exceed $500,000 then, on or before the date 180 days after the receipt by such Loan Party or Subsidiary of the proceeds of any insurance, condemnation award or other compensation in respect of the Current Casualty Event (or upon such earlier date as such Loan Party or such Subsidiary shall have determined not to repair or replace the property affected by the Current Casualty Event), the Borrowers shall either, (x) so long as no Event of Default has occurred and is continuing, reinvest such Net Cash Proceeds of such Casualty Event in operating assets for or on behalf of any Loan Party within 180 days after the receipt of such Net Cash Proceeds, or (y) prepay the Loans in an aggregate amount equal to 100% of such Net Cash Proceeds of the Current Casualty Event and prior Casualty Events as to which such prepayment has not yet been made under this paragraph, to the extent such Net Cash Proceeds of a prior Casualty Event have not been reinvested under this Section; provided, however, that no such repayment shall be required up to the amount the asset affected by such Current Casualty Event is subject to a Lien permitted by 8.2.2 [Liens; Lien Covenants] and such Net Cash Proceeds are used to discharge such lien. All prepayments pursuant to this Section 5.7.5 made by Term Borrowers as the result of the loss of any of such Term Borrower’s property shall be applied to payment of the principal amount of the Term Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities, and then to Revolving Credit Loans. All prepayments pursuant to this Section 5.7.5 made by Revolver Borrowers as the result of the loss of any of such Revolver Borrower’s property shall be applied to payment of the principal amount of the Revolving Credit Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities, and then to the Term Loans.
                    5.7.6 Application Among Interest Rate Options. All prepayments required pursuant to this Section 5.7 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a LIBOR Rate Option. In accordance with Section 5.10 [Indemnity], the Revolver Borrowers and/or Term Borrowers, as applicable, shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a LIBOR Rate Option on any day other than the last day of the applicable Interest Period.

     5.8 Increased Costs.
                    5.8.1 Increased Costs Generally. If any Change in Law shall:
          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;
          (ii) subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan under the LIBOR Rate Option made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 [Taxes] and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Lender); or
          (iii) impose on any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or any Loan under the LIBOR Rate Option made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan under the LIBOR Rate Option (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Lender, the Revolver Borrowers and/or Term Borrowers, as applicable, will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
                    5.8.2 Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Revolver Borrowers and/or Term Borrowers, as applicable, will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

                    5.8.3 Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital Requirements] and delivered to the Borrowing Agent shall be conclusive absent manifest error. The Revolver Borrowers and/or Term Borrowers, as applicable, shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
                    5.8.4 Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrowing Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
     5.9 Taxes.
                    5.9.1 Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Official Body in accordance with applicable Law.
                    5.9.2 Payment of Other Taxes by the Borrowers. Without limiting the provisions of Section 5.9.1 [Payments Free of Taxes] above, the Borrowers shall timely pay any Other Taxes to the relevant Official Body in accordance with applicable Law.
                    5.9.3 Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.
                    5.9.4 Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to an Official Body, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
                    5.9.5 Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrowing Agent or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. withholding tax, the Administrative Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States Income Tax Regulations. Further, the Administrative Agent is indemnified under § 1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Internal Revenue Code. In addition, any Lender, if requested by the Borrowing Agent or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
          Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrowing Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
          (i) two (2) duly completed valid originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
          (ii) two (2) duly completed valid originals of IRS Form W-8ECI,
          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign

Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) two duly completed valid originals of IRS Form W-8BEN,
          (iv) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers to determine the withholding or deduction required to be made, or
          (v) To the extent that any Lender is not a Foreign Lender, such Lender shall submit to the Administrative Agent two (2) originals of an IRS Form W-9 or any other form prescribed by applicable Law demonstrating that such Lender is not a Foreign Lender.
     5.10 Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs]or Section 5.9 [Taxes], each Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:
          (i) payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),
          (ii) attempt by the Borrowers to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments], or
          (iii) default by the Borrowers in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrowers to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.
          If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given.
     5.11 Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Revolver Borrowers may borrow, repay and reborrow Swing Loans and PNC may make Swing Loans as provided in Section 2.1.2 [Swing

Loan Commitments] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Revolver Borrowers to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on Mandatory Prepayment Dates and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Revolver Borrowers to the Administrative Agent with respect to the Revolving Credit Loans.
6. REPRESENTATIONS AND WARRANTIES
     6.1 Representations and Warranties. The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:
                    6.1.1 Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default. Each Loan Party and each Subsidiary of each Loan Party (i) is a corporation, partnership, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except where the failure to do so would not constitute a Material Adverse Change, (iv) has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, (v) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.14 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change; and (vi) has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease to the extent reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens and Royalty Agreements, except where the failure to do so would not constitute a Material Adverse Change. No Event of Default or Potential Default exists or is continuing.

                    6.1.2 Subsidiaries and Owners; Investment Companies. Schedule 6.1.2 states (i) the name of each of the Borrowers’ Subsidiaries, their jurisdiction of organization and the amount, percentage and type of equity interests in such Subsidiary (the “Subsidiary Equity Interests”), (ii) the name of each holder of an equity interest in the Borrowers, the amount, percentage and type of such equity interest (the “Borrower Equity Interests”), and (iii) any options, warrants or other rights outstanding to purchase any such equity interests referred to in clause (i) or (iii) (collectively the “Equity Interests”). The Borrowers and each Subsidiary of the Borrowers have good and marketable title to all of the Subsidiary Equity Interests it purports to own, free and clear in each case of any Lien and all such Subsidiary Equity Interests have been validly issued, fully paid and nonassessable. None of the Loan Parties or Subsidiaries of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.”
                    6.1.3 Validity and Binding Effect. This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms, except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium general principle, or similar laws now or hereafter in effect relating to creditors’ rights; and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.
                    6.1.4 No Conflict; Material Agreements; Consents. Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents). No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents.
                    6.1.5 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or in equity before any Official Body which individually or in the aggregate could reasonably be likely to result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be likely to result in any Material Adverse Change.
                    6.1.6 Financial Statements.
          (i) Historical Statements. The Borrowers have delivered to the Administrative Agent copies of their audited consolidated year-end financial statements for and as of the end of the two fiscal years ended December 31, 2008, and December 31, 2009, respectively. In addition, the Borrowers have delivered to the Administrative Agent copies of their unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the calendar month ended November 30, 2010 (all such annual and interim statements being collectively referred to as the “Statements”). The Statements were compiled from the books and records maintained by the Borrowers’ management, are correct and complete in all material respects and fairly represent the consolidated financial condition of the Borrowers and their Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to normal year-end audit adjustments.
          (ii) Accuracy of Financial Statements. Neither the Borrowers nor any Subsidiary of the Borrowers had any material liabilities, contingent or otherwise, or forward or long-term commitments that were not disclosed in the Statements or in the notes thereto, and except as disclosed therein there were no unrealized or anticipated losses from any commitments of the Borrowers or any Subsidiary of the Borrowers which could reasonably be likely to cause a Material Adverse Change. Since December 31, 2009, no Material Adverse Change has occurred.
                    6.1.7 Margin Stock. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.
                    6.1.8 Full Disclosure. Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished by or behalf of any Loan Party to the Administrative Agent or any Lender in connection herewith or therewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby which could reasonably be likely to cause a Material Adverse Change.
                    6.1.9 Taxes. All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that (a) such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made, or (b) the failure to do so could not reasonably be expected to cause a Material Adverse Change.
                    6.1.10 Patents, Trademarks, Copyrights, Licenses, Etc. Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.
                    6.1.11 Liens in the Collateral. The Liens in the Collateral granted to the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Assignment, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, the Security Agreement and the Mortgage (collectively, the “Collateral Documents”) constitute and will continue, subject to periodic required filings, to constitute Prior Security Interests. All filing fees and other expenses in connection with the perfection of such Liens have been or will be paid by the Borrowers.
                    6.1.12 Insurance. Schedule 6.1.12 lists all material insurance policies to which any Loan Party is a party, all of which are valid and in full force and effect. The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party and Subsidiary in accordance with prudent business practice in the industry of such Loan Parties and Subsidiaries. Each Loan Party has taken all actions required under the Flood Laws and/or requested by the Administrative Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing the Administrative Agent with the address and/or GPS coordinates of each structure located upon any real property that will be subject to a mortgage in favor of the Administrative Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.
                    6.1.13 ERISA Compliance. Except as set forth in Schedule 6.1.13:

               (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS, or such Plan is documented on a protype or volume submitter plan document which has been approved by the IRS, or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of each Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
               (ii) No ERISA Event has occurred or is reasonably expected to occur; (a) no Pension Plan has any unfunded pension liability (i.e. excess of benefit liabilities over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan for the applicable plan year); (b) no Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (c) no Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (d) no Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
                    6.1.14 Environmental Matters. Except for matters that, considered individually or in the aggregate, are not reasonably likely to materially disrupt the projected mining operations of the Loan Parties or otherwise result in a Material Adverse Change, each Loan Party is and, to the knowledge of each respective Loan Party and each of its Subsidiaries is and has been in compliance with applicable Environmental Laws except as disclosed on Schedule 6.1.14; provided that such matters so disclosed in the aggregate could not reasonably expected to result in a Material Adverse Change.
                    6.1.15 Solvency. Before and after giving effect to the initial Loans hereunder, each of the Loan Parties is solvent.
                    6.1.16 Coal Act; Black Lung Act. To the extent applicable, each Borrower, each of the other Loan Parties and its “related persons” (as defined in the Coal Act) are in compliance in all material respects with the Coal Act and none of the Borrowers, the other Loan Parties or its related persons has any liability under the Coal Act except with respect to premiums or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder would not reasonably be expected to result in a Material Adverse Change. Each Borrower and the other Loan Parties are in compliance in all material respects with the Black Lung Act, and neither the Borrowers nor the other Loan Parties has any liability under the Black Lung Act except with respect to premiums, contributions or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder would not reasonably be expected to result in a Material Adverse Change.

                    6.1.17 Bonding Capacity. After giving effect to the transactions contemplated by the Loan Documents, each Borrower and the other Loan Parties have a sufficient mine bonding capacity reasonably necessary to conduct their operations substantially as projected in accordance with the financial projections of the Borrowers and the other Loan Parties provided to the Administrative Agent.
                    6.1.18 Permit Blockage. Neither the Borrowers nor the other Loan Parties have been barred for a period in excess of fourteen (14) consecutive days from receiving surface mining or underground mining permits pursuant to the permit block provisions of the Surface Mining Control and Reclamation Act, 30 U.S.C. §§ 1201 et seq., and the regulations promulgated thereto, or any corresponding state laws or regulations.
                    6.1.19 Armstrong Land Company and Elk Creek, L.P. Neither Armstrong Land Company, LLC (“Armstrong Land”) nor Elk Creek, L.P. has any business operations or material properties other than (i) its equity interests in certain Guarantors, and (ii) Armstrong Land providing executive management personnel and administrative and professional support for the Loan Parties, and owning office equipment, supplies and materials;.
                    6.1.20 Vendor Liens. No default exists with respect to any of the Vendor Liens.
          6.2 Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrowers shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same. No Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule; provided however, that the Borrowers may update Schedules 6.1.1, 6.1.2 and 6.1.12 without any Lender approval in connection with any transaction permitted under Sections 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], 8.2.7 [Dispositions of Assets or Subsidiaries] and 8.2.9 [Subsidiaries, Partnerships and Joint Ventures], or, with respect to any updates to Schedule 6.1.12, whenever such policies are renewed, replaced or otherwise updated.

7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT
     The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:
     7.1 First Loans and Letters of Credit.
                    7.1.1 Deliveries. On the Closing Date, the Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:
          (i) A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date stating that (w) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects, (x) the Loan Parties are in compliance with each of the covenants and conditions hereunder, (y) no Event of Default or Potential Default exists, and (z) no Material Adverse Change has occurred since the date of the last audited financial statements of the Borrowers delivered to the Administrative Agent;
          (ii) A certificate dated the Closing Date and signed by the Secretary, an Assistant Secretary or other Authorized Officer of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business;
          (iii) This Agreement and each of the other Loan Documents signed by an Authorized Officer and all appropriate financing statements and appropriate stock powers and certificates evidencing the pledged Collateral;
          (iv) A written opinion of counsel for the Loan Parties, dated the Closing Date and as to the matters set forth in Schedule 7.1.1;
          (v) Evidence that adequate insurance, including flood insurance, if applicable, required to be maintained under this Agreement is in full force and effect, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured, mortgagee and lender loss payee, and evidence that the Loan Parties have taken all actions required under the Flood Laws and/or requested by the Administrative Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing the Administrative Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of the Administrative Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral;
          (vi) A duly completed Compliance Certificate as of the Closing Date, signed by an Authorized Officer of Borrowers and demonstrating for the fiscal period ending November 30, 2010: (1) a trailing twelve month Consolidated EBITDA of the Loan Parties and their Subsidiaries of greater than or equal to $40,000,000 and (2) that the ratio of Consolidated Funded Debt of the Loan Parties and their Subsidiaries to trailing twelve month Consolidated EBITDA of the Loan Parties and their Subsidiaries is less than or equal to 3.25 to 1.00;
          (vii) All material consents required to effectuate the transactions contemplated hereby;
          (viii) Evidence that each existing financing arrangement with any of the Loan Parties as set forth on Schedule 7.1 have been terminated, and all outstanding obligations thereunder have been paid and all Liens securing such obligations have been released or have been agreed to be promptly released.
          (ix) A review of the amount and nature of all tax, employee retirement benefit, labor contracts and relations, environmental and all other contingent liabilities (including any litigation) to which the Loan Parties may be subject;
          (x) Evidence that the Borrowers have sufficient mine bonding capacity to conduct their operations as projected in accordance with the financial projections of the Borrowers and their Subsidiaries provided to the Administrative Agent;
          (xi) Evidence that all of the Loan Parties’ coal reserves are owned by subsidiaries of Elk Creek, L.P. (known as Western Mineral Development, LLC and Ceralvo Holdings, LLC), Western Diamond LLC, Western Land Company, LLC and Armstrong Coal Company, Inc.;
          (xii) Evidence that a minimum cash equity infusion of $5,000,000 has been made into Elk Creek, L.P. by its partners;
          (xiii) An engineering report certified by an independent engineer acceptable to the Administrative Agent setting forth a review of matters satisfactory to the Administrative Agent, including (i) the coal mines, coal reserves and business operations of the Loan Parties as related to the financial projections of the Borrowers, (ii) the Loan Parties’ coal reserves, and/or (iii) the value of the coal reserves, equipment and infrastructure of the Loan Parties;
          (xiv) The Authorized Officer of each Loan Party, acting in their capacities as such officers, shall have delivered a certificate in form and substance satisfactory to the Administrative Agent as to the solvency of each Loan Party after giving effect to the transactions contemplated hereby;
          (xv) A Lien search in acceptable scope and with acceptable results; and

          (xvi) Such other documents in connection with such transactions as the Administrative Agent or said counsel may reasonably request.
                    7.1.2 Payment of Fees. The Borrowers shall have paid all fees payable on or before the Closing Date as required by this Agreement, the Administrative Agent’s Letter or any other Loan Document.
     7.2 Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) the representations, warranties of the Loan Parties shall then be true and correct, (ii) no Event of Default or Potential Default shall have occurred and be continuing, (iii) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders, and (iv) the applicable Borrowers shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be.
8. COVENANTS
     The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, the Loan Parties shall comply at all times with the following covenants:
     8.1 Affirmative Covenants.
                    8.1.1 Preservation of Existence, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.].
                    8.1.2 Payment of Liabilities, Including Taxes, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all material liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made.
                    8.1.3 Maintenance of Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. The Loan Parties shall comply with the covenants and provide the endorsement set forth on Schedule 8.1.3 relating to property and related insurance policies covering the Collateral. Each Loan Party shall take all actions required under the Flood Laws and/or requested by the Administrative Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing the Administrative Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of the Administrative Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.
                    8.1.4 Maintenance of Properties and Leases. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.
                    8.1.5 Visitation Rights. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrowers and the Administrative Agent with reasonable notice prior to any visit or inspection. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.
                    8.1.6 Keeping of Records and Books of Account. The Borrowers shall, and shall cause each their Subsidiaries to, maintain and keep proper books of record and account which enable the Borrowers and their Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrowers or any Subsidiary of the Borrowers, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.
                    8.1.7 Compliance with Laws; Use of Proceeds. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 8.1.7 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.8 [Use of Proceeds] and as permitted by applicable Law.

                    8.1.8 Further Assurances. Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent’s Lien on and Prior Security Interest in the Collateral and all other real and personal property of the Loan Parties whether now owned or hereafter acquired as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Administrative Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.
                    8.1.9 Anti-Terrorism Laws. None of the Loan Parties is or shall be (i) a Person with whom any Lender is restricted from doing business under Executive Order No. 13224 or any other Anti-Terrorism Law, (ii) engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a Person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law, or (iii) otherwise in violation of any Anti-Terrorism Law. The Loan Parties shall provide to the Lenders any certifications or information that a Lender requests to confirm compliance by the Loan Parties with Anti-Terrorism Laws.
                    8.1.10 Maintenance of Patents, Trademarks, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses and franchises necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.
          8.1.11 Collateral and Additional Collateral (Including As-Extracted Collateral); Execution and Delivery of Additional and Ancillary Security Documents.
          (i) Pursuant to the Loan Documents, the Loan Parties shall grant, or cause to be granted, to the Administrative Agent, for the benefit of the Lenders, a first priority security interest in and lien on, subject only to Permitted Liens (A) all Collateral, including (i) all capital stock and equity interests owned by the Loan Parties (except for the equity interests (1) in Armstrong Resources, LLC, Armstrong Coal Reserves, Inc., Armstrong Mining, Inc., and Ceralvo Resources, LLC; (2) those equity interests owned as of the Closing Date by individuals and comprising less than two percent (2.0%) of the equity interests in Armstrong Resource Holdings, LLC, and Armstrong Energy, Inc. and (3) those equity interests in Armstrong Land Company, LLC. and Elk Creek, L.P.) and (ii) all of the assets of the Loan Parties including all accounts, inventory, as-extracted collateral, fixtures, equipment, investment property, instruments, chattel paper, general intangibles, coal reserves, mineral rights, owned and leased Real Property, leasehold interests, patents and trademarks of each such Loan Parties and (B) all other assets of the Loan Parties, whether owned on the Closing Date or subsequently acquired;
          (ii) Without limiting the generality of the foregoing, each applicable Loan Party which owns or leases any real property shall promptly execute and deliver any and all Mortgages substantially in the form of Exhibit 1.1(M) hereof, other Mortgages, deeds of trust, assignments, pledges, security interests, financing statements and additional documents and agreements relating thereto and Ancillary Security Documents reasonably requested by the

Agent to grant a first priority Lien (subject only to Permitted Liens), and with respect to any leased Real Property, any lessor consents that the Administrative Agent reasonably requests, in such Loan Party’s interest in such real property in favor of the Administrative Agent, for the ratable benefit of the Lenders, as security for the Obligations. In furtherance of the foregoing, the Loan Parties shall diligently cooperate with and assist, at their own expense, the Administrative Agent in procuring any and all Mortgages, deeds of trust, assignments, pledges, security interests, financing statements, lessor consents and additional documents and agreements relating thereto. Upon the occurrence of an Event of Default that has not been waived, each Loan Party hereby appoints any officer or agent of the Administrative Agent as its true and lawful attorney, for it and in its name, place and stead, to make, execute, deliver, and cause to be recorded or filed any or all such Mortgages, deeds of trust, assignments, pledges, security interests, financing statements and additional documents and agreements relating thereto, granting unto said attorney full power to do any and all things said attorney may consider reasonably necessary or appropriate to be done with respect to the Mortgages as fully and effectively as such Loan Party might or could do, and hereby ratifying and confirming all its said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the terms of this Agreement and all transactions hereunder. All reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the exercise of the rights under this Section shall be paid by the Loan Parties on demand of the Administrative Agent. The Loan Parties, the Lenders and the Administrative Agent agree that without any further action on the part of any of them, upon execution and/or delivery, the Mortgages, and other deeds of trust, assignments, pledges, security interests, financing statements and additional documents and agreements relating thereto, the Ancillary Security Documents and lessor consents shall become Loan Documents and the assets that are subject to the Mortgages and the other Loan Documents shall become collateral for the Obligations.
                                   8.1.12 Maintenance of Material Contracts. The Borrowers and their Subsidiaries shall maintain and comply with the terms and conditions of all material contracts, except where the failure to do so, either individually or in the aggregate, would not result in a Material Adverse Change.
                                   8.1.13 Maintenance of Licenses, Etc. The Loan Parties shall maintain in full force and effect all licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business except where the failure to do so, either individually or in the aggregate, would not result in a Material Adverse Change.
                                   8.1.14 Maintenance of Permits. The Loan Parties shall maintain all Required Mining Permits in full force and effect in accordance with their terms except where the failure to do so, either individually or in the aggregate, would not result in a Material Adverse Change.
               8.2 Negative Covenants.
                                   8.2.1 Indebtedness. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness under the Loan Documents;
          (ii) Existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions or renewals thereof; provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1;
          (iii) Indebtedness incurred with respect to Purchase Money Security Interests as and to the extent permitted under the definition on “Permitted Lien” and capitalized leases as and to the extent permitted under Section 8.2.17 [Capital Expenditures and Leases];
          (iv) Indebtedness of a Loan Party to another Loan Party which is subordinated pursuant to the Intercompany Subordination Agreement;
          (v) Any (i) Lender Provided Interest Rate Hedge, (ii) other Interest Rate Hedge approved by the Administrative Agent, (iii) Commodity Hedge or (iii) Indebtedness under any Other Lender Provided Financial Services Product; provided however, the Loan Parties and their Subsidiaries shall enter into a Lender Provided Interest Rate Hedge, another Interest Rate Hedge or Commodity Hedge only for hedging (rather than speculative) purposes, and
          (vi) Unsecured Indebtedness other than that described in (i) through (v) above, in an amount not to exceed $10,000,000 in the aggregate at any one time.
                    8.2.2 Liens; Lien Covenants. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.
                    8.2.3 Guaranties. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Loan Parties permitted hereunder and endorsements of checks, notes or other instruments in the ordinary course of business.
                    8.2.4 Loans and Investments. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:
          (i) trade credit extended on usual and customary terms in the ordinary course of business;
          (ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

          (iii) Lender Provided Interest Rate Hedges, Interest Rate Hedges and Commodity Hedges permitted pursuant to Section 8.2.1(v) of this Agreement;
          (iv) loans to officers, shareholders and Affiliates in the amounts set forth on Schedule 8.2.4 hereof;
          (v) Permitted Investments;
          (vi) loans, advances and investments in other Loan Parties; and
          (vii) loans, investments, advances and contributions of assets to Survant Joint Venture (A) as set forth on Schedule 8.2.4 hereof and (B) in addition to those set forth in clause (A) hereto in an amount not to exceed $35,000,000 in the aggregate so long as the Revolver Borrowers shall have the ability to borrow additional Revolving Credit Loans of not less than $15,000,000.
          (viii) each of the following so long as the aggregate amount of loans, advances and/or investments does not exceed $10,000,000 at any one time: (a) purchases of Permitted Joint Ventures (other than the Survant Joint Venture), assets or ownership interests not prohibited by Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions, (b) investment in connection with a Permitted Acquisition (other than the Survant Joint Venture), and (c) loans, advances and investments not otherwise permitted in (i) through (vi) above.
                    8.2.5 Dividends and Related Distributions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except (i) dividends or other distributions payable to another Loan Party, (ii) Permitted Tax Distributions; provided that the Loan Parties provide the Administrative Agent with reasonable information setting forth the amount of each such Permitted Tax Distribution, (iii) dividends and distributions payable pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Loan Parties, or (iv) other dividends and distributions in an amount not to exceed $5,000,000 per fiscal year and $10,000,000 in the aggregate and payable by the Loan Parties to their shareholders and members in excess of the Permitted Tax Distributions; provided, however, that: (a) any such dividend or distribution cannot be made prior to the Permitted Tax Distributions, (b) the Borrowers shall deliver to the Administrative Agent at least five (5) Business Days before such proposed dividend or distribution a certificate of the Borrowers evidencing (x) pro forma compliance with the Leverage Ratio set forth in Section 8.2.15 (measured as of the date of the dividend or distribution immediately after giving effect to such dividend or distribution and based upon Consolidated EBITDA for the four (4) fiscal quarters then ended) of less than 2.00 to 1.0, and (y) after giving pro forma effect to any Loans made or Letters of Credit issued in connection with such dividend, the Revolver Borrowers shall have the ability to borrow additional Revolving Credit Loans of not less than $15,000,000, and (c) at the time of any such dividend or distribution, no Event of Default or Potential Default shall exist or shall result after giving effect thereto.
                    8.2.6 Liquidations, Mergers, Consolidations, Acquisitions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person; except
          (i) transactions permitted under Section 8.2.7 [Disposition of Assets];
          (ii) that a Loan Party (other than the Borrowers) may merge or consolidate with or into another Loan Party;
          (iii) any Excluded Subsidiary may be liquidated, wound-up, dissolved or merged with and into another Loan Party or Excluded Subsidiary;
          (iv) any Loan Party may acquire, whether by purchase or by merger, (1) all of the ownership interests of another Person or (2) substantially all of the assets of another Person or of a business or division of another Person (each an “Permitted Acquisition”), provided that each of the following requirements is met:
               (A) Such acquisition shall occur after September 30, 2011;
               (B) if the Loan Parties are acquiring the ownership interests in such Person, such Person shall execute a Guarantor Joinder and join this Agreement as a Guarantor on or before the date of such Permitted Acquisition;
               (C) the Loan Parties, such Person and its owners, as applicable, shall grant Liens on or before the date of such Permitted Acquisition in the assets of such Person that will constitute Collateral;
               (D) the board of directors or other equivalent governing body of (1) the Loan Parties and (2) the owner of the assets being acquired pursuant to such Permitted Acquisition shall have approved such Permitted Acquisition and shall have delivered to the Administrative Agent written evidence of the approval of such board of directors (or equivalent body);
               (E) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;
               (F) if the Loan Parties are acquiring all or substantially all of the assets of another Person or of a business or division of another Person or are acquiring all or substantially all of the ownership interests of another Person, then the assets of such Person or the assets of such division shall be substantially the same as, or shall support or be complementary to, the lines of business conducted by the Loan Parties and shall comply with Section 8.2.10 [Continuation of or Change in Business];

               (G) the Borrowers shall demonstrate the Loan Parties shall have, after giving effect to such Permitted Acquisition and any Loan associated therewith, (1) the ability to borrow additional Revolving Credit Loans of not less than $15,000,000 and (2) a pro forma Leverage Ratio that is 0.50 less than the applicable Leverage Ratio required for such fiscal period pursuant to Section 8.2.15 [Maximum Leverage Ratio], after giving effect to such Permitted Acquisition (including in such computation the Consolidated EBITDA of such Person and the Consolidated Funded Debt or other liabilities assumed or incurred in connection with such Permitted Acquisition), calculated on the financial statements most recently delivered to the Administrative Agent and as though such acquisition had occurred at the beginning of the four quarter period covered thereby, as evidenced by a certificate of an Authorized Officer of the Loan Parties delivered to the Administrative Agent demonstrating such compliance; and
               (H) the Loan Parties shall deliver to the Administrative Agent at least five (5) Business Days before such Permitted Acquisition copies of any agreements entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition and shall deliver to the Administrative Agent such other information about such Person or its assets as any Lender may reasonably require, including, but not limited to the financial statements of such Person and the projected pro-forma financial projections calculated after giving effect to such Permitted Acquisition.
                    8.2.7 Dispositions of Assets or Subsidiaries. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:
          (i) transactions involving the sale of inventory in the ordinary course of business;
          (ii) any sale, transfer, disposal, abandonment or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party’s or such Subsidiary’s business;
          (iii) any sale, transfer or lease of assets by any Loan Party or wholly owned Subsidiary of such Loan Party to another Loan Party;
          (iv) any sale, transfer disposal, abandonment or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 8.2.17 [Capital Expenditures and Leases]; provided such substitute assets are obtained within 180 days and are subject to the Lenders’ Prior Security Interest; or
          (v) any sale, transfer or lease of assets in connection with a Permitted Joint Venture to the extent permitted pursuant to Section 8.2.4 (vii), 8.2.4 (viii) and/or 8.2.8 [Affiliate Transactions] of this Agreement;

          (vi) any sale, transfer, disposal, abandonment or lease of assets, other than those specifically excepted pursuant to clauses (i) through (v) above, up to an amount of $500,000 per fiscal year; or
          (vii) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (vi) above, which is approved by the Required Lenders so long as the after-tax proceeds (as reasonably estimated by the Borrowers) are applied as a mandatory prepayment of the Term Loans in accordance with the provisions of Section 5.7.1 [Sale of Assets] above.
                    8.2.8 Affiliate Transactions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with any Affiliate of any Loan Party (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm’s-length terms and conditions which are fully disclosed to the Administrative Agent and is in accordance with all applicable Law. The foregoing shall not prohibit management, consulting and similar fees entered into upon fair and reasonable arm’s-length terms and conditions in the ordinary course of business; employment agreements and other incentive compensation with full-time employees of Loan Parties in the ordinary course of business; or loans between Loan Parties in the ordinary course of business and as otherwise permitted under this Agreement.
                    8.2.9 Subsidiaries, Partnerships and Joint Ventures. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; (ii) any Excluded Subsidiary, and (iii) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor by delivering to the Administrative Agent (A) a signed Guarantor Joinder; (B) documents in the forms described in Section 7.1 [First Loans] modified as appropriate; and (C) documents necessary to grant and perfect Prior Security Interests to the Administrative Agent for the benefit of the Lenders in the equity interests of, and Collateral held by, such Subsidiary. Each of the Loan Parties shall not become or agree to become a party to a Joint Venture other than a Permitted Joint Venture.
                    8.2.10 Continuation of or Change in Business. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than its current business, substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year, and such Loan Party or Subsidiary shall not permit any material change in such business.
                    8.2.11 Fiscal Year. The Borrowers shall not, and shall not permit any Subsidiary of the Borrowers to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.
                    8.2.12 Issuance of Stock. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock, membership interests, partnership interests or any options, warrants or other rights in respect thereof, except (a) in connection with compensation or benefit plans for employees or officers, (b) issuances of stock or interests in Loan Parties to other Loan Parties; or (c) in connection with: (i) the exchange of equity interests in Armstrong Land Company, LLC or Elk Creek, L.P. for the minority equity interests held as of the Closing Date in Armstrong Resources Holdings, LLC, Armstrong Land Company, LLC and Armstrong Energy, Inc; or (ii) the purchase of additional equity by the Yorktown Parties or other existing owners of Armstrong Land Company, LLC or Elk Creek L.P.
     8.2.13 Changes in Organizational Documents. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least ten (10) calendar days’ prior written notice to the Administrative Agent and, in the event such change would be material and adverse to the Lenders as determined by the Administrative Agent in its sole discretion, obtaining the prior written consent of the Required Lenders.
     8.2.14 Minimum Fixed Charge Coverage Ratio. Commencing as of the fiscal quarter ending March 31, 2012 and each fiscal quarter thereafter the Loan Parties shall not permit the Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to be less than 1.25 to 1.0.
     8.2.15 Maximum Leverage Ratio. The Loan Parties shall not at any time permit the Leverage Ratio to exceed the ratio set forth below for the periods specified below:

Fiscal Quarter Ending	Maximum Ratio
March 31, 2011	3.75 to 1.00

June 30, 2011	3.50 to 1.00

September 30, 2011	3.25 to 1.00

December 31, 2011	3.00 to 1.00

March 31, 2012	3.00 to 1.00

June 30, 2012	2.75 to 1.00

September 30, 2012	2.75 to 1.00

December 31, 2012 and each fiscal quarter thereafter	2.50 to 1.00

                    8.2.16 Minimum Consolidated EBITDA. The Loan Parties shall not at any time permit Consolidated EBITDA to be less than the following amounts during the following periods:

Period	Minimum Amount
March 31, 2011 for the fiscal quarter then ending	$10,000,000
June 30, 2011 for the two fiscal quarters then ending	$25,000,000
September 30, 2011 for the three fiscal quarters then ending	$40,000,000
December 31, 2011 for the four fiscal quarters then ending	$55,000,000
                    8.2.17 Capital Expenditures and Leases. During each fiscal year, the Loan Parties and their Subsidiaries shall not, and shall not permit any of its Subsidiaries (other than Permitted Joint Ventures), to (a) contract for, purchase or make any expenditure for capital expenditures, which if purchased would constitute fixed assets, and (b) incur Indebtedness for capital leases in an aggregate amount for all Loan Parties and their Subsidiaries in excess of: (i) $80,000,000 for the fiscal year ending December 31, 2011 and (ii) $50,000,000 for each fiscal year thereafter
     8.3 Reporting Requirements. The Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:
                    8.3.1 Monthly Financial Statements. As soon as available and in any event within thirty (30) calendar days after the end of each of each calendar month, financial statements of the Loan Parties, consisting of a consolidated balance sheet as of the end of such month and related consolidated statements of income, stockholders’ equity and cash flows for the month then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by an Authorized Officer of the Borrowers as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.
                    8.3.2 Annual Financial Statements. As soon as available and in any event within 135 days of the end of the 2010 fiscal year and 120 days after the end of each fiscal year thereafter of the Loan Parties, financial statements of each Loan Party consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and, with respect to the consolidated financial statements, certified by Ernst & Young or another independent certified public accountants reasonably satisfactory to the Administrative Agent and delivered together with any management letters of such accountants addressed to any Borrower. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.
                    8.3.3 Certificate of the Borrower. Concurrently with the financial statements of the Borrowers furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Monthly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a “Compliance Certificate”) of the Borrowers signed by an Authorized Officer of the Borrowers, in the form of Exhibit 8.3.3; provided, however, that with respect to any certificates provided under this Section with the financial statements provided pursuant to Sections 8.3.1 [Monthly Financial Statements], the Borrowers shall only be required to deliver such certificates on a quarterly basis for each fiscal quarter within forty-five (45) days after the end of such fiscal quarter.
                    8.3.4 Notices.
               8.3.4.1 Default. Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.
               8.3.4.2 Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $5,000,000 or which if adversely determined would constitute a Material Adverse Change.
               8.3.4.3 Organizational Documents. Within the time limits set forth in Section 8.2.13 [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party.
               8.3.4.4 Erroneous Financial Information. Immediately in the event that any Borrower or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance.
               8.3.4.5 ERISA Event. Immediately upon the occurrence of any ERISA Event.
               8.3.4.6 Other Reports. Promptly upon their becoming available to the Borrower:

          (i) Annual Budget. The annual budget and any forecasts or projections of the Borrower, to be supplied not later than fifteen (15) days prior to commencement of the fiscal year to which any of the foregoing may be applicable,
          (ii) Management Letters. Any reports including management letters submitted to any Borrower by independent accountants in connection with any annual, interim or special audit,
          (iii) Other Information. Such other reports and information as any of the Lenders may from time to time reasonably request.
9. DEFAULT
     9.1 Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):
                    9.1.1 Payments Under Loan Documents. Any Borrower shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit or Obligation or any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents on the date on which such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;
                    9.1.2 Breach of Warranty. Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;
                    9.1.3 Breach of Negative Covenants or Visitation Rights. Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.5 [Visitation Rights] or Section 8.2 [Negative Covenants];
                    9.1.4 Breach of Other Covenants. Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten (10) Business Days after the earlier of the date on which (i) an Authorized Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrowers by the Administrative Agent;
                    9.1.5 Defaults in Other Agreements or Indebtedness. A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $5,000,000 in the aggregate, and such default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived);
                    9.1.6 Final Judgments or Orders. Any final judgments or orders for the payment of money in excess of $5,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;
                    9.1.7 Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;
                    9.1.8 Uninsured Losses; Proceedings Against Assets. There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $5,000,000 or the Collateral or any other of the Loan Parties’ or any of their Subsidiaries’ assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;
                    9.1.9 Events Relating to Plans and Benefit Arrangements. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000;
                    9.1.10 Change of Control. (i) The Yorktown Parties shall fail to own, directly or indirectly, at least 51% of the voting capital stock, partnership interests and/or member interests in each of the Borrowers; or (ii) to the extent managed by a board of directors or managers, within a period of twelve (12) consecutive calendar months, individuals who were directors or managers of any Borrower on the first day of such period shall cease to constitute a majority of the board of directors or board of managers of such Borrowers.
                    9.1.11 Cross Default. For the avoidance of doubt, any Event of Default under this Agreement or any other Loan Document by any Revolver Borrower shall result in an Event of Default with respect to the Term Borrowers and any Event of Default under this Agreement or any other Loan Document by any Term Borrower shall result in an Event of Default with respect to the Revolver Borrowers.

                    9.1.12 Relief Proceedings. (i) A Relief Proceeding shall have been instituted against any Loan Party or Subsidiary of a Loan Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or Subsidiary of a Loan Party institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Loan Party or any Subsidiary of a Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature.
     9.2 Consequences of Event of Default.
                    9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections 9.1.1 through 9.1.10 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrowers, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and
                    9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1.12 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and
                    9.2.3 Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and
                    9.2.4 Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:
                    (i) first, to reimburse the Administrative Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys’ and paralegals’ fees and legal expenses, incurred by the Administrative Agent or the Lenders in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Lenders or any one of them or the Administrative Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;
                    (ii) second, to the repayment of all Obligations of fees and expenses associated with the Loans then due and unpaid of the Loan Parties to the Lenders or their Affiliates incurred under this Agreement or any of the other Loan Documents or agreements evidencing any Lender Provided Interest Rate Hedge or Other Lender Provided Financial Services Obligations, whether of principal, interest, fees, expenses or otherwise and to cash collateralize the Letter of Credit Obligations, in such manner as the Administrative Agent may determine in its discretion;
                    (iii) third,
                         (a) with respect to any proceeds received from, and Collateral of, any Revolver Borrower (including, but not limited to Armstrong Coal Company, Inc.), Armstrong Resources Holdings, LLC, Armstrong Energy, Inc., and their Subsidiaries (other than Excluded Subsidiaries or any Term Borrowers or such Term Borrower’s Subsidiaries) to the repayment of all Obligations associated with the Revolving Credit Loans then due and unpaid, first to the Revolver Lenders and their Affiliates incurred under this Agreement or any of the other Loan Documents or agreements evidencing any Lender Provided Interest Rate Hedge or Other Lender

Provided Financial Services Obligations, whether of principal, interest or otherwise and the balance, if any, to the Term Lenders and their Affiliates for the repayment of all Obligations associated with the Term Loans then due and unpaid, in such manner as the Administrative Agent may determine in its discretion,
                         (b) with respect to any proceeds received from, and Collateral of, any Term Borrower (other than Armstrong Coal Company, Inc.), Elk Creek GP, LLC, Western Diamond LLC, Western Land Company, LLC and their Subsidiaries (other than Excluded Subsidiaries, any Revolver Borrowers, Armstrong Resources Holdings, LLC, Armstrong Energy, Inc., Armstrong Coal Company, Inc. and their Subsidiaries) to the repayment of all Obligations associated with the Term Loans then due and unpaid, first to the Term Lenders and their Affiliates incurred under this Agreement or any of the other Loan Documents or agreements evidencing any Lender Provided Interest Rate Hedge or Other Lender Provided Financial Services Obligations, whether of principal, interest or otherwise and the balance, if any, to the Revolver Lenders and their Affiliates for the repayment of all Obligations associated with the Revolving Credit Loans then due and unpaid, in such manner as the Administrative Agent may determine in its discretion; and
                    (iv) the balance, if any, as required by Law.
10. THE ADMINISTRATIVE AGENT
     10.1 Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
     10.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
     10.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

          (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;
          (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
          (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
          The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrowers, a Lender or the Issuing Lender.
          The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
     10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) in good faith believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and in good faith believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     10.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     10.6 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrowers (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
     If PNC resigns as Administrative Agent under this Section 10.6, PNC shall also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.
     10.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
     10.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Lenders listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.
     10.9 Administrative Agent’s Fee. The Borrowers shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) among the Borrowers and Administrative Agent, as amended from time to time.
     10.10 Authorization to Release Collateral and Guarantors. The Lenders and Issuing Lenders authorize the Administrative Agent to release (i) any Collateral consisting of assets or equity interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], and (ii) any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

     10.11 No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.
11. MISCELLANEOUS
     11.1 Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrowers, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:
                    11.1.1 Increase of Commitment. Increase the amount of the Revolving Credit Commitment or Term Loan Commitment of any Lender hereunder without the consent of such Lender;
                    11.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;
                    11.1.3 Release of Collateral or Guarantor. Except for sales of assets permitted by Section 8.2.7 [Dispositions of Assets or Subsidiaries], release all or substantially all of the Collateral or any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or
                    11.1.4 Miscellaneous. Amend Section 5.2 [Pro Rata Treatment of Lenders], 10.3 [Exculpatory Provisions, Etc.] or 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders (other than Defaulting Lenders);

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent or the Issuing Lender may be made without the written consent of such Administrative Agent or Issuing Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrowers shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender].
     11.2 No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.
     11.3 Expenses; Indemnity; Damage Waiver.
                    11.3.1 Costs and Expenses. The Borrowers shall jointly and severally pay (i) all out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties. Notwithstanding anything to the contrary in the foregoing, the Borrowers will not be obligated to pay any allocated costs of in-house counsel of the Administrative Agent, the Lenders or their Affiliates.
                    11.3.2 Indemnification by the Borrowers. The Borrowers shall jointly and severally indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of any Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
                    11.3.3 Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrowers] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.
                    11.3.4 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, each Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrowers] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
                    11.3.5 Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.
     11.4 Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that and/or Maturity Dates the Loans shall be due on the Business Day preceding the Expiration Date and/or Maturity Dates if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.
     11.5 Notices; Effectiveness; Electronic Communication.
                    11.5.1 Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).
          Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.
                    11.5.2 Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowing Agent may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient

(such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
                    11.5.3 Change of Address, Etc. Any party hereto may change its address, e-mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
     11.6 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
     11.7 Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.
     11.8 Successors and Assigns.
                    11.8.1 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.6 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                    11.8.2 Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
          (i) Minimum Amounts.
               (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
               (B) in any case not described in clause (i)(A) of this Section 11.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $2,500,000, in the aggregate of all such Lender’s Commitments and such Commitments shall be assigned pro-rata in accordance with subsection (ii) below, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowing Agent otherwise consents (each such consent not to be unreasonably withheld or delayed).
          (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned and such Lender’s proportionate amount of Term Loan Commitments and Revolving Credit Commitments shall at all times be equal.
          (iii) Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:
               (A) the consent of the Borrowing Agent, as applicable (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and
               (B) the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).
          (iv) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption

Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.
          (v) No Assignment to Borrowers. No such assignment shall be made to the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries.
          (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], 5.8 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].
                    11.8.3 Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
                    11.8.4 Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of their Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders, Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

          Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment, Etc.], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor]). Subject to Section 11.8.5 [Limitations upon Participant Rights Successors and Assigns Generally], the Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available] and 5.8 [Increased Costs] to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Setoff] as though it were a Lender; provided such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender.
                    11.8.5 Limitations upon Participant Rights Successors and Assigns Generally. A Participant shall not be entitled to receive any greater payment under Sections 5.8 [Increased Costs], 5.9 [Taxes] or 11.3 [ Expenses; Indemnity; Damage Waiver] than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the applicable Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 [Taxes] unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 5.9.5 [Status of Lenders] as though it were a Lender.
                    11.8.6 Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     11.9 Obligations Absolute. The obligations of the Borrowers hereunder shall not be discharged or impaired or otherwise diminished by the failure, default, omission, or delay, willful or otherwise, by any Lender, the Administrative Agent, or any Borrower or any other obligor on any of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Borrower or would otherwise operate as a discharge of any Borrower as a matter of law or equity. Each of the Borrowers agrees that the Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents. Without limiting the generality of the foregoing, each Borrower hereby consents to, at any time and from time to time, and the joint and several obligations of each Borrower hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:
          (i) Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Obligations and regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or the Lenders or any other Person with respect thereto;
          (ii) Any increase, decrease, or change in the amount, nature, type or purpose of any of, or any release, surrender, exchange, compromise or settlement of any of the Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document or any of the Obligations;
          (iii) Any failure to assert any breach of or default under any Loan Document or any of the Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against any Borrower or any other Person under or in connection with any Loan Document or any of the Obligations; any refusal of payment or performance of any of the Obligations, whether or not with any reservation of rights against any Borrower; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Obligations entitled to the benefits of this Agreement, or if any collections are applied to Obligations, any application to particular Obligations;
          (iv) Any taking, exchange, amendment, modification, waiver, supplement, termination, subordination, compromise, release, surrender, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or the Lenders, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by the Administrative Agent or the Lenders, or any of them, or any other Person in respect of, any direct or indirect security for any of the Obligations. As used in this Agreement, “direct or indirect security” for the Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Obligations, made by or on behalf of any Person;
          (v) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, any Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to such Borrower or any other Person; or any action taken or election made by the Administrative Agent or the Lenders, or any of them

(including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), any Borrower, or any other Person in connection with any such proceeding;
          (vi) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Borrower or any other person with respect to any Loan Document or any of the Obligations; or any discharge by operation of law or release of any Borrower or any other Person from the performance or observance of any Loan Document or any of the Obligations; or
          (vii) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, any Borrower, a guarantor or a surety, excepting only full, strict, and indefeasible payment and performance of the Obligations.
     11.10 Joinder. Each Borrower acknowledges, consents, and agrees that new Borrowers or Guarantors may join in this Agreement pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] or in connection with a Permitted Acquisition and each Borrower affirms that its obligations shall continue hereunder undiminished.
     11.11 Waivers, etc. Each of the Borrowers hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in Section 11.9 [Obligations Absolute] hereof. Without limitation and to the fullest extent permitted by applicable law, each Borrower waives each of the following:
          (i) Except as otherwise required under this Agreement, all notices, disclosures and demand of any nature which otherwise might be required from time to time to preserve intact any rights against any Borrower, including the following: any notice of any event or circumstance described in Section 11.9 [Obligations Absolute] hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Obligations; any notice of the incurrence of any Obligation; any notice of any default or any failure on the part of any Borrower or any other Person to comply with any Loan Document or any of the Obligations or any direct or indirect security for any of the Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of any Borrower or any other Person;
          (ii) Any right to any marshalling of assets, to the filing of any claim against any Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against any Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Obligations or any direct or indirect security for any of the Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or the Lenders, or any of them, or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Obligations or any direct or indirect security for any of the Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Loan Document, and any requirement that any Borrower receive notice of any such acceptance;

          (iii) Any defense or other right arising by reason of any law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, “one action” laws or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent or the Lenders, or any of them (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Obligations), which results in denial or impairment of the right of the Administrative Agent or the Lenders, or any of them, to seek a deficiency against any Borrower or any other Person or which otherwise discharges or impairs any of the Obligations; and
          (iv) Any and all defenses it may now or hereafter have based on principles of suretyship, impairment of Collateral or the like.
     11.12 Joint and Several Liability; Guaranty and Surety Matters. Each of the Borrowers shall be jointly and severally liable with respect to the Loans, Obligations and all other Indebtedness of Borrowers (or any one or more of them) to the Lenders arising out of the Loan Documents. Each Borrower guarantees and becomes surety for the full and timely payment, whether by declaration, acceleration or otherwise, by the other Borrower of each and every obligation and liability (both those now in existence and those that shall hereafter arise, including without limitation all costs and expenses of enforcement and collection including reasonable attorneys’ fees) of such other Borrower to Lenders. Further each Borrower agrees that the Administrative Agent may from time to time or as many times as the Administrative Agent, in its sole discretion, deems appropriate, do any of the following without adversely affecting the validity or enforceability of this Agreement or any of the Loan Documents (i) release, surrender, exchange, compromise or settle Indebtedness of any of the Borrowers to the Lenders; (ii) change, renew or waive the terms of any note, instrument or agreement relating to Indebtedness of any of the Borrowers or Lenders, such rights to include the right to change the rate of interest charged to such Borrower; (iii) enter into any agreement of forbearance with respect to Indebtedness of any of the Borrowers to Lenders; (iv) release, surrender, exchange or compromise any security hold by Administrative Agent for Indebtedness of any of the Borrowers or Lenders; (v) release any person who is a guarantor or surety or has agreed to purchase Indebtedness of any of the Borrowers to Lenders; and (vi) release, surrender, exchange or compromise any security or lien held by the Administrative Agent for the liabilities of any person who is a guarantor or surety for the Indebtedness of any of the Borrowers to Lenders. Each of the Borrowers agree that the Administrative Agent may do any of the above as the Administrative Agent deems necessary or advisable, at the Administrative Agent’s sole discretion, and that each of the Borrowers agree to make full payment immediately when due to be paid to the Lenders, irrespective of whether any one or more of the following events have occurred: (i) Administrative Agent has made any demand on the other Borrower; (ii) Administrative Agent has taken any action of any nature against any other Borrower; (iii) Administrative Agent has pursued any rights which Administrative Agent has against nay other person who may be liable for Indebtedness of such Borrower to Lenders; (iv) Administrative Agent holds or has resorted to any security for Indebtedness of such Borrower to Lenders; or (v) Administrative Agent has invoked any other remedies or rights Administrative Agent has available with respect to Indebtedness of such Borrower to Lenders. Each of the Lenders and the Administrative Agent hereby reserve all rights against each Borrower.

     11.13 Confidentiality.
                    11.13.1 General. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (vii) with the consent of the Borrowers or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers or the other Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
                    11.13.2 Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.13.1 [General].
     11.14 Counterparts; Integration; Effectiveness.
                    11.14.1 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.
     11.15 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
                    11.15.1 Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to is conflict of laws principles.
                    11.15.2 SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
                    11.15.3 WAIVER OF VENUE. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY

OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.15. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.
                    11.15.4 SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
                    11.15.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     11.16 Borrowing Agent. Each Loan Party hereby appoints the Borrowing Agent as its agent to act as specified herein and authorizes the Borrowing Agent to take such action and perform such duties on such Loan Parties’ behalf as are specified in this Agreement and the other Loan Documents to be taken or performed by the Borrowing Agent, and to exercise such powers, take such actions and perform such duties as are reasonably incidental thereto.
     11.17 USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.
[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE 1 OF 10 TO CREDIT AGREEMENT]
     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

REVOLVER AND TERM BORROWER: ARMSTRONG COAL COMPANY, INC.
By:	/s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	President

REVOLVER BORROWER AND TERM GUARANTOR: ARMSTRONG LAND COMPANY, LLC
By:	/s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	President and Chief Financial Officer

TERM BORROWERS AND REVOLVER GUARANTORS WESTERN MINERAL DEVELOPMENT, LLC
By:	/s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	Manager

[SIGNATURE PAGE 2 OF 10 TO CREDIT AGREEMENT]

WESTERN DIAMOND LLC
By:	/s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	Manager

WESTERN LAND COMPANY, LLC
By:	/s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	Manager

ELK CREEK L.P.

By:	ELK CREEK GP, LLC, as General Partner

By:	/s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	President and Chief Financial Officer

REVOLVER AND TERM GUARANTORS: ARMSTRONG ENERGY, INC.
By:	/s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	President

[SIGNATURE PAGE 3 OF 10 TO CREDIT AGREEMENT]

ARMSTRONG RESOURCES HOLDINGS, LLC
By:	/s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	President and Chief Financial Officer

ELK CREEK GP, LLC
By:	/s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	President and Chief Financial Officer

ELK CREEK OPERATING GP, LLC
By:	/s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	President and Chief Financial Officer

ELK CREEK OPERATING, L.P.

By:	Elk Creek Operating GP, LLC, as General Partner

By:	/s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	President and Chief Financial Officer

CERALVO HOLDINGS, LLC
By:	/s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	Manager

[SIGNATURE PAGE 4 OF 10 TO CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent
By:	/s/ Richard C. Munsick
	Name:	Richard C. Munsick
	Title:	Senior Vice President

[SIGNATURE PAGE 5 OF 10 TO CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Ronald M. Calhoun
	Name:	Ronald M. Calhoun
	Title:	Vice President

[SIGNATURE PAGE 6 OF 10 TO CREDIT AGREEMENT]

UNION BANK, N.A.
By:	/s/ Richard Reeves
	Name:	Richard Reeves
	Title:	Vice President

[SIGNATURE PAGE 7 OF 10 TO CREDIT AGREEMENT]

FIRST COMMONWEALTH BANK
By:	/s/ Stephen J. Orban
	Name:	Stephen J. Orban
	Title:	Senior Vice President

[SIGNATURE PAGE 8 OF 10 TO CREDIT AGREEMENT]

REGIONS BANK
By:	/s/ Steven A. Linton
	Name:	Steven A. Linton
	Title:	Senior Vice President

[SIGNATURE PAGE 9 OF 10 TO CREDIT AGREEMENT]

THE HUNTINGTON NATIONAL BANK
By:	/s/ W. Christopher Kohler
	Name:	W. Christopher Kohler
	Title:	Senior Vice President

[SIGNATURE PAGE 10 OF 10 TO CREDIT AGREEMENT]

RAYMOND JAMES BANK, FSB
By:	/s/ Alexander L. Rody
	Name:	Alexander L. Rody
	Title:	Senior Vice President

SCHEDULE 1.1(A)
PRICING GRID—
VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO

		Letter of Credit	Base Rate	LIBOR Rate
Level	Leverage Ratio	Fee	Spread	Spread
I	Greater than or equal to 2.5 to 1.0	3.75%	2.75%	3.75%
II	Greater than or equal to 2.0 to 1.0 but less than 2.5 to 1.0	3.50%	2.50%	3.50%
III	Greater than or equal to 1.5 to 1.0 but less than 2.0 to 1.0	3.25%	2.25%	3.25%
IV	Less than 1.5 to 1.0	3.00%	2.00%	3.00%
     For purposes of determining the Applicable Margin and the Applicable Letter of Credit Fee Rate:
     (a) The Applicable Margin and the Applicable Letter of Credit Fee Rate shall be set on the Closing Date to the fees and spreads associated with “Level I” pricing and shall remain at such level until the delivery of the Compliance Certificate for the fiscal quarter ending June 30, 2011.
     (b) The Applicable Margin and the Applicable Letter of Credit Fee Rate shall be recomputed for the fiscal quarter ending June 30, 2011, and for each fiscal quarter thereafter based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Borrowers]. If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3 , then the rates in Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
     (c) If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Borrowers or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative
SCHEDULE 1.1(A) — 1

Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or 4.3 [Interest After Default] or 9 [Default]. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.
SCHEDULE 1.1(A) — 2

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 — Commitments of Lenders and Addresses for Notices to Lenders

	Amount of	Amount of
	Commitment for	Commitment
	Revolving Credit	for Term
Lender	Loans	Loans	Commitment	Ratable Share
Name: PNC Bank, National Association Address: 249 Fifth Avenue, 3rd Floor Pittsburgh, PA 15222-2707 Attention: Richard C. Munsick Telephone: (412) 762-4299 Telecopy: (412) 762-2571	$13,333,333.34	$26,666,666.66	$40,000,000	26.666666667%

Name: U.S. Bank National Association Address: 721 Locust Street St. Louis, MO 63103 Attention: Jennifer Hackman Telephone: (314) 418-2264 Telecopy: (314) 418-8090	$5,000,000	$10,000,000	$15,000,000	10.000000000%

Name: Union Bank, N.A. Address: 601 Potrero Grande Dr. Monterey Park, CA 91754 Attention: Alberta Rosby Telephone: (323) 720-2622 Telecopy: (323) 278-6173	$8,333,333.33	$16,666,666.67	$25,000,000	16.666666667%

Name: First Commonwealth Bank Address: 437 Grant Street Frick Building, Suite 1600 Pittsburgh, PA 15219 Attention: Stephen J. Orban Telephone: (412) 690-2212 Telecopy: (412) 690-2206	$5,000,000	$10,000,000	$15,000,000	10.000000000%
SCHEDULE 1.1(B) — 1

	Amount of	Amount of
	Commitment for	Commitment
	Revolving Credit	for Term
Lender	Loans	Loans	Commitment	Ratable Share
Name: Regions Bank Address: 8182 Maryland Avenue St. Louis, MO 63105 Attention: John Holland Telephone: (314) 615-2379 Telecopy: (314) 615-2355	$5,000,000	$10,000,000	$15,000,000	10.000000000%

Name: The Huntington National Bank Address: 41 South High Street (HC 0845) Columbus, OH 43215 Attention: Chad Lowe Telephone: (614) 480-5810 Telecopy: (877) 274-8593	$8,333,333.33	$16,666,666.67	$25,000,000	16.666666667%

Name: Raymond James Bank, FSB Address: 710 Carillon Parkway St. Petersburg, FL 33716 Attention: Garrett T. McKinnon Telephone: (727) 567-4324 Telecopy: (727) 567-1815	$5,000,000	$10,000,000	$15,000,000	10.000000000%

Total	$50,000,000	$100,000,000	$150,000,000	100%

SCHEDULE 1.1(B) — 2

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 — Addresses for Notices to Borrowers and Guarantors:

ADMINISTRATIVE AGENT

Name:	PNC Bank, National Association
Address:	One PNC Plaza 249 Fifth Avenue Pittsburgh, Pennsylvania 15222-2707
Attention:	Richard C. Munsick
Telephone:	(412) 762-4299
Telecopy:	(412) 762-2571

With a Copy To:

Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
Address:	500 First Avenue
Pittsburgh, PA 15219
Attention:	Agency Services
Telephone:	412 762 6442
Telecopy:	412 762 8672

BORROWERS:

Name:	c/o Armstrong Coal Company, Inc.
Address:	7733 Forsyth Boulevard, Suite 1625 St. Louis, Missouri 63105
Attention:	Martin D. Wilson, President and Chief Financial Officer
Telephone:	(314) 721-8202
Telecopy:	(314) 721-8211

GUARANTORS:
Name:	c/o Armstrong Coal Company, Inc.
Address:	7733 Forsyth Boulevard, Suite 1625 St. Louis, Missouri 63105
Attention:	Martin D. Wilson, President and Chief Financial Officer
Telephone:	(314) 721-8202
Telecopy:	(314) 721-8211
SCHEDULE 1.1(B) — 3

SCHEDULE 8.1.3
INSURANCE REQUIREMENTS RELATING TO THE COLLATERAL
COVENANTS:
At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent and each of the Lenders (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties’ independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate, and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements which include the provisions set forth below or are otherwise in form acceptable to the Administrative Agent in its discretion. The applicable Loan Parties shall notify the Administrative Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Administrative Agent constituting insurance proceeds may, at the option of the Administrative Agent, (i) in the case of property insurance proceeds received during the existence of an Event of Default, be applied by the Administrative Agent to the payment of the Obligations in accordance with the terms of the Credit Agreement, (ii) for losses of less than $500,000 received at such time as no Event of Default or Potential Default exists, be disbursed by the Administrative Agent to the applicable Loan Parties, and (iii) for losses equal to or greater than $500,000 received at such time as no Event of Default or Potential Default exists, be disbursed by the Administrative Agent to the applicable Loan Parties on such terms as are deemed appropriate by the Administrative Agent for the repair, restoration and/or replacement of Collateral and other property in respect of which such proceeds were received.
ENDORSEMENT:
(i) specify the Administrative Agent as an additional insured, mortgagee and lender loss payee as its interests may appear,
(ii) with respect to all property insurance policies, provide that the interest of the Lenders shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, except that the insurer shall not be obligated to maintain the insurance if the breach consists of non-payment of premiums which continues for 30 days after written notice to Administrative Agent,
(iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise,
(iv) provide that any and all rights of subrogation which the insurers may have or acquire against the Loan Parties shall be, at all times and in all respects, junior and subordinate to the prior Payment In Full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been paid in full and the Commitments have terminated,
SCHEDULE 8.1.3

(v) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice of such cancellation or change,
(vi) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and
(vii) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured.
SCHEDULE 8.1.3

SCHEDULE 1.1(A)
PRICING GRID—
VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO

		Letter of Credit	Base Rate	LIBOR Rate
Level	Leverage Ratio	Fee	Spread	Spread
I	Greater than or equal to 2.5 to 1.0	3.75%	2.75%	3.75%
II	Greater than or equal to 2.0 to 1.0 but less than 2.5 to 1.0	3.50%	2.50%	3.50%
III	Greater than or equal to 1.5 to 1.0 but less than 2.0 to 1.0	3.25%	2.25%	3.25%
IV	Less than 1.5 to 1.0	3.00%	2.00%	3.00%
     For purposes of determining the Applicable Margin and the Applicable Letter of Credit Fee Rate:
     (a) The Applicable Margin and the Applicable Letter of Credit Fee Rate shall be set on the Closing Date to the fees and spreads associated with “Level I” pricing and shall remain at such level until the delivery of the Compliance Certificate for the fiscal quarter ending June 30, 2011.
     (b) The Applicable Margin and the Applicable Letter of Credit Fee Rate shall be recomputed for the fiscal quarter ending June 30, 2011, and for each fiscal quarter thereafter based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Borrowers]. If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3, then the rates in Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
     (c) If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Borrowers or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period,the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative
SCHEDULE 1.1(A) — 1

Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or 4.3 [Interest After Default] or 9 [Default]. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.
SCHEDULE 1.1(A) — 2

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 — Commitments of Lenders and Addresses for Notices to Lenders

	Amount of	Amount of
	Commitment	Commitment
	for Revolving	for Term		Ratable
Lender	Credit Loans	Loans	Commitment	Share
Name: PNC Bank, National Association Address: 249 Fifth Avenue, 3rd Floor Pittsburgh, PA 15222-2707 Attention: Richard C. Munsick Telephone: (412) 762-4299 Telecopy: (412)762-2571	$13,333,333.34	$26,666,666.66	$40,000,000	26.666666667%

Name: U.S. Bank National Association Address: 721 Locust Street St. Louis, MO 63103 Attention: Jennifer Hackman Telephone: (314)418-2264 Telecopy: (314)418-8090	$5,000,000	$10,000,000	$15,000,000	10.000000000%

Name: Union Bank, N.A. Address: 601 Potrero Grande Dr. Monterey Park, CA 91754 Attention: Alberta Rosby Telephone: (323) 720-2622 Telecopy: (323) 278-6173	$8,333,333.33	$16,666,666.67	$25,000,000	16.666666667%

Name: First Commonwealth Bank Address: 437 Grant Street Frick Building, Suite 1600 Pittsburgh, PA 15219 Attention: Stephen J. Orban Telephone: (412) 690-2212 Telecopy: (412) 690-2206	$5,000,000	$10,000,000	$15,000,000	10.000000000%
SCHEDULE 1.1(B) — 1

Name: Regions Bank Address: 8182 Maryland Avenue St. Louis, MO 63105 Attention: John Holland Telephone: (314)615-2379 Telecopy: (314)615-2355	$5,000,000	$10,000,000	$15,000,000	10.000000000%

Name: The Huntington National Bank Address: 41 South High Street (HC 0845) Columbus, OH 43215 Attention: Chad Lowe Telephone: (614)480-5810 Telecopy: (877)274-8593	$8,333,333.33	$16,666,666.67	$25,000,000	16.666666667%

Name: Raymond James Bank, FSB Address: 710 Carillon Parkway St. Petersburg, FL 33716 Attention: Garrett T. McKinnon Telephone: (727) 567-4324 Telecopy: (727) 567-1815	$5,000,000	$10,000,000	$15,000,000	10.000000000%
Total	$50,000,000	$100,000,000	$150,000,000	100%
SCHEDULE 1.1(B) — 2

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 — Addresses for Notices to Borrowers and Guarantors:
ADMINISTRATIVE AGENT

Name:	PNC Bank, National Association
Address:	One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
Attention:	Richard C. Munsick
Telephone:	(412) 762-4299
Telecopy:	(412) 762-2571
With a Copy To:
Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
Address: 500 First Avenue
Pittsburgh, PA 15219

Attention: Telephone: Telecopy:	Agency Services 412 762 6442 412 762 8672
BORROWERS:

Name:	c/o Armstrong Coal Company, Inc.
Address:	7733 Forsyth Boulevard, Suite 1625
St. Louis, Missouri 63105
Attention:	Martin D. Wilson, President and Chief Financial Officer
Telephone:	(314) 721-8202
Telecopy:	(314) 721-8211
GUARANTORS:

Name:	c/o Armstrong Coal Company, Inc.
Address:	7733 Forsyth Boulevard, Suite 1625
St. Louis, Missouri 63105
Attention:	Martin D. Wilson, President and Chief Financial Officer
Telephone:	(314) 721-8202
Telecopy:	(314) 721-8211
SCHEDULE 1.1(B) — 3

Schedule l.l(P)
Permitted Liens
1. Overriding Royalty Agreements
     a. Overriding Royalty Agreement in favor of David R. Cobb dated November 22, 2006, a short form of which is of record in Deed Book 529, Page 692 in the Office of the Clerk of Muhlenberg County, Kentucky, as amended and restated pursuant to Amended Overriding Royalty Agreement, a short form of which is of record as Amended and Restated Short Form Overriding Royalty Agreement, dated December 3, 2008, in Deed Book 540, page 576, in the Office of the Clerk of Muhlenberg County, Kentucky.
     b. Overriding Royalty Agreement in favor of Kenneth E. Allen dated July 27, 2007, a short form of which is of record in Deed Book 529, Page 686 in the Office of the Clerk of Muhlenberg County,Kentucky, as amended and restated pursuant to Amended Overriding Royalty Agreement, a short form of which is of record as Amended and Restated Short Form Overriding Royalty Agreement, dated December 3, 2008, in Deed Book 540, page 571, in the Office of the Clerk of Muhlenberg County, Kentucky.
     c. Overriding Royalty Agreement in favor of Western Kentucky Royalty Trust dated July 25, 2008, a memorandum of which is of record in Deed Book 95, Page 684 in the Office of the Clerk of Muhlenberg County, Kentucky.
     d. Overriding Royalty Agreement in favor of Western Kentucky Royalty Trust dated July 25, 2008, a memorandum of which is of record in Deed Book 539, Page 105 in the Office of the Clerk of Muhlenberg County, Kentucky.
     e. Overriding Royalty Agreement in favor of Western Kentucky Royalty Trust dated July 25, 2008, a memorandum of which is of record in Deed Book 541, Page 634 in the Office of the Clerk of Muhlenberg County, Kentucky.
     f. Overriding Royalty Agreement by Armstrong Coal Company, Inc. in favor of David R. Cobb dated November 22, 2006, a short form of which is of record in Deed Book 369, Page 284 in the Office of the Clerk of Ohio County, Kentucky, as amended and restated pursuant to Amended Overriding Royalty Agreement, a short form of which is of record as Amended and Restated Short Form Overriding Royalty Agreement, dated December 3, 2008, in Deed Book 377, page 87, in the Office of the Clerk of Ohio County, Kentucky.
     g. Overriding Royalty Agreement by Armstrong Mining, Inc. in favor of David R. Cobb dated November 22, 2006, a short form of which is of record in Deed Book 369, Page 290 in the Office of the Clerk of Ohio County, Kentucky, as amended and restated pursuant to Amended Overriding Royalty Agreement, a short form of which is of record as Amended and Restated Short Form Overriding Royalty Agreement, dated December 3, 2008, in Deed Book 377, page 87, in the Office of the Clerk of Ohio County, Kentucky.
     h. Overriding Royalty Agreement by Armstrong Coal Company, Inc. in favor of Kenneth E. Allen dated February 9, 2007, a short form of which is of record in Deed Book 369, Page 296 in the Office of the Clerk of Ohio County, Kentucky, as amended and restated pursuant to Amended Overriding Royalty Agreement, a short form of which is of record as Amended and Restated Short Form Overriding

Royalty Agreement, dated December 3, 2008, in Deed Book 377, page 94, in the Office of the Clerk of Ohio County, Kentucky.
     i. Overriding Royalty Agreement by Armstrong Mining, Inc. in favor of Kenneth E. Allen dated February 9, 2007, a short form of which is of record in Deed Book 369, Page 302 in the Office of the Clerk of Ohio County, Kentucky, as amended and restated pursuant to Amended Overriding Royalty Agreement, a short form of which is of record as Amended and Restated Short Form Overriding Royalty Agreement, dated December 3, 2008, in Deed Book 377, page 94, in the Office of the Clerk of Ohio County, Kentucky.
     j. Overriding Royalty Agreement in favor of Western Kentucky Royalty Trust dated July 25, 2008, a memorandum of which is of record in Deed Book 375, Page 705 in the Office of the Clerk of Ohio County, Kentucky.
     k. Overriding Royalty Agreement by Ceralvo Holdings, LLC and Ceralvo Resources, LLC in favor of Western Kentucky Royalty Trust dated July 25, 2008, a memorandum of which is of record in Deed Book 375, Page 714 in the Office of the Clerk of Ohio County, Kentucky.
2. Vendor Liens:
a. Vendor’s Lien in the amount of $75,000.00 retained by Daniel Bell and Melissa Bell (husband and wife) in deed dated July 8, 2010 to Armstrong Coal Company, Inc., a Delaware corporation, of record in Deed Book 385, Page 57 in the Office of the Clerk of Ohio County, Kentucky.
b. Vendor’s Lien in the amount of $716,250.00 retained by Kenneth H. Brown and Cynthia S. Brown (husband and wife) in deed dated October 8, 2010 to Armstrong Coal Company, Inc., a Delaware corporation, of record in Deed Book 386, Page 282 in the Office aforesaid.
c. Vendor’s Lien in the amount of $266,666.50 retained by Kathy Ann Shelton and William Todd Shelton (wife and husband) in deed dated December 16, 2010 to Armstrong Coal Company, Inc., a Delaware corporation, of record in Deed Book 387, Page 162 in the Office aforesaid.
d. Vendor’s Lien in the amount of $266,666.50 retained by Richard Lee Brown and Doris A. Brown (husband and wife) in deed dated December 16, 2010 to Armstrong Coal Company, Inc., a Delaware corporation, of record in Deed Book 387, Page 167 in the Office aforesaid.
3. Mortgage in the principal amount of $561,000.00, from Armstrong Coal Company, Inc., a Delaware corporation, to Anna Laura Dortch, dated as of October 13, 2010, recorded in Mortgage Book 448, Page 764 in the Office of the Clerk of Ohio County, Kentucky.
4. The following Equipment Leases to Armstrong Coal Company, Inc.

		Lease	Lease
Lessor/	Serial	Beginning	Term
Equipment Model / Description	Number	Date	(Months)
Atlas Copco DML/LP Drill	9034	4/1/2010	49
Catepillar Financial CAT D9T Track Type Tractor	RJS00943	4/11/2008	84

		Lease	Lease
Lessor/	Serial	Beginning	Term
Equipment Model / Description	Number	Date	(Months)
CAT D10T (Rip) Dozer	RJG01276	4/25/2008	84
CAT 992G Wheel Loader	AZX00820	5/9/2008	84
CAT 992G Wheel	AZX00821	5/9/2008	84
CAT D9T Track Type Tractor	RJS01157	9/19/2008	84
CAT D9T Track Type Tractor	RJS01195	9/19/2008	84
CAT D9T Track Type Tractor	RJS01227	10/24/2008	84
Deere Credit
Hitachi EX2500LD Shovel	FF018LQ001033	5/25/2008	72
Hitachi Z850LCS3 Excavator	FF01JDQ020567	4/25/2008	72
Komatsu Financial
Komatsu D475A-5EO Dozer	30020	9/25/2007	60
Komatsu D65WX-15EO Dozer	69083	7/1/2008	42
Komatsu D65PX-15EO Dozer	71043	8/1/2008	42
Komatsu D65PX-15EO Dozer	70985	8/1/2008	42
Komatsu PC220LC-8 Excavator	A88694	8/1/2008	60
Komatsu PC1250SP-8 Excavator	30121	11/1/2008	60
Komatsu HD785-7 Rigid Haul Truck	A10021	12/1/2008	60
Komatsu WA800-3E0 Front End Loader	70025	5/1/2009	60
Komatsu HD785-7 Rock Truck	7922	5/1/2009	60
Komatsu WA500-6 Wheel Loader	A92671	6/20/2009	60
Komatsu WA900-3E0 Wheel Loader	60073	6/15/2009	60
Komatsu PC1250LC-8 Excavator	30146	7/15/2009	60
Komatsu D375A-6 Dozer	60026	10/1/2010	84
Volvo Financial Services
Volvo G990 Grader	40796	3/9/2008	60
Volvo G990 Grader	40981	3/9/2008	60
5. Financing statements as shown on CT Corporation System Search report dated 1/4/11.

Schedule 1.1(R)
Real Property
ALCOA
(Webster and Union County)
I. Lessee — Coal/Surface Mining Rights: Armstrong Coal Company, Inc.: (i) #6 seam of coal; (ii) all coal lying above #6; and (iii) right to enter in, on and under the real estate to mine and remove coal via underground mining, all of which being 20,000 acres of coal and 1,500 acres of surface (per Coal Mining Lease from Alcoa Fuels, Inc., dated October 27, 2010, a short form of which is of record in Miscellaneous Book 151, Page 260 in the Office of the Clerk of Webster County, Kentucky and in Deed Book 343, Page 20 in the Office of the Clerk of Union County, Kentucky).
ARMSTRONG DOCK (a/k/a Smallhouse Dock)
(Ohio County)
I. Owner — Surface/Plant/Facilities/Improvements: Western Land Company, LLC: 873 acres of surface, together with all equipment, fixtures, plants, facilities, improvements, etc. (per Deed to Western Land Company, LLC from Point Pleasant Dock Company, LLC, Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC, dated December 27, 2006, recorded in DB 365, p. 375).
II. Lessee: Armstrong Coal Company, Inc. pursuant to Surface Property Lease from the above-referenced owner dated January 1, 2007, a short form of which will be recorded.
BIG RUN — EAST FORK (KRONOS/WARDEN) -LEWIS
CREEK — MIDWAY (PART)
(Ohio County)
I. Owners — Surface/Surface and Coal Mining Rights: Western Diamond LLC and Western Mineral Development, LLC: (i) 505 acres in Big Run Underground Area; (ii) 1,354 acres in Lewis Creek Surface Area; (iii) 156 acres in East Fork —Kronos Surface Area; and (iv) 112 acres and an undivided 9/10th interest in an additional 87 acres in East Fork — Warden #14 Area (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC to Western Diamond LLC, dated May 31, 2007, recorded in DB 368, p. 17, as corrected by Deed of Correction dated September 11, 2007, recorded in DB 369, p. 759 and Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011).
II. Owners — Coal: Western Diamond LLC and Western Mineral Development, LLC: (i) 8,289 acres of #9 seam coal only, and partial interest in additional 413 acres of #9 seam coal, all in Big Run #9 Underground Area; (ii) 1,495 acres and a partial interest in an additional 159 acres of all coal lying above #9 seam in Lewis Creek Area; (iii) 484 acres of coal lying above #9 seam in East Fork — Kronos area; (iv) 174 acres of coal lying above #9 seam in East Fork Warden #14

Area; and (v) 6,575 acres and a partial interest in an additional 413 acres of #8 seam coal in Midway #8 Underground Area (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC to Western Diamond LLC, dated May 31, 2007, recorded in DB 368, p. 17, as corrected by Deed of Correction dated September 11, 2007, recorded in DB 369, p. 759 and Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011).
III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owners dated February 9, 2011.
CENTERTOWN (a/k/a Austin Shop & Acreage)
(Ohio County)
I. Owner: Surface/Plant/Facilities/Improvements: Western Land Company, LLC: 208.04 acres of surface, together with all equipment, fixtures, plants, facilities, improvements, etc. (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC to Western Land Company, LLC, dated October 19, 2007, recorded in DB 371, p. 28), LESS AND EXCEPT approx. 1 acre conveyed to City of Centertown by Deed dated December 12, 2008, of record in Deed Book 380, Page 233; and approx. 35 acres conveyed to Joseph Michael Roe and Sara Kelly Roe by unrecorded Deed dated April 4, 2008, to be recorded.
II. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owner dated February 9, 2011.
ELK CREEK
(Ohio County)
I. Owner — Surface/Coal: Ceralvo Holdings, LLC: (i) 415 acres of surface and surface and coal mining rights appurtenant thereto; (ii) entire interest in 18,153.5 acres of #9 seam coal; and (ii) partial interest in 673.5 acres #9 coal (per Deed from Cypress Creek Land Resources, LLC & Cyprus Creek Land Company, dated March 31, 2008, recorded in DB 373, p. 262).
II. Lessee — Coal: Ceralvo Holdings, LLC: #9 coal seam under 401.5 acres which is leased by Assignor pursuant to “Danks/Ray Coal Lease” dated August 25, 1972 and recorded in DB 200, p. 215 (per Assignment and Assumption of Mineral Leasehold Estate (Danks and Ray #9 Only) from Cypress Creek Land Resources, LLC, dated March 31, 2008, recorded in DB 373, p. 199).
III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owner and lessee dated February 9, 2011.
EQUALITY BOOT
(Ohio County)

I. Owners — Surface/Facilities/Coal Mining Rights/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 2,163 acres of surface, surface facilities and surface and coal mining rights; and all oil and gas interest aforesaid surface tract (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Land Company, LLC, dated December 12, 2006, recorded in DB 365, p. 36 and Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011).
II. Owners — Coal/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 2,923 acres owned coal and undivided 1/2 interest in 225 acres in surface mineable coal lying above #9 seam and all coal and coal mining rights associated therewith (except for all coal below the top of #9 seam); and (ii) all oil and gas interest aforesaid coal tracts (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Land Company, LLC, dated December 12, 2006, recorded in DB 365, p. 36 and Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011).
III. Lessees — Surface/Coal Mining Rights: Western Land Company, LLC and Western Mineral Development, LLC: (i) 423.1 acres of surface tracts; (ii) undivided 1/2 interest in 152.1 acres of surface mineable coal tracts and coal mining rights and privileges, but only with respect to all coal above #9 coal (except for all coal lying below the top of #9), and all oil and gas interests, if any which is leased by Assignor pursuant to “Barnard” lease dated June 17, 1994, a short form of which is recorded in DB 292, p. 697 (per Partial Assignment and Assumption of Surface and Mineral Leasehold Estate (Barnard Surface Area and Coal Above #9 Seam) from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated December 12, 2006, recorded in DB 365, p. 57 and Assignment of Partial Lease Interest from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011).
IV. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owners and lessees dated February 9, 2011.
FISH & WILDLIFE
(Ohio County)
I. Owner — Easement for Surface Mining: Western Diamond LLC: easement to conduct surface mining on 3,000 acres in Ohio County (per Deed of Easement from Central States Coal Reserves of Kentucky, LLC (“Central States”) and Beaver Dam Coal Company to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 360).
II. Owners — Surface/Coal/Oil, Gas & Other Minerals: Western Diamond LLC and Western Mineral Development, LLC: all coal, oil, gas, other minerals and surface property owned, leased or otherwise held and controlled by Central States and Beaver Dam Coal Company located in Ohio County, Kentucky which Central States and/or Beaver Dam Coal Company acquired pursuant to specifically listed source deeds, subject to (i) prior selloffs to the Department of Fish & Wildlife Resources; and (ii) the remaining 4,000 acres of surface mining operations reserved by Central States and Beaver Dam Coal Company for their operations in Muhlenberg County (per Deed from Central States and Beaver Dam Coal Company to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 369 and Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011).
III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owners dated February 9, 2011.
JACOB’S CREEK — SUNNYSIDE (Part) — HILLSIDE-
CYPRESS CREEK — NELSON CREEK “B”
(Muhlenberg County)
I. Owners — Surface/Surface and Coal Mining Rights: Western Diamond LLC and Western Mineral Development, LLC: (i) 197 acres surface and surface and coal mining rights in the Jacob’s Creek/Drakesboro Area; and (ii) 399 acres surface and surface and coal mining rights in the Sunnyside Area (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated effective May 31, 2007, recorded in DB 528, p. 284, as confirmed by Deed of Confirmation dated September 30, 2007, recorded in DB 531, p. 205 and Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011).
II. Owners - Coal: Western Diamond LLC and Western Mineral Development, LLC: (i) 3,311 acres of all seams of owned coal in Jacob’s Creek/Drakesboro Area; (ii) 836 acres of owned coal lying below #9 seam in Jacob’s Creek/Drakesboro Area; (iii) 333 acres of owned coal in Hillside Area; (iv) 107 acres owned coal lying above #9 seam in Cypress Creek Coal Area; (v) 212 acres owned coal lying above #9 seam in Nelson Creek “B” Area; and (vi) 399 acres owned coal above #9 seam and a partial interest in an additional 2,142 acres of coal above #9 seam, all in Sunnyside Area (per Deed from Central States Coal Reserves of Kentucky, LLC, dated effective May 31, 2007, recorded in DB 528, p. 284, as confirmed by Deed of Confirmation dated September 30, 2007, recorded in DB 531, p. 205 and Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011).
III. Owner — Easement for Surface Mining: Western Diamond LLC: easement to conduct surface mining on 1,828 acres in Muhlenberg County (per Deed of Easement from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated May 31, 2007, recorded in DB 528, p. 344).
IV. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Sublease from the above-referenced owners dated February 9, 2011.
McHENRY RAILROAD SPUR AND CHURCH OF GOD PROPERTY

(Ohio County)
I. Owners — Fee Simple: Western Land Company, LLC and Western Diamond LLC: fee simple interest into real property referred to as the McHenry Railroad Spur (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC, dated May 31, 2007, recorded in DB 368, p. 106).
II. Owner — Fee Simple: Western Land Company, LLC: Property on the old Hartford and Rockport Road about two miles west of McHenry (per Deed from Church of God of Prophecy, dated February 14, 2008, recorded in Deed Book 372, Page 660).
III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owners dated February 9, 2011.
NELSON CREEK (PART) — SUNNYSIDE (PART)
(Muhlenberg County)
I. Lessees — Coal: Western Diamond LLC and Western Mineral Development, LLC: 358 acres of coal above #9 seam in Rogers Nelson Creek “B” Area which is leased by Assignor pursuant to “1947 Mineral Lease” dated December 4, 1947, recorded in DB 164, p. 525 (per Partial Assignment and Assumption of Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC, dated May 31, 2007, recorded in DB 528, p. 320 and Assignment of Partial Lease Interest from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011).
II. Lessees — Coal: Western Diamond LLC and Western Mineral Development, LLC: undivided 1/2 interest in 2,142 acres of coal lying above #9 seam in the Sunnyside (“Duncan”) Area, which is leased by Assignor pursuant to an Indenture dated June 10, 1967 from Kentucky Trust Company of Louisville, Trustee, as lessor, and Sentry Royalty Company as lessee, recorded in DB 258, p. 488 (per Partial Assignment and Assumption of Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated May 31, 2007, recorded in DB 528, p. 330 and Assignment of Partial Lease Interest from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011).
III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Sublease from the above-referenced owners dated February 9, 2011.
PARKWAY (Part)
(Muhlenberg County)
I. Owners — Surface/Facilities/Mining Rights/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 661.54 acres of surface, surface facilities, and surface and coal mining rights; and (ii) any oil and gas underlying any of the surface tracts (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated December 12, 2006, recorded in DB 524, p. 505 and Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011).
II. Owners — Coal/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 298 acres of #9 seam coal (except for coal lying above and below #9 seam); and (ii) any oil and gas underlying any of the coal tracts (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated December 12, 2006, recorded in DB 524, p. 505 and Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011).
III. Lessees — Coal: Western Land Company, LLC and Western Mineral Development, LLC: deep #9 coal south of Western Kentucky Parkway which is leased by Assignor pursuant to “1947 Mineral Lease” dated December 4, 1947, recorded in DB 164, p. 525 (per Partial Assignment and Assumption of Mineral Leasehold Estate (Deep #9 Coal) from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated December 12, 2006, recorded in DB 524, p. 523, as amended and restated by instrument dated April 17, 2007 and recorded in DB 527, p. 186 and Assignment of Partial Lease Interest from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011).
IV. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owners and lessees dated February 9, 2011.
ROCKPORT (Part)
(Ohio County)
I. Owner — Coal: Western Diamond LLC: (i) #8 seam of coal; and (ii) two tracts of all seams of coal lying above #9 seam (per Deed from Beaver Dam Coal Company, LLC to Western Diamond LLC, dated October 19, 2007, recorded in DB 371, p. 40).
II. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owner dated February 9, 2011.
ROCKPORT (Part) — LEWIS CREEK (Part)
(Ohio County)
I. Owners — Coal: Western Diamond LLC and Western Mineral Development, LLC: all #9 seam of coal (no acreage specified) (per Deed from Beaver Dam Coal Company, LLC to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 393 and Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011).

II. Owners — Surface/Coal Mining Rights: Western Diamond LLC and Western Mineral Development, LLC: 256 acres of surface, surface facilities and coal mining rights (per Deed from Beaver Dam Coal Company to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 403 and Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011).
III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owners dated February 9, 2011.
TERTELING LEASE AND HIGHVIEW
(Ohio County)
I. Owner — Surface/Facilities/Coal Mining Rights (Highview): Western Diamond LLC: 179.5 acres of surface, surface facilities and coal mining rights (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 414).
II. Lessee — Coal/Surface: Western Diamond LLC: all coal and coal mining rights and privileges and surface and other interests in property Lying east of Bull Run and west of Kentucky Highway 269 which is leased by Assignor pursuant to “Terteling” lease dated May 10, 1957, a short form of which is recorded in DB 133, p. 9 (per Partial Assignment of Coal Mining Lease from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 428).
III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owner dated February 9, 2011.
VOGUE — SUNNYSIDE (Part) — GAME PRESERVE — PARADISE #9
(Muhlenberg County)
I. Owners — Surface/Coal Mining Rights/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 1,732 acres and an undivided 50% interest in an additional 1,376 acres in the Vogue — Pond River Levee & Earles Areas, including all oil and gas and other minerals and the mining and mineral rights and privileges related thereto; and (ii) 4,782 acres in Gibralter Surface Area (Sunnyside) (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 118, as corrected by Deed of Correction dated September 30, 2007, recorded in DB 531, p. 213 and Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011), LESS AND EXCEPT so much thereof conveyed to Western Leasing, Inc. by Quitclaim Deed dated January 25, 2010, of record in Deed Book 546, Page 279, in the office of the Clerk of Muhlenberg County, Kentucky.

II. Owners — Surface Mining Operations/Coal Mining Rights/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: 50 acres of surface mining operations and access rights, coal mining rights and privileges, including all oil and gas and other minerals, all regarding Paradise #9 (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 118, as corrected by Deed of Correction dated September 30, 2007, recorded in DB 531, p. 213 and Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011).
III. Owners — Coal/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 2,854 acres of #9 seam coal and all seams of coal above #9 seam in the Vogue — Pond River Levee & Earles Areas; (ii) 548 acres of #9 seam coal and all coal above #9 seam in the Game Preserve B & C Area; (iii) 803 acres of all #9 seam coal regarding Paradise #9; and (iv) all oil and gas and other minerals underlying said coal tracts and the mining and mineral rights and privileges related thereto (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 118, as corrected by Deed of Correction dated September 30, 2007, recorded in DB 531, p. 213 and Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011).
IV. Sub-Lessees — Surface/Coal: Western Land Company, LLC and Western Mineral Development, LLC: an undivided 1/2 interest in (i) 1,003 acres of leased surface; and (ii) 2,781 acres of #9, #11, #12, #13 and #14 seam coal, which is leased by Assignor pursuant to “Martin” lease dated August 19, 1958, recorded in DB 254, p. 349 (per Partial Assignment and Assumption of Surface and Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 161 and Assignment of Partial Lease Interest from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011).
V. Owner — Easement for Surface Mining: Western Land Company, LLC: easement to conduct surface mining on 50 acres in Muhlenberg County (per Deed of Easement from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 153).
VI. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owners and lessees dated February 9, 2011.
WARDEN (Part)
(Ohio County)
I. Lessee — Surface/Coal: Ceralvo Holdings, LLC: all leased surface and #9 and #14 coal seams and the surface and coal mining rights appurtenant thereto which is leased by Assignor pursuant to “Carter/Harrel Heirs Lease” dated May 21, 1977, a short form of which is recorded in DB 223, p. 833 (per Assignment and Assumption of Coal Lease Agreement (Carter/Harrel Heirs

(Warden Area) from Cypress Creek Land Resources, LLC, dated March 31, 2008, recorded in DB 373, p. 210).
II. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Sublease from the above-referenced lessee dated February 9, 2011.
WEST FORK — MIDWAY (Part) — BEN’S LICK — CENTRAL GROVE MCHENRY -
ROCKPORT (Part) — KEN WYE
(Ohio County)
I. Owners — Surface/Coal Mining Rights/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 4,999 acres and an undivided 95% interest in an additional 21 acres in West Fork and Midway; (ii) 691 acres in Ben’s Lick and Central Grove Church Areas; (iii) 2,041 acres and an undivided 2/3 interest in an additional 116 acres in the area south of Ky. Hwy 62, north of Western Kentucky Parkway and west of U.S. Hwy. 231 (“3 Highways”) (McHenry Area and part of Rockport Area); (iv) 512 acres in Ken Wye Surface Area; and (v) including all oil and gas and other minerals and the mining and mineral rights and privileges related thereto (except regarding the Ken Wye Surface Area) (per Deed from Central States Coal Reserves of Kentucky, LLC, Beaver Dam Coal Company, LLC, Ohio County Coal Company, LLC and Grand Eagle Mining, Inc. to Western Land Company, LLC, dated March 30, 2007, recorded in DB 367, p. 1 and Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011).
II. Owners — Coal/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 6,575 acres and a partial interest in an additional 413 acres of coal above #9 seam in the West Fork and Midway Areas; (ii) 865 acres of all coal owned in Ben’s Lick and Central Grove Church Area; (iii) 4,347 acres and an undivided 2/3 interest in an additional 116 acres of all coal owned in 3 Highways (McHenry/pt. Rockport) Area; and (iv) including all oil and gas and other minerals and the mining and mineral rights and privileges related thereto (per Deed from Central States Coal Reserves of Kentucky, LLC, Beaver Dam Coal Company, LLC, Ohio County Coal Company, LLC and Grand Eagle Mining, Inc. to Western Land Company, LLC, dated March 30, 2007, recorded in DB 367, p. 1 and Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011).
III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owners dated February 9, 2011.
ADDITIONAL INTERESTS
Surface Lease from Lyman P. and Joyce M. Barnes and Jerry Carson and Zexia Barnes Bishop to Armstrong Coal Company, Inc., a Delaware corporation, dated February 14, 2008, a short form of which is of record in Deed Book 372, Page 582 in the Office of the Clerk of Ohio County, Kentucky.

Deed from Daniel Bell and Melissa Bell (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated July 8, 2010, of record in Deed Book 385, Page 57 in the Office aforesaid.
Deed from Richard Lee Brown and Doris A. Brown (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated December 16, 2010, of record in Deed Book 387, Page 167 in the Office aforesaid.
Deed from Kenneth H. Brown and Cynthia S. Brown (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated October 8, 2010, of record in Deed Book 386, Page 279 in the Office aforesaid.
Deed from Kenneth H. Brown and Cynthia S. Brown (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated October 8, 2010, of record in Deed Book 386, Page 282 in the Office aforesaid.
Deed from Edgar H. Duncan and Bernice H. Duncan (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated March 8, 2010, Deed Book 383, Page 225 in the Office aforesaid.
Deed from Anna Laura Dortch (widow) to Armstrong Coal Company, Inc., a Delaware corporation, dated October 13, 2010, of record in Deed Book 386, Page 349 in the Office aforesaid.
Deed from Delois Jane Geary (unm.) and Mary Etta Hurst, formerly Mary Etta Geary, and Ronald Hurst (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated March 19, 2008, of record in Deed Book 373, Page 514 in the Office aforesaid.
Deed from Glendale James and Wanda James (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated September 12, 2010, of record in Deed Book 386, Page 286 in the Office aforesaid.
General Warranty Deed from Charles and Brenda Jarvis (husband and wife), Leon and Cathy Hardison (husband and wife) and Ronald and Martha Dame (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated March 19, 2008, of record in Deed Book 373, Page 510 in the Office aforesaid.
Quitclaim Deed from CSX Transportation, Inc., a Virginia corporation, to Armstrong Coal Company, Inc., a Delaware corporation, dated December 8, 2009, of record in Deed Book 382, Page 155 in the Office aforesaid.
Deed from Kathy Ann Shelton and William Todd Shelton (wife and husband) to Armstrong Coal Company, Inc., a Delaware corporation, dated December 16, 2010, of record in Deed Book 387, Page 162 in the Office aforesaid.

Coal Mining Lease from Dennis and Deborah Farris (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated May 20, 2010, a short form of which is of record in Lease Book 189, Page 212 in the Office aforesaid.
Coal Mining Lease from Bradford and Miranda Luppino (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated November 12, 2010, a short form of which is of record in Deed Book 386, Page 698 in the Office aforesaid.
Coal Mining Lease from Young Manufacturing Company, Inc. to Armstrong Coal Company, Inc., a Delaware corporation, dated August 30, 2010, a short form of which is of record in Deed Book 385, Page 689 in the Office aforesaid.
Deed from Randal Schultz (unm.), Sandra G. Schultz (widow), Kenneth Schultz and Patricia Schultz (husband and wife) and Tammy Gaddis (unm.) to Armstrong Coal Company, Inc., a Delaware corporation, dated November 24, 2008, of record in Deed Book 377, Page 134 in the Office aforesaid.
Deed from Agnes Tanner and Forrest Tanner (wife and husband), Wendell Lynch (unm.), Donald Stone and Toni Stone (husband and wife), Robert Stone (unm.), E. T. Jones and Ann Jones (husband and wife), Dorothy Cook and Robert Cook (wife and husband), Iven Jones (unm.), Wilbur Jones and Phyllis Jones (husband and wife), Jerry Jones and Vadis Jones (husband and wife), David Jones and Janis Jones (husband and wife), Earl Jones and Mary Jones (husband and wife), Carroll Jones and Peggy Jones (husband and wife), Paul Jones and Cherie Jones (husband and wife), Janice Ziemba (unm.), Patricia Faye Cundiff and David Cundiff (wife and husband), Pearlie Arnold (widow), Charles W. Lynch and Margaret Lynch (husband and wife) and William Ray Lynch (unm.) to Armstrong Coal Company, Inc., a Delaware corporation, dated October 23, 2008, of record in Deed Book 376, Page 395 in the Office aforesaid.
Deed from Norman Spring and Charline Spring (husband and wife) and Tammy Harris and Keith Harris (wife and husband) to Armstrong Coal Company, Inc., a Delaware corporation, dated November 19, 2008, of record in Deed Book 376, Page 630 in the Office aforesaid.
Deed from Nina A. Schultz (widow), Monica Fay LeCompte and James Michael LeCompte (wife and husband), Glenn T. Schultz, Jr. and Brenda Schultz (husband and wife), Karla Kristianna Canan (unm.), Sharon Smitha (unm.) and Charles E. Schultz and Angela Schultz (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated November 19, 2008, of record in Deed Book 376, Page 633 in the Office aforesaid.
Deed from Maxie E. Schultz and Charlotte Schultz (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated November 19, 2008, of record in Deed Book 376, Page 639 in the Office aforesaid.
Coal Mining Lease from Betty R. Craig Trust to Armstrong Coal Company, Inc., a Delaware corporation, dated July 17, 2008, a memorandum of which is of record in Deed Book 376, Page 580 in the Office aforesaid.

Coal Mining Lease from Bertha S. Grider (widow), Joe Brent Grider, Jr., Jessica Gwenlyn, Amanda Westerfield, and Joe Brent Grider to Armstrong Coal Company, Inc., a Delaware corporation, dated March 17, 2008, a memorandum of which is of record in Deed Book 373, Page 490 in the Office aforesaid.
Coal Mining Lease from Allen Gray Limited Partnership III, an Illinois limited partnership, to Armstrong Coal Company, Inc., a Delaware corporation, dated August 12, 2010, a memorandum of which is of record in Deed Book 385, Page 434 in the Office aforesaid.
Coal Mining Lease from Allen Gray Limited Partnership II, an Illinois limited partnership, and Allen Gray Limited Partnership III, an Illinois limited partnership, to Armstrong Coal Company, Inc., a Delaware corporation, dated August 12, 2010, a memorandum of which is of record in Deed Book 385, Page 439 in the Office aforesaid.
Coal Mining Lease from Allen Gray Limited Partnership III, an Illinois limited partnership, to Armstrong Coal Company, Inc., a Delaware corporation, dated August 12, 2010, a memorandum of which is of record in Deed Book 385, Page 429 in the Office aforesaid.
Coal Mining Lease from Joseph L. Ralph and Rose A. Ralph (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated May 20, 2010, a memorandum of which is of record in Lease Book 189, Page 207 in the Office aforesaid.
Coal Mining Lease from Joe Michael Barnard and Kristina M. Barnard (husband and wife), Richard L. Hocker (unm.), John W. Hocker and Janet R. Hocker (husband and wife) and Ruth Ann Hocker Szymanski and Conrad Szymanski (wife and husband) to Armstrong Coal Company, Inc., a Delaware corporation, dated August 3, 2010, a memorandum of which is of record in Deed Book 385, Page 338 in the Office aforesaid.
Coal Mining Lease from Hazel Birchwell (widow) to Armstrong Coal Company, Inc., a Delaware corporation, dated February 22, 2010, a memorandum of which is of record in Deed Book 383, Page 198 in the Office aforesaid.
Coal Mining Lease from Mark Little and Janis Little to Armstrong Coal Company, Inc., a Delaware corporation, dated July 17, 2008, a memorandum of which is of record in Deed Book 376, Page 576 in the Office aforesaid.
Special Warranty Deed from Cyprus Creek Land Company, a Delaware corporation, to Armstrong Coal Company, Inc., a Delaware corporation, dated June 19, 2009, of record in Deed Book 381, Page 467 in the Office aforesaid.
Coal Mining Lease from Angela Danielle Jones and David C. Jones, Felicia Leigh-Ann Hughes and Pamela Gabrielle Fowler, to Armstrong Coal Company, Inc. dated March 7, 2008, to be recorded.

Roadway Lease by Cloyd R. Mellot to Armstrong Coal Company, Inc., dated January 1, 2009, a Short Form of which is of record in Miscellaneous Book 68, Page 406, in the Office aforesaid.
Coal Mining Lease from Dennis H. Woods and Brenda Woods and Damien L. Brown and Deborah Brown to Armstrong Coal Company, Inc., dated effective as of October 2, 2008, to be recorded.
Coal Mining Lease from James Jones and Lola Jones to Armstrong Coal Company, Inc., dated May 14, 2010, a Short Form of which is of record in Lease Book 189, Page 202, as amended by instrument of record in Deed Book 387, Page 649, both in the Office aforesaid.
Coal Mining Lease from Daisy Curtis Scroggins to Armstrong Coal Company, Inc., dated March 7, 2008, to be recorded.
Coal Mining Lease from Sue Hughes Bartlett to Armstrong Coal Company, Inc. dated March 7, 2008, a short form of which is of record in Deed Book 387, Page 752, in the Office aforesaid.
Coal Mining Lease from Gerald Wayne Powers and Linda Powers to Armstrong Coal Company, Inc., dated December 3, 2009, a short form of which is of record in Deed Book 387, Page 637, in the Office aforesaid.
Coal Mining Lease from Michelle L. Queen to Armstrong Coal Company, Inc., dated September 30, 2009, a short form of which is of record in Deed Book 387, Page 631, in the Office aforesaid.
Coal Mining Lease from William Todd Paul to Armstrong Coal Company, Inc. dated September 30, 2009, to be recorded.
Coal Mining Lease from William A. Holladay to Armstrong Coal Company, Inc. dated September 30, 2009, a short form of which is of record in Deed Book 387, Page 708, in the Office aforesaid.
Coal Mining Lease from John Brown, Jr. and Patricia Brown to Armstrong Coal Company, Inc. dated January 2, 2008, a short form of which is of record in Deed Book 387, Page 643, in the Office aforesaid.
Coal Mining Lease from Noel D. Cavendar, Rhonda D. Cavender, Cheryl Ann Lacefield and Garry Dale Lacefield, to Armstrong Coal Company, Inc. dated April 13, 2009, a short form of which is of record in Deed Book 387, Page 625, in the Office aforesaid.
Coal Mining Lease from Glenn W. Danks, Ronald A. Danks, Clyde Richard Danks, Kelly Richard Danks, Phillip Andrew Danks, Michael Edgar Danks and Melissa Ann Danks Sandberg to Armstrong Coal Company, Inc. dated April 15, 2010, a short form of which is of record in Deed Book 387, Page 652, in the Office aforesaid.
Coal Mining Lease from Bertha S. Grider, Carolyn M. Casteel, Parent and Agent of and for Katlin M. Grider and John M. Grider, minors, and Timothy Casteel to Armstrong Coal Company, Inc., dated March 18, 2009, a short form of which is of record in Deed Book 387, Page 738, in the Office aforesaid.

Coal Mining Lease from Timothy and Mary Stenberg to Armstrong Coal Company, Inc., dated June 1, 2010, a short form of which is of record in Deed Book 387, Page 618, in the Office aforesaid.
Coal Mining Lease from Warren C. Roe, Josephine Roe, Joseph Michel Roe and Sara Kelly Roe to Armstrong Coal Company, Inc., dated March 7, 2008, a short form of which is of record in Deed Book 387, Page 743, in the Office aforesaid.
Coal Mining Lease by Cyprus Creek Land Company, LLC and Cyprus Creek Land Resources, LLC to Armstrong Coal Company, Inc. dated as of February 1, 2010, a short form of which is of record in Deed Book 387, Page 714, in the Office aforesaid.

Schedule 1.1(V)
Vendor Liens
All “Vendor Liens” listed on Schedule 1.1(P) above.

Schedule 6.1.1
Good Standing and Qualification
Each Loan Party is in good standing in its jurisdiction of formation (as listed in Schedule 6.1.2).
The following Loan Parties are qualified to transact business as foreign entities in the following jurisdictions:

Entity	Jurisdiction
Armstrong Coal Company, Inc.	Kentucky
Western Diamond LLC	Kentucky
Ceralvo Holdings, LLC	Kentucky

Schedule 6.1.2
Subsidiaries, Jurisdiction of Formation and Ownership
I. Subsidiaries of Loan Parties
A. Subsidiaries of Armstrong Land Company, LLC
     1. Elk Creek GP, LLC, a Delaware limited liability company (100% ownership of membership interests)
     2. Armstrong Resources Holdings, LLC, a Delaware limited liability company (99.56% ownership of units)
     3. Armstrong Energy, Inc., a Delaware corporation (99.36% ownership of common stock)
     4. Armstrong Technology Services, LLC, a Kentucky limited liability company (33.3% ownership of membership interests)
B. Subsidiaries of Armstrong Energy, Inc.
     1. Armstrong Fabricators, Inc., a Delaware corporation (100% of common stock)
     2. Armstrong Logistics Services, LLC, a Kentucky limited liability company (100% of membership interests)
     3. Armstrong Mining, Inc., a Delaware corporation (100% of common stock)
     4. Armstrong Coal Company, Inc., a Delaware corporation (100% of common stock)
C. Subsidiaries of Armstrong Resources Holdings, LLC
     1. Armstrong Coal Reserves, Inc., a Delaware corporation (100% of common stock)
     2. Armstrong Resources, LLC, a Kentucky limited liability company (100% of membership interests)
     3. Western Land Company, LLC, a Kentucky limited liability company (100% of membership interests)
     4. Western Diamond LLC, a Nevada limited liability company (100% of membership interests)
D. Subsidiaries of Elk Creek, L.P.
     1. Elk Creek Operating GP, LLC, a Delaware limited liability company (100% of membership interests)
     2. Elk Creek Operating, LP, a Delaware limited partnership (99.999% of partnership interests)
E. Subsidiaries of Elk Creek Operating, LP
     1. Ceralvo Resources, LLC, a Delaware limited liability company (100% of membership interests)
     2. Ceralvo Holdings, LLC, a Delaware limited liability company (100% of membership interests)
     3. Western Mineral Development, LLC, a Delaware limited liability company (100% of membership interests)

II.	Jurisdiction and Ownership of Loan Parties

Type of
Loan Party	Jurisdiction	Interest	Ownership	Options, etc.
Armstrong Land Company,	Delaware	U	Yorktown Energy Partners VI, L.P. — 4.70%	Richard Gist-
LLC		1,916,000	Yorktown Energy Partners VII, L.P. — 65.24%	Option for
		currently	Yorktown Energy Partners VIII, L.P. — 26.10%	2000 Units
		outstanding	J. Hord Armstrong, III — 1.31%
			Martin D. Wilson- 1.04%	Brian Landry-
			James H. Brandi — .78%	Option for
			Lucy B Trust — .22%	1800 Units
Lorenzo and Danielle Weisman — .21%
Brim Family 2004 Trust — .21%
Franklin W. Hobbs, IV — .20%
Armstrong Resources	Delaware	U	Armstrong Land Company, LLC — 99.56%
Holdings, LLC			Hutchinson Brothers, LLC — .08%
John H. Stites, III — .36%
Armstrong Energy, Inc.	Delaware	CS	Armstrong Land Company, LLC — 99.36%
Hutchinson Brothers, LLC and John H. Stites,
III — .64%
Western Diamond LLC	Nevada	M	Armstrong Resources Holdings, LLC — 100%
Western Land Company,	Kentucky	M	Armstrong Resources Holdings, LLC — 100%
LLC
Western Mineral	Delaware	M	Elk Creek Operating, L.P. — 100%
Development, LLC
Armstrong Coal Company,	Delaware	CS	Armstrong Energy, Inc. — 100%
Inc.
Elk Creek GP, LLC	Delaware	M	Armstrong Land Company, LLC — 100%
Elk Creek, LP	Delaware	P	Yorktown Energy Partners VII, L.P. — 28.62%
Yorktown Energy Partners VIII, L.P. -70.79%
Elk Creek GP, LLC — 0.58%
Elk Creek Operating GP,	Delaware	M	Elk Creek, LP- 100%
LLC
Elk Creek Operating, LP	Delaware	P	Elk Creek, LP — 99.999%
Elk Creek Operating GP, LLC — .001%
Ceralvo Holdings, LLC	Delaware	M	Elk Creek Operating, LP — 100%

Key
M U CS	= = =	Membership Interests Units Common Stock

Schedule 6.1.12
Insurance
Named Insureds: Armstrong Coal Company, Inc., Armstrong Coal Reserves, Inc., Armstrong Energy, Inc., Armstrong Fabricators, Inc., Armstrong Land Company, LLC, Armstrong Logistics, LLC, Armstrong Mining, Inc., Armstrong Resources Holdings, LLC, Armstrong Resources, LLC, Armstrong Technology, LLC, Western Diamond LLC and Western Land Company, LLC.
Term: March 31, 2010 through March 31, 2011
1.	Type of Policy: Property

Insurance Company: Travelers Property & Casualty Co. of America

Policy Number: QT6308757M624TIL10

Limits of Liability: $61,043,360 as of December 31, 2010 — blanket limit including buildings and business personal property.

2.	Type of Policy: Inland Marine

Insurance Company: Travelers Property & Casualty Co. of America

Policy Number: QT6308757M624TIL10

Limits of Liability: $75,000,000

3.	Type of Policy: Business Automobile

Insurance Company: American Guarantee & Liability Insurance Co.

Policy Number: BAP938366801

Limits of Liability: $1,000,000 per accident combined single limit bodily injury and property damage liability — owned, hired, non-owned

4.	Type of Policy: Commercial General Liability

Insurance Company: American Guarantee & Liability Insurance Co.

Policy Number: GLO938366901

Limits of Insurance: $2,000,000 each occurrence, $3,000,000 general aggregate limit

5.	Type of Policy: Workers Compensation

Insurance Company: American Zurich Insurance Company

Policy Number: WC938366701

States of Operation: Kentucky and Missouri

Employers Liability: $2,000,000 bodily injury by accident (each accident)
$2,000,000 bodily injury by disease (policy limit)
6.	Type of Policy: Commercial Umbrella

Insurance Company: American Guarantee and Liability Insurance Company

Policy Number: UMB488640900

Limits of Liability: $20,000,000 general aggregate

Schedule 6.1.13
ERISA Compliance
None

Schedule 6.1.14
Environmental Matters
None

Schedule 7.1
Indebtedness Paid Off
1. Indebtedness of Ceralvo Holdings, LLC to Cyprus Creek Land Resources, LLC and Cyprus Creek Land Company, which has previously been paid in full, as evidenced by a letter of confirmation dated January 19, 2011, a copy of which has been delivered to Administrative Agent.
2. Indebtedness of Western Diamond LLC and Western Land Company to Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC, as described in the payoff letter dated February 8, 2011, among the four above-referenced entities, a copy of which has been delivered to Administrative Agent, which indebtedness is being paid in full upon the Closing Date.

SCHEDULE 7.1.1
REQUIREMENTS OF OPINION OF COUNSEL
     The opinions of counsel shall confirm those representations and warranties contained in Section 6.1 of the Credit Agreement which are listed below:
     6.1.1 Organization and Qualification; Power and Authority
     6.1.2 Subsidiaries; Investment Companies
     6.1.3 Validity and Binding Effect
     6.1.4 No Conflict; Material Agreements; Consents
     6.1.5 Litigation
     6.1.11 Liens in Collateral
     Such other matters as the Administrative Agent may reasonably request

SCHEDULE 8.1.3
INSURANCE REQUIREMENTS RELATING TO THE COLLATERAL
COVENANTS:
At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent and each of the Lenders (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties’ independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate, and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements which include the provisions set forth below or are otherwise in form acceptable to the Administrative Agent in its discretion. The applicable Loan Parties shall notify the Administrative Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Administrative Agent constituting insurance proceeds may, at the option of the Administrative Agent, (i) in the case of property insurance proceeds received during the existence of an Event of Default, be applied by the Administrative Agent to the payment of the Obligations in accordance with the terms of the Credit Agreement, (ii) for losses of less than $500,000 received at such time as no Event of Default or Potential Default exists, be disbursed by the Administrative Agent to the applicable Loan Parties, and (iii) for losses equal to or greater than $500,000 received at such time as no Event of Default or Potential Default exists, be disbursed by the Administrative Agent to the applicable Loan Parties on such terms as are deemed appropriate by the Administrative Agent for the repair, restoration and/or replacement of Collateral and other property in respect of which such proceeds were received.
ENDORSEMENT:
(i) specify the Administrative Agent as an additional insured, mortgagee and lender loss payee as its interests may appear,
(ii) with respect to all property insurance policies, provide that the interest of the Lenders shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, except that the insurer shall not be obligated to maintain the insurance if the breach consists of non-payment of premiums which continues for 30 days after written notice to Administrative Agent,
(iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise,
(iv) provide that any and all rights of subrogation which the insurers may have or acquire against the Loan Parties shall be, at all times and in all respects, junior and subordinate to the prior Payment In Full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been paid in full and the Commitments have terminated,
SCHEDULE 8.1.3

(v) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice of such cancellation or change,
(vi) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and
(vii) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured.
SCHEDULE 8.1.3

Schedule 8.2.1
Existing Indebtedness
1.	Indebtedness related to the following promissory notes:
a.	Promissory Note in the principal amount of $75,000 payable by Armstrong Coal

Company, Inc. to the order of Daniel Bell and Melissa Bell dated July 8, 2010.

b.	Promissory Note in the principal amount of $561,000 payable by Armstrong Coal

Company, Inc. to the order of Anna Laura Dortch dated October 13, 2010.

c.	Promissory Note in the principal amount of $716,520 payable by Armstrong Coal

Company, Inc. to the order of Kenneth H. Brown and Cynthia S. Brown dated October 8,

2010.

d.	Promissory Note in the principal amount of $266,666.50 payable by Armstrong Coal

Company, Inc. to the order of Kathy Ann Shelton dated December 16, 2010.

e.	Promissory Note in the principal amount of $266,666.50 payable by Armstrong Coal

Company, Inc. to the order of Richard Lee Brown dated December 16, 2010.
2.	Advance minimum royalties payable under real property leases.

3.	Royalties payable pursuant to the royalty agreements set forth in Schedule 1.1(P).

4.	Existing Capital Leases of Equipment — see schedule 1.1(P).

Schedule 8.2.4
Loans to Officers, Directors and Affiliates
and
Loans, Investments, Advances and Contributions
of Assets to Survant Joint Venture
1.	Loans to Officers, Directors and Affiliates
     a. Promissory Note dated September 28, 2006 payable by J. Hord Armstrong, III to the order of Armstrong Land Company, LLC in the amount of $250,000.
     b. Promissory Note dated December 6, 2006 payable by J. Hord Armstrong, III to the order of Armstrong Land Company, LLC in the amount of $250,000.
     c. Promissory Note dated May 31, 2007 payable by J. Hord Armstrong, III to the order of Armstrong Land Company, LLC in the amount of $500,000.
     d. Promissory Note dated June 9, 2008 payable by J. Hord Armstrong, III to the order of Armstrong Land Company, LLC in the amount of $125,000.
     e. Promissory Note dated September 28, 2006 payable by Martin D. Wilson to the order of Armstrong Land Company, LLC in the amount of $250,000.
     f. Promissory Note dated December 6, 2006 payable by Martin D. Wilson to the order of Armstrong Land Company, LLC in the amount of $250,000.
     g. Promissory Note dated June 14, 2007 payable by Martin D. Wilson to the order of Armstrong Land Company, LLC in the amount of $500,000.
     h. Promissory Note dated March 1, 2007 payable by James H. Brandi to the order of Armstrong Land Company, LLC in the amount of $500,000.
     i. Promissory Note dated June 9, 2008 payable by James H. Brandi to the order of Armstrong Land Company, LLC in the amount of $250,000.
     j. Promissory Note dated April 28, 2009 payable by James H. Brandi to the order of Armstrong Land Company, LLC in the amount of $125,000.
2.	Loans, Investments, Advances and Contributions of Assets to Survant Joint Venture

•	Armstrong to contribute Parkway Preparation Plant, infrastructure and mining equipment valued at approximately $31.4 million and $10,000 in cash (not including up to $35,000,000 cash investment referenced in Section 8.2.4(vii)(B) of the Credit Agreement)

Exhibit 10.___
CONTRACT
For
PURCHASE AND SALE
Of
EASTERN COAL
ARMSTRONG COAL COMPANY, INC.

TABLE OF CONTENTS
Note: Page numbers will be adjusted to match final contract configuration

SECTION DESCRIPTION	PAGE #

1. Contract Term	1
2. Quantity	2
3. Scheduling	3
4. Variations, Delays, and Interruptions in Deliveries	4
5. Source	6
6. Price	7
7. Sampling and Analysis	7
8. Adjustment for Quality	13
9. Quality and Specifications	14
10. Contract Price Adjustments	15
11. Remedies	17
12. Notices	18
13. Shipping Notices	19
14. Transportation	20
15. Payments, Invoices	21
16. Weights	22
17. Contract Administrator/Contracting Officer	23
18. Disputes	23
19. Clean Air Act and Other Environmental Requirements	23
20. Unilateral Termination Right	23
21. Credit Evaluation and Performance Assurance	24
22. Verification of Data, Inspection or Records and Mine Sources
23. Coal Mining and Reclamation and Conservation Requirements	25
24. Relationship of Parties — Producer’s Statement	27
25. Non-Assignability; Subcontracts; Designation and Termination of Agent	27
26. Waivers	27
27. Officials Not to Benefit	27
28. Small Business Policy	28
29. Liquidated Damages for Subcontracting Plans	28
30. Affirmative Action and Equal Opportunity	28
31. Safety and Health	29
32. Environmentally Acceptable Facilities; Clean Air and Water	29
33. Certification for Contracts, Grants, Loans, and Cooperative Agreements	29
34. Contract Components	30

EXHIBIT I: Sample Calculations	31
APPENDIX A: Coal Producers Statement and Specific Location Map	32

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Contract
CONTRACT FOR PURCHASE AND SALE OF COAL
THIS AGREEMENT, is made and entered into this                      day of                     , 2007 by and between TENNESSEE VALLEY AUTHORITY, a corporation organized and existing under an Act of Congress (hereinafter called “TVA”), and Armstrong Coal Company, Inc., a Delaware corporation with its principal place of business located at 7701 Forsyth Boulevard, 10th Floor, St. Louis,
Missouri 63105 (hereinafter called “Contractor”).
W I T N E S S E T H:
In consideration of the mutual covenants hereinafter stated, the parties hereto agree as follows:
DEFINITIONS.
“Contract Year” shall mean the six-month period commencing July 1, 2008, and ending December 31, 2008, and thereafter, each calendar year commencing January lst and ending December 31st for the Contract Term set forth below.
“Delivery Commencement Date” shall be that date set forth in Section 1 hereof for commencement of deliveries. Such date may be changed only by a written supplement to this contract, signed by both parties, that expressly refers to the term “Delivery Commencement Date.” The actual date of commencement of deliveries shall not affect the Delivery Commencement Date.
“Contract Administrator” shall be that TVA representative designated to administer the contract on behalf of TVA.
“Destination” shall have the following meaning: For (i) coal purchased F.O.B. origin and transported by TVA or TVA’s carrier to a transloading or blending facility or facilities and (ii) coal purchased F.O.B. destination at such facility or facilities, each such facility shall be a “Destination.” For all other coal, each TVA fossil-fired power plant receiving coal purchased under this contract shall be a “Destination.” The initial Destination or Destinations is as follows: Widows Creek, Paradise, Cumberland, and TVA may elect under Subsection 14.7 of this contract to change or add Destinations from time to time.
“Receiving Plant” shall mean any TVA fossil-fired power plant that receives coal purchased under this contract, whether or not such coal is transported directly to such plant or is first transported to a transloading or blending facility. Where the coal received by a TVA fossil-fired power plant is intended to be used only in certain generating units of the plant, because of the particular coal quality requirements of such units, such units shall be considered the “Receiving Plant.”
1.0	CONTRACT TERM

The Delivery Commencement Date shall be July 1, 2008, and deliveries shall continue for ten and one-half (10 1/2) years from said Delivery Commencement Date unless terminated earlier by agreement or as otherwise provided herein. Provided, however, this contract may be reopened by either party (9) months prior to the 66th month anniversary of the Delivery Commencement Date for the purpose of renegotiating price and other terms and conditions or for the sole purpose of terminating deliveries. The party desiring to exercise such reopener shall give the other party written notice at least (9) months prior to the 66th month anniversary date and may, but shall not be required to, specify the purpose of such reopening. Nothing herein is intended to require a party who has commenced renegotiations hereunder to continue such renegotiations if, for any reason, such party determines it is not in its interests to do so. If the reopener provision has been

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exercised, this contract will terminate on the said 66th month anniversary date unless TVA and the Contractor have mutually agreed in writing six (6) months prior to the said anniversary date to continue this contract. Neither party shall be under any obligation or liability to continue this contract beyond said termination or have any liability for refusing to do so, if either party desires to terminate deliveries in accordance herewith.
2.0	QUANTITY

2.1.1	Subject to TVA’s right to reduce or increase quantities to be delivered, as hereinafter provided, the quantity of coal to be sold and purchased hereunder during each Contract Year shall be as follows:

Contract Year	Base Tonnage
2008	500,000
2009	1,000,000
2010	1,500,000
2011	1,500,000
2012	2,000,000
2013	2,000,000
2014-2018	4,000,000
Note: Except as otherwise provided below, all annual tonnages will be delivered in fifty-two (52) equal weekly deliveries or as directed by the Contract Administrator

2.1.2	Commencing in Contract Year 2011, and each Contract Year thereafter, TVA may, from time to time, decrease the scheduled quarterly deliveries by up to twenty percent (20%) of the quarterly schedule by giving at least sixty (60) days written notice (“Nominated Quantity”).

2.1.3	TVA shall have no obligation to purchase or schedule for delivery at a later date any quantity in excess of the Nominated Quantity.

2.1.4	TVA shall not be required to accept any quantity of coal shipped during a week that is in excess of the Nominated Quantity, but if TVA accepts such excess quantity of coal, TVA shall, upon 15-day written notice to Contractor, require that such excess amount be deducted from the quantities to be shipped during the following or subsequent months/week(s) in the Contract Year.

2.1.5	If at the expiration of the term of the contract less than the maximum tonnage has been scheduled for delivery, the parties may by agreement extend the term of this contract for a period sufficient to permit the delivery of tonnage in an amount up to the difference between the maximum tonnage and the total scheduled. Neither party shall be obligated to agree to such an extension.

2.1.6	This contract is not and shall not be construed as a contract for all of TVA’s coal requirements for any plant. TVA reserves the right to purchase coal from other suppliers in any amount during the term of this contract.

2.2.	Notwithstanding the provisions of Subsection 2.1.1, above, if generation of electricity at a Receiving Plant is curtailed or interrupted for a period of one week or more as a result of the operating requirements of TVA’s integrated electric generating system, including considerations of economic dispatch of TVA’s generating units, TVA may, from time to time, suspend or reduce Contractor’s deliveries under this contract by a percentage equal to the percentage reduction in electric output of the Receiving Plant resulting from such curtailment or interruption. If there is more than one Receiving Plant for this contract at the time of such curtailment or interruption, the suspension or reduction in deliveries shall apply only to such coal as, but for the curtailment or interruption, would have been received at the Receiving Plant experiencing a curtailment or interruption. Such suspension or reduction in deliveries may continue as long as generation at such Receiving Plant is curtailed or interrupted; provided, however, if TVA continues any such

2

reduction or suspension for more than one hundred eighty (180) consecutive days, and the average weekly reduction or suspension during said one hundred eighty (180) day period was more than fifty percent (50%) of the average weekly quantity scheduled under this contract for delivery during such period, Contractor may notify TVA in writing, after such one hundred eighty (180) day period, of Contractor’s intent to terminate this contract ninety (90) days from the date of TVA’s receipt of such written notice, and this contract shall, upon the passing of such ninety-day (90-day) period, terminate without further cost or obligation to either party, unless TVA shall have directed the cancellation of the suspension or reduction within forty-five (45) days of TVA’s receipt of Contractor’s notice of termination.
2.3	If the coal purchased hereunder is shipped to a blending / trans-loading facility for incorporation into a Blended Product(s) that is constituted from (i) coal purchased hereunder and/or coal of like quality to that purchased hereunder (such coal together with coal purchased hereunder “Contract Quality Coal”) and (ii) other coal or coals of dissimilar quality (when blended with Contract Quality Coal, the “Blended Product(s)”), which Blended Product(s) is transported to more than one TVA Receiving Plant (“Multiple Receiving Plants”), then the provisions of Subsection 2.2 shall be applied as follows: In the event one or more of the Multiple Receiving Plants experiences a curtailment or interruption in generation as described above, TVA shall determine the total reduction in weekly usage of Contract Quality Coal associated with the curtailment(s) or interruption(s) (“Contract Quality Coal Reduction”), and TVA may adjust downward weekly deliveries hereunder on the basis of the ratio of the Contract Quality Coal Reduction to the average total quantity of Contract Quality Coal TVA has been receiving weekly for use in the Blended Product(s) based on receipts during the prior 30-day period. All provisions of Subsection 2.2 not inconsistent with this paragraph shall apply in the case of Blended Product(s) and Multiple Receiving Plants.

2.4	Except where Contractor has terminated this contract as provided in Subsection 2.2., suspensions or reductions under Subsection 2.2 or Subsection 2.3 shall not affect the enforceability of this contract and, on termination of the suspension or reduction, shipments shall resume pursuant to the terms and conditions of this contract. Both TVA and Contractor shall be excused from their respective obligations hereunder with respect to deliveries suspended or reduced pursuant to Subsection 2.2 or Subsection 2.3, and such deliveries shall not be rescheduled for delivery except by mutual consent of the parties.

2.5.	Except in the case of any failure to deliver that is excused under Subsection 4.2., TVA may exercise the remedies afforded it under Section 11, Remedies, or as otherwise provided by law, in the event Contractor fails to deliver coal as provided in this Section 2 or Section 3, Scheduling; provided, however, in lieu of other remedies, TVA may elect to reschedule for delivery any deficiencies provided TVA provides written notice to Contractor of its intent to do so within 90 days of the date such deficiency occurred and such deficiency is rescheduled for delivery within twelve (12) months of such notice, or later as may be mutually agreed. Such rescheduled coal shall be delivered in accordance with the provisions of this contract and at the price in effect at the time during which such deficiencies occurred.

3.0	SCHEDULING

3.1	TVA shall provide Contractor with any changes to the quantities of coal to be delivered to TVA consistent with the requirements of Section 2, Quantity. Contractor agrees to load TVA’s carrier’s trains or barges on arrival at Contractor’s loading point in accordance with the terms and conditions of TVA’s rail or barge transportation agreement(s). TVA maintains the right to coordinate all deliveries under this contract and others for the purposes of establishing a uniform delivery schedule for placement at Destinations and/or Receiving Plants.

3.2	Regardless of which party contracts for transportation necessary to transport coal purchased and sold hereunder to the Destination, unless otherwise agreed, Contractor shall be responsible for

3

making timely arrangements for the scheduling of transportation equipment necessary to comply with the delivery schedule established by TVA.
3.3	Scheduled deliveries in contract years 2008-10 shall be by rail in 90-car unit trains with a 10,350 ton per train minimum weight. Commencing in contract year 2011, TVA will schedule a minimum of 1,500,000 tons annually by rail unless otherwise mutually agreed.

4.0	VARIATIONS, DELAYS AND INTERRUPTIONS IN DELIVERIES

4.1	Time of shipment is of major importance to TVA. Contractor shall immediately notify TVA’s Contract Administrator of any expected deviation from the shipment schedule established in accordance with Section 2, Quantity, and Section 3, Scheduling, of this contract and of the cause and extent of the deviation, except in the case of variations in quantity from schedule of up to five percent (5%).

4.2	Subject to the conditions hereinafter stated, neither party shall be liable to the other for failure to deliver or accept delivery of coal as provided for in this contract if such failure was due to supervening causes beyond its control and not due to its own negligence, and which cannot reasonably be overcome by the exercise of due diligence. Such causes shall include by way of illustration, but not limitation: acts of God or of the public enemy; insurrection; riots; strikes; nuclear disaster; partial or total outages of coal-fired units; floods; accidents; major breakdown of equipment or facilities (including, but not limited to, emergency outages of equipment or facilities to make repairs to avoid breakdowns thereof or damage thereto), such equipment and facilities to include, but not limited to, power generation, unloading, stock-out and preparation plant equipment; fires; industry-wide carrier delays or shortages of carriers’ equipment; embargoes; orders or acts of civil or military authority; or industry-wide shortages of materials and supplies. Nor shall TVA be obligated to accept delivery of coal hereunder to the extent that such causes wholly or partially prevent the unloading, stockpiling, preparing, or burning of coal at a Destination or Receiving Plant that is receiving coal at the time the cause occurs, in which case TVA shall have no obligation to consign deliveries to another destination or plant; provided, however, that if there is more than one Destination or Receiving Plant for this contract at the time such cause occurs, TVA shall be excused from taking delivery of only such coal as would have been received at the Destination or Receiving Plant experiencing such cause. Nor shall the refusal of either party to settle a strike on terms other than it considers satisfactory preclude the strike from being considered an excusable cause. TVA shall have the right, but not the obligation, to require Contractor to make up any tonnage not delivered in accordance with this section.

4.3	Contractor’s delays due to delays of its subcontractors will not be excusable under this Section 4 unless the delay of the subcontractor was also due to causes beyond the control and without the negligence of the Contractor or subcontractor, such as the causes listed above. The failure by Contractor or its subcontractor to obtain and maintain all federal, state, and other regulatory agency coal mining permits, certificates, and licenses shall not excuse Contractor from any obligation under this contract. The provisions of Subsection 4.2. shall not excuse a party unless such party failing to deliver or take coal shall give written notice to the other of such failure and furnish full information as to the cause and probable extent thereof within ten (10) calendar days after the failure first occurs. In the case of the Contractor, said ten-day (10-day) period shall begin with the day following that on which tonnage first becomes deficient under the established delivery schedule. In the case of TVA, this period shall begin on the day following that on which TVA first fails to take coal duly and properly delivered. Failure to give such notice and furnish such information within the time specified shall be deemed a waiver of all rights under this Section 4 with respect to such coal or such tonnage scheduled for delivery prior to the date such notice and information are actually furnished.

4.4	In the event of partial failure to deliver, take, or unload coal which is excusable under this Section 4, the parties shall prorate deliveries or receipts of coal in substantially the same proportion based upon contractual commitments, (e.g. a fifty percent (50%) reduction in receiving or production

4

capacity would result in a fifty percent (50%) reduction in scheduled deliveries for each supplier or consumer). However, the parties shall not be obligated to prorate a reduction in receipts or deliveries under coal supply contracts not affected by the failure because they have different modes of delivery or have substantially different quality requirements, or because their scheduled delivery dates are not affected by the failure. During the periods TVA may experience such failures to take or unload coal, Contractor shall be permitted to sell such coal normally intended for TVA. In the case of the period during which Contractor may experience such failures to deliver coal, TVA may purchase replacement coal. The disabling effects of such failures to deliver, take, or unload coal shall be corrected by the party experiencing such failure as soon as and to the extent reasonably practicable.
4.5	If the coal purchased hereunder is shipped to a blending / trans-loading facility for incorporation into a Blended Product(s) (as defined in Subsection 2.3 hereof), which Blended Product(s) is transported to more than one TVA Receiving Plant (“Multiple Receiving Plants”), then the provisions of Subsection 4.2 shall be applied as follows: In the event one or more of the Multiple Receiving Plants experiences a failure to take, unload or burn a Blended Product due to causes identified in Subsection 4.2, TVA shall determine the total Contract Quality Coal Reduction, (as defined in Subsection 2.3 hereof), and TVA may adjust downward weekly deliveries hereunder on the basis of the ratio of the Contract Quality Coal Reduction to the average total quantity of Contract Quality Coal TVA has been receiving weekly for the Blended Product(s) based on receipts during the prior 30-day period. All provisions of Subsection 4.2 not inconsistent with this Subsection 4.5 shall apply in the case of Blended Product(s) and Multiple Receiving Plants. This Subsection 4.5 shall not apply to excused failures to take coal due to events that affect transportation, receipt, unloading, or handling of coal prior to blending.

4.6	TVA, by providing at least thirty (30) days’ prior written notice to Contractor, shall have the right to refuse any shipments otherwise scheduled for delivery to a Destination or Receiving Plant during maintenance periods at such Destination or Receiving Plant. TVA shall have the right, but not the obligation, to require Contractor to make up at a later date any tonnage not delivered in accordance with this section, provided, however, TVA shall be required to provide written notice to Contractor of its intent to require Contractor to make up such deliveries within 90 days of the commencement of any such maintenance periods, and such deliveries are rescheduled for delivery within twelve (12) months of such notice, or later as may be mutually agreed.

4.7	Any written notice and information provided by Contractor to TVA under this Section 4 shall be submitted to TVA in writing and accompanied by and attached to a Certificate of Force Majeure Information (“Certificate”), using the format set forth below, and executed by an authorized representative of Contractor.
CERTIFICATE OF FORCE MAJEURE INFORMATION
TVA CONTRACT NO. (INSERT CONTRACT NUMBER) (THE “CONTRACT”)
1. [insert name], hereby certify that:
(a) I have prepared and submitted the attached Notice of Force Majeure in good faith and based upon facts and circumstances known personally to me;
(b) to the best of my knowledge and belief, the information contained in the attached Notice is, as of the date of this Certificate, accurate, complete, not misleading, and can be verified by supporting information currently in my possession or in the possession of other employees or officers of [“insert company name] (“Contractor”) and nothing has been omitted from the attached Notice the inclusion of which is necessary for the information contained in the attached Notice to be accurate, complete, and not misleading;
(c) to the best of my knowledge and belief, the failure to deliver coal as provided in the Contract is due to supervening causes beyond the control of Contractor, is not due to Contractor’s

5

own negligence, and cannot be reasonably overcome by the exercise of due diligence by Contractor, and
(d) I am duly authorized to execute and submit this Certificate and attached Notice.
For the purposes of this certification, the term “Force Majeure” refers to the conditions and causes set forth in Subsection 4.2 of the Contract, and the term “Notice” refers to the written notice described in Subsection 4.3 of the Contract.

Name

Title

Company

Date of Execution

5.0 SOURCE

5.1	The source of coal delivered under this contract is of major importance to TVA. The provisions of this contract pertaining to coal quality and quantity requirements, price adjustments, federal and state legislation, and other matters are directly related to the source of coal. As used in this Section 5, “Source Area” shall mean the total coal reserve areas outlined in the Specific Location Map(s) identified in Appendix A; provided, that, within the Source Area, only the area(s) (for surfaced-mined coal) or mine opening(s) (for underground-mined coal) covered by the following mining permit(s) and proposed mine permit areas identified herein is an “Authorized Source” of coal for delivery under this contract: [List permit numbers]. The mine area(s) and/or opening(s) located within the Source Area shown on the Specific Location Map(s), but not covered by the mining permit(s) listed above, may become an Authorized Source under the following procedures as mining progresses and the appropriate permit(s) and license(s) are obtained. Contractor shall notify TVA in writing at least sixty (60) days in advance of its intention to deliver coal from any additional area(s) or mine opening(s) that is in the Source Area but which is not then authorized. TVA shall authorize such areas if the proposed source is owned or controlled by contractor or its affiliates and if, in TVA’s reasonable judgment, the proposed source is capable of meeting the requirements of this contract. TVA reserves the right to require Contractor to furnish any information and/or any guarantees TVA deems necessary bearing on the ability of any source or proposed source to meet the requirements of this contract and to make that information and / or any guarantees a part of this contract.

5.2	Contractor shall immediately notify TVA in writing of any events affecting the size or location of the Authorized Source(s). All Authorized Sources under this contract shall be in compliance with the Federal Mine Safety and Health Act of 1977, as amended, all state and federal reclamation laws, including the Surface Mining Control and Reclamation Act of 1977, as amended, and regulations issued under such laws. If Contractor fails to comply with this requirement, whether or not coal from such Authorized Source is then being delivered hereunder, TVA may exercise its rights under Section 11. Remedies.

6

5.3	Contractor expressly assumes the risk that the “Source Area” and Authorized Source(s) as scheduled by Contractor (subject to approval by TVA as set forth herein) will permit the production of coal in such quantities and of such quality as will meet the requirements of this contract. Coal shall not be delivered from any other source(s), or shipped from any other origin(s), or mined by any other producer(s) unless authorized by TVA in writing prior to delivery.

5.4	Regardless of the cause of or reason for a request by Contractor to approve a new Authorized Source outside the Source Area, TVA shall be under no obligation to approve the tendered source as an Authorized Source, and TVA may withhold its approval on any basis or bases that TVA may deem appropriate, including purely economic considerations.

Notwithstanding the above, it is understood by the parties that Contractor is a new mining entity, and that its ability to ship the quantities set forth in Section 2.1.1 above will require additional mines and permits from the “Source Area” and the approval of these additional mines as “Authorized Sources” by TVA.

In the event TVA withholds approval of such additional mines or seams based on “purely economic considerations,” the quantities set forth in Section 2.1.1 above shall be adjusted accordingly by the parties.

6.0	PRICE

6.1	TVA shall pay Contractor $29.93 F.O.B. railcar at Midway, Kentucky (hereinafter referred to as the “Base Price”) for each net ton of coal purchased and delivered under this contract. Thereafter the Base Price shall be adjusted the first day of each Contract Year as provided in Section 10.1 (as adjusted annually, hereinafter referred to as “the then current Base Price”) and otherwise as provided in Section 8.

7.0	SAMPLING AND ANALYSIS
7.01  Upon the commencement of deliveries under this Contract, the following applies: (Check one box only)

☐	TVA Sampling/TVA Analysis	Section 7.1

☑	Contractor Sampling/Contractor Analysis	Section 7.2

☐	Contractor Sampling/TVA Analysis	Section 7.3
7.02	Regardless of which method of sampling and analysis is selected for initial deliveries, TVA, may elect from time to time, with 30 days’ advance written notice, to switch to a different method of sampling and/or analysis, in which event the appropriate alternative clause of this Section 7 shall govern.

7.03	Contractor shall provide to TVA on a quarterly basis the following analysis and testing as specified by TVA. Sample composite size of not less than 10,000 tons (unless otherwise approved by TVA):

Size Consist	Mineral Ash	Ash Fusions
HGI	Trace Elements
7.1	TVA Sampling/TVA Analysis

7.1.1	The sampling location shall be the Receiving Plant unless TVA notifies Contractor in writing that samples will be taken at other locations, including blending facilities. Contractor may be present

7

at the taking of samples, but TVA shall have no obligation to notify Contractor to be present. TVA may engage the services of a third party to take its samples hereunder, rather than using its own employees. Except as provided below, in order for TVA sampling and analysis to govern, the following criteria shall apply:
7.1.1.1	Sixty five percent (65%) of the shipments shall have been sampled and analyzed in accordance with the methods described in the latest published edition of the Annual Book of ASTM Standards. Samples must have been collected utilizing mechanical systems meeting ASTM D 2234 Type I, Condition B, Collection of a Gross Sample of Coal, which have been shown to be free of statistically significant bias. Systems will be subject to a critical inspection according to ASTM D4702 annually. Analysis procedures used should be as follows:

Parameter	Method
Residual Moisture	ASTM D 5142
Air Dry Moisture	ASTM D 3302 Note
Ash	ASTM D 5142
Sulfur	ASTM D 4239
Btu	ASTM D 5865
Note: Or General Industry Standards
7.1.1.2	The lot size for each sample shall be by barge load for barge coal, by trainload for rail coal, and by daily truck deliveries for truck coal.

7.1.1.3	The sampling system shall be located in an area such that the sample collected to represent the shipment is collected only from coal that is from said shipment.
7.1.2	Analysis data (total moisture, ash, sulfur, and Btu) shall be promptly made available to Contractor through access to a computer system or, at TVA’s option, may be provided by other means. Moisture, ash, and sulfur values shall be reported to the nearest hundredth (.01) of a percent. Heat content shall be reported to the nearest whole Btu/lb. S02 content shall be calculated and reported to the nearest hundredth (.01) of a pound.

7.1.3	All samples collected by TVA, or others at its direction, shall be properly air dried and prepared according to ASTM D2013 & D3302 or General Industry Standards to produce a 60-mesh sample for analysis. The 60-mesh sample shall be divided into at least two parts and put in suitable airtight containers, the first container in each case to be used by TVA, or its designated commercial laboratory, to determine the quality of coal sold hereunder for all contract purposes, except as specifically provided below. The second container in each case shall be held available to TVA for a period of sixty (60) days from actual sampling date of the coal, properly sealed and labeled, to be analyzed if a dispute arises between TVA and Contractor. If Contractor wishes to dispute a sample or analysis, it shall notify TVA in writing within such sixty-day (60-day) period. If Contractor fails to provide such notice of dispute within such sixty-day (60-day) period, Contractor shall be deemed to have waived any claim or defense based on errors or omissions in the sampling or analysis operations as to the affected samples.

7.1.4	Upon receipt of a notice of a dispute over the results or method of such sampling or analysis, TVA shall review and inspect the sampling and analysis equipment and procedures and the second sample part will be analyzed by a third-party commercial laboratory to check for reproducibility. The third-party laboratory will follow the same ASTM analysis procedures outlined in Subsection 7.1.1, and the reproducibility limits in those same standards will be used to judge reproducibility. If the review of the sampling and/or analysis indicates the original sampling or analysis was improperly performed or the results of the second analysis are not within ASTM reproducibility limits, the original analysis report shall be declared erroneous, and the results of the second analysis will be conclusive for both parties in regard to the analysis of the sample in question. Otherwise, the original analysis report shall remain in full force and effect.

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7.1.5	Contractor shall also sample and analyze, or obtain services of a third party to sample and analyze, all shipments of coal to TVA under this contract. These analyses shall specify, at a minimum, the total moisture content, the ash content (as-received), the heat content Btu/lb (as-received), the sulfur content (as-received) and S02 (as-received) and must be electronically transmitted to the Contract Administrator and other parties designated by the Contract Administrator in a format acceptable to TVA. These analyses are required in order to provide information on the contents of coal received by TVA within 24 hours (including week ends and holidays) or prior to unloading, whichever is earliest. TVA reserves the right not to unload coal at the Destination until after the appropriate analysis is received. Contractor shall be responsible for any demurrage charges incurred by TVA as the result of Contractor’s failure to transmit the analyses when and as required. TVA may reject coal based on these analyses; however, nothing in this Subsection 7.1.5 shall affect in any way TVA’s rights to appropriate contractual actions and adjustments for quality based on samples collected and analyzed in accordance with this Section 7.

7.1.6	In the event TVA does not sample at least sixty-five percent (65%) of the tonnage received in a calendar quarter, the Contractor’s samples shall be used for the quality adjustment(s) for such quarter under Section 8, Adjustments for Quality, provided all Contractor samples for such quarter meet all criteria below:
7.1.6.1	Ninety-five percent (95%) of shipments shall have been sampled and analyzed in accordance with the methods described in the latest published edition of the Annual Book of ASTM Standards, volume 05.05. Samples must have been collected utilizing mechanical systems meeting ASTM D 2234 Type 1, Condition B, Collection of a Gross Sample of Coal, which have been shown to be free of bias within the past year. The bias testing procedure and precision used must be approved by TVA. Systems will be subject to a critical inspection according to ASTM D4702 prior to approval. Analysis procedures used should be as follows:

Parameter	Method
Residual Moisture	ASTM D 5142
Air Dry Moisture	ASTM D 3302
Ash	ASTM D 5142
Sulfur	ASTM D 4239
Btu	ASTM D 5865
7.1.6.2	Sample analysis (total moisture, ash, sulfur, and Btu) and other data required by TVA to match data with shipment shall be provided to TVA in a format approved by TVA.

7.1.6.3	The lot size for each sample shall be by barge load for barge coal, by trainload for rail coal, and by daily truck deliveries for truck coal.

7.1.6.4	Analysis for each sample shall have been received by TVA by electronic data interchange within seven (7) days of collection of said sample.

7.1.6.5	The sampling system shall be located in an area acceptable to TVA such that the sample collected for shipment is collected only from coal that is loaded for said shipment.
7.2	Contractor Sampling/Contractor Analysis (Applicable if checked above or elected by TVA pursuant to this Section 7)
7.2.1	Contractor or third party collected samples shall be used for the quality adjustment(s) for each quarter under Section 8, Adjustments for Quality, provided all samples for such quarter meet all criteria below:

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7.2.1.1	One hundred per cent (100%) of shipments shall have been sampled and analyzed in accordance with the methods described in the latest published edition of the Annual Book of ASTM Standards. Samples must have been collected utilizing mechanical systems meeting ASTM D 2234 Type I, Condition B, Collection of a Gross Sample of Coal, which have been shown to be free of statistically significant bias within the past year. The bias testing procedure and precision used must be approved by TVA. Systems will be subject to a critical inspection according to ASTM D4702 prior to approval.

7.2.1.2	TVA shall have the right to approve any laboratory that performs analyses hereunder, and the laboratory will be subject to inspection and/or audit prior to approval. Analysis procedures used should be as follows unless otherwise approved in writing by TVA:

Parameter	Method
Residual Moisture	ASTM D 5142
Air Dry Moisture	ASTM D 3302
Ash	ASTM D 5142
Sulfur	ASTM D 4239
Btu	ASTM D 5865
7.2.1.3	Sample analysis (total moisture, ash, sulfur, and Btu) and other data required by TVA to match data with shipment shall be provided to TVA in a format approved by TVA.

7.2.1.4	The lot size for each sample shall be by bargeload for barge coal, by trainload for rail coal, and by daily truck deliveries for truck coal.

7.2.1.5	Analysis for each sample shall have been received by TVA by electronic data interchange within seven (7) days of collection of said sample.

7.2.1.6	The sampling system shall be located in an area acceptable to TVA such that the sample collected for shipment is collected only from coal that is loaded for said shipment.
7.2.2	If TVA samples any of the tonnage received in a calendar quarter, and if Contractor’s samples for that same tonnage during the quarter do not meet all of the above criteria, TVA’s samples shall be used for said quarterly adjustment(s) for the tons represented by such samples. TVA may engage the services of a third party to collect its samples hereunder, rather than using its own employees. Contractor’s samples shall be used for the remaining tons for said quarterly adjustment(s), provided such samples meet all of the above criteria. In the event there are some tons not sampled by TVA and not sampled by Contractor in accordance with the above criteria, the quality adjustment for those tons will be based on a prorated calculation of the analyses of the TVA-sampled tons and Contractor-sampled tons.

7.2.3	In the event Contractor’s mechanical sampling system is not operating due to mechanical, electrical, or operational failure, Contractor shall immediately notify TVA and accept TVA’s (or TVA’s agent’s) samples at the Destination or Receiving Plant.

7.2.4	Contractor agrees to ensure that all sampling equipment is properly maintained and adjusted so that each sample taken is proportionate and representative of the coal delivered. TVA or its designated representative may observe any sampling or sample preparation performed by Contractor. Contractor shall furnish the results of bias tests on the sampling system, and the results must be acceptable to TVA. The sample system shall be bias tested (batch interval of all system components), and shown to be free of statistically significant bias, at least every twelve (12) months.

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7.2.5	Contractor shall prepare the samples obtained as directed by TVA and shall divide such samples into at least three parts and place in suitable airtight containers. Contractor will analyze the first part and electronically transmit the results to the Contract Administrator and all other parties designated by the Contract Administrator (TVA location or otherwise) within 24 hours (including weekends and holidays) or prior to unloading at Destination, whichever is earliest. Except as provided below, Contractor’s analysis results obtained on this first part will be utilized by TVA to determine whether or not the coal covered by the sample will be unloaded at the Destination. TVA reserves the right not to unload coal until after the appropriate analysis is received. Contractor shall be responsible for any demurrage charges incurred by TVA as a result of Contractor’s failure to transmit the analyses when and as required. TVA may reject coal based on these analyses. Within twenty-four (24) hours of coal loading, Contractor shall have the second part identified by such sample number analyzed by either Contractor’s approved laboratory or an approved third-party laboratory. The analysis results obtained from the second part shall supersede the first part sample results and will be utilized for all contract purposes, including determining the price adjustment required to compensate for the difference between the quality of the coal actually shipped and the contract Typical Analysis. The third part (“referee sample”) will be retained by Contractor, for a minimum of sixty (60) days, to be analyzed by an independent laboratory (to be agreed upon by TVA and Contractor) in the event of a disagreement between the parties regarding the results obtained on either of the other two parts. The results of the referee analysis will be conclusive for both parties in regard to the analysis of the sample in question. The cost of any such referee analysis shall be borne by the party that requested it.
7.2	Contractor Sampling/TVA Analysis (Applicable if checked above or elected by TVA pursuant to this Section 7)
7.3.1	Contractor or third party collected samples shall be used for the quality adjustment(s) for each quarter under Section 8, Adjustments for Quality, provided all samples for such quarter meet all criteria below:
7.3.1.1	Ninety-five percent (95%) of shipments shall have been sampled and analyzed in accordance with the methods described in the latest published edition of the Annual Book of ASTM Standards,. Samples must have been collected utilizing mechanical systems meeting ASTM D 2234 Type I, Condition B, Collection of a Gross Sample of Coal, which have been shown to be free of statistically significant bias within the past year. The bias testing procedure and precision used must be approved by TVA. Systems will be subject to a critical inspection according to ASTM D4702 prior to approval. Analysis procedures used should be as follows unless otherwise approved in writing by TVA:

Parameter	Method
Residual Moisture	ASTM D 5142
Air Dry Moisture	ASTM D 3302
Note

Ash	ASTM D 5142
Sulfur	ASTM D 4239
Btu	ASTM D 5865
Note — or General Industry Standards.
7.3.1.2	Sample analysis (total moisture, ash, sulfur, Btu and S02) and other data required by TVA to match data with shipment shall be provided to TVA in a format approved by TVA.

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7.3.1.3	The lot size for each sample shall be by barge load for barge coal, by trainload for rail coal, and by daily truck deliveries for truck coal.

7.3.1.4	Analysis for each sample shall have been received by TVA by electronic data interchange within three (3) days of collection of said sample.

7.3.1.5	The sampling system shall be located in an area acceptable to TVA such that the sample collected for shipment is collected only from coal that is loaded for said shipment.
7.3.2	If TVA samples any of the tonnage received in a calendar quarter, and if Contractor’s samples for that same tonnage during the quarter do not meet all of the above criteria, TVA’s samples shall be used for said quarterly adjustment(s) for the tons represented by such samples. TVA may engage the services of a third party to collect its samples hereunder, rather than using its own employees. Contractor’s samples shall be used for the remaining tons for said quarterly adjustment(s), provided such samples meet all of the above criteria. In the event there are some tons not sampled by TVA and not sampled by Contractor in accordance with the above criteria, the quality adjustment for those tons will be based on a prorated calculation of the analyses of the TVA-sampled tons and Contractor-sampled tons.

7.3.3	In the event Contractor’s mechanical sampling system is not operating due to mechanical, electrical, or operational failure, Contractor shall immediately notify TVA and accept TVA’s (or TVA’s agent’s) samples at the Destination or Receiving Plant.

7.3.4	Contractor agrees to ensure that all sampling equipment is properly maintained and adjusted so that each sample taken is proportionate and representative of the coal delivered. TVA or its designated representative may observe any sampling or sample preparation performed by Contractor. Contractor shall furnish the results of bias tests on the sampling system, and the results must be acceptable to TVA. The sample system shall be bias, tested (batch interval of all system components), and shown to be free of statistically significant bias, at least every twelve (12) months.

7.3.5	Contractor shall prepare the samples obtained as directed by TVA and shall divide such samples into at least three parts and place in suitable airtight containers. Contractor will analyze the first part and electronically transmit the results to the Contract Administrator and all other parties designated by the Contract Administrator (TVA location or otherwise) within 24 hours (including weekends and holidays) or prior to unloading at Destination, whichever is earliest. Except as provided below, Contractor’s analysis results obtained on this first part will be utilized by TVA to determine whether or not the coal covered by the sample will be unloaded at the Destination. TVA reserves the right not to unload coal until after the appropriate analysis is received. Contractor shall be responsible for any demurrage charges incurred by TVA as a result of Contractor’s failure to transmit the analyses when and as required. TVA may reject coal based on these analyses. Within twenty-four (24) hours of coal loading, Contractor shall send the second part identified by such sample number directly to TVA’s Central laboratory by expedited delivery for analysis. The analysis results obtained from the second part shall supersede the first part sample results and will be utilized for all contract purposes, including determining the price adjustment required to compensate for the difference between the quality of the coal actually shipped and the contract Typical Analysis. The third part (“referee sample”) will be retained by Contractor, for a minimum of sixty (60) days, to be analyzed by an independent laboratory (to be agreed upon by TVA and Contractor) in the event of a disagreement between the parties regarding the results obtained on either of the other two parts. The results of the referee analysis will be conclusive for both parties in regard to the analysis of the sample in question. The cost of any such referee analysis shall be borne by the party that requested it.

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8.0	ADJUSTMENT FOR QUALITY

8.1	As used in this Section 8, a “Quarterly Average Value” shall mean the weighted average value of the appropriate quality component determined from all samples of coal collected and analyzed in accordance with Section 7 during a calendar quarter, based on the tonnage represented by the samples collected and corresponding analysis.

8.2	BTU Adjustment — For the coal accepted in each calendar quarter, an adjustment, calculated to the nearest cent per ton and using the then current Base Price, shall be applied to the contract price to account for variations in the Quarterly Average Value for as-received Btu/lb. compared to the Typical Analysis for as-received Btu. This adjustment shall in no way be affected by contract price adjustments under Section 10.2 “Law Changes”. (See Exhibit I for example of calculations.)

8.3	Ash Adjustment — For the coal accepted in each calendar quarter, an adjustment, calculated to the nearest tenth of a cent per ton at a rate of either (1) $0.15 per ton (decrease) for each percentage point the Quarterly Average Value of ash (on an as received basis) exceeds the Typical Analysis for ash, or (2) $0.15 per ton (increase) for each percentage point the Quarterly Average Value for ash (on an as-received basis) is less than the Typical Analysis for ash, shall be applied to the contract price. The calculation shall be prorated to cover any fractional percentage. (See Exhibit I for example of calculations.)

8.4	Moisture Adjustment — For the coal accepted in each calendar quarter, an adjustment, calculated to the nearest tenth of a cent per ton at a rate of either (1) $0.06 per ton (decrease) for each percentage point the Quarterly Average Value of moisture exceeds the Typical Analysis for Moisture, or (2) $0.06 per ton (increase) for each percentage point the Quarterly Average Value for Moisture is less than the Typical Analysis for Moisture, shall be applied to the contract price. The calculation shall be prorated to cover any fractional percentage. (See Exhibit I for example of calculations.)

8.5	Sulfur Dioxide Adjustment — For coal accepted in each calendar quarter, an adjustment, calculated to the nearest tenth of a cent per ton at a rate of either (1) $0.25 per ton (decrease) for each tenth (1/10) of a pound per million BTUs the Quarterly Average Value of sulfur dioxide exceeds the Typical Analysis for sulfur dioxide, or (2) $0.25 per ton (increase) for each tenth (1/10) of a pound per million BTUs the Quarterly Average Value for sulfur dioxide is less than the Typical Analysis of sulfur dioxide, shall be applied to the contract price. The calculation shall be prorated to cover any fractional amount tenth (1/10) of a pound. This adjustment shall in no way be affected by contract price adjustments under Section 10, Contract Price Adjustments hereof. (See Exhibit I for example of calculation).

8.6	As soon as practicable after the end of each calendar quarter, TVA shall submit to Contractor a report showing the Quarterly Average Values and any per-ton adjustments determined under this Section 8 of the contract. The number of tons of coal received by TVA during the calendar quarter shall be multiplied by said adjustments, and any resulting amount shall be paid promptly (or credited to the extent of any offsetting debit) to the party to whom it is due. The assessment of adjustments in accordance with the foregoing does not in any way impair TVA’s rights under the contract or at law with respect to any failure by Contractor to meet the Typical Analysis that gives rise to such adjustments.

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9.0	QUALITY AND SPECIFICATIONS

9.1	All coal delivered under this contract shall conform to the following Typical Analysis on a quarterly average as determined by sampling and analyses performed in accordance with Section 7, Sampling and Analysis:

			REJECTION/SUSPENSION
	TYPICAL ANALYSIS[1]		SPECIFICATIONS[3]
Lbs. of SO2 per million Btu[2]	5.0	lbs.	Not more than	5.0	(P)	lbs.
				5.2	(C)
				6.0	(WC)
Total Moisture	11.0	%	Not more than	12.0		%
Sulfur (a/r max)	2.90	%	Not more than	3.0		%
Ash (as received)	9.0	%	Not more than	11.0		%
Btu/lb. (a/r)	11,400		Not less than	11,000

Ash fusion temperature
Reducing atmosphere
Initial	1980	°F	Not less than

Softening	2075	°F	Not less than			°F

Hemispherical	2135	°F	Not less than			°F

Fluid		°F	Not less than			°F
Volatile Matter (dry basis)		%	Not less than			%
Grindability (Hardgrove Index)	54		Not less than
Chlorine (dry basis)	.02	%	Not more than			%

NOTES:

1	The Typical Analysis shall be used for the quality adjustments under Section 8.

2	Sulfur Dioxide calculated at 97.5%

3	Failure to comply with any of these specifications shall be a basis for rejections and suspensions or termination pursuant to Subsections 9.3. and 9.4.

4	Paradise (P), Cumberland (C), Widows Creek (WC)
9.2	The coal as-received shall have a top size not greater than two (2) inches and not less than one and one-fourth (1-1/4) inches, with at least forty -five percent (45%) of the product larger than one-fourth (1/4) inch, and with at least eighty-five percent (85%) of the product larger than 28 mesh. Such sizes shall be determined by using screens with square openings. Coal shall not exhibit a temperature in excess of 120° F, and it shall be substantially free from mining impurities and scrap such as drill bits, pieces of scrap metal or plate, plastic, rubber, rope, cloth, wire, cable, bone, slate, earth, rock, pyrite, wood, or water, that can be kept out or removed with the exercise of reasonable care during mining, preparation and loading. Belt magnets should be employed by Contractor for metal removal when conveyor belt load outs are employed. Coal shall be loaded in a manner that will ensure reasonably uniform consistency as to size and quality and shall not contain slurry pond material (washer tailings), gob pile material (mine refuse), petroleum-coke, oxidized coal, or blends of such materials, or create excessive amounts of dust during the unloading and transferring to storage.

9.3	If any coal delivered fails to meet any of the Rejection/Suspension Specifications in Subsection 9.1. on the basis of laboratory analysis or the requirements of Subsection 9.2. on the basis of visual inspection or laboratory analysis, TVA may reject the coal at the source, loading point, Destination, or Receiving Plant. TVA’s acceptance of any amount of coal which does not meet these requirements shall not constitute a waiver of any right which TVA may have under this contract or as provided by law on account of the delivery of such coal. In the event TVA rejects any coal in accordance with this section, TVA will immediately notify Contractor of the rejection and of the cause of rejection. In the case of coal rejected after loading, unless the cause for rejection is corrected, Contractor shall promptly remove the coal from the carrier’s equipment, from the transloading or blending facility, or from TVA premises, as the case may be, at Contractor’s expense. In addition to excess costs as provided in Section 11, Remedies, Contractor

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shall reimburse TVA for any additional transportation costs, demurrage, equipment repair or replacement costs, or handling expenses incurred by TVA in connection with any such rejection. TVA shall not be under any obligation or liability to assist Contractor in any corrective actions required to remedy the cause for rejection.
9.4	If any coal delivered fails to meet any of the Rejection/Suspension Specifications stated in Subsection 9.1. or the requirements of Subsection 9.2., TVA shall have the right to refuse to accept further deliveries from any or all mine sources under the contract until Contractor provides assurance satisfactory to TVA that Contractor will comply with the Rejection/Suspension Specifications and the Subsection 9.2. requirements. Such assurance must be given in writing within seven (7) days after the beginning of such suspension. If Contractor fails to provide such satisfactory assurance within the time specified or provides such assurance but does not correct the deficiencies that resulted in the Contractor’s failure to comply with any of the Rejection/Suspension Specifications or the requirements of Subsection 9.2. within seven (7) days after giving such assurance, TVA may then terminate Contractor’s right to make further deliveries under this contract. However, if TVA has suspended Contractor’s right to make further deliveries under the above provision two (2) times during any twelve-month period, TVA shall have the immediate right, at its option, upon the third such violation occurring within any twelve (12) month period following the second such violation, to terminate Contractor’s right to make further deliveries under this contract. Contractor shall be responsible for all costs or damages incurred by TVA resulting from Contractor’s failure to comply with the contract requirements. Damages or excess reprocurement costs may be determined in accordance with Section 11, Remedies.

9.5	If the normal operations in conformance with the design capabilities of a Receiving Plant cannot be accomplished with the coal delivered hereunder, although the coal complies with the quality and size requirements of this Section 9, TVA may (i) if such Receiving Plant is the only fossil plant receiving coal hereunder, then terminate Contractor’s right to make further deliveries, and this contract shall be cancelled without further obligation or liability to either party; or (ii) if there is more than one Receiving Plant receiving coal hereunder, then reduce the schedule of deliveries under the contract by the amount that otherwise would have been received at the affected Receiving Plant. In the event of such a termination or reduction in deliveries, the Contractor may be given a reasonable opportunity to remedy the cause for termination or reduction, which may include the offer of replacement coal. However, TVA is not obligated to accept offers of replacement coal.

Notwithstanding the above, this subsection 9.5 shall not be invoked or applied by TVA unless and until TVA has demonstrated that every effort has been made by its receiving plants to burn Seller’s coal and such efforts have proven unsuccessful.
10.0	CONTRACT PRICE ADJUSTMENTS AND COST REIMBURSEMENTS

10.1	Contract Price Adjustments.

Effective the first day of the second Contract Year and the first day of each Contract Year thereafter, the Base Price (or then current Base Price, as adjusted annually pursuant to this Section 10.1 only) shall be increased by 2.75%.

10.2	Contract Cost Reimbursements,

10.2.1	Law Change Assessment Costs. In the event of the issuance, enactment, promulgation or amendment, after the RFP Closing Date for the requisition under which this contract was awarded, of a federal or state statute, regulation, ordinance, rule or other mandate, or of a final judgment, order, or decree of a judicial or regulatory body or agency:

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(i) relating specifically to coal mine safety, rescue, or emergency response (for example, and by way of illustration only, the Mine Improvement and New Emergency Response Act of 2006), or
(ii) which assesses on a per-ton basis a tax, fee or other charge on coal (for example, and by way of illustration only, the Federal Black Lung Excise Tax and severance tax on coal delivered hereunder), but excluding all sales taxes, income taxes, franchise or privilege taxes, employment taxes, ad valorem taxes (on real and personal property), other similar taxes, and royalties (“Law Change”), Contractor shall be entitled to a reimbursement of the actual additional costs incurred as a result of such Law Change. Contractor shall notify TVA of such Law Change and supply from its records information satisfactory to TVA showing the direct effect, if any, of the Law Change upon the cost per ton of furnishing coal under this contract for which it seeks reimbursement.
If Contractor seeks reimbursement under Subsection 10.2.1 (ii), the reimbursement shall, subject to Subsection 10.2.2, be equal to the additional per-ton assessment referenced therein which results from a Law Change. If Contractor seeks reimbursement under subsection 10.2.1 (i), the per ton reimbursement shall, subject to Subsection 10.2.2, be equal to the total cost calculated on a per ton basis attributable to such a Law Change, provided however, the cost attributed to such Law Change shall be uniformly allocated over all coal tonnage produced by Contractor from the source affected by such Law Change in the Contract Year such Law Change took affect (a “Law Change Cost Reimbursement”).

If a Law Change increases Contractor’s cost of providing coal to TVA, a Law Change Cost Reimbursement shall be paid by TVA to the extent, and only to the extent, of the increased cost that is attributable to such Law Change effective on the later of (a) the date TVA receives Contractor’s notice of the Law Change or (b) the date Contractor’s cost of providing coal is increased by the Law Change. If a Law Change decreases Contractor’s cost of providing coal to TVA, a Law Change Cost Reimbursement shall be paid to TVA to the extent, and only to the extent, of the decreased cost that is attributable to such Law Change effective on the date such Law Change could be utilized to reduce Contractor’s costs whether or not Contractor actually reduces such costs on such date.

This Subsection 10.2.1 does not apply to any (i) promulgation, issuance, implementation, revision or amendment of rules and regulations except to the extent, and only to the extent, such promulgation, issuance, implementation, revision, or amendment results from a Law Change, or (ii) implementation of statutes or rules or regulations that are enacted, issued or promulgated on or before the RFP Closing Date, except for Law Changes as described above. Any reimbursement under this Subsection 10.2.1 shall not include any portion of Contractor’s general and administrative expenses, or other corporate and overhead expense, and shall be subject to Subsection 10.2.2.

10.2.2	If: (i) an individual or combination of Law Change Cost Reimbursement(s) requested by Contractor from the RFP Closing Date through the end of the first Contract Year exceeds one dollar and seventy cents ($1.70) on a per ton basis; or (ii) an individual or combination of Law Change Cost Reimbursement(s) requested by Contractor in any single Contract Year thereafter exceeds one dollar and twenty cents ($1.20) on a per ton basis, then TVA may, at its sole discretion and without further obligation or liability to either party hereunder or at law, terminate the contract upon sixty (60) days written notice given after such a reimbursement is requested by Contractor. However, in lieu of termination, Contractor may elect to absorb the cost in excess of the aforementioned limits, in which case the contract shall remain in full force and effect. Contractor’s election must be set forth in writing within thirty (30) days of TVA’s notice of termination. Such election by Contractor shall be irrevocable and binding for the reimbursement sought to the extent it exceeds the aforementioned limits and shall be effective as of the effective

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date of the Law Change. TVA may invoke the provisions of this Subsection 10.2.2 each and every time the cost of a Law Change exceeds the per-ton cost limits set forth above.
10.2.3	Contractor shall subn it to TVA quarterly invoices for all reimbursements sought under Subsection 10.2.1(ii), and all payments, including tentative payments subject to review, for reimbursement(s) sought under Subsection 10.2.1(ii) shall be made by TVA to Contractor within thirty (30) days of receipt of an invoice from Contractor for the same. Contractor shall submit to TVA invoices for all reimbursements sought under Subsection 10.2.1(i) at the time such reimbursements are requested, and all payments, including tentative payments subject to review, for reimbursement(s) sought under Subsection 10.2.1 (i) shall be made by TVA to Contractor within twelve (12) months of receipt of an invoice from Contractor for the same.

10.3	The increase, decrease or reimbursement under each subsection of this Section 10 shall be calculated separately to the nearest one-tenth (1/10) cent per ton. Any changes (including a recalculation of a previously granted tentative price adjustment or reimbursement) considered applicable by Contractor shall be reported to TVA by Contractor with appropriate data necessary to verify the change. Contractor must furnish such supporting evidence as may be requested by TVA. A request for a price adjustment or reimbursement considered applicable by Contractor must be submitted to TVA with appropriate documentation within one hundred eighty (180) days of the date Contractor incurs a resulting cost change. Failure to do so shall constitute a waiver of Contractor’s right to any upward adjustment or reimbursement. Any overpayment made under these provisions may be deducted from any amounts otherwise due Contractor.

10.4	Contractor agrees that, in the event TVA reimburses Contractor under this Section 10 for a cost incurred by Contractor and it is later determined that Contractor is entitled to recover such cost from a third party, at TVA’s request Contractor shall use its best efforts to recover such cost and upon such recovery shall reimburse TVA for amounts previously paid by TVA based on said cost. Reasonable costs incurred by Contractor in pursuing such recovery at TVA’s request shall be reimbursed by TVA; provided that where Contractor and/or other purchasers from Contractor also receive a benefit from pursuing such recovery, the cost thereof shall be equitably prorated.

11.0	REMEDIES

11.1	This Subsection 11.1 does not apply to a situation where another contract provision provides a different procedure, such as Subsection 9.4. If TVA in good faith believes that Contractor has failed to comply with any term or condition of this contract, the Contract Administrator shall give Contractor oral notice, to be followed by written confirmation, of any such violation.
11.1.1	If Contractor fails to correct a curable contract violation within seven (7) days of first notice, TVA shall have the right to suspend Contractor’s right to make further deliveries until Contractor provides adequate assurance to TVA that Contractor will comply with all provisions of this contract, such assurance to be given in writing within seven (7) days after such suspension. If Contractor fails to provide such adequate assurance within the time specified or timely provides such satisfactory assurance but Contractor does not correct the curable contract violation(s) within seven (7) days after giving such assurance, TVA shall have the right, but not the obligation, to terminate Contractor’s right to make further deliveries under this contract.

11.1.2	In the case of a contract violation by Contractor or Contractor’s Subcontractor that (i) is not curable (including, but not limited to, violations of Section 5, Source, of this contract or Section 27 Officials Not to Benefit), or (ii) is a violation of any Federal or state law or regulation or county or municipal enactment, ordinance or code, including but not limited to laws and regulations described in Subsection 14.6, upon providing notice as described above, TVA shall have the immediate right, but not the obligation, to terminate, or suspend for up to thirty (30) days, Contractor’s right to make further deliveries under this

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contract. If TVA suspends Contractor’s right to make further deliveries, then, upon expiration of such suspension, TVA shall either direct Contractor to continue performance of this contract or terminate Contractor’s right to make further deliveries.
11.2	Contractor shall be responsible for all costs or damages incurred by TVA resulting from Contractor’s failure to comply with the contract requirements. TVA may, at its option, purchase in the open market or by contract or otherwise procure coal to replace all or any part of (i) that which was rejected by TVA or which the Contractor has failed to deliver, or (ii) that as to which its right to deliver was terminated or suspended. Except as provided in Section 4, Variations, Delays, and Interruptions in Deliveries, Contractor shall be liable to TVA for the excess cost occasioned by such purchase(s) and any other loss or damage caused by Contractor’s breach of the contract, including, but without limitation to, liability incurred by TVA with respect to the transportation or other handling of the coal. In the alternative, TVA may, at its election, determine the loss or damage sustained as a result of Contractor’s breach of contract by any other commercially reasonable methods or as provided by law. In addition to all other means of recovery, TVA may deduct any such excess costs and damages from any amount otherwise due Contractor under this contract or otherwise.

11.3	TVA may, at its election, determine its excess costs resulting from any deficiency, rejection, suspension, or termination in the following manner: (1) such part of the highest-delivered-cost coal (of comparable quality under one or more contracts) which TVA purchases at the next awarding of term or spot contracts for delivery to any fossil plant in the TVA system as would be required to replace coal which was scheduled for delivery under this contract after the date the Contractor’s right to make deliveries under this contract was terminated shall be deemed to have been purchased as Replacement Coal for Contractor’s account; and (2) for unexcused deficiencies occurring before termination or contract expiration, such part of the highest-delivered-cost coal (of comparable quality under one or more contracts) which TVA receives under term or spot contracts in the week following each such deficiency, for delivery to any plant in the TVA system, as equals the quantity of Contractor’s deficiency shall be deemed to have been purchased as Replacement Coal for Contractor’s account. Contractor shall be liable to TVA for the difference between the delivered cost of such Replacement Coal and the delivered cost of coal under this contract (not including quality adjustments under this contract). The delivered cost shall include transportation and handling costs, as well as coal price, and shall take into account any differences between the quality of Replacement Coal and the quality specifications of this contract.

11.4	If TVA suspends or terminates Contractor’s right to make further deliveries hereunder or under any other provision of this contract and such suspension or termination is finally determined in accordance with Section 18, Disputes, to have been improper, then Contractor’s sole remedy for such improper termination or suspension shall be to require TVA to reschedule all coal Contractor was prevented from delivering due to such termination or suspension, such coal to be rescheduled for delivery on dates acceptable to both parties, but in any event not later than contract expiration. The price to be paid for such rescheduled coal shall be the price in effect under the provisions of this contract at the time of delivery.

11.5	In addition to the specific remedies provided for herein, in the event of a breach, TVA shall have all rights and remedies provided by law or equity.

12.0	NOTICES

Unless otherwise provided for in the contract, any contractual notice required to be given to either party shall be given by registered, certified, or first-class mail, electronic facsimile, or e-mail, to the intended party at the following address or at such changed address as may from time to time be designated in a notice similarly delivered or mailed. Except as expressly provided herein, any notice shall be deemed to have been given when sent. Communications by electronic facsimile or e-mail shall be confirmed by depositing, within twenty-four (24) hours after sending the electronic

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facsimile or e-mail, a copy of the same in the post office for transmission by registered, certified, or first-class mail in an envelope properly addressed as follows:
               In the case of Contractor to:
Martin Wilson, President
Armstrong Coal Company, Inc.
7701 Forsyth Boulevard — 10th Floor
St. Louis, MO 63105
314-721-8211 (FAX)
martinw@a-wllc.com
               With copy to;
Tate Rich, President
Delta Coals, LLC
95 White Bridge Road, #404
Nashville, TN 37205
(615) 352-5668 (FAX)
trichdelta@comcast.net
Mason L. Miller
Miller + Wells, PLLC
300 Lexington, KY 40507
(859) 281-0079 (FAX)
mmiller@millerwells.com
               In the case of TV A to:
Ben Jones
1101 Market St., MR 2A
Chattanooga, TN 37402
423-751-8202
bajones@tva.gov
Either party may, by written notice to the other, change the representative or the address to which such notices and communications are to be sent.
13.0	SHIPPING NOTICES

13.1	For all coal shipped under this contract, Contractor shall forward to the Contract Administrator and all other parties (TVA location or otherwise) as designated by the Contract Administrator a shipping notification as to coal shipped. This shipping notice must include the Purchase Order number, line item number, release number, traffic control numbers, railcar/barge/truck numbers, origin, name of mine, size of coal, shipping date, and such other relevant information as TVA may from time to time require. TVA shall have the right to require Contractor to transmit all of the above-referenced information via electronic data transfer direct to TVA’s computer system. Contractor is responsible for ensuring that its computer system is compatible with TVA’s computer system.

13.2	Contractor must take whatever steps are necessary to ensure that shipping notices are received by the Contract Administrator and all other parties as designated by the Contract Administrator prior to arrival of the coal at the Destination or within 24 hours of loading, including weekends and holidays, whichever is earliest. The Destination may not unload coal until a correct shipping notice is received, and Contractor will be responsible to carrier or TVA for any demurrage charges resulting from delays due to late or improper notification.

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13.3	In addition, on Monday of each week, Contractor must email a cumulative shipping notice to the Contract Administrator. This shipping notice will include such items as Contract number, traffic control number, shipping date, conveyance ID, tonnage, quality and explanation for all variances from schedule. The format for this report will be provided by the Contract Administrator.

14.0	TRANSPORTATION

14.1	TVA reserves the right to specify reasonable limitations on the type and size of transportation equipment, the method of transportation (including trainload lots and barge load lots where lots are necessary to provide the lowest transportation rate possible), and the exact routing to be used, whether or not transportation to the Destination is the responsibility of TVA. TVA may reject any shipment made in disregard of such specifications. If the contract provides for a price or prices that include transportation in whole or in part to the Destination (f.o.b. destination contract), title to the coal and risk of loss and damage shall remain with Contractor until delivery in acceptable condition by the carrier at Destination.
14.2	For all coal to be delivered hereunder, it shall be Contractor’s responsibility to load the coal and furnish loading devices which shall be suitable and fit for the purpose contemplated in this contract. Contractor shall be governed by carrier’s instructions regarding the height and distribution of the load, weight of cargo, and other instructions which carrier deems necessary for safe transportation. Contractor shall allow carrier’s inspection of loaded equipment to assure compliance with carrier’s loading instructions.

14.3	For all coal shipped, it shall be Contractor’s responsibility to visually inspect the transportation equipment prior to each loading and ascertain that the equipment is empty and suitable for loading. Any equipment found mechanically unsound for loading or contaminated with material shall not be loaded. Contractor shall not load any railcars with open doors. When loading barges, Contractor shall leave the four corners of the barges open to allow easier removal of coal and accumulated water. Contractor shall be responsible for all costs incurred by TVA, including the cost of any coal lost in transit, resulting from Contractor’s failure to comply with these requirements.

14.4	For all coal purchased for delivery by rail, whether f.o.b. origin or f.o.b. Destination, Contractor shall be responsible for loading each car to the appropriate capacity as required by the rail carrier. In addition, each trainload shipment tendered under this contract shall be loaded to the minimum trainload weight as required by the rail carrier. Contractor’s account will be charged with any charges assessed to TVA because of Contractor’s failure to observe any minimum weight loading requirements. The gross weight of each car shall not exceed the maximum allowed by the carrier. If cars are found to be loaded in excess of such maximum, it shall be Contractor’s responsibility to correct the load at Contractor’s expense, including but not limited to, Contractor’s payment to the carrier of switching charges, as well as any demurrage charges which may accrue while the car or cars await correction in load.

14.5	Contractor shall be responsible for any demurrage that accrues at any loading point as a result of Contractor or its subcontractors not being prepared to load the coal as scheduled. The carrier shall invoice Contractor and Contractor shall pay said carrier for all origin demurrage charges which accrue at the loading point(s). Contractor agrees to comply with the terms and conditions of TVA’s rail or barge transportation agreement(s) with respect to loading.

14.6	The explicit obligation of this contract is that it will be performed in accordance with all applicable Federal, state, county and municipal laws, regulations codes and ordinances, including, but not limited to, those applicable to transportation of coal. Transportation of coal by Contractor or by any third party transporting coal on Contractor’s behalf to rail or barge loading facilities, or any other transportation by truck, shall comply with applicable highway laws and regulations governing the weight of vehicles and all other highway laws promoting public safety, health and

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welfare, including all laws governing the operation of vehicles on any road or highway. To ensure compliance with this provision and to promote safety and compliance with laws governing vehicle operation, TVA may, as provided in Subsection 11.1.2, terminate or suspend further deliveries under this contract on account of violation of any motor vehicle laws or actions that, in TVA’s judgment, constitute unlawful or unsafe motor vehicle operations occurring in connection with any delivery of coal by truck. If any Contractor fails to comply with laws or regulations governing the weight of vehicles, TVA shall have the same rights provided under Section 9, Quality and Specifications, for failure to meet the requirements thereof, including but not limited to the right to reject coal delivered in overweight trucks. To ensure compliance with this provision and to help protect the roads and highways from overweight trucks, TVA may require that Contractor furnish a copy of the “certified” truck weight ticket. Regardless of the actual weight of any truck coal received, the maximum gross weight that can be recorded for a single truck will be limited to the applicable maximum weight enforced by law. Any weight exceeding that maximum weight may be deducted from the total weight of coal used for payment purposes.
14.7	TVA reserves the right to ship to any plant or other location any coal purchased F.O.B. any location. For coal purchased F.O.B. any plant or other location, TVA may from time to time direct deliveries to any other plant or location, and if such deliveries cause an increase or decrease in the transportation cost borne by Contractor in performing this contract, an adjustment shall be made in the contract price to reflect the changes in such cost. In addition, for coal purchased F.O.B. railcar and/or barge, TVA may, by giving prior written notice to Contractor as soon as possible but not later than thirty (30) days in advance, change the transportation mode of delivery.

15.0	PAYMENTS, INVOICES

15.1	Payments under this contract are subject to the provisions of the Prompt Payment Act (31 U.S.C. Sections 3901-3907). Payments as are provided for in the contract or by law will be made by Electronic Fund Transfer (EFT). EFTs will be made not more than thirty (30) calendar days after the later of (1) receipt of a proper invoice(s) by TVA at:
Accounts Payable Department
P.O.Box 15500
Knoxville, Tennessee 37901-5500
Fax Number: (865) 632-6609 or (865) 632-4019
Email accountspayable@tva.gov
or (2) receipt and unloading of the coal at the Destination. In preparing invoices, Contractor shall multiply the number of tons delivered by the Base Price applicable at the F.O.B. point of delivery plus or minus any adjustments that have been made effective under contract provisions. Payments shall be made in United States funds and timely sent to Contractor via EFT transfer to the following account:
Bank Name: US Bank N.A.
ABA Number: 081000210
Bank Account Name: Armstrong Energy, Inc.
Bank Account Number: 152306681361
15.2	For purposes of this provision only, “proper invoice” shall mean a numbered and dated invoice containing the complete name of Contractor, agent’s name (if any), Purchase Order number, Release number, Destination, total amount due, correct weights (as defined below), traffic control number, shipping date, name of mine at which the coal was produced, together with any documentation required to be submitted therewith by any other provision of the contract.
15.3	For freeze conditioning invoices, or invoices for anything other than the tons delivered at the current price, the invoices should be mailed, faxed or emailed to the Contract Administrator, using the notification information in Section 12.

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16.0	WEIGHTS

16.1	Coal will be weighed or measured by TVA, Contractor, or independent laboratory technician (using scales or other appropriate method approved by TVA) at the location where samples are collected for payment purposes. Except as specifically provided below, Contractor-provided weights will be used for contract purposes where this contract provides that Contractor samples are used for payment purposes, and TVA’s weights will be used for contract purposes when this contract provides that TVA’s samples are used for payment purposes. When Contractor-provided weights are used, said weights will be reported to TVA by electronic facsimile or as designated by the Contract Administrator for each shipment of coal hereunder. TVA shall have the right to have a representative present, at TVA’s sole risk and expense, at any and all times during TVA loadings to observe determination of weights. Contractor shall notify TVA immediately upon the occurrence of inaccurate weighing or absence of actual weighing. Contractor shall confirm such notification in writing to TVA within seven (7) working days of the date of each such occurrence. Such confirmation shall identify each affected coal shipment by Purchase Order number, line item number, shipping point, traffic control number, shipping date, and car/barge/truck number(s). Contractor’s account shall be adjusted for any coal inaccurately weighed, or not weighed, such adjustment to be made at whatever time such occurrence(s) becomes known to TVA.

16.2	All scales and weighing devices used by Contractor to determine the governing weight of coal shall be certified by the appropriate regulatory authority or a railroad and shall be material tested annually by an independent third party at the Contractor’s expense and the results of such tests provided to TVA within thirty (3) days of receipt of such test results of Contractor. Such scales and weighing devices shall comply with the National Institute of Standards and Technology Handbook 44 and shall be installed, maintained, and operated according to manufacturers’ recommendations.

16.3	If Contractor-provided weights are to be used, and Contractor fails to provide proper weights, TVA weights will be the means by which the weight of coal sold, delivered, and purchased hereunder shall be determined. Contractor shall reimburse TVA for any cost or expense charged to or incurred by TVA as a result of the absence of proper weights from Contractor, and TVA may elect to have TVA’s sampling and analysis govern for quality adjustment purposes as to any coal not properly weighed by Contractor. While TVA may not undertake to weigh all coal received, it may at its option check weigh any coal received. In the event invoiced weights exceed TVA weights by more than one and one-half percent (1.5%), a full material test will be run by both parties with each party responsible for its own cost. The weights that are determined most accurate shall govern.

16.4	Scale tests shall be performed more often than annually if reasonably requested by TVA. TVA shall be responsible for the cost of additional (more than annual) requested tests unless the results thereof show that the scale failed to conform to certification standards, in which event the Contractor shall be responsible for such costs.

16.5	If Contractor’s or TVA’s weighing devices or methods are determined by said independent third party to be in error over 0.5%, an appropriate adjustment shall be made to the affected weights and related invoices and payments reflecting the full extent of the error. Such adjustments shall be made retroactively to a date midway between the date on which the weighing devices were last tested and calibrated and the date on which the inaccuracy in weighing methods or devices was first questioned and prospectively until the date on which the weighing methods and devices are corrected.

16.6	If scales at the applicable mine determine the weight for less than all of the railcars in a single trainload lot, then the average railcar weight for the last three trainload lots to TVA, for trains that contained railcars all of the same capacity as the unweighed cars, shall be determined by dividing

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the trainload lots’ weight by the number of railcars in the trainload lots. The average railcar weight shall be multiplied by the number of railcars in the unweighed or partially unweighed trainload lot to determine the trainload lot weight.
17.0	CONTRACT ADMINISTRATOR/CONTRACTING OFFICER

The Manager of Coal Acquisition and Supply has designated the Contract Administrator who administers this contract for TVA to act on behalf of TVA for all purposes in the administration of this contract, such designation to continue until revoked or modified by the Manager of Coal Acquisition and Supply. The Contract Administrator shall serve as TVA’s “Contracting Officer” with respect to matters arising under terms of this contract that provide for action by the Contracting Officer.

18.0	DISPUTES

The Parties agree that any lawsuit between them that asserts a claim or claims arising out of or related to this contract (whether sounding in contract, tort, or otherwise) shall be filed and litigated to conclusion only in the United States District Court for the Eastern District of Tennessee at Knoxville, and each Party hereby consents to the jurisdiction and venue of that court for all such lawsuits. The Parties further agree that in any such litigation (1) each will stipulate to have a United States Magistrate Judge conduct any and all proceedings in the litigation in accordance with 28 U.S.C. § 636(c) and Fed. R. Civ. P. 73, and (2) each will waive any right it may have to a trial by jury.

19.0	CLEAN AIR ACT AND OTHER ENVIRONMENTAL REQUIREMENTS

In the event of enactment, implementation, amendment, or enforcement of the Clean Air Act, as amended, or any other applicable federal, state, or local air pollution control or environmental law, rule, or requirement which causes the continued use of the coal purchased under this contract to be inconsistent with (i) TVA’s air pollution control strategies, as they may be modified for meeting such air pollution control or environmental requirements, or (ii) an administrative or judicial order, TVA may cancel this contract with no further obligation or liability hereunder or at law by giving Contractor ninety (90) days’ advance notice of such cancellation. In the case of inconsistency with TVA’s air pollution control strategies, the parties will attempt to renegotiate the contract during such notice period to provide for delivery of coal that will be of a quality consistent with TVA’s new air pollution control strategies. In the event the parties do not reach agreement on such a renegotiated contract within the 90-day notice period, the cancellation notice given by TVA shall remain in effect and the contract shall terminate at the end of such period. In no event will TVA be obligated to divert deliveries from any affected Receiving Plant(s) to any alternate fossil plant or other destination.

20.0	UNILATERAL TERMINATION RIGHT

Commencing no sooner than July 1, 211/, in addition to any other termination rights provided in this contract or at law, TVA expressly reserves the right, upon 60 days’ prior written notice to Contractor, to unilaterally terminate this contract; provided, however, that TVA shall pay to Contractor an amount equal to ten (10) percent of the Base Price, multiplied by the remaining number of tons scheduled for delivery from the effective termination date herein through the earliest applicable date for termination, pursuant to the reopening provisions under Section 1, Contract Term; provided further, that the remaining number of tons scheduled for delivery shall be based on the minimum Nominated Quantity that may be nominated pursuant to Section 2, Quantity. Said payment by TVA to Contractor shall constitute Contractor’s sole remedy against

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TVA for any loss, cost, or damage incurred by Contractor as a result of TVA’s termination under this section. TVA shall have no further obligation or liability under the contract or at law except with respect to coal delivered prior to said termination date as otherwise provided in Section 8, Adjustment for Quality, Section 15, Payments, Invoices, and Section 16, Weights.

21.0	CREDIT EVALUATION AND PERFORMANCE ASSURANCE

21.1	Performance Assurance. Within one (1) day from the execution of this contract, Contractor shall furnish performance assurance for the protection of TVA in the form of a cash deposit in the amount of One Million Dollars ($1,000,000.00).

This deposit is for the security of TVA regarding the performance of all obligations of the Contractor under this contract and TVA may, subject to the provisions of Section 21, reasonably require the Contractor to adjust the amount of this deposit upward or downward. The deposit will earn interest at TVA’s short-term interest rate.

Contractor acknowledges and agrees that any failure to establish, maintain, or adjust said deposit shall constitute a default under this contract, subject to all applicable cure provisions.

21.2	Material or Adverse Change in Financial Condition. Contractor shall inform TVA, in writing, within ten (10) business days of any Material or Adverse Change in its financial condition. For the purposes of this contract, a Material or Adverse Change may include, but is not limited to, any of the following:
1)	A bankruptcy filing,

2)	Insolvency,

3)	A report of a quarterly or annual loss or a decline in earnings of twenty percent (20%) or more compared to the prior period,

4)	A negative restatement of prior financial statements or a failure or refusal to provide quarterly or annual financial statements to TVA as required under Subsection 21.3 below,

5)	Default under other financing agreements with third-parties in excess of Ten Million Dollars ($10,000,000.00),

6)	Appointment of a receiver, trustee or examiner, or

7)	Entry of a judgment against Contractor in an amount that is greater than five percent (5%) of the Contractor’s net worth.
If there is a Material or Adverse Change in Contractor’s financial condition, TVA may require Contractor to provide additional reasonable Performance Assurance, as outlined herein, within ten (10) business days of Contractor’s receipt of a written request from TVA for such additional Performance Assurance, in an amount determined by TVA in a commercially reasonable manner and in a form and from a financial institution or other guarantor reasonably acceptable to TVA. Such additional Performance Assurance may include, but is not limited to, increasing the amount of the deposit provided to TVA under Subsection 21.1 above, or other performance assurance as described in Subsection 21.4. If the Contractor fails to deliver such additional Performance Assurance to TVA with ten (10) business days of receipt of TVA’s written request for such additional Performance Assurance, then the Contractor may be deemed by TVA to be in default under the terms of this contract, subject to all applicable cure provisions.

21.3	Ongoing Credit Evaluation & Monitoring. TVA will monitor Contractor’s creditworthiness on an ongoing basis for changes in financial condition. Contractor shall comply with the following provisions::
1)	Financial Statements:
a)	Within one hundred and twenty (120) calendar days following the end of each fiscal year, Contractor shall deliver a copy of Contractor’s annual report containing audited consolidated financial statements for such fiscal year that include balance sheets, income statements, statements of cash flows and notes to the financial statements.

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b)	Within sixty (60) calendar days following the end of each of the first three fiscal quarters of each fiscal year, Contractor shall deliver a copy of Contractor’s quarterly report containing unaudited consolidated interim financial statements for such fiscal quarter.

c)	In all cases Contractor’s financial statements shall be prepared in accordance with generally accepted accounting principles used in the United States.

d)	In the event any annual report or quarterly interim financial statements cannot be delivered on a timely basis due to a delay in preparation or certification, such delay in preparation or certification, such delay shall be excused to the extent, and only to the extent, Contractor is diligently pursuing the preparation, certification, and delivery of the statements and has informed TVA in writing as to the cause or causes of such delay and the anticipated duration of such delay
2)	Within ten (10) business days of any change in majority ownership of Contractor, Contractor shall report such change and the details thereof to TVA.

3)	Within ten (10) business days of the occurrence thereof Contractor shall disclose to TVA any material litigation with a demand in excess of Ten Million Dollars ($10,000,000.00).
TVA shall periodically review Contractor’s financial information to determine if, an increase or decrease in the current level of additional Performance Assurance is required on behalf of Contractor. If the financial condition of the Contractor has changed to a point whereby TVA determines that further or additional Performance Assurance is not required. TVA will release the security provided in Subsection 21.1; otherwise, the current Performance Assurance obligation will continue.

21.4	Types of Acceptable Performance Assurance. The types of acceptable Performance Assurance that TVA may require include but are not limited to:
1.	Cash Deposit,

2.	An irrevocable standby letter of credit (including an increase or extension of an existing letter of credit) in a form and from a financial institution reasonably acceptable to TVA, or

3.	Various combinations of the foregoing or other credit or performance assurance reasonably acceptable to TVA.
21.5	Remedies with Respect to Performance Assurance. In addition to any other remedies available under this contract or at law, TVA, upon or any time after the occurrence or deemed occurrence of a default by Contractor (and provided such default) is continuing), may exercise any and all of its rights with respect to all Performance Assurance, including but not limited to drawing on any outstanding letter of credit issued for TVA’s benefit and liquidating all Performance Assurance then held by or for the benefit of TVA free from any claim or right of any nature whatsoever of Contractor. TVA shall apply the proceeds from such Performance Assurance to reduce Contractor’s obligations under the contract, and Contractor shall remain liable for any amounts owing to TVA after the application of such proceeds.

22.0	VERIFICATION OF DATA, INSPECTION OF RECORDS AND MINE SOURCES

TVA, its employees, agents, or representatives, shall have the right, after prior notice and at a reasonable time to inspect Contractor’s or, if applicable, its producer’s records and mines and related facilities to verify the accuracy of the data supplied by Contractor to support its request for price adjustments or to establish Contractor’s actual cost change under section 10, Contract Price Adjustments, and for purposes of determining Contractor’s compliance with the provisions of this contract. Information obtained by TVA, its employees, agents, or representatives, in examining Contractor’s or its producer’s records or inspecting Contractor’s or its producer’s mines shall not be disclosed to third parties without the Contractor’s consent, unless disclosure is ordered by a court of competent jurisdiction, is made for purposes of any litigation or proceeding (judicial, administrative, or investigatory) involving this contract, or is otherwise required by law.

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23.0	COAL MINING RECLAMATION AND CONSERVATION REQUIREMENTS

The following TVA reclamation and conservation requirements are applicable to all contracts for the purchase of coal:

23.1	TVA Policy On Areas From Which Coal Will Be Procured: Coal Mining — Land and Water Resource Protection. TVA accepts no coal mined from locations in or near areas officially designated by state or federal agencies, or identified by TVA, as wild or scenic river areas, wild, wilderness, natural, scenic, public recreation areas or under study pursuant to legislative authority for any such official designation, except where special circumstances exist. No coal will be accepted from locations in or near areas designated under legislative authority as potential sites for the above uses unless, after coordination with the appropriate agencies, TVA determines that the coal can be mined without substantially adversely affecting the area’s potential for such use. In such cases and also in cases involving offerings of coal from mines in or near other visually important areas such as major highways or population centers, special provisions designed to protect aesthetic values may be incorporated in the purchase contracts. No coal will be accepted from areas in which, in TVA’s judgment, mining would adversely affect a public water supply and such adverse effect cannot be avoided by proper reclamation.

23.2	Contractor agrees that all sources of coal delivered shall be in full compliance with all state and federal reclamation laws, including the Surface Mining Control and Reclamation Act of 1977 and all regulations issued thereunder. A violation of any such law or regulation shall constitute a breach of contract, entitling TVA to exercise its remedies as provided for in this contract or by law. TVA will not accept coal mined from any source, stockpile, or otherwise during any period when the source is subject to a cessation order issued by the Office of Surface Mining and Reclamation (OSM) or any state reclamation enforcement agency for violation of reclamation requirements.

23.3	TVA also reserves the right to either terminate this contract or suspend deliveries under the contract from any source whatsoever when any Authorized Source is subject to a cessation order.

23.4	Coal which is not delivered due to such cessation order or suspension shall not be considered excusable, and TVA may purchase replacement coal for the Contractor’s account. If, upon appeal by the Contractor under OSM’s or the appropriate state’s regulations, a cessation order is held to have been improperly issued, the Contractor shall not be liable for the cost of replacement coal, and any coal not delivered due to the order or suspension may, at Contractor’s option, be canceled or rescheduled upon delivery terms reasonably acceptable to TVA. This constitutes Contractor’s exclusive remedy against TVA in the event of a wrongful issuance of a cessation order by OSM or a state agency.

23.5	TVA reserves the right to require and Contractor agrees to perform over and above the requirements specified by law any special or additional reclamation work which TVA deems necessary to ensure that the mining operation complies with TVA’s overall policy for protection and enhancement of the environment. Any such special or additional reclamation work shall be subject to the approval of the U.S. Office of Surface Mining, or a related agency having jurisdiction over the matter. TVA agrees to compensate Contractor for the performance of such work in an amount to be mutually agreed upon before the commencement of work. No work performed by Contractor shall be deemed special or additional reclamation work for the purposes hereof unless it is so designated in writing by the Contract Administrator.

23.6	TVA, its agents, and assigns shall have the right to enter upon any of the land affected by Contractor’s mining operation, at any time and without the necessity of giving notice, for any purpose related to enforcing these reclamation and conservation requirements or to observe mining or reclamation completed or in progress.

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23.7	TVA will not accept coal from sources mined under the 16-2/3 percent exemption allowed under P.L. 95-87, unless it can be documented that the source will be mined and reclaimed to the performance standards established under P.L. 95-87, and furthermore, that the operation has the concurrence of the coal mining and regulatory (primacy) authority established by this law in the state from which the coal is to be mined.

24.0	RELATIONSHIP OF PARTIES — PRODUCER’S STATEMENT

24.1	Regardless of whether the Contractor is the producer of the coal to be furnished or is the sales agent of one or more producer, the Contractor binds and obligates itself for the full and faithful performance of the contract in its entirety.

24.2	If the Contractor is not the producer of the coal to be delivered hereunder, Contractor represents that it has contracted directly with the producer(s) who has (have) executed the Coal Producer’s Statement(s) for the delivery of the coal to TVA.

25.0	NONASSIGNABILITY; SUBCONTRACTS; DESIGNATION AND TERMINATION OF AGENT

25.1.1	Neither this contract nor any interest herein or any payments hereunder shall be assigned without the prior written consent of TVA, which consent TVA may withhold in its sole discretion. In the event TVA shall give such consent, the same shall not be construed as a waiver of this provision with regard to any subsequent assignment.

25.1.2	Notwithstanding the foregoing, any party may, without the need for consent from the other party (and without relieving itself from liability hereunder), transfer, sell, pledge, encumber or assign this contract or the accounts, revenues or proceeds hereof or thereof in connection with any bank financing or security arrangements, provided, however, that no such assignment shall in any way relieve the assignor from liability for full performance under this contract. Any such assignee shall assume and agree to be bound by the terms and conditions of this contract. Any consent to an assignment under this provision shall not be construed as a waiver of this provision with regard to any subsequent assignment.

25.2	No designation of any agent by the Contractor to submit invoices, receive payments, or take any other action in connection with the performance or administration of this contract shall be effective or recognized by TVA until the Contractor has given written notice of such designation and TVA has given Contractor specific written notice of its approval thereof.

25.3	If Contractor notifies TVA in writing of the termination of any agent that Contractor may have previously designated to administer this contract on its behalf, TVA may thereafter rely on such notice of termination in all dealings with Contractor or a successor agent.

26.0	WAIVERS

No waiver of any breach of this contract shall be held to be a waiver of any other breach. Unless a remedy is expressly designated as exclusive, all remedies afforded under the contract shall be in addition to every other remedy provided herein or by law.

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27.0	OFFICIALS NOT TO BENEFIT

No member of or delegate to Congress or Resident Commissioner, or any officers, employee, special Government employee, or agent of TVA shall be admitted to any share or part of this contract or to any benefit that may arise therefrom unless it be made with a corporation for its general benefit; nor shall the Contractor offer or give, directly or indirectly, to any officer, employee, special Government employee, or agent of TVA any gift, gratuity, favor, entertainment, loan, or any other thing of monetary value, except as provided in 5 C.F.R. part 2635. Breach of this provision shall constitute a material breach of this contract and TVA shall have the right to exercise all remedies provided in this contract or at law.

28.0	SMALL BUSINESS POLICY

The requirements of 15 U.S.C § 637(d) are incorporated by reference.

29.0	LIQUIDATED DAMAGES FOR SUBCONTRACTING PLANS

29.1	Failure to make a good-faith effort to comply with the subcontracting plan, as used in this clause, means a willful or intentional failure to perform in accordance with the requirements of the subcontracting plan approved under 15 U.S.C. 637(d) or willful or intentional action to frustrate the plan.

29.2	Performance shall be measured by applying the percentage goals to the total actual subcontracting dollars or, if a commercial plan is involved, to the pro rata share of actual subcontracting dollars attributable to Government contracts covered by the commercial plan. If, at contract completion, or in the case of a commercial plan, at the close of the fiscal year for which the plan is applicable, the Contractor has failed to meet its subcontracting goals and the Contracting Officer decides in accordance with Subsection 29.3 that the Contractor failed to make a good-faith effort to comply with its subcontracting plan, the Contractor shall pay TVA liquidated damages in an amount equal to the actual dollar amount by which the Contractor failed to achieve each subcontract goal.

29.3	Before the Contracting Officer makes a final decision that the Contractor has failed to make such good-faith effort, the Contracting Officer shall give the Contractor written notice specifying the failure and permitting the Contractor to demonstrate what good-faith efforts have been made. Failure to respond to the notice may be taken as an admission that no valid explanation exists. If, after consideration of all the pertinent data, the Contracting Officer finds that the Contractor failed to make a good-faith effort to comply with the subcontracting plan, the Contracting Officer shall issue a final decision to that effect and require that the Contractor pay the government liquidated damages as provided in paragraph b. of this section.

29.4	With respect to commercial plans, i.e., company-wide or division-wide subcontracting plans, the Contracting Officer of the agency that originally approved the plan will exercise the functions of the Contracting Officer under this clause on behalf of all agencies that awarded contracts covered by that commercial plan.

29.5	The Contractor shall have the right of appeal, under the section in this contract titled DISPUTES, from any final decision of the Contracting Officer.

29.6	Liquidated damages shall be in addition to any other remedies that TVA may have.

30.0	AFFIRMATIVE ACTION AND EQUAL OPPORTUNITY

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To the extent applicable, this contract incorporates by reference the “Equal Opportunity” for Special Disabled Veterans and Veterans of the Vietnam Era clause, 41 C.F.R. § 60-250.5; the “Equal Opportunity for Workers with Disabilities” clause, 41 C.F.R. § 60-741.5; and the “Equal Opportunity” clause, 41 C.F.R. § 60-1.4.

31.0	SAFETY AND HEALTH

All sources supplying coal purchased under this contract shall be in full compliance with the Federal Mine Safety and Health Act of 1977 and regulations issued thereunder. Failure to comply shall constitute a breach of contract, permitting TVA to exercise its remedies under this contract or as provided by law.

32.0	ENVIRONMENTALLY ACCEPTABLE FACILITIES; CLEAN AIR AND WATER

Contractor hereby stipulates and agrees as follows:

(1) Contractor certifies that performance of this contract will not involve the use of any facility or facilities which have given rise to a conviction under Section 113(c) of the Clean Air Act (42 U.S.C. 7413(c)) or Section 309(c) of the Federal Water Pollution Control Act (33 U.S. C. 1319(c).
(2) Contractor will comply with all the requirements of Section 114 of the Clean Air Act and Section 308 of the Federal Water Pollution Control Act relating to inspection, monitoring, entry, reports, and information, as well as all other requirements specified in Section 114 and Section 308 of the Clean Air Act and the Federal Water Pollution Control Act, respectively, and all regulations and guidelines issued thereunder in its performance of this contract.

(3) Contractor will notify TVA of any conviction under Section 113(c) of the Clean Air Act or Section 309(c) of the Federal Water Pollution Control Act involving a facility to be utilized for this contract.

33.0	CERTIFICATION FOR CONTRACTS, GRANTS, LOANS AND COOPERATIVE AGREEMENTS

Contractor’s representative, by signing this contract, certifies, to the best of his or her knowledge and belief, that:

(1) No Federal appropriated funds have been paid or will be paid by or on behalf of Contractor to any person for influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with the awarding of this contract or the extension, continuation, renewal, amendment, or modification of this contract.

(2) If any funds other than Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a member of congress, an officer or employee of Congress, or an employee of a member of Congress in connection with this Agreement, Contractor shall complete and submit Standard Form-LLL, “Disclosure of Lobbying Activities,” in accordance with its instructions.

This certification is a material representation of fact upon which reliance was placed when this contract was made or entered into. Submission of this certification is a prerequisite for making or

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entering into this contract imposed by 31 U.S.C. 1352. Any person who makes an expenditure prohibited under paragraph (1) of this clause or who fails to file or amend the disclosure form required to be filed or amended by paragraph (2) of this clause shall be subject to civil penalties as provided for by 31 U.S.C. 1352.

34.0	CONTRACT COMPONENTS

Appendix A (Coal Producer’s Statement(s) and Specific Location Map(s)); Exhibit I (Example Calculation of Price Adjustment for Quality Variations); and the Subcontracting Plan are attached hereto and made a part hereof.
IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the aforesaid date by their duly authorized representatives.

WITNESS:	CONTRACTOR Armstrong Coal Co. Inc.
/s/ Elizabeth J. Byrne	By:	/s/ Martin D. Wilson
Signature

	Title:	President

WITNESS:	TENNESSEE VALLEY AUTHORITY
/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Signature

	Title:	Fuel Buyer

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EXHIBIT I
EXAMPLE CALCULATION OF PRICE ADJUSTMENT
FOR QUALITY VARIATIONS
Assume:

	Typical Analysis	Qtrly. Avg. Value
Btu/Ib. (as-received)	12,000	12,125
Ash (as-received)	7.00%	9.00%
Total Moisture	12.00%	12.25%
SO2 in Ibs./mmBtu at 97.5%	1.70	1.62
Total Tons Received equals 100,000
Price equals $20.00
Ash Adjustment Increase/Decrease is $0.15 per percentage point
Moisture adjustment increase/decrease is $0.06 per tenth of a percent
SO2 adjustment increase/decrease is $0.25 per tenth of a lb.
Btu example for Section 8.2.

Btu Adjustment =	(Quarterly Average Value — Typical Analysis) X Price Typical Analysis

Btu Adjustment =	( 12,125- 12.000) X $20.00 12,000
Btu Adjustment = $0.21 per ton
Ash example for Section 8.3.
Ash Adjustment decrease = (Quarterly Average Value — Typical Analysis) X Adjustment
Ash Adjustment decrease = (9.00 — 7.00) X $0.15
Ash Adjustment decrease = $0.30 per ton
Moisture example for Section 8.4.
Moisture Adjustment decrease = (Quarterly Average Value — Typical Analysis) X Adjustment
Moisture Adjustment decrease = ((12.25 — 12.00)) X $0.06
Moisture Adjustment decrease = $0.015 per ton.
SO2 example for Section 8.5 (scrubbed plants”).
SO2 Adjustment increase = (Typical Analysis — Quarterly Average Value) X Adjustment
SO2 Adjustment increase = ((1.70 — 1.62) X 10) X $0.25
SO2 Adjustment increase = $0.20 per ton.
Sulfur Dioxide example for Section 8.5 non-scrubbed plants”)
Cantor Fitzgerald Market Price Index

Month A Index Value	$181.00
Month B Index Value	$163.00
Month C Index Value	$192.00

Average Index Value	$178.67
(Typical Analysis SO2 — Quarterly Average Value SO2) X (Quarterly Average Value BTU) X (quarterly tonnage) X (average index value) / 1,000,000 = adjustment
(0.80 — 0.95) X (13,000) X (250,000) X (179.00) / 1,000,000 = -$87,101.625

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Appendix A
COAL PRODUCER’S STATEMENT AND SPECIFIC LOCATION MAP

32

Exhibit 10.__
TENNESSEE VALLEY AUTHORITY
COAL ACQUISITION & SUPPLY
1101 Market Street, MR 2A
Chattanooga, Tennessee 37402-2801
CONTRACT SUPPLEMENT

TO:	Delta Coal LLC	Supplement No.	1
	95 White Bridge Road	Date	July 29, 2008
	Nashville Tn 37205	Group No.	612
		Contract No.	40668
		Plant	Various
		Name of Mine	Big Run
Attention Mr. Tate Rich
This confirms the agreement reached with TVA and Tate Rich to amend the contract as follows:
Section 1.0 shall be deleted in its entirety and replaced with the following:
1.0	CONTRACT TERM

The “Base Term” of this contract is 5.5 years (July 1, 2008 — December 31, 2013) and provides for Base Term price renegotiations effective on the 30th month anniversary (January 1, 2011) of the Delivery Commencement Date. The “Reopener Term” of this contract is 5.0 years (January 1, 2014 — December 31, 2018). The Base Term and the Reopener Term are subject to the terms and conditions provided below.

(A) The Delivery Commencement Date shall be July 1, 2008, and deliveries shall continue for ten and one-half (10 1/2) years from said Delivery Commencement Date unless terminated earlier by agreement or as otherwise provided herein.

(B) Either party may elect to commence Base Term price renegotiations by providing written notice nine (9) months prior to the 30th month anniversary of the Delivery Commencement Date for the purpose of renegotiating the price of coal to be provided for the remainder of the Base Term of this contract (i.e., January 1, 2011 — December 31, 2013) or for the sole purpose of terminating deliveries. The party desiring to commence such renegotiations shall give the other party written notice at least nine (9) months prior to the 30th month anniversary date. Nothing herein is intended to require a party who has commenced renegotiations hereunder to continue such renegotiations if, for any reason, such party determines it is not in its interests to do so. If the Base Term price renegotiation provision has been exercised, this contract will terminate on the said 30th month anniversary date unless TVA and the Contractor have mutually agreed in writing six (6) months prior to the said anniversary date to continue this contract. Neither party shall be under any obligation or liability to continue this contract beyond said termination or have any liability for refusing to do so, if either party desires to terminate deliveries in accordance herewith. If neither party elects to commence such Base Term price renegotiations, this contract shall continue in effect for the Base Term.

(C) If the parties agree to continue this contract beyond the 30th month anniversary of its Delivery Commencement Date as the result of renegotiations as provided in (B) above or if neither party elects to commence such Base Term price renegotiations and this contract continues in effect for the Base Term, then this contract may be reopened by either party nine (9) months prior to the 66th month anniversary of the Delivery Commencement Date for the purpose of renegotiating Reopener Term price and other terms and conditions or for the sole purpose of terminating deliveries at the conclusion of the Base Term (December 31, 2013) of this contract. The party desiring to exercise such reopener shall give the other party written notice at least nine (9) months prior to the 66th month anniversary date and may, but shall not be required to, specify the purpose of such reopening. Nothing herein is intended to require a party who has commenced renegotiations hereunder to continue such renegotiations if, for any reason, such party determines it is not in its interests to do so. If the reopener provision has been exercised, this contract will terminate on the said 66th month anniversary date (January 1, 2014) unless TVA and the Contractor have mutually agreed in writing six (6) months prior to the said anniversary date to continue this contract. Neither party shall be under any obligation or liability to continue this contract beyond said termination or have any liability for refusing to do so, if either party desires to terminate deliveries in accordance herewith.
Section 9.0 Quality and Specifications
Section 9.1 shall be amended as follows:
     Delete: Ash (As Received) 9.0% Not more than 11.0%
     Add: Ash (As Received) 10.0% Not more than 12.0%
Section 10.0 CONTRACT PRICE ADJUSTMENTS AND COST REIMBURSEMENTS
Section 10.0 shall be amended as follows:
Section 10.5: TVA agrees to waive all notice provisions under this Section 10.0 with respect to Contractor requests for reimbursement under subsection 10.2.1 (i) for any cost reimbursement request submitted with respect to coal provided to TVA during the first Contract Year only (July 1, 2008 through December 31, 2008) provided, however, (1) any such cost reimbursement request for the first Contract Year must be received by TVA prior to the end of the first Contract Year (December 31, 2008), and (2) such waiver of notice does not in any way diminish TVA’s audit or other rights under this Section 10 or any other provisions of this agreement. Any such cost reimbursement requests for the first Contract Year that are received after December 31, 2008 will not be considered by TVA for any purpose. The provisions of this Section 10.5 will apply to, and only to, coal provided to TVA during the period July 1, 2008 through December 31, 2008 and not to any other coal provided under contract 40668.

All other terms and conditions of the Contract remain unchanged.
Please complete the acceptance below and return a signed copy of this contract supplement to this office. You should retain the other signed copy for your files.
In the event Contractor fails to execute this Supplement in the acceptance space provided below or fails to return such executed Supplement to TVA, shipment of coal to TVA following the date of Contractor’s receipt of this Supplement shall constitute an acceptance by Contractor of all the terms and conditions of this Supplement, unless within five (5) business days of the date of receipt of this Supplement, Contractor notifies TVA, both orally and in writing that this Supplement is not accepted.

Accepted	Armstrong Coal Co.	TENNESSEE VALLEY AUTHORITY

Company

By	/s/ Martin D. Wilson	/s/ Eddie Spicer

	Signature	Eddie Spicer Fuel Contract Administrator

President	/s/ [ILLEGIBLE]

Title	Contract Support Specialist

8/18/08	/s/ [ILLEGIBLE]

Date	Manager of Coal Supply

TENNESSEE VALLEY AUTHORITY
COAL ACQUISITION & SUPPLY
1101 Market Street, MR 2A
Chattanooga, Tennessee 37402-2801
CONTRACT SUPPLEMENT

TO:	Delta Coal LLC	Supplement No.	2
	95 White Bridge Road	Date	July 29, 2008
	Nashville Tn 37205	Group No.	612
		Contract No.	40668
		Plant	Various
		Name of Mine	Big Run
Attention Mr. Tate Rich
This confirms the agreement reached with TVA and Tate Rich to amend the contract as follows:
3.0	SCHEDULING

3.4	By mutual agreement Contractor may at various times ship coal via Truck at TVA’s request.

7.0	SAMPLING AND ANALYSIS

7.04	TVA sampling and analysis (Section 7.1 of the contract) will be used for CQAR calculations for payment purposes for all coal shipped via Truck from McHenry, KY, Armstrong Coal Mine to Destination Paradise Fossil Plant.

16.0	WEIGHTS

16.7	TVA weights will govern for payment for coal loaded via Truck from McHenry, KY, Armstrong Coal Mine to Destination Paradise Fossil Plant.
All other terms and conditions of the Contract remain unchanged.
Please complete the acceptance below and return a signed copy of this contract supplement to this office. You should retain the other signed copy for your files.
In the event Contractor fails to execute this Supplement in the acceptance space provided below or fails to return such executed Supplement to TVA, shipment of coal to TVA following the date of Contractor’s receipt of this Supplement shall constitute an acceptance by Contractor of all the terms and conditions of this Supplement, unless within five (5) business days of the date of receipt of this Supplement, Contractor notifies TVA, both orally and in writing that this Supplement is not accepted.

Accepted	Armstrong Coal Co.	TENNESSEE VALLEY AUTHORITY

Company

By	/s/ Martin D. Wilson	/s/ Eddie Spicer

	Signature	Eddie Spicer Fuel Contract Administrator

President	/s/ [ILLEGIBLE]

Title	Contract Support Specialist

8/18/08	/s/ [ILLEGIBLE]

Date	Manager of Coal Supply

Exhibit 10.__
TENNESSEE VALLEY AUTHORITY
COAL ACQUISITION & SUPPLY
1101 Market Street, MR 2A
Chattanooga, Tennessee 37402-2801
CONTRACT SUPPLEMENT

TO: Delta Coal LLC	Supplement No.	3
95 White Bridge Road	Date	November 12, 2008
Nashville Tn 37205	Group No.	612
	Contract No.	40668
	Plant	Various
	Name of Mine	Big Run
Attention Mr. Tate Rich
This confirms the agreement reached between the parties relative to freeze proofing.
1.	Unless TVA notifies contractor otherwise, anytime the temperature at contractor’s loading facility is below 27 degrees Fahrenheit during the loading process, contractor will apply approximately 2 pints of a TVA Approved Freeze Proof Agent to each ton of coal being loaded into railcars for shipment to TVA. The exception to this rule applies in the event a cooling period is moving into the area in 48 hours, dropping the temperature for an extended period of time.

2.	The cost to TVA for coal treated will be $2.00 per gallon, $.50 per 2 pint application.

3.	The cost to TVA for applying side release will be $1.52 per gallon, $.19 per 1 pint application (Based on TVA notification to apply side release on a as requested basis).

4.	Contractor will invoice separately for the cost applying the Freeze Proof Agent to the coal treated. Each shipment treated must state being treated on each Train Manifest. Each Invoice for treatment will have the appropriate shipment ID’s.

5.	Contractor will send all invoices to
Eddie Spicer
Tennessee Valley Authority
1101 Market Street (MR 2A)
Chattanooga, Tennessee 37402
All other terms and conditions of the Contract remain unchanged.
Please complete the acceptance below and return a signed copy of this contract supplement to this office. You should retain the other signed copy for your files.

In the event Contractor fails to execute this Supplement in the acceptance space provided below or fails to return such executed Supplement to TVA, shipment of coal to TVA following the date of Contractor’s receipt of this Supplement shall constitute an acceptance by Contractor of all the terms and conditions of this Supplement, unless within five (5) business days of the date of receipt of this Supplement, Contractor notifies TVA, both orally and in writing that this Supplement is not accepted.

Accepted	Armstrong Coal Co.	TENNESSEE VALLEY AUTHORITY

Company

By	/s/ Martin D. Wilson	/s/ Eddie Spicer

	Signature	Eddie Spicer Fuel Contract Administrator

President	/s/ [ILLEGIBLE]

Title	Contract Support Specialist

11/24/08	/s/ [ILLEGIBLE]

Date	Manager of Coal Supply

Exhibit 10.
TENNESSEE VALLEY AUTHORITY
COAL ACQUISITION & SUPPLY
1101 Market Street, MR 2A
Chattanooga, Tennessee 37402-2801
CONTRACT SUPPLEMENT

TO: Armstrong Coal Company Inc	Supplement No.	4
7701 Forsyth Boulevard 10th Floor	Date	December 11, 2008
St. Louis MO 63105	Group No.	612
	Contract No.	40668
	Plant	Various
	Name of Mine	Big Run
Attention Mr. Martin Wilson
Per the Contract Section 10.1 the Base Price will be adjusted by 2.75% January 1, 2009. The new base price shall be $30.753 per ton cc: Tate Rich, President
Delta Coals,LLC
95 White Bridge Road #404
Nashville Tennessee 37205

Tennessee Valley Authority
By	/s/ Eddie Spicer
Eddie Spicer
Fuel Contract Administrator

/s/ [ILLEGIBLE]
Contract Support Specialist

/s/ [ILLEGIBLE]
Manager of Coal Supply Date 1-7-09

Exhibit 10.
TENNESSEE VALLEY AUTHORITY
COAL ACQUISITION & SUPPLY
1101 Market Street, MR 2A
Chattanooga, Tennessee 37402-2801
CONTRACT SUPPLEMENT

TO: Armstrong Coal Company Inc	Supplement No.	5
7701 Forsyth Boulevard 10th Floor	Date	February 12, 2009
St. Louis MO 63105	Group No.	612
	Contract No.	40668
	Plant	Various
	Name of Mine	Big Run
Attention Mr. Martin Wilson
The following excess cost is for light loaded cars on the train listed below that was shipped to Widows Creek Fossil Plant on August 3, 2008:

Train V23924	Contract 40668	$28,538.72	TCN# 196025

		TOTAL	$28,538.72
Our Accounts Payable Department will make the necessary adjustment to your account.

Tennessee Valley Authority
By	/s/ Eddie Spicer
Eddie Spicer
Fuel Contract Administrator

/s/ [ILLEGIBLE]
Contract Support Specialist

/s/ [ILLEGIBLE]
Manager of Coal Supply Date 3-11-09

cc: Tate Rich, President
Delta Coals, LLC
95 White Bridge Road #404
Nashville Tennessee 37205

Exhibit 10.
Tennessee Valley Authority
Coal Acquisition & Supply
1101 Market Street, MR 2A
Chattanooga, Tennessee 37402-2801
CONTRACT SUPPLEMENT

TO:	Armstrong Coal Company, Inc.	Supplement No.	6
	7701 Forsyth Boulevard — 10th Floor	Date	October 9, 2009
	St. Louis, Missouri 63105	Group-Contract No.	612-40668
		Plant	Various
		Name of Mine	Various
Attention: Mr. Martin Wilson
This confirms the October 1, 2009, agreement reached between both parties relative to freeze proofing deliveries under the subject contracts.
As agreed, the freeze proofing products that will be applied to TVA’s shipments will be FreeFlowFC-100 for body feed application and FreeFlowSR-300 for side car release application. Both products are manufactured by AKJ Industries, and will be applied to coal loaded for TVA’s fossil plants as follows:
1.	Unless TVA notifies contractor otherwise, anytime the temperature at contractor’s loading facility is below 27 degrees Fahrenheit during the loading process, contractor will apply approximately 2 pints of FreeFlowFC-100 to each ton of coal being loaded into railcars at Contractor’s facilities. This amount may be adjusted by mutual agreement of the parties to reduce the risk of frozen coal being delivered to TVA’s plants. The exception to this rule applies in the event a cooling period is moving into the area in 48 hours, dropping the temperature for an extended period of time.

2.	The cost to TVA for applying FreeFlowFC-100 will be $2.00 per gallon or $.50 per 2 pint application.

3.	The cost to TVA for applying the side care release application, FreeFlowSr-300, upon TVA’s request, will be $2.80 per gallon or $.35 per 1 pint application.

4.	Contractor will invoice separately for the cost of applying FreeFlowFC-100 and FreeFlow SR-300. Each invoice and all correspondence relating to the application of the freeze conditioning substance(s) should clearly reflect the Contract number, Traffic Control Number, and the cost of such treatment. Invoices for freeze conditioning should be sent to the attention of Connie Gazaway at Tennessee Valley Authority, 1101 Market Street, MR 2A, Chattanooga, Tennessee 37402-2801.

Please complete the acceptance below and return the copy of this contract supplement to this office. You should retain the original for your file.

In the event Contractor fails to execute this Supplement in the acceptance space provided below or fails to return such executed Supplement to TVA, shipment of coal to TVA following the date of Contractor’s receipt of this Supplement shall constitute an acceptance by Contractor of all the terms and conditions of this Supplement, unless within five (5) business days of the date of receipt of this Supplement, Contractor notifies TVA, both orally and in writing that this Supplement is not accepted.

Accepted Armstrong Coal Co.	TENNESSEE VALLEY AUTHORITY
Company

By /s/ Martin D. Wilson	/s/ Connie S. Gazaway

Signature	Connie S. Gazaway
Fuel Transportation Specialist

President	/s/ [ILLEGIBLE]

Title	Contract Support Specialist

11/5/09	/s/ [ILLEGIBLE]

Date	Manager of Coal Supply

Exhibit 10.__
TENNESSEE VALLEY AUTHORITY
COAL ACQUISITION & SUPPLY
1101 Market Street, MR 2A
Chattanooga, Tennessee 37402-2801
CONTRACT SUPPLEMENT

TO: Armstrong Coal Company, Inc.	Supplement No.	7
7733 Forsyth Boulevard, Suite 1625	Date	December 29, 2009
St. Louis, Missouri 63105	Group No.	612
	Contract No.	40668
	Plant	Various
	Name of Mine	Big Run
Attention: Mr. Tate Rich
This confirms the agreement reached between Ben Jones, TVA, and Tate Rich, Delta Coals, LLC, on behalf of Armstrong Coal Company, Inc., (“Contractor”) to amend Contract 612-40668 (the “Contract”) as set forth below. Coal provided prior to January 1, 2010, will be governed by the terms of the Contract, as amended by Supplements 1-6 and Section 5 of this Supplement 7, and coal delivered on or after January 1, 2010, will be governed by the terms of the Contract as amended by Supplements 1-6 and this Supplement 7.
Section 1. Contract Term
Section 1.0 Contract Term of the Contract (as previously modified by Supplement 1) is hereby deleted in its entirety and replaced with the following:
The “Base Term” of this Contract is 4.5 years (July 1, 2008 — December 31, 2012) and provides for a total reopener effective January 1, 2013. The “Reopener Term” of this Contract is 6.0 years (January 1, 2013 — December 31, 2018). The Base Term and the Reopener Term are subject to the terms and conditions provided below.
(A) The Delivery Commencement Date shall be July 1, 2008, and deliveries shall continue for ten and one-half (10 1/2) years from said Delivery Commencement Date unless terminated earlier by agreement or as otherwise provided herein.
(B) Either party may elect to commence Reopener Term negotiations by providing written notice to the other party no later than April 1, 2012, for the purpose of renegotiating the price and other terms and conditions with respect to coal to be provided from January 1, 2013, for any period of time up to December 31, 2018, or for the sole purpose of terminating deliveries on January 1, 2013. Nothing herein is intended to require a party who has commenced negotiations

1

hereunder to continue such negotiations, if, for any reason, such party determines it is not in its interests to do so. If this negotiation provision has been exercised, this Contract will terminate on December 31, 2012, unless TVA and the Contractor have mutually agreed in writing no later than July 1, 2012, to continue this Contract. Neither party shall be under any obligation or liability to continue this Contract beyond said termination of December 31, 2012, or have any liability for refusing to do so, if either party desires to terminate deliveries in accordance herewith.
(C) If the parties agree to continue this Contract beyond December 31, 2012, as the result of negotiations as provided in (B) above then this Contract may be reopened by either party by providing written notice to the other party no later than April 1, 2014, for the purpose of negotiating price and other terms and conditions for coal to be provided from January 1, 2015, for any period of time up to December 31, 2018, or for the sole purpose of terminating deliveries on December 31, 2014. Nothing herein is intended to require a party who has commenced negotiations hereunder to continue such negotiations, if, for any reason, such party determines it is not in its interests to do so. If this reopener provision has been exercised, the Contract will terminate on December 31, 2014, unless TVA and the Contractor have mutually agreed in writing no later than July 1, 2014, to continue this Contract through December 31, 2018, or until such earlier expiration date as the parties may mutually agree. Neither party shall be under any obligation or liability to continue this Contract beyond December 31, 2014, or have any liability for refusing to do so, if either party desires to terminate deliveries in accordance herewith.
Section 2. Quantity
Section 2.1.1 Quantity of the Contract is hereby deleted in its entirety and replaced with the following:
2.1.1. Subject to TVA’s right to reduce or increase quantities to be delivered, as hereinafter provided, the quantity of coal to be sold and purchased hereunder during each Contract Year shall be as follows:

Contract Year	Base Tonnage
2008	500,000
2009	1,000,000
2010	1,000,000
2011	1,000,000
2012	2,000,000
2013	2,000,000
2014-2018	2,000,000
Note: Except as otherwise provided below, all annual tonnages will be delivered in fifty-two (52) equal deliveries or as directed by the Contract Administrator.

2

Section 3. Price
Section 6.0 Price of the Contract is hereby revised as follows.
Subsection 6.1. is deleted in its entirety and replaced with the following new section:
6.1 Effective for all shipments beginning January 1, 2010, TVA shall pay Contractor $39.48 F.O.B. railcar at Midway, Kentucky, (hereinafter referred to as the “Base Price”) for each net ton of coal purchased and delivered under this Contract. Thereafter the Base Price shall be adjusted the first day of each Contract Year as provided in Section 10.1 (as adjusted annually, hereinafter referred to as “the then current Base Price”) and otherwise as provided in Section 8.
Note: The price of coal delivered in calendar year 2010, 2011, and 2012 shall be as shown below.

		Revised
		Price per
		ton per
Calendar		Section
Year	Base Price	10.1
2010	$39.48	N/A
2011	$39.48	$40.57
2012	$39.48	$41.68
Section 4. Variations, Delays, and Interruptions in Deliveries
Section 4.0 Variations, Delays, and Interruptions in Deliveries of the Contract is hereby revised as follows.
Subsection 4.2 is deleted in its entirety and replaced with the following new section:
4.2 Subject to the conditions hereinafter stated, neither party shall be liable to the other for failure to deliver or accept delivery of coal as provided for in this contract if such failure was due to supervening causes not due to its own negligence, and which cannot reasonably be overcome by the exercise of due diligence. Such causes shall include by way of illustration, but not limitation: acts of God or of the public enemy; insurrection; riots; strikes; nuclear disaster; partial or total outages of coal-fired units; floods; accidents; major breakdown of equipment or facilities (including, but not limited to, emergency outages of equipment or facilities to make repairs to avoid breakdowns thereof or damage thereto), such equipment and facilities to include, but not limited to, power generation, unloading, stock-out and preparation plant equipment; fires; industry-wide carrier delays or shortages of carriers’ equipment; embargoes; orders of acts of civil or military authority; or industry-wide shortages of materials and supplies. Nor shall TVA be obligated to accept delivery of coal hereunder to the extent that such causes

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wholly or partially prevent the unloading, stockpiling, preparing, or burning of coal at a Destination or Receiving Plant that is receiving coal at the time the cause occurs, in which case TVA shall have no obligation to consign deliveries to another destination or plant; provided, however, that if there is more than one Destination or Receiving Plant for this contract at the time such cause occurs, TVA shall be excused from taking delivery of only such coal as would have been received at the Destination or Receiving Plant experiencing such cause. Nor shall refusal of either party to settle a strike on terms other than it considers satisfactory preclude the strike from being considered an excusable cause. In the event of force majeure asserted by Contractor, TVA shall have the right, but not the obligation, to require Contractor to make up any tonnage not delivered in accordance with this Section. In the event of force majeure asserted by TVA, Contractor shall have the right, but not the obligation, to require TVA to make up any tonnage not accepted in accordance with this Section. Any make up tonnage under this provision shall be rescheduled by mutual agreement between the parties. Written notice of a party’s intent to exercise its right to require the other party to make up tonnage not delivered or accepted in accordance with this section, in order to be effective, must be received by the other party within 90 days of the date of the first coal delivery following the complete cessation of the force majeure. The Base Price for make up tonnage rescheduled hereunder shall be the then current Base Price at the time of delivery. The Base Price for any tonnage delivered under this provision, after the expiration of the Contract Term shall be the Base Price of the final Contract Year, escalated by three percent (3.0%).
Subsection 4.6 is deleted in its entirety and replaced with the following new section:
4.6 TVA, by providing at least thirty (30) days’ prior written notice to Contractor, shall have the right to refuse any shipments otherwise scheduled for delivery to a Destination or Receiving Plant during maintenance periods at such Destination or Receiving Plant. Either party shall have the right, but not the obligation, to make up any tonnage not delivered in accordance with this Section.
Written notice of a party’s intent to exercise its right to require the other party to make up such deliveries, in order to be effective, must be received by the other party within 90 days of the commencement of such maintenance period and such deliveries shall be rescheduled for delivery as may be mutually agreed. The Base Price for make up tonnage rescheduled hereunder shall be the then current Base Price at the time of delivery. The Base Price for any make up tonnage delivered after the expiration of the Contract Term shall be the Base Price of the final Contract Year escalated by three percent (3.0%).
Section 5. Law Change:
A. With respect to any and all governmental imposition and law change assessment costs and expenses arising or incurred prior to January 1, 2010, including, but not limited to, any and all costs and expenses associated with the Mine Improvement and New Emergency Response Act of 2006, (“MINER Act”) and/or any Federal or State

4

statutes, rules, regulations, directives, or mandates implemented, promulgated, issued, enacted, or revised prior to or on December 31, 2009 (individually and collectively a “Law Change”), the following payment is agreed to as the final and complete settlement and resolution of the price to be paid by TVA, under the Contract, for any and all MINER Act expenses, claims, or costs and/or Law Change expenses, claims, or costs. TVA will pay Contractor a lump-sum payment of $500,000 to settle and resolve any and all MINER Act and/or Law Change claims, costs, and expenses which were or could have been claimed under Section 10 of the Contract and/or which arose or were incurred with respect to or in connection with the Contract on or prior to December 31, 2009.
Upon payment of this $500,000, TVA and Contractor acknowledge and agree that TVA has paid in full any and all amounts that are owed or that may be owed to Contractor pursuant to Section 10 or any other provisions of the Contract respect to any and all coal delivered to TVA prior to or on December 31, 2009, and for the avoidance of all doubt, no further payment will be made by TVA to Contractor on account of or in connection with such coal, except for the payment of the Base Price and/or any adjustments which may be due the parties as a result of the actual quality of the coal delivered.
B. TVA and Contractor further agree that, effective with respect to coal deliveries on or after January 1, 2010, pursuant to the Contract, Section 10.2.1 (Law Change Assessment Costs) of the Contract shall not apply to costs arising on account of or associated with any Federal or State statute (including the MINER Act), regulation, ordinance, rule or other mandate or final judgment, order, or decree of a judicial or regulatory body or agency that is enacted, amended, revised, issued, promulgated, decreed, published, or established at any time prior to or on January 1, 2010. For the avoidance of all doubt, TVA and Contractor acknowledge and agree that the prices established pursuant to Section 3 of this Supplement include payment for the entire cost of Contractor’s compliance with any and all existing laws, regulations, mandates, ordinances, decrees, rules, and orders that are described in the immediately preceding sentence.
C. The first four (4) lines of Section 10.2.1 on page 15 of the Contract and the first three (3) lines of Section 10.2.1 (i) on page 16 of the Contract are hereby deleted in their entirety and replaced with the following:
10.2.1 Law Change Assessment Costs. In the event of the issuance, enactment, promulgation, or amendment, on or after January 1, 2010, of a Federal or State statute, regulation, ordinance, rule or other mandate, or of a final judgment, order, or decree of a judicial or regulatory body or agency:
     (i) relating specifically to coal mine safety, rescue, or emergency response, or
Section 6. Correction of Typographical Error:

5

The first sentence of Section 20 of the Contract is amended by deleting the phrase “no sooner than July 1, 2111” and replacing it with “no sooner than July 1, 2011.”
All other terms and conditions of the Contract remain unchanged.
Please complete the acceptance below and return a signed copy of this contract supplement to this office. You should retain the other signed copy for your files.
In the event Contractor fails to execute this Supplement in the acceptance space provided below or fails to return such executed Supplement to TVA, shipment of coal to TVA following the date of Contractor’s receipt of this Supplement shall constitute an acceptance by Contractor of all the terms and conditions of this Supplement, unless within five (5) business days of the date of receipt of this Supplement, Contractor notifies TVA, both orally and in writing that this Supplement is not accepted.

Accepted	Armstrong Coal Co.	TENNESSEE VALLEY AUTHORITY

Company

By	/s/ Martin D. Wilson	/s/ Connie S. Gazaway

	Signature	Connie S. Gazaway Fuel Transportation Specialist

President	/s/ [ILLEGIBLE]

Title	Contract Support Specialist

2/3/10	/s/ [ILLEGIBLE]

Date	Manager of Coal Supply

6

Exhibit 10.__
Tennessee Valley Authority
Coal Supply & Origination
1101 Market Street, MR 2A
Chattanooga, Tennessee 37402-2801
CONTRACT SUPPLEMENT

TO: Armstrong Coal Company, Inc.	Supplement No.	8
7701 Forsyth Boulevard — 10th Floor	Date	May 25, 2011
St. Louis, Missouri 63105	Group-Contract No.	612-40668
	Plant	Widows Creek
Attention: Mr. Martin Wilson
This confirms the May 25, 2011 agreement reached between Amy Sitton of TVA and Mickey Fitzhugh of Armstrong Coal Company.
Train W505 was loaded on May 24, 2011, under Traffic Control Number 196190 with coal which reflected a total moisture content of 12.60 percent compared with the REJECT SPECIFICATION, contained in Section 9.0 of the Contract, of 12.00 percent for that component of the analysis. As agreed, TVA will accept this trainload of coal in consideration of a $2.50 per ton reduction in price. Also, the analysis results obtained on this shipment will be included in the quarterly quality adjustment calculations required under Section 8.0, Adjustment for Quality. TVA’s Accounts Payable organization will deduct $26,669.81 from Contractor’s account.
All other terms and conditions of the contract remain unchanged.
Please complete the acceptance below and return the copy of this contract supplement to this office. You should retain the original for your file.
In the event Contractor fails to execute this Supplement in the acceptance space provided below or fails to return such executed Supplement to TVA, shipment of coal to TVA following the date of Contractor’s receipt of this Supplement shall constitute an acceptance by Contractor of all the terms and conditions of this Supplement, unless within five (5) business days of the date of receipt of this Supplement, Contractor notifies TVA, both orally and in writing that this Supplement is not accepted.

Accepted	Armstrong Coal Co.	Tennessee Valley Authority

(Company)

By	/s/ Martin D. Wilson	By	/s/ Connie S. Gazaway

Connie S. Gazaway Senior Fuel Transportation Specialist

Title	President	/s/ [ILLEGIBLE]

Manager, Coal Acquisition

Date	6/2/11

TVA RESTRICTED INFORMATION

Exhibit 10.__
Tennessee Valley Authority
Coal Supply & Origination
1101 Market Street, MR 2A
Chattanooga, Tennessee 37402-2801
CONTRACT SUPPLEMENT

TO: Armstrong Coal Company, Inc.	Supplement No.	9
7733 Forsyth Boulevard — Suite 1625	Date	August 9, 2011
St. Louis, Missouri 63105	Group-Contract No.	612-40668
	Plant	Widows Creek
Attention: Mr. Martin Wilson
This confirms my July 28, 2011, agreement with Kenny Allen, representing Armstrong Coal Company, Inc. (“Armstrong”).
1.	Effective August 1, 2011, Armstrong’s Parkway Underground Mine (“Parkway Mine”) shall become one of the Approved Source Mines under Section 5.1 of Group-Contract No. 612-40668 (the “Contract”) for the remaining Contract delivery term.

2.	During the period August 1, 2011, through December 31, 2011, Armstrong shall have the option to deliver up to 75,000 tons of coal from its Parkway Mine. Armstrong shall provide TVA written notice of the amount of coal it elects to deliver from the Parkway Mine during the Contract Year 2011.

3.	All 5.0# SO2 coal delivered from the Parkway Mine shall conform to the quality specifications set forth in Section 9.0 of the Contract.

4.	The Base Price for coal delivered from the Parkway Mine shall be the 2011 Base Price of $40.57 per Supplement No. 7 of the Contract. The price of the coal delivered from the Parkway Mine shall be subject to adjustment pursuant to Section 10 of the Contract.

5.	The price of the coal will not be increased by $0.20 per ton to cover the cost for the sampling and weighing requirement to provide these services.

6.	TVA shall make price adjustments to cover Armstrong’s cost for the truck transportation of the coal from Armstrong’s Parkway Mine to Armstrong’s Midway Train load out. The truck transportation rate will be $3.00 per ton for delivery Monday through Saturday.

7.	Invoices for truck transportation costs shall be submitted by Armstrong to TVA’s Contract Administrator by the tenth day of each month for the previous month with backup documentation, satisfactory to TVA, to support the claim. Payment of these invoices shall be handled as additional payments and will not be included in the price of coal.

8.	Coal delivered from the Parkway Mine under this Contract, will apply against the 2011 Annual Contract Tonnage delivery requirement of 1.0 million tons.
All other conditions of the Contract remain unchanged and in full force and effect.
Please complete the acceptance below and return the duplicate original of this contract supplement to this office. You should keep the original for your file.
In the event Contractor fails to execute this Supplement in the acceptance space provided below or fails to return such executed Supplement to TVA, shipment of coal to TVA following the date of Contractor’s receipt of this Supplement shall constitute an acceptance by Contractor of all the terms and conditions of this Supplement, unless within five (5) business days of the date of receipt of this Supplement, Contractor notifies TVA, both orally and in writing that this Supplement is not accepted.
TVA RESTRICTED INFORMATION

Accepted	Armstrong Coal Co.	Tennessee Valley Authority

(Company)

By	/s/ Martin D. Wilson	By	/s/ Connie S. Gazaway

Connie S. Gazaway Asset Management Specialist (Senior)

Title President		/s/ [ILLEGIBLE]

Manager, Coal Acquisition

Date 8/15/11
TVA RESTRICTED INFORMATION

Exhibit 10.xx
AMENDED OVERRIDING ROYALTY AGREEMENT
     This Amended Overriding Royalty Agreement (this “Agreement”) is made and entered into as of the 3 rd day of December, 2008, by and among Western Land Company, LLC (“Western Land”), a Kentucky limited liability company, Western Diamond, LLC (“Western Diamond”), a Nevada limited liability company, Ceralvo Holdings, LLC (“Ceralvo”), a Delaware limited liability company, Armstrong Mining, Inc. (“Armstrong Mining”), a Delaware corporation, Armstrong Coal Company, Inc., a Delaware corporation (“Armstrong Coal”), Armstrong Land Company, LLC (“Armstrong Land”), a Delaware limited liability company (together, with each of the foregoing and their respective successors and assigns, the “Armstrong Parties”), and Mr. Kenneth E. Allen (“Allen”), 6100 White Plains Road, White Plains, Kentucky 42464 (collectively, the “Parties).
     Whereas, on February 9, 2007, Armstrong Mining f/k/a Honeywood Mining, Inc., entered into an Overriding Royalty Agreement with Allen, pursuant to which Allen was granted a royalty interest on certain real property pursuant to the terms and conditions stated therein; and
     Whereas, on February 9, 2007, Armstrong Coal entered into an Overriding Royalty Agreement with Allen, pursuant to which Allen was granted a royalty interest on certain real property pursuant to the terms and conditions stated therein; and
     Whereas, the Parties desire to fully amend and restate the terms of each of the foregoing Overriding Royalty Agreements, and Ceralvo, Western Diamond and Western Land desire to join in this Agreement upon such terms and conditions as set forth herein;
     Now, Therefore, in accordance with the foregoing Recitals and in exchange for good and valuable consideration, the receipt and sufficiency of which all of the parties to this Agreement hereby acknowledge, the parties hereby covenant and agree as follows:
     1. Western Diamond Grant of Overriding Royalty. Western Diamond, together with its successors and assigns, hereby grants to Allen and agrees to pay to Allen an overriding royalty (the “Western Diamond Royalty”) in the amount of Five Cents ($0.05) of all coal hereafter mined or extracted and subsequently sold from all of the coal reserves and real property described in, and conveyed, demised or otherwise granted in or under, the following deeds and instruments:
     (i) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Diamond, LLC, dated September 19, 2006, of record in Deed Book 363, page 369, in the Office of the Ohio County Clerk;
     (ii) The Partial Assignment of Coal Mining Lease from Central States Coal Reserves of Kentucky, LLC to Western Diamond, LLC dated September 19, 2006, of record in Deed Book 363, page 428, in the Office of the Ohio County Clerk;
     (iii) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Diamond, LLC, dated September 19, 2006, of record in Deed Book 363, page 414, in the Office of the Ohio County Clerk;

     (iv) The Corporation Special Warranty Deed from Beaver Dam Coal Company to Western Diamond, LLC, dated September 19, 2006, of record in Deed Book 363, page 393, in the Office of the Ohio County Clerk;
     (v) The Corporation Special Warranty Deed from Beaver Dam Coal Company to Western Diamond, LLC, dated September 19, 2006, of record in Deed Book 363, page 403, in the Office of the Ohio County Clerk;
     (vi) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC to Western Diamond, LLC, dated May 31, 2007, of record in Deed Book 528, page 284, in the Office of the Muhlenberg County Clerk, and the Deed of Confirmation between Central States Coal Reserves of Kentucky, LLC, Western Diamond, LLC and Armstrong Coal Reserves, Inc., dated September 30, 2007, of record in Deed Book 531, page 205, in the Office of the Muhlenberg County Clerk;
     (vii) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Diamond, LLC, dated May 31, 2007, of record in Deed Book 368, page 17, in the Office of the Ohio County Clerk, and the Deed of Correction between Central States Coal Reserves of Kentucky, LLC, Beaver Dam Coal Company, LLC and Western Diamond, LLC, of record in Deed Book 369, page 759, in the Office of the Ohio County Clerk;
     (viii) The Partial Assignment and Assumption of Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Diamond, LLC, dated May 31, 2007, of record in Deed Book 528, page 320, in the Office of the Muhlenberg County Clerk; and
     (ix) The Partial Assignment and Assumption of Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Diamond, LLC, dated May 31, 2007, of record in Deed Book 528, page 330, in the Office of the Muhlenberg County Clerk.
     2. Western Land Grant of Overriding Royalty. Western Land, together with its successors and assigns, hereby grants to Allen and agrees to pay to Allen an overriding royalty (the “Western Land Royalty”) in the amount of Five Cents ($0.05) per ton, of all coal hereafter mined or extracted and subsequently sold from all of the coal reserves and real property described in, and conveyed, demised or otherwise granted in or under, the following deeds and instruments:
     (i) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated December 12, 2006, of record in Deed Book 524, page 505, in the Office of the Muhlenberg County Clerk;
     (ii) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Land Company, LLC, dated December 12, 2006, of record in Deed Book 365, page 36, in the Office of the Ohio County Clerk;

     (iii) The Partial Assignment and Assumption of Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated November 20, 2006, of record in Deed Book 524, page 523, in the Office of the Muhlenberg County Clerk, as amended and restated in Deed Book 527, page 186, in the Office of the Muhlenberg County Clerk;
     (iv) The Partial Assignment and Assumption of Surface and Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated November 20, 2006, of record in Deed Book 365, page 57, in the Office of the Muhlenberg County Clerk;
     (v) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC, Beaver Dam Coal Company, Ohio County Coal Company, LLC and Grand Eagle Mining, Inc. to Western Land Company, LLC, dated March 30, 2007, of record in Deed Book 367, page 1, in the Office of the Ohio County Clerk;
     (vi) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, of record in Deed Book 527, page 118, in the Office of the Muhlenberg County Clerk, as corrected by Deed of Correction dated September 30, 2007, of record in Deed Book 531, page 213, in the Office of the Muhlenberg County Clerk; and
     (vii) The Partial Assignment and Assumption of Surface and Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, of record in Deed Book 527, page 161, in the Office of the Muhlenberg County Clerk.
     3. Ceralvo Grant of Overriding Royalty. Ceralvo, together with its successors and assigns, hereby grants to Allen and agrees to pay to Allen an overriding royalty (the “Ceralvo Royalty”) in the amount of Five Cents ($0.05) per ton, of all coal hereafter mined or extracted and subsequently sold from all of the coal reserves and real property described in, and conveyed, demised or otherwise granted in or under, the following deeds and instruments:
     (i) The Corporation Special Warranty Deed from Cyprus Creek Land Resources, LLC and Cyprus Creek Land Company to Ceralvo Holdings, LLC, dated March 31, 2008, of record in Deed Book 373, page 262, in the Office of the Ohio County Clerk;
     (ii) The Memorandum of Assignment and Assumption of Mineral Leasehold Estate from Cyprus Creek Land Resources, LLC to Ceralvo Holdings, LLC, dated March 31, 2008, of record in Deed Book 373, page 199, in the Office of the Ohio County Clerk; and
     (iii) The Memorandum of Assignment and Assumption of Coal Lease Agreement from Cyprus Creek Land Resources, LLC to Ceralvo Holdings, LLC, dated March 31, 2008, of record in Deed Book 373, page 210, in the Office of the Ohio County Clerk.
     4. Armstrong Coal Grant of Overriding Royalty. Armstrong Coal, together with its successors and assigns, hereby grants to Allen and agrees to pay to Allen an overriding royalty (the “Armstrong Coal Royalty”) (together with the Western Diamond Royalty, the Western Land Royalty, and the Ceralvo Royalty, the “Overriding Royalty”) in the amount equal to Five Cents ($0.05) per ton, of all coal hereafter mined or extracted and subsequently sold from all of the coal reserves and real property described in, and conveyed, demised or otherwise granted in or under, the following deeds and instruments:
     (i) The Deed from Delois Jane Geary, Mary Etta Hurst and Ronald Hurst to Armstrong Coal Company, Inc., dated March 19, 2008, of record in Deed Book 373, page 514, in the Office of the Ohio County Clerk; and
     (ii) The unrecorded Coal Mining Lease between Warren C. Roe, Josephine Roe, Joseph Michael Roe and Sara Kelly Roe, lessors, and Armstrong Coal Company, Inc., lessee, dated March 7, 2008.
     5. Payment. Payment of the Overriding Royalty shall be paid to Allen on or before the 25th day of each calendar month on all coal mined and produced from the subject properties which was sold during the preceding calendar month. All payments shall be paid by check payable to Allen. Each payment of the Overriding Royalty hereunder shall be accompanied by a statement from the Armstrong Parties showing the number of tons of coal mined and sold during the preceding calendar month (showing separately coal produced by the strip, surface, auger or open pit method of mining and coal produced by any other method of mining) and the computation of the Overriding Royalty payable on such coal so mined and sold during such calendar month. All payments due hereunder shall be mailed to Allen at the address listed herein or as otherwise directed by Allen from time to time.
     6. Records. The Armstrong Parties shall keep records of truck scale weights, or river barge dead weight surveys, or railroad car weights, whichever is applicable, together with accurate surveys and progress maps used in conjunction with accepted and recognized engineering methods which shall be taken as the basis for payment of the Overriding Royalty.
     7. Term. The term of the Royalty shall commence as of February 9, 2007 and shall continue to the later of: (i) February 9, 2027 or (ii) until such time as all of the mineable and saleable coal from the subject properties has been mined (the “Term”). Notwithstanding any provision to the contrary, this Agreement will terminate immediately and without any further action by any party should Allen voluntarily terminate his employment with Armstrong Coal prior to February 16,2010.
     8. Indemnification. The Armstrong Parties shall, at their own cost and expense, indemnify and hold, Allen and his assigns harmless of, from and against, any and all claims damages, demands, expenses, fines, liabilities and taxes (of any character or nature whatsoever, regardless of by whom imposed), and losses of every conceivable kind, character and nature whatsoever (including, but not limited to, claims for losses or damages to any property or injury to or death of any person) asserted by or on behalf of any person arising out of, resulting from or in any way connected with the mining of the coal on the subject properties or from this Agreement. The Armstrong Parties also covenant and agree at their expense, to pay, and to indemnify and save Allen and his assigns harmless of, from and against, all costs, reasonable attorneys’ fees, expenses and liabilities incurred in any action or proceeding brought by reason of any such claim or demand.
     9. Obligations to Run With Land. The Parties agree that the Overriding Royalty shall constitute an independent and enforceable obligation that shall run with the land and shall be binding on the Armstrong Parties, their respective assigns and successors, and any subsequent owner of the subject properties unless otherwise agreed to by Allen. The Parties further agree that Allen shall not encumber this Agreement or the Overriding Royalty conveyed herein without written permission from all of the Parties. Furthermore, Armstrong Land hereby guarantees to Allen the full, prompt and proper payment of the Overriding Royalty, this guaranty being one of payment and not of collection. This guaranty shall not be in any way impaired or affected by the bankruptcy or other releaser of any of the other Armstrong Parties or of any other party liable for the payment in full or in part of the Overriding Royalty.
     10. Notices. All notices and other communications with respect to this Agreement shall be in writing and shall be deemed effectively given when delivered personally or seventy-two (72) hours after mailing by certified mail, postage prepaid, to the following addresses of the parties;
     If to the Armstrong Parties:
Martin D. Wilson
7701 Forsyth Boulevard, 10th Floor
St. Louis, Missouri 63105
With Required Copy To:
Mason L. Miller
Miller + Wells, PLLC
300 East Main Street, Ste. 360
Lexington, Kentucky 40507
     If to Allen:
Kenneth E. Allen
6100 White Plains Road
White Plains, Kentucky 42464
     Each party may change its address by giving written notice of such change to the other party.
     11. Miscellaneous Provisions.
            11.1. Effectiveness. This Agreement shall become effective upon its execution and delivery by each Party.

          11.2. Complete Understanding. This Agreement represents the complete understanding between the Parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, representations, guarantees, warranties, promises, statements, or agreements, either written or oral, between the Parties hereto as to the same.
          11.3. Amendment. This Agreement may be amended only by an instrument executed and delivered by each Party.
          11.4. Waiver. No Party shall be deemed to have waived any right which it holds hereunder unless the waiver is made expressly and in writing (and, without limiting the generality of the foregoing, no delay or omission by any party in exercising any such right shall be deemed a waiver of its future exercise). No waiver shall be deemed a waiver as to any other instance or any other right.
          11.5. Recording. The parties acknowledge and agree to record a memorandum of this Agreement in a form that shall provide notice of the obligations created hereunder.
          11.6 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of law rules.
          11.7 Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective executors, administrators, heirs, successors, and assigns, and shall be freely assignable by the Parties, in whole or in part.
          11.8 Severability. No determination by any court, governmental body, or otherwise that any provision of this Agreement or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other provision thereof, or (b) that provision in any circumstance not controlled by the determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.
          11.9 Further Assurances. The Parties shall cooperate with each other and shall execute and deliver, or cause to be delivered, all other instruments and shall take all other actions, as either Party hereto may reasonably request from time to time in order to effectuate the provisions hereof.
          11.10 Counterparts; Facsimile. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may be executed and delivered via facsimile, with a copy sent to each Party.
          11.11 Amendment and Restatement of Prior Overriding Royalty Agreements. This Agreement shall fully restate, amend and replace, in their entirety, the Overriding Royalty Agreement dated February 9, 2007, by and between Armstrong Mining and

Allen, and the Overriding Royalty Agreement dated February 9, 2007, by and between Armstrong Coal and Allen.
     11.12. Vesting. Upon the earlier of the happening of either: (i) the involuntary termination of Allen’s employment with Armstrong or (ii) February 16, 2010, all of Allen’s right, title and interest to the Overriding Royalty conveyed herein shall vest fully and immediately for the entire duration of the Term.
     In Witness Whereof, the parties have executed this Agreement as of the date set forth above.

Armstrong Coal Company, Inc.
By:	/s/ Martin D. Wilson
Martin D. Wilson, President

Armstrong Mining, Inc.
By:	/s/ Martin D. Wilson
Martin D. Wilson, President

Western Land Company, LLC
By:	/s/ Martin D. Wilson
Martin D. Wilson, Manager

Western Diamond, LLC
By:	/s/ Martin D. Wilson
Martin D. Wilson, Manager

Ceralvo Holdings, LLC
By:	/s/ Martin D. Wilson
Martin D. Wilson, Manager

Armstrong Land Company, LLC
By:	/s/ Martin D. Wilson
Martin D. Wilson, President

By:	/s/ Kenneth E. Allen
Mr. Kenneth E. Allen

EXHIBIT 1.1(A)
FORM OF
ASSIGNMENT AND ASSUMPTION AGREEMENT
     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as the same may be amended, restated, modified, or supplemented, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any Letters of Credit and guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate of [identify Lender]]

3.	Borrowing Agent:	ARMSTRONG LAND COMPANY, INC.

4.	Administrative Agent:	PNC BANK, NATIONAL ASSOCIATION, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of February 9, 2011, among Borrowing Agent, Armstrong Land Company, LLC, Elk Creek, L.P., Western Mineral Development, LLC, Western Diamond LLC, Western Land Company, LLC, the Lenders party thereto, the Guarantors party thereto and PNC Bank, National Association, as Administrative
Agent.
6.	Assigned Interest:

Aggregate Amount
	of	Amount of	Percentage Assigned
Facility	Commitment/Loans	Commitment/	of	CUSIP
Assigned	for all Lenders	Loans Assigned[1]	Commitment/Loans[2]	Number

Revolving	$	$	%
Credit
Commitment
Term Loan	$	$	%
Credit
Commitment

7.	[Trade Date:	_______][3]

[1]	Lender must assign a pro rata percentage of its Revolving Credit Commitment & Term Loan Credit Commitment.

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[3]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

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     Effective Date:         , 20      [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]4
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

By:

Name:

Title:

ASSIGNEE

By:

Name:

Title:

Consented to and Accepted:
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:

Name:

Title:

[4]	Assignor shall pay a fee of $3,500.00 to the Administrative Agent in connection with the Assignment and Assumption.

3

Consented to5:

ARMSTRONG COAL COMPANY, INC., a corporation, as Borrowing Agent
By:

Name:

Title:

[5]	If applicable.

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ANNEX 1
$50,000,000 REVOLVING CREDIT FACILITY
$100,000,000 TERM LOAN
CREDIT FACILITY
STANDARD TERMS AND CONDITIONS
FOR ASSIGNMENT AND ASSUMPTION AGREEMENT
     1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrowers, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an eligible assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.3 [Reporting Requirements] thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if Assignee is not incorporated or organized under the Laws of the United States of America or a state thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to its conflict of laws principles.

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EXHIBIT 1.1(C)
FORM OF
COLLATERAL ASSIGNMENT OF CONTRACT RIGHTS
     THIS COLLATERAL ASSIGNMENT OF CONTRACT RIGHTS (the “Assignment”) is made and entered into the 9th day of February, 2011, by EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO (each an “Assignor” and collectively, the “Assignors”), in favor of PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (“Assignee”).
WITNESSETH:
     WHEREAS, pursuant to that certain Credit Agreement (as it may hereafter from time to time be restated, amended, modified or supplemented, the “Credit Agreement”) dated as of even herewith, by and among Armstrong Coal Company, Inc., Armstrong Land Company, LLC, Elk Creek, L.P., Western Mineral Development, LLC, Western Diamond LLC, Western Land Company, LLC (collectively, the “Borrower”), each of the Guarantors party thereto, the Lenders party thereto, and the Administrative Agent, the Administrative Agent and the Lenders have agreed to provide certain loans and other financial accommodations to the Borrower; and
     WHEREAS, in order to provide additional security for the repayment of such loans, the parties hereto desire that Assignee, for the benefit of the Lenders, be granted an assignment and security interest in all rights of Assignors under those certain contracts listed on Schedule I hereto (each, as further amended, modified or supplemented from time to time, an “Assigned Contract” and collectively the “Assigned Contracts”).
     NOW, THEREFORE, in consideration of the promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Assignors, and intending to be legally bound, the Assignors assign to Assignee for the benefit of the Lenders all of their right, title and interest in and to each Assigned Contract to the extent assignable and to the fullest extent permitted by Law; provided, that until such time as the Revolving Loans are indefeasibly paid in full and the Revolving Loan Commitments have terminated, this Assignment shall only be for the benefit of the Revolver Lenders.
     1. Except as otherwise expressly provided herein, capitalized terms used in this Assignment shall have the respective meanings given to them in the Credit Agreement.
     2. Assignor has granted, bargained, sold, assigned, transferred and set over and by these presents does hereby grant, bargain, sell, assign, transfer and set over unto Assignee, its respective successors and assigns, all the rights, interests and privileges which the Assignor has or may have in or under any Assigned Contract, including without limiting the generality of the foregoing, the present and continuing right with full power and authority, in its own name, or in the name of the Assignor, or otherwise, but subject to the provisions and limitations of Section 3 hereof, (i) to make claim for, enforce, perform, collect and receive any and all rights under any Assigned Contract, (ii) to do any and all things which Assignor is or may become entitled to do under any Assigned Contract, and (iii) to make all waivers and agreements, give all notices, consents and releases and other instruments and to do any and all other things whatsoever which Assignor is or may become entitled to do under any Assigned Contract. The parties acknowledge that this Assignment is not intended to alter or modify the terms of the Assigned Contracts or the rights, obligations or interests of the parties under the Assigned Contracts, including without limitation indemnification or set-off rights.
     3. The acceptance of this Assignment and the payment or performance under the Assigned Contracts shall not constitute a waiver of any rights of Assignee under the terms of the Notes, the Credit Agreement or any other of the Loan Documents, it being understood that, until the occurrence of an Event of Default, and the exercise of Assignee’s rights under Section 4 hereof, Assignor shall have all rights, interests and privileges in to and under to the Assigned Contracts and to retain, use and enjoy the same.
     4. Assignor, upon the occurrence and during the continuance of an Event of Default, hereby authorizes Assignee, at Assignee’s option, to do all acts required or permitted under any Assigned Contract as Assignee in its sole discretion may deem proper. Assignor does hereby irrevocably constitute and appoint Assignee, while this Assignment remains in force and effect and, in each instance, to the full extent permitted by applicable Law, its true and lawful attorney in fact, coupled with an interest and with full power of substitution and revocation, for Assignor and in its name, place and stead, to demand and enforce compliance with all the terms and conditions of each Assigned Contract and all benefits accrued thereunder, whether at law, in equity or otherwise; provided, however, that Assignee shall not exercise any such power unless and until an Event of Default shall have occurred and is continuing.
     5. Assignee shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Assignor under any Assigned Contract, and Assignor hereby agrees to indemnify Assignee for, and to save Assignee harmless from, any and all liability arising under the Assigned Contracts, other than arising or resulting from Assignee’s (or its agents, employees or contractors) gross negligence or willful misconduct.
     6. Assignor agrees that this Assignment and the designation and directions herein set forth are irrevocable.
     7. Neither this Assignment nor any action or inaction on the part of Assignee shall constitute an assumption on the part of Assignee of any obligations or duties under any Assigned Contract.
     8. Assignor covenants and warrants that:
     (a) it has the power and authority to assign each Assigned Contract and there have been no prior assignments of any Assigned Contract;

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     (b) each Assigned Contract is and shall be a valid contract, and that there are and shall be, to the extent ascertainable by Assignor, no material defaults on the part of any of the parties thereto;
     (c) it will not assign, pledge or otherwise encumber any Assigned Contract without the prior written consent of Assignee, except as may be otherwise permitted under the Credit Agreement;
     (d) except as may otherwise be permitted by the Credit Agreement, it will not cancel, terminate or accept any surrender of any Assigned Contract, other than in accordance with its terms, without having obtained the prior written consent of Assignee thereto;
     (e) except as may otherwise be permitted by the Credit Agreement, it will not waive or give any consent with respect to any default or material variation in the performance under any Assigned Contract, it will at all times take proper steps to enforce all of the material provisions and conditions thereof, except where the failure to do so would not result in a Material Adverse Change, and it will forthwith notify Assignee of any material default under any Assigned Contract;
     (f) it will maintain and comply with the terms and conditions of the Assigned Contracts, except where the failure to do so, either individually or in the aggregate, would not result in a Material Adverse Change; and
     (g) it will execute from time to time any and all additional assignments or instruments of further assurance to Assignee, as Assignee may at any time reasonably request.
     9. At such time as the Loans are indefeasibly paid in full and the Commitments have terminated, this Assignment and all of Assignee’s right, title and interest hereunder with respect to the Assigned Contracts shall terminate.
     10. This Assignment shall inure to the benefit of Assignee, its respective successors and assigns, and shall be binding upon Assignor, its successors, successors in title and assigns.
     11. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflicts of law principles.
[SIGNATURE PAGE FOLLOWS]

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[SIGNATURE PAGE 1 OF 3 TO COLLATERAL
ASSIGNMENT OF CONTRACT RIGHTS]
     IN WITNESS WHEREOF, the undersigned has executed this instrument under seal as of the day and year first above written.

ARMSTRONG COAL COMPANY, INC.

By:

Name: J. Richard Gist
Title: Authorized Person

ARMSTRONG LAND COMPANY, LLC

By:

Name: J. Richard Gist
Title: Authorized Person

ARMSTRONG ENERGY, INC.

By:

Name: J. Richard Gist
Title: Authorized Person

ARMSTRONG RESOURCES HOLDINGS, LLC

By:

Name: J. Richard Gist
Title: Authorized Person

SIGNATURE PAGE 2 OF 3 TO COLLATERAL
ASSIGNMENT OF CONTRACT RIGHTS]

ELK CREEK GP, LLC

By:

Name: J. Richard Gist
Title: Authorized Person

ELK CREEK, L.P.

By: Elk Creek GP, LLC, as General Partner

By:

Name: J. Richard Gist
Title: Authorized Person

ELK CREEK OPERATING GP, LLC

By:

Name: J. Richard Gist
Title: Authorized Person

ELK CREEK OPERATING, L.P.

By: Elk Creek Operating GP, LLC, as General Partner

By:

Name: J. Richard Gist
Title: Authorized Person

CERALVO HOLDINGS, LLC

By:

Name: J. Richard Gist
Title: Authorized Person

SIGNATURE PAGE 3 OF 3 TO COLLATERAL
ASSIGNMENT OF CONTRACT RIGHTS]

WESTERN LAND COMPANY, LLC

By:

Name: J. Richard Gist
Title: Authorized Person

WESTERN DIAMOND LLC

By:

Name: J. Richard Gist
Title: Authorized Person

WESTERN MINERAL DEVELOPMENT, LLC

By:

Name: J. Richard Gist
Title: Authorized Person

[PAGE 1 OF 1 OF CONSENT TO
ASSIGNMENT OF CONTRACT RIGHTS]
Each of the undersigned hereby consents to the assignment of the Assignor’s interest under the Assigned Contracts by Assignor to Assignee. [INSERT IF CONSENT IS REQUIRED UNDER THE CONTRACT]

Name:

Name:

COLLATERAL ASSIGNMENT OF CONTRACT RIGHTS
SCHEDULE I

EXHIBIT 1.1(G)(1)
FORM OF
GUARANTOR JOINDER AND ASSUMPTION AGREEMENT
     THIS GUARANTOR JOINDER AND ASSUMPTION AGREEMENT is made as of                                            , 20                      , by                                                                                                             , a                                                                   [corporation/partnership/limited liability company] (the “New Guarantor”).
Background
     Reference is made to (i) the Credit Agreement dated as of February 9, 2011 (as the same may be modified, supplemented, or amended, the “Credit Agreement”) by and among Armstrong Coal Company, Inc., a Delaware corporation (“Borrowing Agent”), Armstrong Land Company, LLC, a Delaware limited liability company (together with Borrowing Agent, the “Revolving Credit Borrowers”), Elk Creek LP, a Delaware limited partnership, Western Mineral Development, LLC, a Delaware limited liability company, Western Diamond LLC, a Nevada limited liability company, and Western Land Company, LLC, a Kentucky limited liability company (together with the Borrowing Agent, the “Term Loan Borrowers”, and collectively, the “Borrowers”), the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, in its capacity as administrative agent for the Lenders party thereto (in such capacity, the “Administrative Agent”), (ii) the Continuing Agreement of Guaranty and Suretyship dated as of February 9, 2011 (as the same may be modified, supplemented, or amended, the “Revolver Guaranty”) of Revolver Guarantors issued to the Revolver Lenders and the Administrative Agent, (iii) the Continuing Agreement of Guaranty and Suretyship dated as of February 9, 2011 (as the same may be modified, supplemented, or amended, the “Term Guaranty” and together with the Revolving Credit Guaranty, the “Guaranty”) of Term Guarantors issued to the Term Lenders and the Administrative Agent, (iv) the Regulated Substances Certificate and Indemnity Agreement dated as of February 9, 2011 (as the same may be modified, supplemented, or amended, the “Revolver Indemnity”) of the Revolver Borrowers and the Revolver Guarantors party thereto to the Revolver Lenders and the Administrative Agent, (v) the Regulated Substances Certificate and Indemnity Agreement dated as of February 9, 2011 (as the same may be modified, supplemented, or amended, the “Term Indemnity” and together with the Revolving Credit Indemnity, the “Indemnity”) of the Term Borrower and the Term Guarantors party thereto to the Term Lenders and the Administrative Agent, (vi) the Intercompany Subordination Agreement dated as of February 9, 2011 (as the same may be modified, supplemented, or amended, the “Intercompany Subordination Agreement”) by and among the Borrowers, the Guarantors party thereto, and the Lenders and the Administrative Agent, (vii) the Pledge Agreement dated as of February 9, 2011 (as the same may be modified, supplemented, or amended, the “Revolver Pledge Agreement”) by and among the Revolver Borrowers, the Revolver Guarantors party thereto, and the Revolver Lenders and the Administrative Agent, (viii) the Pledge Agreement dated as of February 9, 2011 (as the same may be modified, supplemented, or amended, the “Term Pledge Agreement” and together with the Revolving Credit Pledge Agreement, the “Pledge Agreement”) by and among the Term Borrowers, the Term Guarantors party thereto, and the Term Lenders and the Administrative

Agent, (ix) the Security Agreement dated as of February 9, 2011 (as the same may be modified, supplemented, or amended, the “Revolver Security Agreement”) by and among the Revolver Borrowers, the Revolver Guarantors party thereto, and the Revolver Lenders and the Administrative Agent, (x) the Security Agreement dated as of February 9, 2011 (as the same may be modified, supplemented, or amended, the “Term Security Agreement” and together with the Revolving Credit Security Agreement, the “Security Agreement”) by and among the Term Borrowers, the Term Guarantors party thereto, and the Term Lenders and the Administrative Agent, (xi) the Patent, Trademark and Copyright Security Agreement dated as of February 9, 2011 (as the same may be modified, supplemented, or amended, the “Revolver PTC Agreement”) by and among the Revolver Borrowers, the Revolver Guarantors party thereto, and the Revolver Lenders and the Administrative Agent, (xii) the Patent, Trademark and Copyright Security Agreement dated as of February 9, 2011 (as the same may be modified, supplemented, or amended, the “Term PTC Agreement” and together with the Revolving Credit PTC Agreement, the “PTC Agreement”) by and among the Term Borrowers, the Term Guarantors party thereto, and the Term Lenders and the Administrative Agent, and (xiii) the other Loan Documents referred to in the Credit Agreement, as the same may be modified, supplemented, or amended.
Agreement
     Capitalized terms defined in the Credit Agreement are used herein as defined therein. In consideration of the New Guarantor becoming a [Revolver/Term] Guarantor under the terms of the Credit Agreement and in consideration of the value of the direct and indirect benefits received by New Guarantor as a result of becoming affiliated with the [Revolver/Term] Borrower and the [Revolver/Term] Guarantors, the New Guarantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, a [Revolver/Term] Guarantor under the Credit Agreement, the [Revolver/Term] Guaranty, the [Revolver/Term] Indemnity, the Intercompany Subordination Agreement, the [Revolver/Term] Pledge Agreement, the [Revolver/Term] Security Agreement, the [Revolver/Term] PTC Agreement, and each of the other Loan Documents to which the [Revolver/Term] Guarantors are a party and agrees that from the date hereof and so long as any [Revolver/Term] Loan or any [Revolver/Term] Commitment of any [Revolver/Term] Lender shall remain outstanding and until the Payment In Full, New Guarantor has assumed the joint and several obligations of a “Guarantor”, a “Loan Party”, a “Company”, a “Pledgor”, or a “Debtor” under, and New Guarantor shall perform, comply with and be subject to and bound by, jointly and severally, each of the terms, provisions and waivers of the Credit Agreement, the [Revolver/Term] Guaranty, the[Revolver/Term] Indemnity, the Intercompany Subordination Agreement, the [Revolver/Term] Pledge Agreement, the [Revolver/Term] Security Agreement, the [Revolver/Term] PTC Agreement, and each of the other Loan Documents which are stated to apply to or are made by a “Guarantor”, a “Loan Party”, a “Company”, a “Pledgor”, or a “Debtor”. Without limiting the generality of the foregoing, the New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Article 6 of the Credit Agreement applicable to New Guarantor as a Guarantor is true and correct as to New Guarantor on and as of the date hereof, and (ii) New Guarantor has heretofore received a true and correct copy of the Credit Agreement, the [Revolver/Term] Guaranty, the [Revolver/Term] Indemnity, the Intercompany Subordination Agreement, the [Revolver/Term] Pledge Agreement, the [Revolver/Term] Security Agreement, [Revolver/Term] PTC Agreement, and each of the other Loan Documents

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(including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.
     New Guarantor hereby makes, affirms, and ratifies in favor of the [Revolver/Term] Lenders and the Administrative Agent the Credit Agreement, the [Revolver/Term] Guaranty, the [Revolver/Term] Indemnity, the Intercompany Subordination Agreement, the [Revolver/Term] Pledge Agreement, the [Revolver/Term] Security Agreement, the [Revolver/Term] PTC Agreement, and each of the other Loan Documents given by the [Revolver/Term] Guarantors to Administrative Agent and any of the [Revolver/Term] Lenders.
     New Guarantor is simultaneously delivering to the Administrative Agent the following documents together with the Guarantor Joinder required under Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures]:
Updated Schedules to Credit Agreement. [Note: updates to schedules do not cure any breach of warranties].

Not
Schedule No. and Description	Delivered	Delivered

Schedule 1.1(R) — Real Property (if applicable)	☐	☐

Schedule 6.1.1 — Qualifications To Do Business	☐	☐

Schedule 6.1.2 — Subsidiaries	☐	☐

Schedule 6.1.12 — Insurance (if applicable)	☐	☐

Opinion of Counsel (Schedule 7.1.1)	☐	☐

Any other Schedules to Credit Agreement that necessitate updates after giving effect to this Guarantor Joinder and Assumption Agreement	☐	☐
     In furtherance of the foregoing, New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Guarantor Joinder and Assumption Agreement.
     This Guarantor Joinder and Assumption Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so

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executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. New Guarantor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Lender of signature pages hereof purporting to be signed on behalf of New Guarantor shall constitute effective and binding execution and delivery hereof by New Guarantor.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Guarantor has duly executed this Guarantor Joinder and Assumption Agreement and delivered the same to the Administrative Agent for the benefit of the Lenders, as of the date and year first above written with the intention that it constitute a sealed instrument.

[NEW GUARANTOR]

By:	(SEAL)
Name:
Title:

Acknowledged and accepted:
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

EXHIBIT 1.1(G)(2)(a)
CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP
(REVOLVER)
     THIS CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP (REVOLVER) (this “Guaranty”), dated as of this 9th day of February, 2011, is jointly and severally given by EACH OF THE UNDERSIGNED AND EACH OF THE OTHER PERSONS WHICH BECOME GUARANTORS HEREUNDER FROM TIME TO TIME (each a “Revolver Guarantor” and collectively the “Revolver Guarantors”) in favor of PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Revolver Lenders (the “Administrative Agent”) in connection with that Credit Agreement, dated as of February 9, 2011, by and among Armstrong Coal Company, Inc., Armstrong Land Company, LLC, Elk Creek, L.P., Western Mineral Development, LLC, Western Diamond LLC, Western Land Company, LLC (collectively, the “Borrower”), the Administrative Agent, the Lenders now or hereafter party thereto (the “Lenders”) and the Guarantors (as amended, restated, modified, or supplemented from time to time hereafter, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Guaranty.
     1. Guarantied Obligations. To induce the Administrative Agent and the Revolver Lenders to make loans and grant other financial accommodations to the Revolver Borrowers under the Credit Agreement, each Revolver Guarantor hereby jointly and severally unconditionally, and irrevocably, guaranties to the Administrative Agent, each Revolver Lender and any provider of a Lender Provided Interest Rate Hedge or any provider of Other Lender Provided Financial Services Products; and becomes surety, as though it was a primary obligor for, the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the United States or any similar Laws of any country or jurisdiction) of all Obligations of the Revolver Borrowers, including, without limiting the generality of the foregoing, all obligations, liabilities, and indebtedness from time to time of the Revolver Borrowers or any other Revolver Guarantor to the Administrative Agent or any of the Revolver Lenders or any Affiliate of any Revolver Lender under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, indemnities, expenses, or otherwise, and all renewals, extensions, amendments, refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Revolver Borrowers or any Revolver Guarantor or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all Obligations, liabilities, and Indebtedness of the Revolver Borrowers arising from any extensions of credit under or in connection with any Loan Document from time to time, regardless of whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied) (all of the foregoing obligations, liabilities and indebtedness are referred to herein collectively as the “Guarantied Obligations” and each as a “Guarantied Obligation”). Without limitation of the foregoing, any of the Guarantied Obligations shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty if the Administrative Agent or any of the Revolver Lenders (or any one or more assignees or transferees thereof) from time to time assign or otherwise transfer all or any portion of their respective rights and obligations under the Loan Documents, or any other Guarantied Obligations, to any other Person. In furtherance of the foregoing, each Revolver Guarantor jointly and severally agrees as follows.
     2. Guaranty. Each Revolver Guarantor hereby promises to pay and perform all such Guarantied Obligations immediately upon demand of the Administrative Agent and the Revolver Lenders or any one or more of them. All payments made hereunder shall be made by each Revolver Guarantor in immediately available funds in U.S. Dollars and shall be made without setoff, counterclaim, withholding, or other deduction of any nature.
     3. Obligations Absolute. The obligations of the Revolver Guarantors hereunder shall not be discharged or impaired or otherwise diminished by the failure, default, omission, or delay, willful or otherwise, by any Revolver Lender, the Administrative Agent, or any Revolver Borrower or any other obligor on any of the Guarantied Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Revolver Guarantor or would otherwise operate as a discharge of any Revolver Guarantor as a matter of law or equity. Each of the Guarantors agrees that the Guarantied Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents. Without limiting the generality of the foregoing, each Revolver Guarantor hereby consents to, at any time and from time to time, and the joint and several obligations of each Revolver Guarantor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:
     (a) Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guarantied Obligations and regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guarantied Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or the Revolver Lenders or any other Person with respect thereto;
     (b) Any increase, decrease, or change in the amount, nature, type or purpose of any of, or any release, surrender, exchange, compromise or settlement of any of the Guarantied Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Guarantied Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or renewals, extensions, refinancing or refunding of, any Loan Document or any of the Guarantied Obligations;

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     (c) Any failure to assert any breach of or default under any Loan Document or any of the Guarantied Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Revolver Borrowers or any other Person under or in connection with any Loan Document or any of the Guarantied Obligations; any refusal of payment or performance of any of the Guarantied Obligations, whether or not with any reservation of rights against any Revolver Guarantor; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Guarantied Obligations) to other obligations, if any, not entitled to the benefits of this Guaranty, in preference to Guarantied Obligations entitled to the benefits of this Guaranty, or if any collections are applied to Guarantied Obligations, any application to particular Guarantied Obligations;
     (d) Any taking, exchange, amendment, modification, waiver, supplement, termination, subordination, compromise, release, surrender, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or the Revolver Lenders, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by the Administrative Agent or the Revolver Lenders, or any of them, or any other Person in respect of, any direct or indirect security for any of the Guarantied Obligations. As used in this Guaranty, “direct or indirect security” for the Guarantied Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guarantied Obligations, made by or on behalf of any Person;
     (e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, the Revolver Borrowers or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Revolver Borrowers or any other Person; or any action taken or election made by the Administrative Agent or the Revolver Lenders, or any of them (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), the Revolver Borrowers, or any other Person in connection with any such proceeding;
     (f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by the Revolver Borrowers or any other Person with respect to any Loan Document or any of the Guarantied Obligations; or any discharge by operation of law or release of the Revolver Borrowers or any other Person from the performance or observance of any Loan Document or any of the Guarantied Obligations; or
     (g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or

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limit the liability of, any Revolver Guarantor, a guarantor or a surety, excepting only full, strict, and indefeasible payment and performance of the Guarantied Obligations in full.
     Each Revolver Guarantor acknowledges, consents, and agrees that new Revolver Guarantors may join in this Guaranty pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] of the Credit Agreement and each Revolver Guarantor affirms that its obligations shall continue hereunder undiminished.
     4. Waivers, etc. Each of the Revolver Guarantors hereby waives any defense to or limitation on its obligations under this Guaranty arising out of or based on any event or circumstance referred to in Section 3 hereof. Without limitation and to the fullest extent permitted by applicable Law, each Revolver Guarantor waives each of the following:
     (a) All notices, disclosures and demand of any nature which otherwise might be required from time to time to preserve intact any rights against any Revolver Guarantor, including the following: any notice of any event or circumstance described in Section 3 hereof; any notice required by any Law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guarantied Obligations; any notice of the incurrence of any Guarantied Obligation; any notice of any default or any failure on the part of the Revolver Borrowers or any other Person to comply with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person;
     (b) Any right to any marshalling of assets, to the filing of any claim against the Revolver Borrowers or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against the Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or the Revolver Lenders, or any of them, or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Guaranty or any other Loan Document, and any requirement that any Guarantor receive notice of any such acceptance;
     (c) Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, “one action” laws or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent or the Lenders, or any of them (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guarantied Obligations), which results in denial or impairment of the right of the Administrative Agent or the Lenders, or any of them, to seek a deficiency against the Revolver Borrowers or any other Person or which otherwise discharges or impairs any of the Guarantied Obligations; and

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     (d) Any and all defenses it may now or hereafter have based on principles of suretyship, impairment of collateral, or the like.
     5. Reinstatement. This Guaranty is a continuing obligation of the Revolver Guarantors and shall remain in full force and effect notwithstanding that no Guarantied Obligations may be outstanding from time to time and notwithstanding any other event or circumstance. Upon termination of all Commitments, the expiration of all Letters of Credit and indefeasible payment in full of all Guarantied Obligations, this Guaranty shall terminate; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, any time any payment of any of the Guarantied Obligations is rescinded, recouped, avoided, or must otherwise be returned or released by any Revolver Lender or Administrative Agent upon or during the insolvency, bankruptcy, or reorganization of, or any similar proceeding affecting, the Revolver Borrowers or for any other reason whatsoever, all as though such payment had not been made and was due and owing.
     6. Subrogation. Each Revolver Guarantor waives and agrees it will not exercise any rights against Revolver Borrowers or any other Revolver Guarantor arising in connection with, or any Collateral securing, the Guarantied Obligations (including rights of subrogation, contribution, and the like) until the Guarantied Obligations have been indefeasibly paid in full, and all Revolver Commitments have been terminated and all Letters of Credit have expired. If any amount shall be paid to any Revolver Guarantor by or on behalf of the Revolver Borrowers or any other Revolver Guarantor by virtue of any right of subrogation, contribution, or the like, such amount shall be deemed to have been paid to such Revolver Guarantor for the benefit of, and shall be held in trust for the benefit of, the Administrative Agent and the Revolver Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.
     7. No Stay. Without limitation of any other provision of this Guaranty, if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guarantied Obligation shall at any time be stayed, enjoined, or prevented for any reason (including but not limited to stay or injunction resulting from the pendency against the Revolver Borrowers or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Revolver Guarantors agree that, for the purposes of this Guaranty and their obligations hereunder, the Guarantied Obligations shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met.
     8. Taxes.
     (a) No Deductions. All payments made by any Revolver Guarantor under any of the Loan Documents shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding Excluded Taxes (all such non-Excluded Taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”). If any Revolver Guarantor shall be required by Law to deduct any Taxes from or in respect of any sum payable under any of the Loan Documents, (i) the sum payable shall be increased as may be necessary so

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that after making all required deductions (including deductions applicable to additional sums payable under this Subsection (a) such Revolver Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Revolver Guarantor shall make such deductions, and (iii) such Revolver Guarantor shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.
     (b) Stamp Taxes. In addition, each Revolver Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, any of the Loan Documents (hereinafter referred to as “Other Taxes”).
     (c) Indemnification for Taxes Paid by any Lender. Each Revolver Guarantor shall indemnify each Revolver Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Subsection) paid by any Revolver Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date a Revolver Lender makes written demand therefor.
     (d) Certificate. Within thirty (30) days after the date of any payment of any Taxes by any Revolver Guarantor, such Revolver Guarantor shall furnish to each Revolver Lender, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by such Revolver Guarantor, such Revolver Guarantor shall, if so requested by a Revolver Lender, provide a certificate of an officer of such Revolver Guarantor to that effect.
     9. Notices. Each Revolver Guarantor agrees that all notices, statements, requests, demands and other communications under this Guaranty shall be given to such Revolver Guarantor at the address set forth on a Schedule to, or in a Guarantor Joinder and Assumption Agreement given under, the Credit Agreement and in the manner provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement. The Administrative Agent and the Revolver Lenders may rely on any notice (whether or not made in a manner contemplated by this Guaranty) purportedly made by or on behalf of a Revolver Guarantor, and the Administrative Agent and the Revolver Lenders shall have no duty to verify the identity or authority of the Person giving such notice.
     10. Counterparts; Telecopy Signatures. This Guaranty may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each Revolver Guarantor acknowledges and agrees that a telecopy transmission to Administrative Agent or any Revolver Lender of signature pages hereof purporting to be signed on behalf of any Revolver Guarantor shall constitute effective and binding execution and delivery hereof by such Revolver Guarantor.

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     11. Setoff, Default Payments by Borrower.
     (a) In the event that at any time any obligation of the Revolver Guarantors now or hereafter existing under this Guaranty shall have become due and payable, the Administrative Agent and the Revolver Lenders, or any of them, shall have the right from time to time, without notice to any Revolver Guarantor, to set off against and apply to such due and payable amount any obligation of any nature of any Revolver Lender or the Administrative Agent, or any subsidiary or affiliate of any Revolver Lender or Administrative Agent, to any Revolver Guarantor, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, however evidenced) now or hereafter maintained by any Guarantor with the Administrative Agent or any Revolver Lender. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the Administrative Agent or the Revolver Lenders, or any of them, shall have given any notice or made any demand under this Guaranty or under such obligation to the Revolver Guarantor, whether such obligation to the Revolver Guarantor is absolute or contingent, matured or unmatured (it being agreed that the Administrative Agent and the Revolver Lenders, or any of them, may deem such obligation to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty, or other direct or indirect security or right or remedy available to the Administrative Agent or any of the Revolver Lenders. The rights of the Administrative Agent and the Revolver Lenders under this Section are in addition to such other rights and remedies (including, without limitation, other rights of setoff and banker’s lien) which the Administrative Agent and the Revolver Lenders, or any of them, may have, and nothing in this Guaranty or in any other Loan Document shall be deemed a waiver of or restriction on the right of setoff or banker’s lien of the Administrative Agent and the Revolver Lenders, or any of them. Each of the Revolver Guarantors hereby agrees that, to the fullest extent permitted by Law, any affiliate or subsidiary of the Administrative Agent or any of the Revolver Lenders and any holder of a participation in any obligation of any Revolver Guarantor under this Guaranty, shall have the same rights of setoff as the Administrative Agent and the Revolver Lenders as provided in this Section (regardless whether such affiliate or participant otherwise would be deemed a creditor of the Revolver Guarantor).
     (b) Upon the occurrence and during the continuation of any default under any Guarantied Obligation, if any amount shall be paid to any Revolver Guarantor by or for the account of Revolver Borrowers, such amount shall be held in trust for the benefit of each Revolver Lender and Administrative Agent and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guarantied Obligations when due and payable.
     12. Construction. The section and other headings contained in this Guaranty are for reference purposes only and shall not affect interpretation of this Guaranty in any respect. This Guaranty has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities in agreement or instruments against the party controlling the drafting thereof, shall apply to this Guaranty.
     13. Successors and Assigns. This Guaranty shall be binding upon each Revolver Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the

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Administrative Agent and the Revolver Lenders, or any of them, and their successors and permitted assigns; provided, however, that no Revolver Guarantor may assign or transfer any of its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void. Without limitation of the foregoing, the Administrative Agent and the Revolver Lenders, or any of them (and any successive assignee or transferee), from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including all or any portion of any commitment to extend credit), or any other Guarantied Obligations, to any other person and such Guarantied Obligations (including any Guarantied Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty, and to the extent of its interest in such Guarantied Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Administrative Agent and the Lenders in this Guaranty or otherwise.
     14. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
     (a) Governing Law. This Guaranty shall be governed by, construed, and enforced in accordance with, the internal Laws of the State of New York, without regard to conflict of laws principles.
     (b) Certain Waivers. Each Revolver Guarantor hereby irrevocably:
     (i) Submits to the nonexclusive jurisdiction of any New York state or federal court sitting in New York County, in any action or proceeding arising out of or relating to this Agreement, and each Revolver Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each Revolver Guarantor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Revolver Guarantor hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Revolver Guarantor in care of the Process Agent at the Process Agent’s address, and each Revolver Guarantor hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Revolver Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Revolver Guarantor further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to any Revolver Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 14. The Process Agent is Armstrong Coal Company, Inc., with an office on the date hereof as set forth in the Credit Agreement. The Process Agent hereby accepts the appointment of Process Agent by the Companies and agrees to act as Process Agent on behalf of the Companies;

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     (ii) Waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue; and
     (iii) WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS GUARANTY, THE CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENT TO THE FULLEST EXTENT PERMITTED BY LAW.
     15. Severability; Modification to Conform to Law.
     (a) It is the intention of the parties that this Guaranty be enforceable to the fullest extent permissible under applicable Law, but that the unenforceability (or modification to conform to such Law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision in this Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Guaranty shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
     (b) Without limitation of the preceding subsection (a), to the extent that applicable Law (including applicable Laws pertaining to fraudulent conveyance or fraudulent or preferential transfer) otherwise would render the full amount of the Revolver Guarantors’ obligations hereunder invalid, voidable, or unenforceable on account of the amount of a Revolver Guarantor’s aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action by the Administrative Agent or any of the Revolver Lenders or such Revolver Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is equal to the greater of:
     (i) the fair consideration actually received by such Revolver Guarantor under the terms and as a result of the Loan Documents and the value of the benefits described in this Section 15 (b) hereof, including (and to the extent not inconsistent with applicable federal and state Laws affecting the enforceability of guaranties) distributions, commitments, and advances made to or for the benefit of such Revolver Guarantor with the proceeds of any credit extended under the Loan Documents, or
     (ii) the excess of (A) the amount of the fair value of the assets of such Revolver Guarantor as of the date of this Guaranty as determined in accordance with applicable federal and state Laws governing determinations of the insolvency of debtors as in effect on the date hereof, over (B) the amount of all liabilities of such Revolver Guarantor as of the date of this Guaranty, also as determined on the basis of applicable federal and state Laws governing the insolvency of debtors as in effect on the date hereof.

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     (c) Notwithstanding anything to the contrary in this Section or elsewhere in this Guaranty, this Guaranty shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section (and references elsewhere in this Guaranty to enforceability to the fullest extent permitted by Law) were not a part of this Guaranty, and in any related litigation the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Guarantor’s obligations hereunder as to each element of such assertion.
     16. Additional Revolver Guarantors. At any time after the initial execution and delivery of this Guaranty to the Administrative Agent and the Revolver Lenders, additional Persons may become parties to this Guaranty and thereby acquire the duties and rights of being Revolver Guarantors hereunder by executing and delivering to the Administrative Agent and the Revolver Lenders a Guarantor Joinder pursuant to the Credit Agreement. No notice of the addition of any Revolver Guarantor shall be required to be given to any pre-existing Revolver Guarantor and each Revolver Guarantor hereby consents thereto.
     17. Joint and Several Obligations. The obligations and additional liabilities of the Revolver Guarantors under this Guaranty are joint and several obligations of the Revolver Guarantors, and each Revolver Guarantor hereby waives to the full extent permitted by Law any defense it may otherwise have to the payment and performance of the Obligations that its liability hereunder is limited and not joint and several. Each Revolver Guarantor acknowledges and agrees that the foregoing waivers and those set forth below serve as a material inducement to the agreement of the Administrative Agent and the Revolver Lenders to make the Loans, and that the Administrative Agent and the Revolver Lenders are relying on each specific waiver and all such waivers in entering into this Guaranty. The undertakings of each Revolver Guarantor hereunder secure the obligations of itself and the other Revolver Guarantors. The Administrative Agent and the Revolver Lenders, or any of them, may, in their sole discretion, elect to enforce this Guaranty against any Guarantor without any duty or responsibility to pursue any other Revolver Guarantor and such an election by the Administrative Agent and the Revolver Lenders, or any of them, shall not be a defense to any action the Administrative Agent and the Revolver Lenders, or any of them, may elect to take against any Revolver Guarantor. Each of the Revolver Lenders and Administrative Agent hereby reserve all rights against each Revolver Guarantor.
     18. Receipt of Credit Agreement, Other Loan Documents, Benefits.
     (a) Each Revolver Guarantor hereby acknowledges that it has received a copy of the Credit Agreement and the other Loan Documents and each Revolver Guarantor certifies that the representations and warranties made therein with respect to such Revolver Guarantor are true and correct. Further, each Revolver Guarantor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of the Credit Agreement and the other Loan Documents.
     (b) Each Revolver Guarantor hereby acknowledges, represents, and warrants that it receives direct and indirect benefits by virtue of its affiliation with Revolver Borrowers and the other Revolver Guarantors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the

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rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Guaranty.
     19. Miscellaneous.
     (a) Generality of Certain Terms. As used in this Guaranty, the terms “hereof’, “herein” and terms of similar import refer to this Guaranty as a whole and not to any particular term or provision; the term “including”, as used herein, is not a term of limitation and means “including without limitation”.
     (b) Amendments, Waivers. No amendment to or waiver of any provision of this Guaranty, and no consent to any departure by any Revolver Guarantor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Administrative Agent and the Revolver Lenders. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or failure of the Administrative Agent or the Revolver Lenders, or any of them, in exercising any right or remedy under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Administrative Agent and the Revolver Lenders under this Guaranty are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement or instrument, by Law, or otherwise.
     (c) Telecommunications. Each Revolver Lender and Administrative Agent shall be entitled to rely on the authority of any individual making any telecopy, electronic or telephonic notice, request, or signature without the necessity of receipt of any verification thereof.
     (d) Expenses. Each Revolver Guarantor unconditionally agrees to pay all costs and expenses, including reasonable attorney’s fees incurred by the Administrative Agent or any of the Revolver Lenders in enforcing this Guaranty against any Revolver Guarantor and each Revolver Guarantor shall pay and indemnify each Revolver Lender and Administrative Agent for, and hold it harmless from and against, any and all obligations, liabilities, losses, damages, costs, expenses (including disbursements and reasonable legal fees of counsel to any Revolver Lender or Administrative Agent), penalties, judgments, suits, actions, claims, and disbursements imposed on, asserted against, or incurred by any Lender or Administrative Agent:
     (i) relating to the preparation, negotiation, execution, administration, or enforcement of or collection under this Guaranty or any document, instrument, or agreement relating to any of the Obligations, including in any bankruptcy, insolvency, or similar proceeding in any jurisdiction or political subdivision thereof;
     (ii) relating to any amendment, modification, waiver, or consent hereunder or relating to any telecopy or telephonic transmission purporting to be by any Revolver Guarantor or Revolver Borrowers; and
     (iii) in any way relating to or arising out of this Guaranty, or any document, instrument, or agreement relating to any of the Guarantied Obligations, or any action taken or omitted to be taken by any Revolver Lender or Administrative Agent hereunder, and including those arising directly or indirectly from the violation or asserted violation by

11

any Revolver Guarantor or Revolver Borrowers or Administrative Agent or any Revolver Lender of any Law, rule, regulation, judgment, order, or the like of any jurisdiction or political subdivision thereof (including those relating to environmental protection, health, labor, importing, exporting, or safety) and regardless whether asserted by any governmental entity or any other Person;
provided that the foregoing indemnity shall not, as to any Revolver Lender or Administrative Agent, be available to the extent that such liabilities, losses, damages, costs, expenses, penalties or claims (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Revolver Lender or Administrative Agent or (y) result from a claim brought by the Revolver Guarantors or any other Loan Party against a Revolver Lender or Administrative Agent for breach in bad faith of such Revolver Lender’s or Administrative Agent’s (as the case may be) obligations hereunder or under any other Loan Document, if the Revolver Guarantor or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
     (e) Prior Understandings. This Guaranty and the Credit Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any and all other prior and contemporaneous understandings and agreements.
     (f) Survival. All representations and warranties of the Revolver Guarantors made in connection with this Guaranty shall survive, and shall not be waived by, the execution and delivery of this Guaranty, any investigation by or knowledge of the Administrative Agent and the Revolver Lenders, or any of them, any extension of credit, or any other event or circumstance whatsoever.
[SIGNATURE PAGE FOLLOWS]

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[SIGNATURE PAGE — CONTINUING
AGREEMENT OF GUARANTY AND SURETYSHIP (REVOLVER)]
     IN WITNESS WHEREOF, the undersigned parties intending to be legally bound, have executed this Guaranty as of the date first above written with the intention that this Guaranty shall constitute a sealed instrument.

REVOLVER GUARANTORS

ARMSTRONG ENERGY, INC.

By:
Name:	J. Richard Gist
Title:	Authorized Person

ARMSTRONG RESOURCES HOLDINGS, LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

ELK CREEK GP, LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

WESTERN MINERAL DEVELOPMENT, LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

[SIGNATURE PAGE — CONTINUING
AGREEMENT OF GUARANTY AND SURETYSHIP (REVOLVER)]

WESTERN LAND COMPANY, LLC

By:

Name: Title:	J. Richard Gist Authorized Person

WESTERN DIAMOND, LLC

By:

Name: Title:	J. Richard Gist Authorized Person

ELK CREEK, L.P.

By:	Elk Creek GP, LLC, as General Partner

By:

	Name: Title:	J. Richard Gist Authorized Person

ELK CREEK OPERATING GP, LLC

By:

Name: Title:	J. Richard Gist Authorized Person

[SIGNATURE PAGE — CONTINUING
AGREEMENT OF GUARANTY AND SURETYSHIP (REVOLVER)]

ELK CREEK OPERATING, L.P.

By:	Elk Creek Operating GP, LLC, as General Partner

By:

Name: J. Richard Gist Title: Authorized Person

CERALVO HOLDINGS, LLC

By:

Name: Title:	J. Richard Gist Authorized Person
Acknowledged and consented to:
REVOLVER BORROWERS
ARMSTRONG COAL COMPANY, INC.

By:
Name: Title:	J. Richard Gist Authorized Person
ARMSTRONG LAND COMPANY, LLC

By:
Name: Title:	J. Richard Gist Authorized Person

EXHIBIT 1.1(G)(2)(b)
CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP
(TERM)
     THIS CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP (TERM) (this “Guaranty”), dated as of this 9th day of February, 2011, is jointly and severally given by EACH OF THE UNDERSIGNED AND EACH OF THE OTHER PERSONS WHICH BECOME GUARANTORS HEREUNDER FROM TIME TO TIME (each a “Term Guarantor” and collectively the “Term Guarantors”) in favor of PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Term Lenders (the “Administrative Agent”) in connection with that Credit Agreement, dated as of February 9, 2011, by and among Armstrong Coal Company, Inc., Armstrong Land Company, LLC, Elk Creek, L.P., Western Mineral Development, LLC, Western Diamond LLC, Western Land Company, LLC (collectively, the “Borrower”), the Administrative Agent, the Lenders now or hereafter party thereto (the “Lenders”) and the Guarantors (as amended, restated, modified, or supplemented from time to time hereafter, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Guaranty.
     1. Guarantied Obligations. To induce the Administrative Agent and the Term Lenders to make loans and grant other financial accommodations to the Term Borrowers under the Credit Agreement, each Term Guarantor hereby jointly and severally unconditionally, and irrevocably, guaranties to the Administrative Agent, each Term Lender and any provider of a Lender Provided Interest Rate Hedge or any provider of Other Lender Provided Financial Services Products; and becomes surety, as though it was a primary obligor for, the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the United States or any similar Laws of any country or jurisdiction) of all Obligations of the Term Borrowers, including, without limiting the generality of the foregoing, all obligations, liabilities, and indebtedness from time to time of the Term Borrowers or any other Term Guarantor to the Administrative Agent or any of the Term Lenders or any Affiliate of any Term Lender under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, indemnities, expenses, or otherwise, and all renewals, extensions, amendments, refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Term Borrowers or any Term Guarantor or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all Obligations, liabilities, and Indebtedness of the Term Borrowers arising from any extensions of credit under or in connection with any Loan Document from time to time, regardless of whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied) (all of the foregoing obligations, liabilities and indebtedness are referred to herein collectively as the “Guarantied Obligations” and each as a “Guarantied Obligation”). Without limitation of the foregoing, any of the Guarantied Obligations shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty if the Administrative Agent or any of the Term Lenders (or any one or more assignees or transferees thereof) from time to time assign or otherwise transfer all or any portion of their respective rights and obligations under the Loan Documents, or any other Guarantied Obligations, to any other Person. In furtherance of the foregoing, each Term Guarantor jointly and severally agrees as follows.
     2. Guaranty. Each Term Guarantor hereby promises to pay and perform all such Guarantied Obligations immediately upon demand of the Administrative Agent and the Term Lenders or any one or more of them. All payments made hereunder shall be made by each Term Guarantor in immediately available funds in U.S. Dollars and shall be made without setoff, counterclaim, withholding, or other deduction of any nature.
     3. Obligations Absolute. The obligations of the Term Guarantors hereunder shall not be discharged or impaired or otherwise diminished by the failure, default, omission, or delay, willful or otherwise, by any Term Lender, the Administrative Agent, or any Term Borrower or any other obligor on any of the Guarantied Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Term Guarantor or would otherwise operate as a discharge of any Term Guarantor as a matter of law or equity. Each of the Guarantors agrees that the Guarantied Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents. Without limiting the generality of the foregoing, each Term Guarantor hereby consents to, at any time and from time to time, and the joint and several obligations of each Term Guarantor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:
     (a) Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guarantied Obligations and regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guarantied Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or the Term Lenders or any other Person with respect thereto;
     (b) Any increase, decrease, or change in the amount, nature, type or purpose of any of, or any release, surrender, exchange, compromise or settlement of any of the Guarantied Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Guarantied Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or renewals, extensions, refinancing or refunding of, any Loan Document or any of the Guarantied Obligations;
     (c) Any failure to assert any breach of or default under any Loan Document or any of the Guarantied Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such

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extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Term Borrowers or any other Person under or in connection with any Loan Document or any of the Guarantied Obligations; any refusal of payment or performance of any of the Guarantied Obligations, whether or not with any reservation of rights against any Term Guarantor; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Guarantied Obligations) to other obligations, if any, not entitled to the benefits of this Guaranty, in preference to Guarantied Obligations entitled to the benefits of this Guaranty, or if any collections are applied to Guarantied Obligations, any application to particular Guarantied Obligations;
     (d) Any taking, exchange, amendment, modification, waiver, supplement, termination, subordination, compromise, release, surrender, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or the Term Lenders, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by the Administrative Agent or the Term Lenders, or any of them, or any other Person in respect of, any direct or indirect security for any of the Guarantied Obligations. As used in this Guaranty, “direct or indirect security” for the Guarantied Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guarantied Obligations, made by or on behalf of any Person;
     (e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, the Term Borrowers or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Term Borrowers or any other Person; or any action taken or election made by the Administrative Agent or the Term Lenders, or any of them (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), the Term Borrowers, or any other Person in connection with any such proceeding;
     (f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by the Term Borrowers or any other Person with respect to any Loan Document or any of the Guarantied Obligations; or any discharge by operation of law or release of the Term Borrowers or any other Person from the performance or observance of any Loan Document or any of the Guarantied Obligations; or
     (g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, any Term Guarantor, a guarantor or a surety, excepting only full, strict, and indefeasible payment and performance of the Guarantied Obligations in full.

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     Each Term Guarantor acknowledges, consents, and agrees that new Term Guarantors may join in this Guaranty pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] of the Credit Agreement and each Term Guarantor affirms that its obligations shall continue hereunder undiminished.
     4. Waivers, etc. Each of the Term Guarantors hereby waives any defense to or limitation on its obligations under this Guaranty arising out of or based on any event or circumstance referred to in Section 3 hereof. Without limitation and to the fullest extent permitted by applicable Law, each Term Guarantor waives each of the following:
     (a) All notices, disclosures and demand of any nature which otherwise might be required from time to time to preserve intact any rights against any Term Guarantor, including the following: any notice of any event or circumstance described in Section 3 hereof; any notice required by any Law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guarantied Obligations; any notice of the incurrence of any Guarantied Obligation; any notice of any default or any failure on the part of the Term Borrowers or any other Person to comply with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person;
     (b) Any right to any marshalling of assets, to the filing of any claim against the Term Borrowers or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against the Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or the Term Lenders, or any of them, or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Guaranty or any other Loan Document, and any requirement that any Guarantor receive notice of any such acceptance;
     (c) Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, “one action” laws or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent or the Lenders, or any of them (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guarantied Obligations), which results in denial or impairment of the right of the Administrative Agent or the Lenders, or any of them, to seek a deficiency against the Term Borrowers or any other Person or which otherwise discharges or impairs any of the Guarantied Obligations; and
     (d) Any and all defenses it may now or hereafter have based on principles of suretyship, impairment of collateral, or the like.

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     5. Reinstatement. This Guaranty is a continuing obligation of the Term Guarantors and shall remain in full force and effect notwithstanding that no Guarantied Obligations may be outstanding from time to time and notwithstanding any other event or circumstance. Upon termination of all Commitments, the expiration of all Letters of Credit and indefeasible payment in full of all Guarantied Obligations, this Guaranty shall terminate; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, any time any payment of any of the Guarantied Obligations is rescinded, recouped, avoided, or must otherwise be returned or released by any Term Lender or Administrative Agent upon or during the insolvency, bankruptcy, or reorganization of, or any similar proceeding affecting, the Term Borrowers or for any other reason whatsoever, all as though such payment had not been made and was due and owing.
     6. Subrogation. Each Term Guarantor waives and agrees it will not exercise any rights against Term Borrowers or any other Term Guarantor arising in connection with, or any Collateral securing, the Guarantied Obligations (including rights of subrogation, contribution, and the like) until the Guarantied Obligations have been indefeasibly paid in full, and all Term Commitments have been terminated and all Letters of Credit have expired. If any amount shall be paid to any Term Guarantor by or on behalf of the Term Borrowers or any other Term Guarantor by virtue of any right of subrogation, contribution, or the like, such amount shall be deemed to have been paid to such Term Guarantor for the benefit of, and shall be held in trust for the benefit of, the Administrative Agent and the Term Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.
     7. No Stay. Without limitation of any other provision of this Guaranty, if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guarantied Obligation shall at any time be stayed, enjoined, or prevented for any reason (including but not limited to stay or injunction resulting from the pendency against the Term Borrowers or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Term Guarantors agree that, for the purposes of this Guaranty and their obligations hereunder, the Guarantied Obligations shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met.
     8. Taxes.
     (a) No Deductions. All payments made by any Term Guarantor under any of the Loan Documents shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding Excluded Taxes (all such non-Excluded Taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”). If any Term Guarantor shall be required by Law to deduct any Taxes from or in respect of any sum payable under any of the Loan Documents, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Subsection (a) such Term Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Term Guarantor shall make

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such deductions, and (iii) such Term Guarantor shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.
     (b) Stamp Taxes. In addition, each Term Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, any of the Loan Documents (hereinafter referred to as “Other Taxes”).
     (c) Indemnification for Taxes Paid by any Lender. Each Term Guarantor shall indemnify each Term Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Subsection) paid by any Term Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date a Term Lender makes written demand therefor.
     (d) Certificate. Within thirty (30) days after the date of any payment of any Taxes by any Term Guarantor, such Term Guarantor shall furnish to each Term Lender, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by such Term Guarantor, such Term Guarantor shall, if so requested by a Term Lender, provide a certificate of an officer of such Term Guarantor to that effect.
     9. Notices. Each Term Guarantor agrees that all notices, statements, requests, demands and other communications under this Guaranty shall be given to such Term Guarantor at the address set forth on a Schedule to, or in a Guarantor Joinder and Assumption Agreement given under, the Credit Agreement and in the manner provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement. The Administrative Agent and the Term Lenders may rely on any notice (whether or not made in a manner contemplated by this Guaranty) purportedly made by or on behalf of a Term Guarantor, and the Administrative Agent and the Term Lenders shall have no duty to verify the identity or authority of the Person giving such notice.
     10. Counterparts; Telecopy Signatures. This Guaranty may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each Term Guarantor acknowledges and agrees that a telecopy transmission to Administrative Agent or any Term Lender of signature pages hereof purporting to be signed on behalf of any Term Guarantor shall constitute effective and binding execution and delivery hereof by such Term Guarantor.
     11. Setoff, Default Payments by Borrower.
     (a) In the event that at any time any obligation of the Term Guarantors now or hereafter existing under this Guaranty shall have become due and payable,the Administrative Agent and the Term Lenders, or any of them, shall have the right from time to time, without notice to any Term Guarantor, to set off against and apply to such due and payable amount any obligation of any nature of any Term Lender or the Administrative Agent, or any subsidiary or

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affiliate of any Term Lender or Administrative Agent, to any Term Guarantor, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, however evidenced) now or hereafter maintained by any Guarantor with the Administrative Agent or any Term Lender. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the Administrative Agent or the Term Lenders, or any of them, shall have given any notice or made any demand under this Guaranty or under such obligation to the Term Guarantor, whether such obligation to the Term Guarantor is absolute or contingent, matured or unmatured (it being agreed that the Administrative Agent and the Term Lenders, or any of them, may deem such obligation to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty, or other direct or indirect security or right or remedy available to the Administrative Agent or any of the Term Lenders. The rights of the Administrative Agent and the Term Lenders under this Section are in addition to such other rights and remedies (including, without limitation, other rights of setoff and banker’s lien) which the Administrative Agent and the Term Lenders, or any of them, may have, and nothing in this Guaranty or in any other Loan Document shall be deemed a waiver of or restriction on the right of setoff or banker’s lien of the Administrative Agent and the Term Lenders, or any of them. Each of the Term Guarantors hereby agrees that, to the fullest extent permitted by Law, any affiliate or subsidiary of the Administrative Agent or any of the Term Lenders and any holder of a participation in any obligation of any Term Guarantor under this Guaranty, shall have the same rights of setoff as the Administrative Agent and the Term Lenders as provided in this Section (regardless whether such affiliate or participant otherwise would be deemed a creditor of the Term Guarantor).
     (b) Upon the occurrence and during the continuation of any default under any Guarantied Obligation, if any amount shall be paid to any Term Guarantor by or for the account of Term Borrowers, such amount shall be held in trust for the benefit of each Term Lender and Administrative Agent and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guarantied Obligations when due and payable.
     12. Construction. The section and other headings contained in this Guaranty are for reference purposes only and shall not affect interpretation of this Guaranty in any respect. This Guaranty has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities in agreement or instruments against the party controlling the drafting thereof, shall apply to this Guaranty.
     13. Successors and Assigns. This Guaranty shall be binding upon each Term Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Administrative Agent and the Term Lenders, or any of them, and their successors and permitted assigns; provided, however, that no Term Guarantor may assign or transfer any of its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void. Without limitation of the foregoing, the Administrative Agent and the Term Lenders, or any of them (and any successive assignee or transferee), from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including all or any portion of any commitment to extend credit), or any other Guarantied Obligations, to any other person and such Guarantied Obligations (including any

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Guarantied Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty, and to the extent of its interest in such Guarantied Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Administrative Agent and the Lenders in this Guaranty or otherwise.
     14. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
     (a) Governing Law. This Guaranty shall be governed by, construed, and enforced in accordance with, the internal Laws of the State of New York, without regard to conflict of laws principles.
     (b) Certain Waivers. Each Term Guarantor hereby irrevocably:
     (i) Submits to the nonexclusive jurisdiction of any New York state or federal court sitting in New York County, in any action or proceeding arising out of or relating to this Agreement, and each Term Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each Term Guarantor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Term Guarantor hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Term Guarantor in care of the Process Agent at the Process Agent’s address, and each Term Guarantor hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Term Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Term Guarantor further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to any Term Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 14. The Process Agent is Armstrong Coal Company, Inc., with an office on the date hereof as set forth in the Credit Agreement. The Process Agent hereby accepts the appointment of Process Agent by the Companies and agrees to act as Process Agent on behalf of the Companies;
     (ii) Waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue; and
     (iii) WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS GUARANTY, THE CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENT TO THE FULLEST EXTENT PERMITTED BY LAW.

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     15. Severability; Modification to Conform to Law.
     (a) It is the intention of the parties that this Guaranty be enforceable to the fullest extent permissible under applicable Law, but that the unenforceability (or modification to conform to such Law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision in this Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Guaranty shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
     (b) Without limitation of the preceding subsection (a), to the extent that applicable Law (including applicable Laws pertaining to fraudulent conveyance or fraudulent or preferential transfer) otherwise would render the full amount of the Term Guarantors’ obligations hereunder invalid, voidable, or unenforceable on account of the amount of a Term Guarantor’s aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action by the Administrative Agent or any of the Term Lenders or such Term Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is equal to the greater of:
     (i) the fair consideration actually received by such Term Guarantor under the terms and as a result of the Loan Documents and the value of the benefits described in this Section 15 (b) hereof, including (and to the extent not inconsistent with applicable federal and state Laws affecting the enforceability of guaranties) distributions, commitments, and advances made to or for the benefit of such Term Guarantor with the proceeds of any credit extended under the Loan Documents, or
     (ii) the excess of (A) the amount of the fair value of the assets of such Term Guarantor as of the date of this Guaranty as determined in accordance with applicable federal and state Laws governing determinations of the insolvency of debtors as in effect on the date hereof, over (B) the amount of all liabilities of such Term Guarantor as of the date of this Guaranty, also as determined on the basis of applicable federal and state Laws governing the insolvency of debtors as in effect on the date hereof.
     (c) Notwithstanding anything to the contrary in this Section or elsewhere in this Guaranty, this Guaranty shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section (and references elsewhere in this Guaranty to enforceability to the fullest extent permitted by Law) were not a part of this Guaranty, and in any related litigation the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Guarantor’s obligations hereunder as to each element of such assertion.

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     16. Additional Term Guarantors. At any time after the initial execution and delivery of this Guaranty to the Administrative Agent and the Term Lenders, additional Persons may become parties to this Guaranty and thereby acquire the duties and rights of being Term Guarantors hereunder by executing and delivering to the Administrative Agent and the Term Lenders a Guarantor Joinder pursuant to the Credit Agreement. No notice of the addition of any Term Guarantor shall be required to be given to any pre-existing Term Guarantor and each Term Guarantor hereby consents thereto.
     17. Joint and Several Obligations. The obligations and additional liabilities of the Term Guarantors under this Guaranty are joint and several obligations of the Term Guarantors, and each Term Guarantor hereby waives to the full extent permitted by Law any defense it may otherwise have to the payment and performance of the Obligations that its liability hereunder is limited and not joint and several. Each Term Guarantor acknowledges and agrees that the foregoing waivers and those set forth below serve as a material inducement to the agreement of the Administrative Agent and the Term Lenders to make the Loans, and that the Administrative Agent and the Term Lenders are relying on each specific waiver and all such waivers in entering into this Guaranty. The undertakings of each Term Guarantor hereunder secure the obligations of itself and the other Term Guarantors. The Administrative Agent and the Term Lenders, or any of them, may, in their sole discretion, elect to enforce this Guaranty against any Guarantor without any duty or responsibility to pursue any other Term Guarantor and such an election by the Administrative Agent and the Term Lenders, or any of them, shall not be a defense to any action the Administrative Agent and the Term Lenders, or any of them, may elect to take against any Term Guarantor. Each of the Term Lenders and Administrative Agent hereby reserve all rights against each Term Guarantor.
     18. Receipt of Credit Agreement, Other Loan Documents, Benefits.
     (a) Each Term Guarantor hereby acknowledges that it has received a copy of the Credit Agreement and the other Loan Documents and each Term Guarantor certifies that the representations and warranties made therein with respect to such Term Guarantor are true and correct. Further, each Term Guarantor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of the Credit Agreement and the other Loan Documents.
     (b) Each Term Guarantor hereby acknowledges, represents, and warrants that it receives direct and indirect benefits by virtue of its affiliation with Term Borrowers and the other Term Guarantors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Guaranty.
     19. Miscellaneous.
     (a) Generality of Certain Terms. As used in this Guaranty, the terms “hereof’, “herein” and terms of similar import refer to this Guaranty as a whole and not to any particular term or provision; the term “including”, as used herein, is not a term of limitation and means “including without limitation”.

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     (b) Amendments, Waivers. No amendment to or waiver of any provision of this Guaranty, and no consent to any departure by any Term Guarantor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Administrative Agent and the Term Lenders. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or failure of the Administrative Agent or the Term Lenders, or any of them, in exercising any right or remedy under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Administrative Agent and the Term Lenders under this Guaranty are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement or instrument, by Law, or otherwise.
     (c) Telecommunications. Each Term Lender and Administrative Agent shall be entitled to rely on the authority of any individual making any telecopy, electronic or telephonic notice, request, or signature without the necessity of receipt of any verification thereof.
     (d) Expenses. Each Term Guarantor unconditionally agrees to pay all costs and expenses, including reasonable attorney’s fees incurred by the Administrative Agent or any of the Term Lenders in enforcing this Guaranty against any Term Guarantor and each Term Guarantor shall pay and indemnify each Term Lender and Administrative Agent for, and hold it harmless from and against, any and all obligations, liabilities, losses, damages, costs, expenses (including disbursements and reasonable legal fees of counsel to any Term Lender or Administrative Agent), penalties, judgments, suits, actions, claims, and disbursements imposed on, asserted against, or incurred by any Lender or Administrative Agent:
     (i) relating to the preparation, negotiation, execution, administration, or enforcement of or collection under this Guaranty or any document, instrument, or agreement relating to any of the Obligations, including in any bankruptcy, insolvency, or similar proceeding in any jurisdiction or political subdivision thereof;
     (ii) relating to any amendment, modification, waiver, or consent hereunder or relating to any telecopy or telephonic transmission purporting to be by any Term Guarantor or Term Borrowers; and
     (iii) in any way relating to or arising out of this Guaranty, or any document, instrument, or agreement relating to any of the Guarantied Obligations, or any action taken or omitted to be taken by any Term Lender or Administrative Agent hereunder, and including those arising directly or indirectly from the violation or asserted violation by any Term Guarantor or Term Borrowers or Administrative Agent or any Term Lender of any Law, rule, regulation, judgment, order, or the like of any jurisdiction or political subdivision thereof (including those relating to environmental protection, health, labor, importing, exporting, or safety) and regardless whether asserted by any governmental entity or any other Person;
provided that the foregoing indemnity shall not, as to any Term Lender or Administrative Agent, be available to the extent that such liabilities, losses, damages, costs, expenses, penalties or claims (x) are determined by a court of competent jurisdiction by final and nonappealable

11

judgment to have resulted from the gross negligence or willful misconduct of such Term Lender or Administrative Agent or (y) result from a claim brought by the Term Guarantors or any other Loan Party against a Term Lender or Administrative Agent for breach in bad faith of such Term Lender’s or Administrative Agent’s (as the case may be) obligations hereunder or under any other Loan Document, if the Term Guarantor or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
     (e) Prior Understandings. This Guaranty and the Credit Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any and all other prior and contemporaneous understandings and agreements.
     (f) Survival. All representations and warranties of the Term Guarantors made in connection with this Guaranty shall survive, and shall not be waived by, the execution and delivery of this Guaranty, any investigation by or knowledge of the Administrative Agent and the Term Lenders, or any of them, any extension of credit, or any other event or circumstance whatsoever.
[SIGNATURE PAGE FOLLOWS]

12

[SIGNATURE PAGE — CONTINUING
AGREEMENT OF GUARANTY AND SURETYSHIP (TERM)]
     IN WITNESS WHEREOF, the undersigned parties intending to be legally bound, have executed this Guaranty as of the date first above written with the intention that this Guaranty shall constitute a sealed instrument.

TERM GUARANTORS

ARMSTRONG ENERGY, INC.

By:
Name:	J. Richard Gist
Title:	Authorized Person

ARMSTRONG RESOURCES HOLDINGS, LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

ELK CREEK GP, LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

ELK CREEK OPERATING GP, LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

[SIGNATURE PAGE — CONTINUING
AGREEMENT OF GUARANTY AND SURETYSHIP (TERM)]

ELK CREEK OPERATING, L.P.

By:	Elk Creek Operating GP, LLC, as General Partner

By:

Name: J. Richard Gist Title: Authorized Person

CERALVO HOLDINGS, LLC

By:

Name: Title:	J. Richard Gist Authorized Person

ARMSTRONG LAND COMPANY, LLC

By:

Name: Title:	J. Richard Gist Authorized Person

[SIGNATURE PAGE — CONTINUING
AGREEMENT OF GUARANTY AND SURETYSHIP (TERM)]
Acknowledged and consented to:
TERM BORROWERS

ARMSTRONG COAL COMPANY, INC.

By:
Name: J. Richard Gist
Title: Authorized Person

ELK CREEK, L.P.

By:	Elk Creek GP, LLC, as General Partner

By:
Name: J. Richard Gist
Title: Authorized Person

WESTERN MINERAL DEVELOPMENT, LLC

By:
`	Name: J. Richard Gist
Title: Authorized Person

WESTERN LAND COMPANY, LLC

By:
Name: J. Richard Gist
Title: Authorized Person

WESTERN DIAMOND, LLC

By:
Name: J. Richard Gist
Title: Authorized Person

EXHIBIT 1.1(I)(1)(a)
FORM OF
REGULATED SUBSTANCES CERTIFICATE AND INDEMNITY AGREEMENT
(REVOLVER)
     THIS REGULATED SUBSTANCES CERTIFICATE AND INDEMNITY AGREEMENT (REVOLVER), dated as of the 9th day of February, 2011 (as amended, restated, supplemented or modified from time to time, the “Indemnity”), is given, made and entered into by EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A BORROWER AND EACH OF THE OTHER PERSONS WHICH BECOME BORROWERS HEREUNDER FROM TIME TO TIME (each a “Borrower” and collectively, the “Borrowers”), EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A GUARANTOR AND EACH OF THE OTHER PERSONS WHICH BECOME GUARANTORS HEREUNDER FROM TIME TO TIME (each a “Guarantor” and collectively, the “Guarantors”) (the Borrowers and the Guarantors collectively are referred to herein as the “Loan Parties” and each individually as a “Loan Party”, and PNC BANK, NATIONAL ASSOCIATION, as the administrative agent for itself and the other Revolver Lenders under the Credit Agreement described below (the “Administrative Agent”).
RECITALS
     A. Reference is made to that certain Credit Agreement, dated as of even date herewith, by and among, inter alia, Administrative Agent, Borrowers, the Guarantors party thereto, and the Lenders party thereto, as the same may be supplemented, amended, restated, refinanced, replaced or modified from time to time (the “Credit Agreement”).
     B. Pursuant to the Credit Agreement, the Revolver Lenders (as defined in the Credit Agreement) have agreed to make certain loans to the Revolver Borrowers (as defined in the Credit Agreement) (the “Revolving Credit Loans”) and to continue to grant other financial accommodations to the Revolver Borrowers, which Revolving Credit Loans and other financial accommodations are to be secured by, among other things, various mortgages encumbering certain Real Property of the Loan Parties in favor of the Administrative Agent for the ratable benefit of the Revolver Lenders (each of the said various mortgages and other security documents encumbering the Real Property, together with all amendments, modifications, consolidations, increases, supplements and spreaders thereof, being herein collectively called the “Mortgages”).
     C. Pursuant to the Credit Agreement, the Loan Parties have agreed to execute and deliver this Indemnity, and to induce the Administrative Agent and the Revolver Lenders to enter into the Credit Agreement, each Loan Party has agreed to enter into this Indemnity in favor of the Administrative Agent for the ratable benefit of the Revolver Lenders.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, each Loan Party hereby covenants, warrants, represents and agrees as follows:
     1. Definitions.
     1.1 All capitalized terms used herein but not otherwise defined herein shall have the meaning given such terms in the Credit Agreement. The following term shall have the following meaning unless the context hereof otherwise clearly requires:
     1.2 “Contamination” shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Real Property, which pursuant to Environmental Laws requires notification or reporting to any national, federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.
     1.3 “Regulated Substances” shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a “hazardous substance,” “toxic chemical,” “toxic substance,” “toxic waste,” “hazardous waste,” “special handling waste,” “industrial waste,” “residual waste,” “solid waste,” “municipal waste,” “mixed waste,” “infectious waste,” “chemotherapeutic waste,” “medical waste,” “regulated substance” or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws.
     1.4 “Responsible Officer” means with respect to any Loan Party other than limited partnerships, the Chief Executive Officer, President, Chief Financial Officer, Manager or Controller of such Loan Party, or with respect to any Loan Party that is a limited partnership, the General Partner of such Loan Party (acting through its Authorized Officer if such General Partner is a Loan Party), or such other individuals, designated by written notice to the Administrative Agent from any Loan Party, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder.
     2. Representations and Warranties. The Loan Parties, each for themselves respectively, and as applicable to each such Loan Party’s ownership, occupation or leasing of or conducting operations and activities at any Real Property, hereby reaffirm the representations and warranties set forth in Section 6.1.14 of the Credit Agreement.
     3. Environmental Covenants.
     (a) Each Loan Party, for themselves respectively, and as applicable to each such Loan Party’s ownership, occupation or leasing of or conducting operations and activities at any Real Property, shall keep the Real Property free of Regulated Substances and Contamination and shall remove, or cause their lessees to remove, all Regulated Substances and Contamination which are

2

     now or at any time in the future in or on the Real Property, irrespective of the source thereof, except to the extent that such Regulated Substances are present on or stored and/or used substantially in compliance with Environmental Laws. Each Loan Party, for themselves respectively, and as applicable to each such Loan Party’s ownership, occupation or leasing of or conducting operations and activities at any Real Property, shall not suffer or permit the Real Property to be used to generate, manufacture, refine, transport, treat, dispose of, transfer, produce or process Regulated Substances in violation of Environmental Laws; provided, that it shall not be deemed to be a violation of this Section 3(a) unless or until any failure to comply with any applicable Environmental Law would result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which, considered either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
     (b) Each Loan Party, for themselves respectively, and as applicable to each such Loan Party’s ownership, occupation or leasing of or conducting operations and activities at any Real Property, shall immediately, upon their respective Responsible Officer having knowledge of any of the following, notify the Agent for the benefit of Revolver Lenders in writing upon the occurrence of:
     (i) the release of any Regulated Substance or Contamination on or about the Real Property in violation of Environmental Laws that could reasonably be expected to result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which, considered either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;
     (ii) any violation affecting the Real Property of any Environmental Laws, if such violation is reasonably likely to result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which, considered either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change; and
     (iii) any liability arising in any manner out of Environmental Laws or any claim or claims made against or the Real Property relating to damage, contribution, cost of recovery, compensation, loss or injury resulting from any Regulated Substance or Contamination affecting the Real Property if such claim or series of claims, when considered either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
     (c) Except as otherwise disclosed in written reports delivered to the Administrative Agent prior to the date hereof, the Loan Parties certify that, as of the date of this Indemnity, to their knowledge, no report, analysis, study or other document prepared by or for any Person exists which identifies any Regulated Substances or Contamination as being located upon or as being released or discharged from the Real Property which, considered either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
     (d) The Loan Parties, at their sole expense and for themselves respectively, and as applicable to each such Loan Party’s ownership, occupation or leasing of or conducting operations and activities at any Real Property, shall, or shall cause the tenants of the Real

3

Property to, conduct and complete all investigations, studies, sampling and testing and all removal and other actions necessary to clean up and remove all Regulated Substances and Contamination on, under, from or affecting any of the Real Property in accordance with all Environmental Laws; provided, however that it shall not be deemed to be a violation of this Section 3(d) unless or until any failure to conduct and complete all investigations, studies, sampling and testing and all removal and other actions is reasonably likely to result in fines, penalties, remediation costs or other similar liabilities which, considered either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
     4. Indemnity.
     (a) The Loan Parties shall indemnify, defend and hold harmless the Administrative Agent, the other Revolver Lenders and their employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements or damages of whatever kind or nature and associated reasonable costs or expenses, including reasonable attorneys’ fees, fees of environmental consultants and laboratory fees, known or unknown, contingent or otherwise (collectively, “Indemnified Matters”), arising out of or in any way related to the following matters:
     (i) the presence, disposal, release or threatened release of any Regulated Substances or Contamination on, over, under, from or affecting the Real Property or the soil, water, vegetation, buildings, personal Real Property, persons or animals thereon;
     (ii) any personal injury (including wrongful death) or Real Property damage (real or personal) arising out of or related to such Regulated Substances or Contamination;
     (iii) any lawsuit brought or threatened, settlement reached or governmental order relating to such Regulated Substances or Contamination with respect to the Real Property;
     (iv) any violation of Environmental Laws; and/or
     (v) the breach of any warranty, representation or covenant of any Loan Party contained in this Indemnity.
     (b) The liability covered by this Section 4 shall include, but not be limited to, losses sustained by the Administrative Agent and the other Revolver Lenders and/or their successors and assigns for (i) diminution in value of the Real Property resulting from matters covered by this Indemnity, (ii) amounts arising out of personal injury or death claims with respect to the matters covered by this Indemnity, (iii) amounts charged for any environmental or Contamination or Regulated Substances cleanup costs and expenses, liens or other such charges or impositions, (iv) payment for reasonable attorneys’ fees and disbursements, expert witness fees, court costs, environmental tests and design studies in connection with the matters covered by this Indemnity, and (v) any other amounts reasonably expended by the Administrative Agent and the other Revolver Lenders and their successors and assigns with respect to matters covered by this

4

Indemnity Notwithstanding anything to the contrary contained herein, the liability of the Loan Parties under this Section 4, (A) with respect to diminution in value of the Real Property, shall be limited to the diminution in value of the Real Property in its use by the Loan Parties in their mining operations and (B) with respect to environmental or Contamination or Regulated Substances cleanup costs and expenses, shall be limited to the costs and expenses for cleanup of the Real Property so that it is suitable for use in mining operations and in compliance with all Environmental Laws (including without limitation, any permanent reclamation or water treatment resulting from the operations of the Loan Parties or their predecessors).
     5. Each Loan Party’s Obligation to Deliver Real Property. Each Loan Party agrees for themselves respectively, and as applicable to each such Loan Party’s ownership, occupation or leasing of or conducting operations and activities at any Real Property that, in the event any Mortgage is foreclosed (whether judicially or by power of sale) or any such Loan Party tenders a deed in lieu of foreclosure or any such Loan Party otherwise voluntarily or involuntarily conveys possession of or title to the Real Property, such Loan Party shall deliver the Real Property or any parcel comprising such portion of the Real Property to the Administrative Agent free of any and all Regulated Substances or Contamination which violate any applicable Environmental Laws affecting the Real Property. The obligations of each Loan Party as set forth in this paragraph are strictly for the benefit of the Administrative Agent and the other Revolver Lenders and any successors and assigns of the Administrative Agent and the other Revolver Lenders as holders of any portion of the Obligations and shall not in any way impair or affect the Administrative Agent’s and/or the other Revolver Lenders’ right to foreclose against any parcel comprising a portion of the Real Property.
     6. The Administrative Agent’s and/or Revolver Lenders’ Rights Under This Indemnity. The rights of the Administrative Agent and the other Revolver Lenders under this Indemnity shall be in addition to all rights of the Administrative Agent and/or the other Revolver Lenders under the Mortgages, the Credit Agreement, and any other Loan Documents. Any default by any Loan Party under this Indemnity (including without limitation any breach of any representation, warranty or covenant made by any Loan Party in this Indemnity) shall, at the Administrative Agent’s option, constitute an Event of Default under Section 9.1 of the Credit Agreement, subject to the cure right specified in Section 9.1.4 thereof.
     7. The Administrative Agent’s and/or the Revolver Lenders’ Right to Cure. In addition to the other remedies provided to the Administrative Agent and/or the other Revolver Lenders in the Credit Agreement, the Mortgages, and the other Loan Documents, should any Loan Party fail to abide by the terms and covenants of this Indemnity, the Administrative Agent on behalf of the Revolver Lenders and/or the Revolver Lenders may, should they elect to do so in order to protect their security interest, cause the removal, remediation or cleanup of any Regulated Substances or Contamination located on the Real Property and repair and remedy any damage to the Real Property caused by the Regulated Substances or Contamination or any such removal, remediation or cleanup, as necessary to assure substantial compliance with all applicable Environmental Laws. In such event, all funds expended by the Administrative Agent on behalf of the Revolver Lenders and/or the Revolver Lenders in connection with the removal of such Regulated Substances or Contamination or the cleanup of such Regulated Substances or Contamination, including but not limited to all reasonable attorneys’ fees, engineering fees,

5

consultant fees and similar charges, shall become a part of the obligation secured by the Mortgages and shall be due and payable by each of the Loan Parties on demand. Each disbursement made by the Administrative Agent and/or the other Revolver Lenders pursuant to this provision shall bear interest at the highest rate then applicable following the occurrence of an Event of Default under the terms of the Credit Agreement, until Payment in Full. The Borrowers and each of the other Loan Parties shall permit the Administrative Agent, the other Revolver Lenders, and their agents and employees access to its respective Real Property (or in the case of the Borrowers any and all Properties) for any purpose consistent with this provision.
     8. The Administrative Agent’s Right to Conduct an Investigation. In the event the Revolver Lenders shall have reasonable cause to suspect that any Loan Party has failed to comply with the terms of this Indemnity, the Administrative Agent may obtain one or more environmental audits of the Real Property, at any Loan Party’s sole expense. The nature and scope of the environmental audits shall be determined by the Administrative Agent in its judgment. Each Loan Party shall permit the Administrative Agent for the benefit of the Revolver Lenders and the Administrative Agent’s agents and employees access to the Real Property for the purpose of conducting the environmental audit and shall otherwise cooperate and provide such additional information as may be requested by the Administrative Agent or the Administrative Agent’s agents and employees. In the event any Loan Party fails to pay in accordance with this Section 8 for the cost of any such environmental audit, the Revolver Lenders may pay for same. Each such payment made by the Revolver Lenders shall become a part of the indebtedness secured by the Mortgages, shall be due and payable upon demand and shall bear interest at the highest rate then applicable following the occurrence of an Event of Default under the terms of the Credit Agreement, until Payment in Full.
     9. Scope of Liability. The liability under this Indemnity shall in no way be limited or impaired by (a) any extension of time for performance required by the Credit Agreement or any of the Loan Documents, (b) any exculpatory provisions in any of the Loan Documents limiting the Administrative Agent’s and/or the Revolver Lenders’ recourse, (c) the accuracy or inaccuracy of the representations and warranties made by any Loan Party or any other obligor under the Credit Agreement or any of the Loan Documents, (d) the release of any Loan Party or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, the Administrative Agent’s and/or the Revolver Lenders’ voluntary act or otherwise, (e) the release or substitution, in whole or in part, of any security for any Loan Party’s obligations or (f) the Administrative Agent’s failure to record any of the Mortgages or file any UCC financing statements (or the Administrative Agent’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for any Loan Party’s obligations; and, in any such case, whether with or without notice to any Loan Party or other Person and with or without consideration. The indemnity provided in Section 4 above shall survive (i) any sale, assignment or foreclosure of any of the Mortgages or other Loan Documents, the acceptance of a deed in lieu of foreclosure or trustee’s sale, or any sale or transfer of all or part of the possession of or title to the Real Property, or (ii) the discharge of any of the other Loan Documents and/or the reconveyance or release of any of the Mortgages.

6

     10. Preservation of Rights. No delay on the Administrative Agent’s and/or the Revolver Lenders’ part in exercising any right, power or privilege under this Indemnity shall operate as a waiver of any such privilege, power or right.
     11. Notices. All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when sent by registered or certified mail to any Loan Party or the Administrative Agent and/or the Revolver Lenders as provided in Section 11.5 [Notices; Effectiveness; Electronic Communications] of the Credit Agreement.
     12. Changes in Writing. No provision of this Indemnity may be changed, waived, discharged or terminated orally, by telephone or by any other means, except by an instrument in writing signed by all parties hereto.
     13. Joint and Several Obligations. With respect to the obligations of each Loan Party in connection with this Indemnity, each Borrower and each Guarantor are jointly and severally liable hereunder. Any party liable upon or in respect of this Indemnity or any obligations under any of the other Loan Documents may be released without affecting the liability of any party not so released.
     14. Survival. The obligations of each of the Loan Parties under Section 4 of this Indemnity shall survive any judicial foreclosure, foreclosure by power of sale, deed in lieu of foreclosure, transfer of possession of or title to the Real Property by any Loan Party or Revolver Lenders and payment of the Obligations in full.
     15. Severability. In the event any one or more of the provisions contained in this Indemnity should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions, or any portions thereof, shall not in any way be affected or impaired thereby.
     16. Governing Law and Jurisdiction. This Indemnity and the rights and obligations of the parties hereunder shall in all respects be governed by, construed and enforced in accordance with the governing laws as set forth in the Credit Agreement; provided, however, that the applicable federal, state and local Environmental Laws of the jurisdiction in which the Real Property is situated shall govern the Loan Parties’ obligations with respect to compliance with Environmental Laws. Each of the Loan Parties and the Administrative Agent hereby irrevocably submit to the personal jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, over any action or proceeding arising out of or relating to this Indemnity.
     17. Construction. Unless the context of this Indemnity otherwise clearly requires, the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Indemnity and are incorporated herein by reference.

7

     18. Counterparts. This Indemnity may be executed in any one or more counterparts, each of which shall be deemed an original document and all of which shall be deemed the same document.
     19. WAIVER OF JURY TRIAL.
     EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE BASED UPON OR RELATING TO THIS INDEMNITY, THE SUBJECT MATTER OF THIS INDEMNITY, ANY DOCUMENTS EXECUTED IN CONNECTIONS WITH THIS INDEMNITY OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE PARTIES HERETO AND EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT NEITHER THE OTHER PARTIES HERETO NOR ANY PERSON ACTING ON BEHALF OF ANY OF THEM HAS OR HAVE MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH OF THE PARTIES HERETO FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS INDEMNITY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED BY ITS OWN FREE WILL AND THAT EACH OF THE PARTIES TO THIS INDEMNITY HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. EACH OF THE PARTIES TO THIS INDEMNITY FURTHER ACKNOWLEDGES THAT IT HAS READ AND THAT IT FULLY UNDERSTAND THE MEANING OF THIS PROVISION.
     20. The parties agree that in the event of any conflict between the provisions of this Indemnity and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall control. Notwithstanding any provision in this Indemnity to the contrary, the parties and signatories hereto acknowledge and agree that any and all rights, powers, privileges, duties, responsibilities, liabilities and/or obligations (including but not limited to the right to grant or withhold consent and the right to act or refrain from acting), whether discretionary or mandatory, are and shall be exercised by the Administrative Agent solely in accordance with the terms and conditions of the Credit Agreement, and subject further to the rights of the Administrative Agent to require officers’ certificate(s), opinion(s) and advice from counsel, accountants, appraisers and other third parties, advancement of expenses and/or assurances of indemnity satisfactory to the Administrative Agent.
[SIGNATURE PAGES FOLLOW]

8

[SIGNATURE PAGE 1 OF 4 REGULATED SUBSTANCES
CERTIFICATE AND INDEMNITY AGREEMENT (REVOLVER)]
     WITNESS the due execution hereof as of the day and year first above written with the intent that it constitute a sealed instrument.

BORROWERS:

ARMSTRONG COAL COMPANY, INC.

By:
Name:	J. Richard Gist
Title:	Authorized Person

ARMSTRONG LAND COMPANY, LLC, as Revolver Borrower and Term Guarantor

By:
Name:	J. Richard Gist
Title:	Authorized Person

ELK CREEK, L.P., as Term Borrower and Revolver Guarantor

By: Elk Creek GP, LLC, as General Partner

By:
Name:	J. Richard Gist
Title:	Authorized Person

WESTERN MINERAL DEVELOPMENT, LLC, as Term Borrower and Revolver Guarantor

By:
Name:	J. Richard Gist
Title:	Authorized Person

[SIGNATURE PAGE 2 OF 4 REGULATED SUBSTANCES
CERTIFICATE AND INDEMNITY AGREEMENT (REVOLVER)]

WESTERN DIAMOND LLC, as Term Borrower and Revolver Guarantor

By:
Name:	J. Richard Gist
Title:	Authorized Person

WESTERN LAND COMPANY, LLC, as Term Borrower and Revolver Guarantor

By:
Name:	J. Richard Gist
Title:	Authorized Person

GUARANTORS:

ARMSTRONG ENERGY, INC.

By:
Name:	J. Richard Gist
Title:	Authorized Person

ARMSTRONG RESOURCES HOLDINGS,LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

[SIGNATURE PAGE 3 OF 4 REGULATED SUBSTANCES
CERTIFICATE AND INDEMNITY AGREEMENT (REVOLVER)]

CERALVO HOLDINGS, LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

ELK CREEK GP, LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

ELK CREEK OPERATING GP, LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

ELK CREEK OPERATING, L.P.

By: Elk Creek Operating GP, LLC, as General Partner

By:
Name:	J. Richard Gist
Title:	Authorized Person

[SIGNATURE PAGE 4 OF 4 REGULATED SUBSTANCES
CERTIFICATE AND INDEMNITY AGREEMENT (REVOLVER)]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:	Richard C. Munsick
Title:	Senior Vice President

EXHIBIT 1.1(I)(1)(b)
FORM OF
REGULATED SUBSTANCES CERTIFICATE AND INDEMNITY AGREEMENT
(TERM)
     THIS REGULATED SUBSTANCES CERTIFICATE AND INDEMNITY AGREEMENT (TERM), dated as of the 9th day of February, 2011 (as amended, restated, supplemented or modified from time to time, the “Indemnity”), is given, made and entered into by EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A BORROWER AND EACH OF THE OTHER PERSONS WHICH BECOME BORROWERS HEREUNDER FROM TIME TO TIME (each a “Borrower” and collectively, the “Borrowers”), EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A GUARANTOR AND EACH OF THE OTHER PERSONS WHICH BECOME GUARANTORS HEREUNDER FROM TIME TO TIME (each a “Guarantor” and collectively, the “Guarantors”) (the Borrowers and the Guarantors collectively are referred to herein as the “Loan Parties” and each individually as a “Loan Party”, and PNC BANK, NATIONAL ASSOCIATION, as the administrative agent for itself and the other Term Lenders under the Credit Agreement described below (the “Administrative Agent”).
RECITALS
     A. Reference is made to that certain Credit Agreement, dated as of even date herewith, by and among, inter alia, Administrative Agent, Borrowers, the Guarantors party thereto, and the Lenders party thereto, as the same may be supplemented, amended, restated, refinanced, replaced or modified from time to time (the “Credit Agreement”).
     B. Pursuant to the Credit Agreement, the Term Lenders (as defined in the Credit Agreement) have agreed to make certain loans to the Term Borrowers (as defined in the Credit Agreement) (the “Term Loans”) and to continue to grant other financial accommodations to the Term Borrowers, which Term Loans and other financial accommodations are to be secured by, among other things, various mortgages encumbering certain Real Property of the Loan Parties in favor of the Administrative Agent for the ratable benefit of the Term Lenders (each of the said various mortgages and other security documents encumbering the Real Property, together with all amendments, modifications, consolidations, increases, supplements and spreaders thereof, being herein collectively called the “Mortgages”).
     C. Pursuant to the Credit Agreement, the Loan Parties have agreed to execute and deliver this Indemnity, and to induce the Administrative Agent and the Term Lenders to enter into the Credit Agreement, each Loan Party has agreed to enter into this Indemnity in favor of the Administrative Agent for the ratable benefit of the Term Lenders.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, each Loan Party hereby covenants, warrants, represents and agrees as follows:
     1. Definitions.
     1.1 All capitalized terms used herein but not otherwise defined herein shall have the meaning given such terms in the Credit Agreement. The following term shall have the following meaning unless the context hereof otherwise clearly requires:
     1.2 “Contamination” shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Real Property, which pursuant to Environmental Laws requires notification or reporting to any national, federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.
     1.3 “Regulated Substances” shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a “hazardous substance,” “toxic chemical,” “toxic substance,” “toxic waste,” “hazardous waste,” “special handling waste,” “industrial waste,” “residual waste,” “solid waste,” “municipal waste,” “mixed waste,” “infectious waste,” “chemotherapeutic waste,” “medical waste,” “regulated substance” or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws.
     1.4 “Responsible Officer” means with respect to any Loan Party other than limited partnerships, the Chief Executive Officer, President, Chief Financial Officer, Manager or Controller of such Loan Party, or with respect to any Loan Party that is a limited partnership, the General Partner of such Loan Party (acting through its Authorized Officer if such General Partner is a Loan Party), or such other individuals, designated by written notice to the Administrative Agent from any Loan Party, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder.
     2. Representations and Warranties. The Loan Parties, each for themselves respectively, and as applicable to each such Loan Party’s ownership, occupation or leasing of or conducting operations and activities at any Real Property, hereby reaffirm the representations and warranties set forth in Section 6.1.14 of the Credit Agreement.
     3. Environmental Covenants.
     (a) Each Loan Party, for themselves respectively, and as applicable to each such Loan Party’s ownership, occupation or leasing of or conducting operations and activities at any Real Property, shall keep the Real Property free of Regulated Substances and Contamination and shall remove, or cause their lessees to remove, all Regulated Substances and Contamination which are

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now or at any time in the future in or on the Real Property, irrespective of the source thereof, except to the extent that such Regulated Substances are present on or stored and/or used substantially in compliance with Environmental Laws. Each Loan Party, for themselves respectively, and as applicable to each such Loan Party’s ownership, occupation or leasing of or conducting operations and activities at any Real Property, shall not suffer or permit the Real Property to be used to generate, manufacture, refine, transport, treat, dispose of, transfer, produce or process Regulated Substances in violation of Environmental Laws; provided, that it shall not be deemed to be a violation of this Section 3(a) unless or until any failure to comply with any applicable Environmental Law would result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which, considered either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
     (b) Each Loan Party, for themselves respectively, and as applicable to each such Loan Party’s ownership, occupation or leasing of or conducting operations and activities at any Real Property, shall immediately, upon their respective Responsible Officer having knowledge of any of the following, notify the Agent for the benefit of Term Lenders in writing upon the occurrence of:
     (i) the release of any Regulated Substance or Contamination on or about the Real Property in violation of Environmental Laws that could reasonably be expected to result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which, considered either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;
     (ii) any violation affecting the Real Property of any Environmental Laws, if such violation is reasonably likely to result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which, considered either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change; and
     (iii) any liability arising in any manner out of Environmental Laws or any claim or claims made against or the Real Property relating to damage, contribution, cost of recovery, compensation, loss or injury resulting from any Regulated Substance or Contamination affecting the Real Property if such claim or series of claims, when considered either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
     (c) Except as otherwise disclosed in written reports delivered to the Administrative Agent prior to the date hereof, the Loan Parties certify that, as of the date of this Indemnity, to their knowledge, no report, analysis, study or other document prepared by or for any Person exists which identifies any Regulated Substances or Contamination as being located upon or as being released or discharged from the Real Property which, considered either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
     (d) The Loan Parties, at their sole expense and for themselves respectively, and as applicable to each such Loan Party’s ownership, occupation or leasing of or conducting operations and activities at any Real Property, shall, or shall cause the tenants of the Real

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Property to, conduct and complete all investigations, studies, sampling and testing and all removal and other actions necessary to clean up and remove all Regulated Substances and Contamination on, under, from or affecting any of the Real Property in accordance with all Environmental Laws; provided, however that it shall not be deemed to be a violation of this Section 3(d) unless or until any failure to conduct and complete all investigations, studies, sampling and testing and all removal and other actions is reasonably likely to result in fines, penalties, remediation costs or other similar liabilities which, considered either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
     4. Indemnity.
     (a) The Loan Parties shall indemnify, defend and hold harmless the Administrative Agent, the other Term Lenders and their employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements or damages of whatever kind or nature and associated reasonable costs or expenses, including reasonable attorneys’ fees, fees of environmental consultants and laboratory fees, known or unknown, contingent or otherwise (collectively, “Indemnified Matters”), arising out of or in any way related to the following matters:
     (i) the presence, disposal, release or threatened release of any Regulated Substances or Contamination on, over, under, from or affecting the Real Property or the soil, water, vegetation, buildings, personal Real Property, persons or animals thereon;
     (ii) any personal injury (including wrongful death) or Real Property damage (real or personal) arising out of or related to such Regulated Substances or Contamination;
     (iii) any lawsuit brought or threatened, settlement reached or governmental order relating to such Regulated Substances or Contamination with respect to the Real Property;
     (iv) any violation of Environmental Laws; and/or
     (v) the breach of any warranty, representation or covenant of any Loan Party contained in this Indemnity.
     (b) The liability covered by this Section 4 shall include, but not be limited to, losses sustained by the Administrative Agent and the other Term Lenders and/or their successors and assigns for (i) diminution in value of the Real Property resulting from matters covered by this Indemnity, (ii) amounts arising out of personal injury or death claims with respect to the matters covered by this Indemnity, (iii) amounts charged for any environmental or Contamination or Regulated Substances cleanup costs and expenses, liens or other such charges or impositions, (iv) payment for reasonable attorneys’ fees and disbursements, expert witness fees, court costs, environmental tests and design studies in connection with the matters covered by this Indemnity, and (v) any other amounts reasonably expended by the Administrative Agent and the other Term Lenders and their successors and assigns with respect to matters covered by this Indemnity.

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Notwithstanding anything to the contrary contained herein, the liability of the Loan Parties under this Section 4, (A) with respect to diminution in value of the Real Property, shall be limited to the diminution in value of the Real Property in its use by the Loan Parties in their mining operations and (B) with respect to environmental or Contamination or Regulated Substances cleanup costs and expenses, shall be limited to the costs and expenses for cleanup of the Real Property so that it is suitable for use in mining operations and in compliance with all Environmental Laws (including without limitation, any permanent reclamation or water treatment resulting from the operations of the Loan Parties or their predecessors).
     5. Each Loan Party’s Obligation to Deliver Real Property. Each Loan Party agrees for themselves respectively, and as applicable to each such Loan Party’s ownership, occupation or leasing of or conducting operations and activities at any Real Property that, in the event any Mortgage is foreclosed (whether judicially or by power of sale) or any such Loan Party tenders a deed in lieu of foreclosure or any such Loan Party otherwise voluntarily or involuntarily conveys possession of or title to the Real Property, such Loan Party shall deliver the Real Property or any parcel comprising such portion of the Real Property to the Administrative Agent free of any and all Regulated Substances or Contamination which violate any applicable Environmental Laws affecting the Real Property. The obligations of each Loan Party as set forth in this paragraph are strictly for the benefit of the Administrative Agent and the other Term Lenders and any successors and assigns of the Administrative Agent and the other Term Lenders as holders of any portion of the Obligations and shall not in any way impair or affect the Administrative Agent’s and/or the other Term Lenders’ right to foreclose against any parcel comprising a portion of the Real Property.
     6. The Administrative Agent’s and/or Term Lenders’ Rights Under This Indemnity. The rights of the Administrative Agent and the other Term Lenders under this Indemnity shall be in addition to all rights of the Administrative Agent and/or the other Term Lenders under the Mortgages, the Credit Agreement, and any other Loan Documents. Any default by any Loan Party under this Indemnity (including without limitation any breach of any representation, warranty or covenant made by any Loan Party in this Indemnity) shall, at the Administrative Agent’s option, constitute an Event of Default under Section 9.1 of the Credit Agreement, subject to the cure right specified in Section 9.1.4 thereof.
     7. The Administrative Agent’s and/or the Term Lenders’ Right to Cure. In addition to the other remedies provided to the Administrative Agent and/or the other Term Lenders in the Credit Agreement, the Mortgages, and the other Loan Documents, should any Loan Party fail to abide by the terms and covenants of this Indemnity, the Administrative Agent on behalf of the Term Lenders and/or the Term Lenders may, should they elect to do so in order to protect their security interest, cause the removal, remediation or cleanup of any Regulated Substances or Contamination located on the Real Property and repair and remedy any damage to the Real Property caused by the Regulated Substances or Contamination or any such removal, remediation or cleanup, as necessary to assure substantial compliance with all applicable Environmental Laws. In such event, all funds expended by the Administrative Agent on behalf of the Term Lenders and/or the Term Lenders in connection with the removal of such Regulated Substances or Contamination or the cleanup of such Regulated Substances or Contamination, including but not limited to all reasonable attorneys’ fees, engineering fees, consultant fees and similar charges,

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shall become a part of the obligation secured by the Mortgages and shall be due and payable by each of the Loan Parties on demand. Each disbursement made by the Administrative Agent and/or the other Term Lenders pursuant to this provision shall bear interest at the highest rate then applicable following the occurrence of an Event of Default under the terms of the Credit Agreement, until Payment in Full. The Borrowers and each of the other Loan Parties shall permit the Administrative Agent, the other Term Lenders, and their agents and employees access to its respective Real Property (or in the case of the Borrowers any and all Properties) for any purpose consistent with this provision.
     8. The Administrative Agent’s Right to Conduct an Investigation. In the event the Term Lenders shall have reasonable cause to suspect that any Loan Party has failed to comply with the terms of this Indemnity, the Administrative Agent may obtain one or more environmental audits of the Real Property, at any Loan Party’s sole expense. The nature and scope of the environmental audits shall be determined by the Administrative Agent in its judgment. Each Loan Party shall permit the Administrative Agent for the benefit of the Term Lenders and the Administrative Agent’s agents and employees access to the Real Property for the purpose of conducting the environmental audit and shall otherwise cooperate and provide such additional information as may be requested by the Administrative Agent or the Administrative Agent’s agents and employees. In the event any Loan Party fails to pay in accordance with this Section 8 for the cost of any such environmental audit, the Term Lenders may pay for same. Each such payment made by the Term Lenders shall become a part of the indebtedness secured by the Mortgages, shall be due and payable upon demand and shall bear interest at the highest rate then applicable following the occurrence of an Event of Default under the terms of the Credit Agreement, until Payment in Full.
     9. Scope of Liability. The liability under this Indemnity shall in no way be limited or impaired by (a) any extension of time for performance required by the Credit Agreement or any of the Loan Documents, (b) any exculpatory provisions in any of the Loan Documents limiting the Administrative Agent’s and/or the Term Lenders’ recourse, (c) the accuracy or inaccuracy of the representations and warranties made by any Loan Party or any other obligor under the Credit Agreement or any of the Loan Documents, (d) the release of any Loan Party or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, the Administrative Agent’s and/or the Term Lenders’ voluntary act or otherwise, (e) the release or substitution, in whole or in part, of any security for any Loan Party’s obligations or (f) the Administrative Agent’s failure to record any of the Mortgages or file any UCC financing statements (or the Administrative Agent’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for any Loan Party’s obligations; and, in any such case, whether with or without notice to any Loan Party or other Person and with or without consideration. The indemnity provided in Section 4 above shall survive (i) any sale, assignment or foreclosure of any of the Mortgages or other Loan Documents, the acceptance of a deed in lieu of foreclosure or trustee’s sale, or any sale or transfer of all or part of the possession of or title to the Real Property, or (ii) the discharge of any of the other Loan Documents and/or the reconveyance or release of any of the Mortgages.

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     10. Preservation of Rights. No delay on the Administrative Agent’s and/or the Term Lenders’ part in exercising any right, power or privilege under this Indemnity shall operate as a waiver of any such privilege, power or right.
     11. Notices. All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when sent by registered or certified mail to any Loan Party or the Administrative Agent and/or the Term Lenders as provided in Section 11.5 [Notices; Effectiveness; Electronic Communications] of the Credit Agreement.
     12. Changes in Writing. No provision of this Indemnity may be changed, waived, discharged or terminated orally, by telephone or by any other means, except by an instrument in writing signed by all parties hereto.
     13. Joint and Several Obligations. With respect to the obligations of each Loan Party in connection with this Indemnity, each Borrower and each Guarantor are jointly and severally liable hereunder. Any party liable upon or in respect of this Indemnity or any obligations under any of the other Loan Documents may be released without affecting the liability of any party not so released.
     14. Survival. The obligations of each of the Loan Parties under Section 4 of this Indemnity shall survive any judicial foreclosure, foreclosure by power of sale, deed in lieu of foreclosure, transfer of possession of or title to the Real Property by any Loan Party or Term Lenders and payment of the Obligations in full.
     15. Severability. In the event any one or more of the provisions contained in this Indemnity should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions, or any portions thereof, shall not in any way be affected or impaired thereby.
     16. Governing Law and Jurisdiction. This Indemnity and the rights and obligations of the parties hereunder shall in all respects be governed by, construed and enforced in accordance with the governing laws as set forth in the Credit Agreement; provided, however, that the applicable federal, state and local Environmental Laws of the jurisdiction in which the Real Property is situated shall govern the Loan Parties’ obligations with respect to compliance with Environmental Laws. Each of the Loan Parties and the Administrative Agent hereby irrevocably submit to the personal jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, over any action or proceeding arising out of or relating to this Indemnity.
     17. Construction. Unless the context of this Indemnity otherwise clearly requires, the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Indemnity and are incorporated herein by reference.

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     18. Counterparts. This Indemnity may be executed in any one or more counterparts, each of which shall be deemed an original document and all of which shall be deemed the same document.
     19. WAIVER OF JURY TRIAL.
     EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE BASED UPON OR RELATING TO THIS INDEMNITY, THE SUBJECT MATTER OF THIS INDEMNITY, ANY DOCUMENTS EXECUTED IN CONNECTIONS WITH THIS INDEMNITY OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE PARTIES HERETO AND EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT NEITHER THE OTHER PARTIES HERETO NOR ANY PERSON ACTING ON BEHALF OF ANY OF THEM HAS OR HAVE MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH OF THE PARTIES HERETO FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS INDEMNITY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED BY ITS OWN FREE WILL AND THAT EACH OF THE PARTIES TO THIS INDEMNITY HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. EACH OF THE PARTIES TO THIS INDEMNITY FURTHER ACKNOWLEDGES THAT IT HAS READ AND THAT IT FULLY UNDERSTAND THE MEANING OF THIS PROVISION.
     20. The parties agree that in the event of any conflict between the provisions of this Indemnity and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall control. Notwithstanding any provision in this Indemnity to the contrary, the parties and signatories hereto acknowledge and agree that any and all rights, powers, privileges, duties, responsibilities, liabilities and/or obligations (including but not limited to the right to grant or withhold consent and the right to act or refrain from acting), whether discretionary or mandatory, are and shall be exercised by the Administrative Agent solely in accordance with the terms and conditions of the Credit Agreement, and subject further to the rights of the Administrative Agent to require officers’ certificate(s), opinion(s) and advice from counsel, accountants, appraisers and other third parties, advancement of expenses and/or assurances of indemnity satisfactory to the Administrative Agent.
[SIGNATURE PAGES FOLLOW]

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[SIGNATURE PAGE 1 OF 4 REGULATED SUBSTANCES
CERTIFICATE AND INDEMNITY AGREEMENT (TERM)]
     WITNESS the due execution hereof as of the day and year first above written with the intent that it constitute a sealed instrument.

BORROWERS:

ARMSTRONG COAL COMPANY, INC.

By:
Name:	J. Richard Gist
Title:	Authorized Person

ARMSTRONG LAND COMPANY, LLC, as
Revolver Borrower and Term Guarantor

By:
Name:	J. Richard Gist
Title:	Authorized Person

ELK CREEK, L.P., as Term Borrower and
Revolver Guarantor

By:	Elk Creek GP, LLC, as General Partner

By:
Name:	J. Richard Gist
Title:	Authorized Person

WESTERN MINERAL DEVELOPMENT, LLC,
as Term Borrower and Revolver Guarantor

By:
Name:	J. Richard Gist
Title:	Authorized Person

[SIGNATURE PAGE 2 OF 4 REGULATED SUBSTANCES CERTIFICATE AND
INDEMNITY AGREEMENT (TERM)]

WESTERN DIAMOND LLC, as Term Borrower
and Revolver Guarantor

By:
Name:	J. Richard Gist
Title:	Authorized Person

WESTERN LAND COMPANY, LLC, as Term
Borrower and Revolver Guarantor

By:
Name:	J. Richard Gist
Title:	Authorized Person

GUARANTORS:
ARMSTRONG ENERGY, INC.

By:
Name:	J. Richard Gist
Title:	Authorized Person

ARMSTRONG RESOURCES HOLDINGS,
LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

[SIGNATURE PAGE 3 OF 4 REGULATED SUBSTANCES
CERTIFICATE AND INDEMNITY AGREEMENT (TERM)]

CERALVO HOLDINGS, LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

ELK CREEK GP, LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

ELK CREEK OPERATING GP, LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

ELK CREEK OPERATING, L.P.

By:	Elk Creek Operating GP, LLC, as General
Partner

By:
Name:	J. Richard Gist
Title:	Authorized Person

[SIGNATURE PAGE 4 OF 4 REGULATED SUBSTANCES
CERTIFICATE AND INDEMNITY AGREEMENT (TERM)]

PNC BANK, NATIONAL ASSOCIATION, as
Administrative Agent

By:
Name:	Richard C. Munsick
Title:	Senior Vice President

EXHIBIT 1.1(2)
FORM OF
INTERCOMPANY SUBORDINATION AGREEMENT
     THIS INTERCOMPANY SUBORDINATION AGREEMENT is dated as of February 9, 2011 and is made by and among ARMSTRONG COAL COMPANY, INC., a Delaware corporation, ARMSTRONG LAND COMPANY, LLC, a Delaware limited liability company ELK CREEK, L.P., a Delaware limited partnership, WESTERN MINERAL DEVELOPMENT, LLC, a Delaware limited liability company, WESTERN DIAMOND LLC, a Nevada limited liability company, WESTERN LAND COMPANY, LLC, a Kentucky limited liability company (each a “Borrower” and collectively, the “Borrowers”), EACH OF THE GUARANTORS AND EACH OF THE OTHER PERSONS WHICH BECOME GUARANTORS HEREUNDER FROM TIME TO TIME, (the Borrower and each Guarantor being individually referred to herein as a “Company” and collectively as the “Companies”), and PNC BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”), for the Lenders (defined below).
WITNESSETH THAT:
     WHEREAS, each capitalized term used herein shall, unless otherwise defined herein, have the meaning specified in that certain Credit Agreement by and among the Borrowers, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto (the “Lenders”), and the Administrative Agent, dated as of even date hereof (as it may be hereafter amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
     WHEREAS, pursuant to the Credit Agreement and the other Loan Documents referred to and defined in the Credit Agreement, the Lenders intend to make Loans to the Borrowers; and
     WHEREAS, the Companies have or, in the future, may have liabilities, obligations or indebtedness owed to each other (the liabilities, obligations and indebtedness of each of the Companies to any other Company, now existing or hereafter incurred (whether created directly or acquired by assignment or otherwise), and interest and premiums, if any, thereon and other amounts payable in respect thereof and all other obligations and other amounts payable by any Company to any other Company are hereinafter collectively referred to as the “Intercompany Indebtedness”); and
     WHEREAS, the obligations of the Lenders to maintain the Commitments and make Loans to the Borrowers from time to time are subject to the condition, among others, that the Companies subordinate the Intercompany Indebtedness to the Obligations of the Borrowers or any other Company to the Administrative Agent or the Lenders pursuant to the Credit Agreement, the other Loan Documents, any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product (collectively, the “Senior Debt”) in the manner set forth herein.

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:
     1. Intercompany Indebtedness Subordinated to Senior Debt. The recitals set forth above are hereby incorporated by reference. All Intercompany Indebtedness shall be subordinate and subject in right of payment to the prior indefeasible payment in full of all Senior Debt pursuant to the provisions contained herein.
     2. Payment Over of Proceeds Upon Dissolution, Etc. Upon any distribution of assets of any Company in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any such Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of any such Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any marshalling of assets and liabilities of any such Company (a Company distributing assets as set forth herein being referred to in such capacity as a “Distributing Company”), then and in any such event, the Administrative Agent shall be entitled to receive, for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, indefeasible payment in full of all amounts due or to become due (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) on or in respect of any and all Senior Debt before the holder of any Intercompany Indebtedness owed by the Distributing Company is entitled to receive any payment on account of the principal of or interest on such Intercompany Indebtedness, and to that end, the Administrative Agent shall be entitled to receive, for application to the payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Intercompany Indebtedness owed by the Distributing Company in any such case, proceeding, dissolution, liquidation or other winding up event.
     3. No Commencement of Any Proceeding. Each Company agrees that, so long as the Senior Debt shall remain unpaid, it will not commence, or join with any creditor other than the Lenders and the Administrative Agent in commencing, any proceeding referred to in the first paragraph of Section 2 against any other Company that owes it any Intercompany Indebtedness.
     4. Prior Payment of Senior Debt Upon Acceleration of Intercompany Indebtedness. If any portion of the Intercompany Indebtedness owed by any Company becomes or is declared due and payable before its stated terms of repayment, then and in such event the Administrative Agent and the Lenders shall be entitled to receive indefeasible payment in full of all amounts due and to become due on or in respect of the Senior Debt (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) before the holder of any such Intercompany Indebtedness is entitled to receive any payment thereon.
     5. No Payment When Senior Debt in Default. If any Event of Default shall have occurred and be continuing, or such an Event of Default or Potential Default would result from or exist after giving effect to a payment with respect to any portion of the Intercompany

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Indebtedness, unless the Required Lenders shall have consented to or waived the same, so long as any of the Senior Debt shall remain outstanding, no payment shall be made by any Company owing such Intercompany Indebtedness on account of principal or interest on any portion of the Intercompany Indebtedness.
     6. Payment Permitted if No Default. Nothing contained in this Agreement shall prevent any of the Companies, at any time except during the pendency of any of the conditions described in Sections 2, 4 and 5, from making regularly scheduled payments of principal of or interest on any portion of the Intercompany Indebtedness, or the retention thereof by any of the Companies of any money deposited with them for the payment of or on account of the principal of or interest on the Intercompany Indebtedness.
     7. Receipt of Prohibited Payments. If, notwithstanding the foregoing provisions of Sections 2, 4, 5 and 6, a Company that is owed Intercompany Indebtedness by a Distributing Company shall have received any payment or distribution of assets from the Distributing Company of any kind or character, whether in cash, property or securities, then and in such event such payment or distribution shall be held in trust for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, shall be segregated from other funds and property held by such Company, and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of noncash property or securities) for the payment or prepayment of the Senior Debt in accordance with the terms of the Credit Agreement.
     8. Rights of Subrogation. Each Company agrees that no payment or distribution to the Administrative Agent or the Lenders pursuant to the provisions of this Agreement shall entitle it to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been indefeasibly paid in full and the Commitments shall have terminated and the Letters of Credit have expired.
     9. Agreement Solely to Define Relative Rights. The purpose of this Agreement is solely to define the relative rights of the Companies, on the one hand, and the Administrative Agent and the Lenders, on the other hand. Nothing contained in this Agreement is intended to or shall impair, as between any of the Companies and their creditors other than the Administrative Agent and the Lenders, the obligation of the Companies to each other to pay the principal of and interest on the Intercompany Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights among the Companies and their creditors other than the Administrative Agent and the Lenders, nor shall anything herein prevent any of the Companies from exercising all remedies otherwise permitted by applicable Law upon default under any agreement pursuant to which the Intercompany Indebtedness is created, subject to the rights, if any, under this Agreement of the Administrative Agent and the Lenders to receive cash, property or securities otherwise payable or deliverable with respect to the Intercompany Indebtedness.
     10. Instruments Evidencing Intercompany Indebtedness. Each Company shall cause each instrument which now or hereafter evidences all or a portion of the Intercompany Indebtedness to be conspicuously marked as follows:

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     “This instrument is subject to the terms of that certain Intercompany Subordination Agreement dated as of February 9, 2011, in favor of PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders referred to therein, which Intercompany Subordination Agreement is incorporated herein by reference. Notwithstanding any contrary statement contained in the within instrument, no payment on account of the principal thereof or interest thereon shall become due or payable except in accordance with the express terms of the Intercompany Subordination Agreement.”
Each Company will further mark its internal records in such a manner as shall be effective to give proper notice to the effect of this Agreement.
     11. No Implied Waivers of Subordination. No right of the Administrative Agent or any Lender to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Company or by any act or failure to act by the Administrative Agent or any Lender, or by any non-compliance by any Company with the terms, provisions and covenants of any agreement pursuant to which the Intercompany Indebtedness is created, regardless of any knowledge thereof with which the Administrative Agent or any Lender may have or be otherwise charged. Each Company by its acceptance hereof shall agree that, so long as there is Senior Debt outstanding or Commitments in effect under the Credit Agreement, such Company shall not agree to sell, assign, pledge, encumber or otherwise dispose of, or agree to compromise, the obligations of the other Companies with respect to their Intercompany Indebtedness, other than by means of payment of such Intercompany Indebtedness according to its terms, without the prior written consent of the Administrative Agent.
     Without in any way limiting the generality of the foregoing paragraph, the Administrative Agent or any of the Lenders may, at any time and from time to time, without the consent of or notice to the Companies, without incurring responsibility to the Companies and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Companies to the Administrative Agent and the Lenders, do any one or more of the following in accordance with the terms of the Credit Agreement: (i) change the manner, place or terms of payment, or extend the time of payment, renew or alter the Senior Debt or otherwise amend or supplement the Senior Debt or the Loan Documents; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt; (iii) release any person liable in any manner for the payment or collection of the Senior Debt; and (iv) exercise or refrain from exercising any rights against any of the Companies and any other person.
     12. Additional Subsidiaries. The Companies covenant and agree that they shall cause Subsidiaries (other than Excluded Subsidiaries) created or acquired after the date of this Agreement, and any other Subsidiaries required to join this Agreement pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] or otherwise under the Credit Agreement, to execute a Guarantor Joinder in substantially the form of Exhibit 1.1(G)(1) to the Credit Agreement, whereby such Subsidiary joins this Agreement and subordinates all Indebtedness owed to any such Subsidiary by any of the Companies or other Subsidiaries hereafter created or acquired to the Senior Debt.

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     13. Continuing Force and Effect. This Agreement shall continue in force for so long as any portion of the Senior Debt remains unpaid and any Commitments or Letters of Credit under the Credit Agreement remain outstanding, it being contemplated that this Agreement be of a continuing nature.
     14. Modification, Amendments or Waivers. Any and all agreements amending or changing any provision of this Agreement or the rights of the Administrative Agent or the Lenders hereunder, and any and all waivers or consents to Events of Default or other departures from the due performance of the Companies hereunder, shall be made only by written agreement, waiver or consent signed by the Administrative Agent, acting on behalf of all the Lenders, with the written consent of the Required Lenders, any such agreement, waiver or consent made with such written consent being effective to bind all the Lenders.
     15. Expenses. The Companies unconditionally and jointly and severally agree upon demand to pay to the Administrative Agent and the Lenders the amount of any and all out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel) for which reimbursement is customarily obtained, which the Administrative Agent or any of the Lenders may incur in connection with (a) the exercise or enforcement of any of the rights of the Administrative Agent or the Lenders hereunder, or (b) the failure by the Companies to perform or observe any of the provisions hereof.
     16. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
     17. Governing Law. This Agreement shall be a contract under the internal laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York without giving effect to its principles of conflict of laws.
     18. Successors and Assigns. This Agreement shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, and the obligations of the Companies shall be binding upon their respective successors and permitted assigns, provided, that no company may assign or transfer its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void. The duties and obligations of the Companies may not be delegated or transferred by the Companies without the written consent of the Required Lenders and any such delegation or transfer without such consent shall be null and void. Except to the extent otherwise required by the context of this Agreement, the word “Lenders” when used herein shall include, without limitation, any holder of a Note or an assignment of rights therein originally issued to a Lender under the Credit Agreement, and each such holder of a Note or assignment shall have the benefits of this Agreement to the same extent as if such holder had originally been a Lender under the Credit Agreement.
     19. Joint and Several Obligations. Each of the obligations of each and every Company under this Agreement is joint and several. The Administrative Agent and the Lenders,

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or any of them, may, in their sole discretion, elect to enforce this Agreement against any Company without any duty or responsibility to pursue any other Company and such an election by the Administrative Agent and the Lenders, or any of them, shall not be a defense to any action the Administrative Agent and the Lenders, or any of them, may elect to take against any Company. Each of the Lenders and Administrative Agent hereby reserve all right against each Company.
     20. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each Company acknowledges and agrees that a telecopy or electronic transmission to the Administrative Agent or any Lender of the signature page hereof purporting to be signed on behalf of such Company shall constitute effective and binding execution and delivery hereof by such Company.
     21. Attorneys-in-Fact. Each of the Companies hereby authorizes and empowers the Administrative Agent, at its election and in the name of either itself, for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, or in the name of each such Company as is owed Intercompany Indebtedness, to execute and file proofs and documents and take any other action the Administrative Agent may deem advisable to completely protect the Administrative Agent’s and the Lenders’ interests in the Intercompany Indebtedness and their right of enforcement thereof, and to that end each of the Companies hereby irrevocably makes, constitutes and appoints the Administrative Agent, its officers, employees and agents, or any of them, with full power of substitution, as the true and lawful attorney-in-fact and agent of such Company, and with full power for such Company, and in the name, place and stead of such Company for the purpose of carrying out the provisions of this Agreement, and taking any action and executing, delivering, filing and recording any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which power of attorney, being given for security, is coupled with an interest and is irrevocable. Each Company hereby ratifies and confirms, and agrees to ratify and confirm, all action taken by the Administrative Agent, its officers, employees or agents pursuant to the foregoing power of attorney.
     22. Application of Payments. In the event any payments are received by the Administrative Agent under the terms of this Agreement for application to the Senior Debt at any time when the Senior Debt has not been declared due and payable and prior to the date on which it would otherwise become due and payable, such payment shall constitute a voluntary prepayment of the Senior Debt for all purposes under the Credit Agreement.
     23. Remedies. In the event of a breach by any of the Companies in the performance of any of the terms of this Agreement, the Administrative Agent, on behalf of the Lenders, may demand specific performance of this Agreement and seek injunctive relief and may exercise any other remedy available at law or in equity, it being recognized that the remedies of the Administrative Agent on behalf of the Lenders at law may not fully compensate the Administrative Agent on behalf of the Lenders for the damages they may suffer in the event of a breach hereof.

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     24. Consent to Jurisdiction; Waiver of Jury Trial. Each Company hereby irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each Company hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Company hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Company in care of the Process Agent at the Process Agent’s address, and each Company hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Company further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to any Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 24. The Process Agent is Armstrong Coal Company, Inc., with an office on the date hereof as set forth in the Credit Agreement. The Process Agent hereby accepts the appointment of Process Agent by the Companies and agrees to act as Process Agent on behalf of the Companies.
     25. EXCEPT AS PROHIBITED BY LAW, EACH COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY A JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULLEST EXTENT PERMITTED BY LAW.
     26. Notices. All notices, statements, requests and demands and other communications given to or made upon the Companies, the Administrative Agent or the Lenders in accordance with the provisions of this Agreement shall be given or made as provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.
     27. Rules of Construction. The rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Agreement.
[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

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[SIGNATURE PAGE 1 OF 4 INTERCOMPANY SUBORDINATION AGREEMENT]
     WITNESS the due execution hereof as of the day and year first above written with the intent that it constitute a sealed instrument.

BORROWERS: ARMSTRONG COAL COMPANY, INC.
By:			(SEAL)
	Name:	J. Richard Gist
	Title:	Authorized Person

ARMSTRONG LAND COMPANY, LLC
By:			(SEAL)
	Name:	J. Richard Gist
	Title:	Authorized Person

ELK CREEK, L.P.

By: Elk Creek GP, LLC, as General Partner
By:			(SEAL)
	Name:	J. Richard Gist
	Title:	Authorized Person

WESTERN MINERAL DEVELOPMENT, LLC
By:			(SEAL)
	Name:	J. Richard Gist
	Title:	Authorized Person

[SIGNATURE PAGE 2 OF 4 INTERCOMPANY SUBORDINATION AGREEMENT]

WESTERN DIAMOND LLC
By:			(SEAL)
	Name:	J. Richard Gist
	Title:	Authorized Person

WESTERN LAND COMPANY, LLC
By:			(SEAL)
	Name:	J. Richard Gist
	Title:	Authorized Person

GUARANTORS: ARMSTRONG ENERGY, INC.
By:			(SEAL)
	Name:	J. Richard Gist
	Title:	Authorized Person

ARMSTRONG RESOURCES HOLDINGS, LLC
By:			(SEAL)
	Name:	J. Richard Gist
	Title:	Authorized Person

[SIGNATURE PAGE 3 OF 4 INTERCOMPANY SUBORDINATION AGREEMENT]

CERALVO HOLDINGS, LLC
By:			(SEAL)
	Name:	J. Richard Gist
	Title:	Authorized Person

ELK CREEK GP, LLC
By:			(SEAL)
	Name:	J. Richard Gist
	Title:	Authorized Person

ELK CREEK OPERATING GP, LLC
By:			(SEAL)
	Name:	J. Richard Gist
	Title:	Authorized Person

ELK CREEK OPERATING, L.P.

By: Elk Creek Operating GP, LLC, as General Partner
By:			(SEAL)
	Name:	J. Richard Gist
	Title:	Authorized Person

[SIGNATURE PAGE 4 OF 4 INTERCOMPANY SUBORDINATION AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:
	Name:	Richard C. Munsick
	Title:	Senior Vice President

[INSERT PROPERTY HEADER]
__________County, KY
EXHIBIT 1.1(M)(1)
FORM OF MORTGAGE (REVOLVER)
LINE OF CREDIT MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF RENTS AND LEASES, FINANCING STATEMENT,
FIXTURE FILING AND AS-EXTRACTED COLLATERAL FILING (KENTUCKY)
(THIS MORTGAGE SECURES FUTURE ADVANCES)
by and from
[__________________________]
(collectively, the “Mortgagor”),
to
PNC BANK, NATIONAL ASSOCIATION,
a national banking association, not in its individual capacity, but solely as Administrative Agent, pursuant to that certain Credit Agreement, effective as of February 9, 2011, as amended, for the benefit of the Lenders under the Credit Agreement (as all such terms are hereinafter defined),
“Mortgagee”
Dated February 8, 2011; effective as of February  , 2011
County:              ______
State:                  Kentucky
THE ADDRESS OF MORTGAGEE IS:
PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent
249 Fifth Avenue
Pittsburgh, Allegheny County, Pennsylvania 15222-2707
Attention: Richard Munsick, Senior Vice President
NOTE TO RECORDER: THIS MORTGAGE CONSTITUTES A FIXTURE FILING AND COVERS AS-
EXTRACTED COLLATERAL UNDER THE UCC (AS DEFINED HEREIN) AND IS TO BE CROSS-
REFERENCED IN THE RECORDS RELATING TO FIXTURE FILINGS AND AS-EXTRACTED
COLLATERAL FILINGS.
THE MORTGAGEE, AS SECURED PARTY, DESIRES THIS FIXTURE FILING AND FINANCING
STATEMENT COVERING AS-EXTRACTED COLLATERAL TO BE INDEXED AGAINST THE
OWNERS OF THE INTEREST IN THE REAL ESTATE DESCRIBED HEREIN.
PREPARED BY, RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

Matthew E. Shames, Esquire
Buchanan Ingersoll & Rooney PC
301 Grant Street, 20 th Floor
One Oxford Centre
Pittsburgh, PA 15219-1410
REVIEWED FOR COMPLIANCE WITH APPLICABLE KENTUCKY LAW BY:

Andrew Fleischman, Esquire
Miller Wells PLLC
710 West Main Street, 4th Floor
Louisville, KY 40202

[INSERT PROPERTY HEADER]
LINE OF CREDIT MORTGAGE, LEASEHOLD MORTGAGE, SECURITY
AGREEMENT,
ASSIGNMENT OF RENTS AND LEASES, FINANCING STATEMENT,
FIXTURE FILING AND AS-EXTRACTED COLLATERAL FILING (KENTUCKY)
THIS MORTGAGE SECURES FUTURE ADVANCES
     THIS LINE OF CREDIT MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES, FINANCING STATEMENT, FIXTURE FILING AND AS-EXTRACTED COLLATERAL FILING (this “Mortgage”) is made and executed the 8th day of February, 2011, to be effective as of February ___, 2011, and is made and delivered by [WESTERN MINERAL DEVELOPMENT, LLC, a Delaware limited liability company having an address at 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105 (“Western Mineral”), ] [WESTERN DIAMOND LLC, a Nevada limited liability company having an address at 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105 (“Western Diamond”), ] [WESTERN LAND COMPANY, LLC, a Kentucky limited liability company having an address at 407 Brown Road, Madisonville, Kentucky 42431 (“Western Land”), ] [CERALVO HOLDINGS, LLC, a Delaware limited liability company having an address at 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105 (“Ceralvo”), ] and ARMSTRONG COAL COMPANY, INC., a Delaware corporation having an address at 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105 (“Armstrong” and together with           , the “Mortgagor”), to and in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association with an address at 249 Fifth Avenue, Pittsburgh, Allegheny County, Pennsylvania 15222-2707, as Administrative Agent (“Administrative Agent”) for the Revolver Lenders under the Credit Agreement (as defined below) (Administrative Agent, together with its successors and assigns, “Mortgagee”).
     The maximum amount of indebtedness (exclusive of interest thereon) which may be outstanding hereunder at any time is One Hundred Million and 00/100 Dollars ($100,000,000.00), as further described in the Credit Agreement dated as of February 9, 2011 (as hereinafter defined) with a maturity date of February 9, 2016, together with any additional sums advanced by Mortgagee pursuant to the provisions of this Mortgage or any Security Document, including but not limited to any payments by Mortgagee of impositions, expenses of maintenance, repair or preservation of the Mortgaged Property, costs of insurance incurred by Mortgagee, reasonable legal, management and consulting fees, and any other expenses and advances of Mortgagee whatsoever, the reimbursement of which by Mortgagor is provided for herein or in any Security Document, whether such sums are advanced before or after the entry of any judgment hereunder or under any other Security Document. Such indebtedness of the Mortgagor to the Mortgagee is evidenced by (i) those certain Revolver Notes dated as of the effective date hereof in the aggregate face principal amount of $50,000,000.00, with interest thereon at the rate provided therein, payable to the order of the Mortgagor before February 9, 2016, which is the final maturity date thereof, as defined in the Credit Agreement, and (ii) that certain Swing Loan Note dated as of the effective date hereof in the face principal amount of $5,000,000.00, with interest thereon at the rate provided therein, payable to the order of the Mortgagor before February 9, 2016.
Notices pursuant to this Mortgage shall be delivered to:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
Attention: Richard Munsick, Senior Vice President
ARTICLE 1
DEFINITIONS
     Section 1.1 Use of Capitalized Terms; Rules of Construction. All capitalized terms used herein without definition, unless otherwise indicated, shall have the respective meanings ascribed to them in the Credit Agreement. The rules of construction set forth in Section 1.2 of the Credit Agreement shall apply to this Mortgage.
     Section 1.2 Definitions. The following terms used in this Mortgage shall have the meanings set forth:
          (a) “Administrative Agent”: shall mean PNC Bank, National Association, in its capacity as Administrative Agent for the Lenders under the Credit Agreement, and any successor entity acting in such capacity.
          (b) “Bankruptcy Code”: shall have the meaning set forth in Section 4.4(a).
          (c) “Borrowers”: shall mean Armstrong Coal Company, Inc., a Delaware corporation, Armstrong Land Company, LLC, a Delaware limited liability company, Western Mineral Development, LLC, a Delaware limited liability company, Western Diamond LLC, a Nevada limited liability company, Western Land Company, LLC, a Kentucky limited liability company and Elk Creek, L.P., a Delaware limited partnership.
          (d) “Credit Agreement”: shall mean that certain Credit Agreement, dated as of February 9, 2011, by and among Borrowers, the Lenders, each Guarantor (including Mortgagors), and PNC Bank, National Association, in its capacity as Administrative Agent for the Lenders, as amended and as the same may be supplemented, amended, restated, refinanced, replaced, or modified from time to time.
          (e) “Event of Default”: shall mean an Event of Default as defined in Section 9.1 of the Credit Agreement.
          (f) “Guarantied Obligations”: shall have the meaning set forth in the Guaranty Agreement (Revolver).
          (g) “Guarantor”: shall have the meaning set forth in the Credit Agreement.
          (h) “Guaranty Agreement (Revolver)”: shall mean that certain Guaranty and Suretyship Agreement (Revolver), dated as of February 9, 2011, delivered by the Revolver Guarantors to the Administrative Agent, as the same may be supplemented, amended, restated, replaced, or modified from time to time.

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          (i) “Lenders”: shall mean those financial institutions from time to time identified as “Lenders”, as defined in and pursuant to the Credit Agreement, and any of their respective successors and assigns.
          (j) “Loan Documents” shall have the meaning set forth in the Credit Agreement, and “Loan Document” shall mean any of the Loan Documents.
          (k) “Loan Parties”: shall mean Borrowers and the Guarantors, including Mortgagor, and “Loan Party” shall mean any of the Loan Parties.
          (1) “Loans” shall mean collectively, and “Loan” shall mean separately, all Loans or any Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to the Credit Agreement.
          (m) “Mortgaged Property”: shall mean all of Mortgagor’s right, title and interest now owned or hereafter acquired, installed, maintained or in force, in and to all of the following:
               (1) the fee interests owned by ________________, as indicated on Schedule A, in the real property indicated on Schedule A, together with any greater estate therein as may now exist or hereafter may be acquired by any Mortgagor (the “Owned Property”);
               (2) the leasehold interests of ________________, as indicated on Schedule B, in the real property indicated on Schedule B (the “Leased Property”), demised pursuant to the agreements identified at Schedule B (as such agreements may be supplemented, amended, restated, replaced, or modified from time to time, each such agreement a “Mortgaged Lease”, and collectively the “Mortgaged Leases”), together with any greater estate therein as may now exist or hereafter may be acquired by________________;
               (3) the leasehold interest of Armstrong in the Owned Property and the Leased Property set forth on Schedules A and B, demised pursuant to the agreements identified on Schedule C (each of which agreements, as they may be supplemented, amended, restated, replaced, or modified from time to time, shall be also defined herein as a “Mortgaged Lease”, and included collectively in the definition of “Mortgaged Leases”), together with any greater estate therein as may now exist or hereafter may be acquired by Armstrong;
               (4) all fee and leasehold real estate interests now owned or hereafter acquired by Mortgagor in the County in which this Mortgage is recorded (the “Other Current or After-Acquired Property”);
(the Owned Property, the Leased Property, and the Other Current or After-Acquired Property are sometimes referred to herein collectively as the “Property”);
               (5) all coal and other minerals owned by Mortgagor or leased to Mortgagor (whether pursuant to the Mortgaged Leases or otherwise), located upon, under or in the Property, included within the Property in place and as produced and extracted (as produced and extracted, and including, but not limited to, “as-extracted collateral” as defined in the UCC,

3

the “as-extracted collateral”), and all rights, privileges, titles and interests appurtenant and relating thereto and in connection therewith (including, without limitation, rights, privileges, titles and interests for the development, production, extraction, processing, treatment, storage, transportation and sale and other disposition of minerals and all contracts and other agreements relating to such activities as well as all accounts, accounts receivable, contract rights, other rights to the payments of monies, chattel paper and general intangibles arising from or relating to such activities) (the “Mineral Interests”);
               (6) except to the extent excluded from the lien of this Mortgage, all buildings, structures and improvements of Mortgagor, now or at any time situated, placed or constructed upon or under the Property (the “Improvements”; the Property and Improvements are collectively referred to as the “Premises”);
               (7) all materials, supplies, equipment (including, but not limited to, “equipment” as defined in the UCC), apparatus, standing timber and other goods attached to or installed in any of the Improvements or the Property, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities and fixtures (including, but not limited to, “fixtures” as defined in the UCC) placed or constructed upon the Property whether or not situated in easements (the “Fixtures”);
               (8) all goods, inventory, cut timber, accounts, general intangibles, instruments, documents, chattel paper, equipment, and all other personal property of any kind or character (including, but not limited to, “goods”, “inventory”, “accounts”, “general intangibles”, “instruments”, “documents”, “chattel paper” and “equipment” as defined in the UCC) as now or hereafter placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”);
               (9) all reserves, escrows or impounds required under the Loan Documents and all deposit accounts (including, but not limited to, “deposit accounts” as defined in the UCC) maintained by Mortgagor with respect to the Mortgaged Property (the “Deposit Accounts”);
               (10) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or hereafter in effect), including, without limitation, contract mining agreements, which grant to any Person, other than Mortgagor, a possessory interest in, or the right to use, all or any part of the Property, together with all related security and other deposits (as any of the foregoing may be supplemented, amended, restated, replaced, or modified from time to time, each a “Lease”, and collectively the “Leases”);
               (11) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable to Mortgagor by parties to the Leases or otherwise, for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying all or any part of the Property (the “Rents”);
               (12) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, all permits (subject to

4

any required regulatory approval), licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of all or any part of the Property (as any of the foregoing may be supplemented, amended, restated, renewed, replaced, or modified from time to time, each a “Permit”, and collectively the “Permits”);
               (13) all property tax refunds payable with respect to all or any part of the Property (the “Tax Refunds”);
               (14) all proceeds from any insurance policies covering any of the foregoing described in clauses (1) through and including (12) (the “Insurance”);
               (15) all awards, damages, remunerations, reimbursements, settlements or compensation made by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any part of the Property and any other property (the “Condemnation Awards”);
               (16) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to all or any part of the Property, Mineral Interests, Fixtures and Premises; and
               (17) all accessions to, products of, and replacements and substitutions for any of the foregoing described in clauses (1) through and including (15) and all proceeds thereof (including, but not limited to, “proceeds” and “accessions” as defined in the UCC) (the “Proceeds”).
          (n) “Notes”: shall mean, collectively, and “Note” shall mean separately, all of the Notes of the Borrowers in the form set forth in the Credit Agreement evidencing the Loans, together with all amendments, extensions, modifications, restatements, renewals, replacements, refinancings or refundings thereof, in whole or in part.
          (o) “Obligation(s)”: shall mean any obligation or liability of any of the Loan Parties to the Administrative Agent (as administrative agent on behalf of the Revolver Lenders) or any of the Revolver Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with the Credit Agreement, the Revolver Notes, the Letters of Credit (including, without limitation, the Reimbursement Obligations thereunder), the Agent’s Letter, this Mortgage or any other Loan Document. Obligations shall include the liabilities to any Revolver Lender, or any Affiliate or Subsidiary thereof, under any Lender Provided Interest Rate Hedge and Lender Provided Financial Services Obligations.
          (p) “Permitted Liens” shall have the meaning given to such term in the Credit Agreement, including all matters listed as “exceptions” in the Schedules and Exhibits thereto and hereto.
          (q) “Person”: shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

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          (r) “Revolver Borrowers” shall mean those Borrowers from time to time identified as “Revolver Borrowers”, as defined in and pursuant to the Credit Agreement, and any of their respective successors and assigns, and “Revolver Borrower” shall mean any of the Revolver Borrowers.
          (s) “Revolver Lenders”: shall mean those financial institutions from time to time identified as “Revolver Lenders”, as defined in and pursuant to the Credit Agreement, and any of their respective successors and assigns.
          (t) “Revolver Loans” shall mean collectively, and “Revolver Loan” shall mean separately, all Loans or any Loan made by the Revolver Lenders or one of the Revolver Lenders to the Revolver Borrowers pursuant to the Credit Agreement.
          (u) “Revolver Notes”: shall mean, collectively, and “Revolver Note” shall mean separately, all of the Notes of the Revolver Borrowers in the form set forth in the Credit Agreement evidencing the Revolver Loans, together with all amendments, extensions, modifications, restatements, renewals, replacements, refinancings or refundings thereof, in whole or in part.
          (v) “Secured Debt”: shall mean: (1) the Obligations; (2) all Guarantied Obligations of any Guarantor under the Guaranty Agreement (Revolver); (3) all filing, registration and recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage and all intangible, documentary, stamp or similar taxes due upon recording this Mortgage or any amendment or modification of this Mortgage, together with any penalties, interest, charges and other amounts imposed upon or due in connection with such intangible, documentary, stamp or similar taxes, and all duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Revolver Notes; (4) all amounts expended by Mortgagee after declaration of an Event of Default pursuant to Article 5, to maintain the lien of this Mortgage, or to protect the property secured by this Mortgage, including, without limitation, amounts in respect of insurance premiums, real estate taxes, litigation expenses to prosecute or defend the rights, remedies and lien of this Mortgage or title to the property secured hereby, and any costs, charges or amounts to which Mortgagee becomes subrogated upon payment, whether under recognized principles of law or equity or under express statutory authority, together with interest on all the foregoing amounts at the highest rate at which interest is then computed on any portion of the Secured Debt; and (5) all obligations from time to time of any Loan Party under or in connection with any Lender Provided Financial Services Obligations or a Lender Provided Interest Rate Hedge, as the same may be amended, modified or supplemented from time to time in accordance with the terms therewith. The Secured Debt shall include all Revolver Loans, all Participation Advances, all Reimbursement Obligations of Revolver Borrowers, Mortgagor, and any other Loan Party with respect to any Letter of Credit, each made or issued in accordance with the terms of the Credit Agreement, and all Letter of Credit Borrowings.
          (w) “Security Agreement (Revolver)”: shall mean that certain Security Agreement (Revolver) dated as of February 9, 2011, to which the Mortgagor and Mortgagee (among others) are parties, as the same may be supplemented, amended, restated, replaced, or modified from time to time.

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          (x) “Security Documents”: shall mean all security agreements, pledge agreements, mortgages, deeds of trust and all other documents, instruments, and agreements sufficient to provide the Administrative Agent for the benefit of the Revolver Lenders with a perfected Lien, subject only to Permitted Liens, on any property of the Mortgagor.
          (y) “Term Mortgage” shall mean that certain Mortgage, Leasehold Mortgage, Security Agreement, Assignment of Rents and Leases, Financing Statement, Fixture Filing and As-Extracted Collateral Filing, from Mortgagor in favor of Mortgagee, of even date herewith, encumbering the Mortgaged Property and recorded in the Clerk’s Office of ________________ County, Kentucky.
          (z) “UCC”: shall mean the Uniform Commercial Code in effect in the state in which the Property is located, as amended from time to time.
ARTICLE 2
GRANT
     Section 2.1 Grant. To secure the full and timely payment and performance of the Secured Debt, including without limitation the Guarantied Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to Mortgagee, as Administrative Agent for the Revolver Lenders, the Mortgaged Property, subject, however, only to the Term Mortgage and Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, as Administrative Agent for the Revolver Lenders and for other Persons from time to time holders of the Secured Debt. Mortgagor does hereby bind itself, its respective successors and assigns to WARRANT AND FOREVER DEFEND the title to its respective interests in and to the Mortgaged Property.
     Provided further, subject to the terms hereof and of the Credit Agreement, the Loan Documents and the other Security Documents, until an Event of Default shall occur, Mortgagor shall have and possess the full right and privilege to own, lease, operate, manage and control its interests in and to the Mortgaged Property in all respects, to extract the Mineral Interests therefrom, and to do all other matters and things that Mortgagor deems necessary, desirable or appropriate thereon and therewith, subject only to the Term Mortgage and Permitted Liens.
     Section 2.2 Maximum Secured Amount. Pursuant to Kentucky Revised Statutes (“KRS” ) 382.520, this Mortgage shall secure the payment of the Secured Debt in the original amount of $50,000,000, plus an additional amount up to $50,000,000, plus accrued interest and costs and fees.
     Section 2.3 Revolving Credit Plan; Line of Credit. To the extent that the Secured Debt is deemed to be a “revolving credit plan” or “line of credit” pursuant to KRS 382.385, $100,000,000 is the maximum principal amount of credit that may be extended under the line of credit or the maximum credit limit of the revolving credit plan which, in each case, may be outstanding at any time or times under the line of credit or revolving credit plan, and which is to be secured by this Mortgage. It shall be an Event of Default under this Mortgage if Mortgagor requests a reduction or release, in the manner provided by KRS 382.385 or KRS 382.520, of any portion of the Secured Debt prior to the date that all of the Obligations have been indefeasibly

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paid in full in cash, the Letters of Credit have expired or terminate, and the Commitments terminated, and this Mortgage has been terminated in writing, and Mortgagor hereby waives any and all right to request such a reduction or release to the maximum extent permitted by Law.
     Section 2.4 Maturity of the Secured Debt. The final maturity date of the Secured Debt is February 9, 2016, as such date may be extended by agreement of the parties from time to time.
     Section 2.5 Priority of Lien. The parties hereto agree and acknowledge that the Term Mortgage shall be deemed to be prior to this Mortgage, regardless of whether this Mortgage is recorded before the Term Mortgage.
ARTICLE 3
WARRANTIES, REPRESENTATIONS AND COVENANTS
          Mortgagor hereby warrants and represents to, and covenants with, Mortgagee as follows:
     Section 3.1 Second Lien Status. Except for Permitted Liens and the Term Mortgage, Mortgagor shall preserve and protect the second lien and security interest status of this Mortgage against the Mortgaged Property. If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall as promptly as practical, and at its expense, take such reasonable action so as to cause it to be released or contest the same (as determined by Mortgagor) in compliance with the requirements of the Credit Agreement, the Loan Documents and the other Security Documents.
     Section 3.2 Payment and Performance. Mortgagor shall pay and perform the Secured Debt in a timely manner, when required, and in compliance with all terms, covenants and conditions set forth in the Credit Agreement.
     Section 3.3 Inspection. Mortgagor shall permit Mortgagee, and its agents, representatives and employees, upon reasonable prior notice to the Mortgagor, to inspect the Mortgaged Property and all books and records of each Mortgagor related thereto, as provided in the Credit Agreement.
     Section 3.4 Insurance; Condemnation Awards and Insurance Proceeds.
          (a) Insurance. Mortgagor shall maintain or cause to be maintained, with respect to its Mortgaged Property, insurance against loss or damage as and to the extent required pursuant to the terms of the Credit Agreement. Other than those buildings, structures and improvements specified on Schedule D, which buildings, structures and improvements expressly do not constitute Mortgaged Property subject to the terms of this Mortgage, if any portion of an enclosed structure now or hereafter located on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any amendment or successor act thereto), then Mortgagor shall maintain, or cause to be maintained, with a financially sound and reputable insurer, flood

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insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Act.
          (b) Condemnation Awards. Subject to the terms of the Credit Agreement applicable to proceeds payable as the result of any condemnation proceeding, Mortgagor assigns all Condemnation Awards to Mortgagee and authorizes Mortgagee to collect and receive such Condemnation Awards and to give proper receipts and acquittances therefor.
          (c) Insurance Proceeds. Subject to the terms of the Credit Agreement applicable to proceeds payable as the result of an insured loss or casualty or other event, Mortgagor assigns to Mortgagee all proceeds of any Insurance policies insuring against loss or damage or other event with respect to the Mortgaged Property. Subject to the terms of the Credit Agreement, Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such Insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly.
     Section 3.5 Impositions. Subject to Section 8.1.2 of the Credit Agreement, before the date when any fine, late charge or other penalty for late payment may be imposed, Mortgagor shall pay and discharge or cause to be paid or discharged all taxes of every kind and nature (including real and personal property taxes on the Mortgaged Property and income, franchise, withholding, profits and gross receipts taxes if such taxes are required to be paid in lieu of real or personal property taxes, any tax imposed directly or indirectly on the Mortgagee with respect to the Mortgaged Property or this Mortgage, the value of the equity of Mortgagor therein or the indebtedness evidenced by the Notes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments (including, without limitation, any condominium or planned unit development assessments, if any), levies, permits, inspection and license fees, all mortgages and other liens which may be permitted by Mortgagee, all water and sewer rents and charges and all other charges and liens, even if unforeseen or extraordinary, imposed upon or assessed against Mortgagor or any of the Mortgaged Property or arising in respect of the occupancy, use or possession thereof.
ARTICLE 4
LEASEHOLD MORTGAGE PROVISIONS
          Mortgagor hereby represents and warrants to, and covenants with, Mortgagee as follows:
     Section 4.1 Estoppel Certificates. Mortgagors shall, within thirty (30) days after written request from Mortgagee, use its reasonable efforts to obtain from each lessor and deliver to Mortgagee a certificate setting forth the name of the tenant under each Mortgaged Lease and stating that such Mortgaged Lease is in full force and effect, is unmodified or, if such Mortgaged Lease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereof has been served on Mortgagor, stating that no default or event which with notice or lapse of time (or both) would become a default is existing under such Mortgaged Lease (or if any such default or event is existing, specifying the nature of such default or event), stating the date to which rent has been paid, and containing such other statements and representations as may be reasonably requested by Mortgagee.

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     Section 4.2 No Merger. So long as any of the Secured Debt remains unpaid or unperformed, the fee title to, and the leasehold estate in, the Leased Property subject to any Mortgaged Lease shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the lessor or in Mortgagor, or in a third party, by purchase or otherwise. If Mortgagor acquires the fee title or any other estate, title or interest in the Leased Property, or any part thereof, the lien of this Mortgage shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein. Mortgagor agrees to execute all instruments and documents that Mortgagee may reasonably require to ratify, confirm and further evidence the lien of this Mortgage on the acquired estate, title or interest. Furthermore, Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact to execute and deliver, following an Event of Default, all such instruments and documents in the name and on behalf of Mortgagor. This power, being coupled with an interest, shall be irrevocable until all of the Obligations are indefeasibly paid in full in cash, the Letters of Credit have expired or are terminated, and the Commitments terminated.
     Section 4.3 No Duties Imposed on Mortgagee. Notwithstanding anything to the contrary contained herein, Mortgagee shall have no liability or obligation under any Mortgaged Lease by reason of its acceptance of this Mortgage, except as set forth in the following sentence. Mortgagee shall be liable for the obligations of the tenant arising out of any Mortgaged Lease for only that period of time for which Mortgagee is in possession of the Premises or has acquired, by foreclosure or otherwise, and is holding all of Mortgagor’s right, title and interest therein, subject, however, in any case to the obligations and requirements of the Mortgagor and the Loan Parties to indemnify Mortgagee as provided in the Credit Agreement and any of the other Loan Documents.
     Section 4.4 Bankruptcy Provisions Relating to Mortgaged Leases.
          (a) Election under Section 365(h) of Bankruptcy Code. If any lessor under any Mortgaged Lease rejects or disaffirms, or seeks or purports to reject or disaffirm, any such Mortgaged Lease pursuant to any proceeding under Title 11 of the United States Code (the “Bankruptcy Code”),then Mortgagor shall not exercise an election under Section 365(h) of the Bankruptcy Code (a “365(h) Election”) except as otherwise provided in this paragraph. To the extent permitted by Law, Mortgagor shall not suffer or permit the termination of a Mortgaged Lease by exercise of the 365(h) Election or otherwise without Mortgagee’s consent. Mortgagor acknowledges that because the Mortgaged Leases are a primary element of Mortgagee’s security for the Secured Debt, it is not anticipated that Mortgagee would consent to termination of any Mortgaged Lease. If Mortgagor makes any 365(h) Election in violation of this Mortgage, then such 365(h) Election shall be void and of no force or effect.
          (b) Assignment to Mortgagee. Mortgagor hereby assigns to Mortgagee the 365(h) Election with respect to each Mortgaged Lease until the Obligations have been indefeasibly paid in full in cash, the Letters of Credit have expired or are terminated, and the Commitments terminated. Mortgagor acknowledges and agrees that the foregoing assignment of the 365(h) Election and related rights is one of the rights that Mortgagee may use at any time to protect and preserve Mortgagee’s other rights and interests under this Mortgage. Mortgagor

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further acknowledges that exercise of the 365(h) Election in favor of terminating any Mortgaged Lease would constitute waste prohibited by this Mortgage.
          (c) Occupancy Rights. Mortgagor acknowledges that if the 365(h) Election is exercised in favor of such Mortgagor remaining in possession under a Mortgaged Lease, then Mortgagor’s resulting occupancy rights, as adjusted by the effect of Section 365 of the Bankruptcy Code, shall then be part of the Mortgaged Property and shall be subject to the lien of this Mortgage.
          (d) Rejection of Mortgaged Lease by Lessor. If a lessor under any Mortgaged Lease rejects or disaffirms any such Mortgaged Lease or purports or seeks to disaffirm any such Mortgaged Lease pursuant to any proceeding under the Bankruptcy Code, then (1) the Mortgagor shall remain in possession of the Property demised under any such Mortgaged Lease so rejected or disaffirmed and shall perform all acts reasonably necessary for Mortgagor to remain in such possession for the unexpired term of any such Mortgaged Lease, whether the then existing terms and provisions of such Mortgaged Lease require such acts or otherwise; and (2) all of the terms and provisions of this Mortgage and the lien created by this Mortgage shall remain in full force and effect and shall extend automatically to all of Mortgagor’s rights and remedies arising at any time under, or pursuant to, Section 365(h) of the Bankruptcy Code, including all of its rights to remain in possession of the Property.
          (e) Assignment of Claims to Mortgagee. Mortgagor, as promptly as practical after learning that a lessor under any Mortgaged Lease has failed to perform the terms and provisions thereunder (including by reason of a rejection or disaffirmance or purported rejection or disaffirmance of any such Mortgaged Lease pursuant to any proceeding under the Bankruptcy Code), shall notify Mortgagee of any such failure to perform. Mortgagor unconditionally assigns, transfers, and sets over to Mortgagee any and all damage claims thereunder. This assignment constitutes a present, irrevocable, and unconditional assignment of all damage claims under the Mortgaged Leases, and shall continue in effect until the Obligations have been indefeasibly paid in full in cash, the Letters of Credit have expired or are terminated, and the Commitments terminated. Notwithstanding the foregoing, Mortgagee grants to the Mortgagor a revocable license to exercise any such Mortgaged Lease damage claims, which license may only be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default.
          (f) New Lease Issued to Mortgagee. If any Mortgaged Lease is for any reason whatsoever terminated before the expiration of its term and, pursuant to any provision thereof, Mortgagee or its designee shall acquire from the lessor thereunder a new lease of the same leased premises, then Mortgagor shall not have any right, title or interest in or to such new leases or the estates created thereby.

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ARTICLE 5
DEFAULT AND FORECLOSURE
     Section 5.1 Remedies. Upon the occurrence and during the continuance of an Event of Default, any one or more of the following rights, remedies and recourses may be exercised:
          (a) Acceleration. Subject to the terms of the Credit Agreement, any of the Obligations or any portion thereof may become immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor). Upon the occurrence of an Event of Default under Section 9.1.12 of the Credit Agreement, all Obligations shall automatically and immediately become due and payable without notice or any other act on the part of Administrative Agent or any other holder of any portion of the Obligations.
          (b) Entry on Mortgaged Property. Subject to applicable Law, Mortgagee may enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property following the occurrence and during the continuance of an Event of Default, without Mortgagee’s prior written consent, subject to applicable Law, Mortgagee may invoke any legal remedies to dispossess Mortgagor.
          (c) Operation of Mortgaged Property. Subject to applicable Law, Mortgagee may hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (including making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary, also including the mining and sale of Mineral Interests on the Mortgaged Property), and apply all Rents, Proceeds and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 9.2.4 of the Credit Agreement.
          (d) Foreclosure and Sale. Mortgagee may (i) institute and maintain an action of mortgage foreclosure against the Mortgaged Property and the interests of the Mortgagor therein, (ii) institute and maintain an action on any instruments evidencing the Secured Debt or any portion thereof, and (iii) take such other action at law or in equity for the enforcement of the Credit Agreement, the Loan Documents or any of the other Security Documents as the law may allow, and in each such action Mortgagee shall be entitled to all costs of suit and attorneys’ fees. Mortgagee may institute proceedings for the complete foreclosure of this Mortgage by judicial action, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC; Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by Law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or

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any part thereof, by, through or under Mortgagor. Mortgagee or Administrative Agent (if different than Mortgagee) may be a purchaser at such sale. If Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to the Secured Debt in accordance with the Credit Agreement.
          (e) Receiver. Mortgagee may make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Secured Debt, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by such court, and in a manner consistent with the terms of any applicable Mortgaged Lease, and shall apply such Rents, Proceeds and other amounts collected by Mortgagee in accordance with the provisions of Section 9.2.4 of the Credit Agreement.
          (f) Other Remedies. Subject to applicable Law, Mortgagee may exercise all other rights, remedies and recourses granted to Mortgagee with respect to all or any portion of the Mortgaged Property pursuant to the terms of the Credit Agreement, the Loan Documents or the Security Documents, or otherwise available at law or in equity.
     Section 5.2 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such other manner and order as Mortgagee in its sole discretion may elect. The right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.
     Section 5.3 Remedies, Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses with respect to the enforcement against all or any portion of the Mortgaged Property granted pursuant to this Mortgage, under the Credit Agreement or any of the Loan Documents or the other Security Documents, and available at law or equity (including the UCC), which rights, (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated for the payment or performance of the Secured Debt or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses relating to all or any portion of the Mortgaged Property, or otherwise at law or equity shall be deemed to cure any Event of Default.
     Section 5.4 Release of and Resort to Collateral. Subject to the terms of the Credit Agreement, Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, all or any portion of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by this Mortgage or its status as a second and prior lien and security interest in and to the Mortgaged Property. For payment of the Secured Debt, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

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     Section 5.5 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by Law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to any Mortgagor by virtue of any present or future statute of limitations or Law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) except as otherwise expressly set forth herein or in the Credit Agreement, all notices of any Event of Default or of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under each Loan Document, including this Mortgage, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.
     Section 5.6 Discontinuance of Proceedings. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Agreement, this Mortgage or any other Loan Document or Security Document, and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their respective former positions with respect to the Secured Debt, the Loan Documents, the other Security Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist, or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Credit Agreement, this Mortgage, the Loan Documents or any Security Document for such Event of Default.
     Section 5.7 No Liability of the Mortgagee in Collecting. The Mortgagee is hereby absolved from all liability for failure to enforce collection of any Proceeds assigned by this Mortgage (and no such failure shall be deemed to be waiver of any right of the Mortgagee under this Article 5) and from all other responsibility in connection therewith, except the responsibility to account to the Mortgagor for funds actually received, it being understood and agreed that Mortgagee’s ledger and other relevant records shall, in the absence of manifest error, be conclusive as the statement of funds so received.
     Section 5.8 Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1 will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable Law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, such Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.
     Section 5.9 Additional Advances and Disbursements; Costs of Enforcement.
          (a) Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section 5.9, or otherwise under this Mortgage, the Credit Agreement, the other Loan Documents or any of the other Security Documents, or applicable Law, shall bear

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interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the highest rate at which interest is then computed on any portion of the Secured Debt, and all such sums, together with interest thereon, shall be secured by this Mortgage.
          (b) Mortgagor shall pay all reasonable expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage, or the enforcement, compromise or settlement of the Secured Debt or any claim under this Mortgage and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.
     Section 5.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Mortgagee hereunder or under the Credit Agreement or under any other Loan Document, or at law or in equity, shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases, Mortgaged Leases, or otherwise.
     Section 5.11 Effect of Sale. Any sale or sales of any portion of the Mortgaged Property, whether by virtue of foreclosure proceedings or otherwise, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of Mortgagor of, in and to its interests in the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor, and its successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Mortgagor or its successors or assigns. Nevertheless, Mortgagor, if requested by Mortgagee so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.
     Section 5.12 Obligations Survive Judgment.
          (a) All of the Secured Debt then outstanding shall survive the entry of any judgment for foreclosure of this Mortgage, and shall also survive the entry of any judgment on the Credit Agreement, the Notes, or any of the other Loan Documents or Security Documents, or with respect to any of the Secured Debt then outstanding. Without limiting the generality of the foregoing, despite the entry of any such judgment, the Mortgagor shall continue to be bound by all of its covenants and promises contained in the Credit Agreement, the Loan Documents and the other Security Documents.
          (b) It is the intention of Mortgagor and Mortgagee that none of the Secured Debt then outstanding shall merge into or be extinguished by any judgment referred to in the above subsection (a), but that all of such Secured Debt shall continue in full force and effect notwithstanding the entry of any such judgment, and that all of such Secured Debt shall continue to be secured by this Mortgage.

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          (c) Notwithstanding the entry of any judgment referred to in the above subsection (a), interest shall continue to accrue after the entry of any such judgment on all of the Secured Debt then outstanding at the rate or rates provided for in the Credit Agreement or the applicable Lender Provided Interest Rate Hedge or Lender Provided Financial Services Product (including any applicable default rate or post maturity rate) until paid despite any statutory provision with respect to interest rates on judgments, and all such interest shall continue to be secured by this Mortgage.
ARTICLE 6
ASSIGNMENT OF RENTS AND LEASES
     Section 6.1 Assignment. In furtherance of and in addition to the grant and assignment made by Mortgagor in Section 2.1 of this Mortgage, the Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its respective right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its respective right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, the Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Secured Debt or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice to Mortgagor by Mortgagee (any such notice being hereby expressly waived by Mortgagor to the extent permitted by applicable Law).
     Section 6.2 Indebtedness Secured. This Assignment is made for the purposes of securing:
          (a) The payment of the Secured Debt; and
          (b) the performance and discharge of each and every obligation, covenant and agreement of Mortgagor contained herein and in the Credit Agreement and the other Loan Documents.
     Section 6.3 Perfection Upon Recordation. Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage, and Mortgagee shall have, to the extent permitted under applicable Law, a valid and fully perfected, second priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage, Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and to the extent permitted under applicable Law, all third parties, including any subsequently appointed trustee in any case under the Bankruptcy Code, without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

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     Section 6.4 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case under the Bankruptcy Code and to all amounts paid as Rents, and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case under the Bankruptcy Code.
     Section 6.5 Application of Rents. All Rents received by Mortgagee pursuant to this Article 6 shall be applied and disposed of as provided in the Credit Agreement, specifically in Section 9.1.4 of the Credit Agreement.
     Section 6.6 No Liability of Mortgagee in Collecting. Mortgagee is hereby absolved from all liability for failure to enforce collection of any Rents so assigned (and no such failure shall be deemed to be waiver of any right of Mortgagee under this Article 6) and from all other responsibility in connection therewith, except the responsibility to account to Mortgagor for funds actually received.
     Section 6.7 Assignment Not a Restriction on Mortgagee’s Rights. Nothing herein contained shall detract from or limit the absolute obligation of the Mortgagor to make payment of the Secured Debt regardless of whether the Rents assigned by this Article 6 are sufficient to pay the same, and the rights under this Article 6 shall be in addition to all other security now or hereafter existing to secure the payment and performance of the Secured Debt.
ARTICLE 7
SECURITY AGREEMENT AND FIXTURE FILING
     Section 7.1 Security Interest. This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable Law with respect to all existing or hereafter acquired “as-extracted collateral”, “Mineral Interests”, “Improvements”, “Premises”, “Fixtures”, “Leases”, “Rents”, “Personalty”, “Permits”, “Proceeds”, “Deposit Accounts”, “Tax Refunds”, “Insurance” and “Condemnation Awards”, each as defined herein. To this end, Mortgagor grants to Mortgagee a second and prior security interest in all existing or hereafter acquired “as-extracted collateral”, “Mineral Interests”, “Improvements”, “Premises”, “Fixtures”, “Leases”, “Rents”, “Personalty”, “Permits”, “Proceeds”, “Deposit Accounts”, “Tax Refunds”, “Insurance” and “Condemnation Awards”, to secure the payment and performance of the Secured Debt, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to all existing or hereafter acquired “as-extracted collateral”, “Mineral Interests”, “Improvements”, “Premises”, “Fixtures”, “Leases”, “Rents”, “Personalty”, “Permits”, “Proceeds”, “Deposit Accounts”, “Tax Refunds”, “Insurance” and “Condemnation Awards” or other Mortgaged Property, sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.
     Section 7.2 Financing Statements. Each Mortgagor hereby irrevocably authorizes Mortgagee to cause financing statements (and amendments thereto and continuations thereof), naming itself, individually, and/or as Administrative Agent for the Lenders, as secured party, and

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such Mortgagor as debtor with respect to any of its Mortgaged Property, together with any further such documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by Law to so create, perfect and preserve such security interest. Each Mortgagor specifically also authorizes Mortgagee to file any such financing statements without such Mortgagor’s execution of any such financing statements. Mortgagor represents and warrants to Mortgagee that Mortgagor’s jurisdiction of organization, as set forth in Schedule 1 is correct. After the date of this Mortgage, Mortgagor shall not change its name, type of organization, organizational identification number (if any), jurisdiction of organization or location (within the meaning of the UCC) without giving at least ten (10) days’ prior written notice to Mortgagee.
     Section 7.3 Fixture and “as-extracted collateral” Filing. This Mortgage shall also constitute a “fixture filing” and an “as-extracted collateral” filing for the purposes of the UCC against all of the Mortgaged Property which is or is to become “fixtures” or “as-extracted collateral” related to the Premises. Mortgagor is a “Debtor” and its exact legal name and mailing address are set forth in the preamble of this Mortgage immediately preceding Article 1. Mortgagee is the “Secured Party” and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Mortgage immediately preceding Article 1. A statement describing the portion of the Mortgaged Property comprising the Fixtures, and “as-extracted collateral”, hereby secured is set forth in Section 1.2(m) of this Mortgage. Mortgagor represents and warrants to Mortgagee that Mortgagor is the record owner of the fee interests or owner of its leasehold interest in the Mortgaged Property, as the case may be, as set forth on Schedules A, B and C. With respect to Fixtures and “as-extracted collateral” located on Mortgaged Property in which the Mortgagor has an unrecorded leasehold interest, Schedule B sets forth the name and address of the record owner of such Mortgaged Property. The information provided in this Section 7.3 is provided so that this Mortgage shall comply with the requirements of the UCC for a mortgage instrument to be filed as a financing statement.
     Section 7.4 Mortgage Also a Security Agreement. This Mortgage shall also constitute a “security agreement” under the UCC. In the event of any irreconcilable conflict with respect to the “Collateral” (as such term is defined in any Security Agreement), between the provisions of this Mortgage and the provisions of such Security Agreement, the provisions of such Security Agreement shall control.
ARTICLE 8
MISCELLANEOUS
     Section 8.1 Notices. Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 11.5 of the Credit Agreement.
     Section 8.2 Effect of Guaranty Agreement. If this Mortgage secures an obligation of guaranty or suretyship or if this Mortgage is securing the obligation of another person or entity, then Mortgagor further agrees that:
          (a) Mortgagee may do any of the following without notice to Mortgagor or to any other party obligated to Mortgagee with respect to any of the Secured Debt, and without

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adversely affecting the validity or enforceability of this Mortgage or any of the Secured Debt: (i) release, surrender, exchange, compromise or settle the Secured Debt or any part thereof; (ii) change, renew or waive the terms of the Secured Debt, or any part thereof; (iii) change, renew or waive the terms of any Loan Document or any other note, instrument or agreement relating to the Secured Debt, such rights in Mortgagee to include without limitation the right to change the rate of interest charged with respect to the Secured Debt or any part thereof (in which event the obligations of Mortgagor shall be deemed also to include all interest at such changed rate); (iv) grant any extension or indulgence with respect to the payment or performance of the Secured Debt or any part thereof; (v) enter into any agreement of forbearance with respect to the Secured Debt, or any part thereof; (vi) release, surrender, exchange or compromise any security held by Mortgagee for any of the Secured Debt; (vii) release any other person who is a guarantor or surety or other obligor of, or who has agreed to purchase, the Secured Debt or any part thereof; and (viii) release, surrender, exchange or compromise any security or lien held by Mortgagee for the Secured Debt or any part thereof. Mortgagor agrees that Mortgagee may do any of the above as Mortgagee deems necessary or advisable, in Mortgagee’s sole discretion, without giving any notice to Mortgagor, and that Mortgagor will remain liable for full payment and performance of the Secured Debt.
          (b) Mortgagor waives and agrees not to enforce any of the rights of Mortgagee against any guarantor or other obligor of any of the Secured Debt, or obligor of any obligations which the Secured Debt secure, unless and until all Secured Debt shall have been paid in full to Mortgagee including, but not limited to: (i) any right of Mortgagor to be subrogated in whole or in part to any right or claim with respect to any of the Secured Debt or any portion thereof; and (ii) any right of Mortgagor to require the marshaling of assets which might otherwise arise from partial payment or performance by Mortgagor to Mortgagee on account of the Secured Debt or any portion thereof.
     Section 8.3 Covenants Running with the Land. All obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the land. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of this Mortgage; provided, however, that no such party shall be entitled to any rights hereunder without the prior written consent of Mortgagee.
     Section 8.4 Mortgagee’s Right to Protect Security. Mortgagee is hereby authorized to do any one or more of the following, irrespective of whether an Event of Default has occurred: (a) appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee hereunder; and (b) take such action as Mortgagee may determine to pay, perform or comply with any insurance or other legal requirements, to cure any Event of Default and to protect its security in the Mortgaged Property.
     Section 8.5 Attorney-in-Fact. Upon the occurrence of an Event of Default that has not been waived, Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, with full authority in the place and stead of Mortgagor and in the name of Mortgagor or otherwise, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10)

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days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the “Mineral Interests”, “as-extracted collateral”, “Improvements”, “Premises”, “Fixtures”, “Leases”, “Rents”, “Personalty”, “Permits”, “Proceeds”, “Deposit Accounts”, “Tax Refunds”, “Insurance” and “Condemnation Awards” or other Mortgaged Property in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute, and file or record financing statements and continuation statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) after the occurrence and during the continuance of any Event of Default, to perform any obligation of Mortgagor hereunder, provided, however, that (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor, (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Secured Debt and shall bear interest at the highest rate at which interest is then computed on any portion of the Secured Debt, (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee, and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 8.5.
     Section 8.6 Mortgagee’s Costs and Expenses. If, as the result of an occurrence of an Event of Default, or the exercise by Mortgagee of any of its rights under this Mortgage, Mortgagee shall become a party, either as plaintiff or defendant or otherwise, to any suit or legal proceeding affecting any of the Mortgaged Property or the Secured Debt, or if review and approval of any document, or any other matter related to any of the Secured Debt, is required by, or requested of, Mortgagee, Mortgagor shall pay to Mortgagee on demand its reasonable costs, expenses and attorneys’ fees incurred in connection therewith. If such amounts are not paid, they shall be added to the principal secured hereby, shall be included as part of the Secured Debt and shall bear interest at the highest rate at which interest is then computed on any portion of the Secured Debt from the date of demand.
     Section 8.7 Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and each Mortgagor and their respective successors and assigns. Each Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder. Each Mortgagor agrees, (i) that nothing herein shall be deemed to prohibit the assignment or negotiation, with or without recourse, of the Notes or any future advances, amendments, restatements, supplements, modifications, extensions, renewals, replacements, substitutions, refinancings, refundings or waivers thereof, or of the Credit Agreement or any of the other Loan Documents or Security Documents, or any interest of Mortgagee, the Administrative Agent, or the Lenders therein, or the assignment of this Mortgage, provided any such assignment or negotiation is permitted under and in compliance with the Credit Agreement, and (ii) within thirty (30) days after request by Mortgagee, Mortgagor shall certify to the assignee of this Mortgage, to Mortgagee and to such other persons as Mortgagee may reasonably request, that this Mortgage is in full force and effect, and the amount or amounts of the principal balance of the Loans, and amounts due under any Letters of Credit, the terms of the Notes, and all such other matters relating to the status of this Mortgage and the Notes, and in such form as Mortgagee or such assignee may reasonably require.

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     Section 8.8 No Waiver. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Credit Agreement or this Mortgage, or of any other Loan Document, shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions thereof.
     Section 8.9 Conflicts Between Documents. In the event of any irreconcilable conflict between the provisions of this Mortgage and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall control.
     Section 8.10 Release or Reconveyance. Notwithstanding anything to the contrary contained in this Mortgage, upon indefeasible payment in full in cash of the Obligations, termination of the Commitments, expiration or termination of all Letters of Credit, and payment and performance of all Obligations, or upon a sale or other disposition of the Mortgaged Property permitted by the Credit Agreement, all obligations of Mortgagor under this Mortgage shall terminate, and Mortgagee, at Mortgagor’s request and expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to the Mortgagor.
     Section 8.11 Waiver of Stay, Moratorium and Similar Rights. Each Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium Law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or any other Loan Document or the Credit Agreement, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.
     Section 8.12 Applicable Law. The provisions of this Mortgage shall be governed by, and construed in accordance with, the Laws of the State where the Property is located.
     Section 8.13 Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.
     Section 8.14 Further Assurances. Mortgagor agrees to execute such further assurances, documents and instruments as may be reasonably requested by Mortgagee for the purposes of further evidencing, carrying out and/or confirming this Mortgage and for all other purposes intended by this Mortgage.
     Section 8.15 Severability. If any provision of this Mortgage shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason, such provision shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Mortgage.
     Section 8.16 Subrogation. If the proceeds of any Loan or other credit extended by Mortgagee, the repayment of which is hereby secured, is used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior lien or encumbrance upon the Mortgaged Property or any part thereof, then Mortgagee shall be subrogated to any additional security held by the holder of such lien or encumbrance.

21

     Section 8.17 Time of Essence. Time is of the essence as to all of Mortgagor’s obligations hereunder and under the Credit Agreement, the Loan Documents and the other Security Documents and under any and all other documents relating in any manner to any of the Secured Debt.
     Section 8.18 Status of Parties. It is understood and agreed that nothing contained in this Mortgage, the Credit Agreement, the Loan Documents or the other Security Documents shall be construed to constitute a partnership, joint venture or co-tenancy between or among Borrowers, Mortgagor and any of their respective Affiliates, and Mortgagee, the Administrative Agent and/or any of the Lenders.
     Section 8.19 Entire Agreement. This Mortgage, the Credit Agreement, the Loan Documents and the other Security Documents embody the entire agreement and understanding between Mortgagee and Mortgagor relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, such documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
     Section 8.20 Joint and Several Obligations. If there is more than one party identified in this Mortgage as a “Mortgagor”, then each such party so identified shall be liable, jointly and severally, for all obligations of any Mortgagor hereunder. As used herein, “Mortgagor” and “Mortgagors” shall also refer to any subsequent owners or lessees of all or any portion of the Mortgaged Property.
[Remainder of Page intentionally left blank]

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     Section 8.21 WAIVER OF TRIAL BY JURY.
     MORTGAGOR AND MORTGAGEE EACH WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON OR RELATED TO THE SUBJECT MATTER OF THIS MORTGAGE OR THE CREDIT AGREEMENT, OR ANY OF THE OTHER LOAN DOCUMENTS OR SECURITY DOCUMENTS TO WHICH MORTGAGOR IS A PARTY, OR ANY OF THE TRANSACTIONS RELATED TO ANY OF THE SECURED DEBT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY MORTGAGOR AND MORTGAGEE, AND MORTGAGOR AND MORTGAGEE EACH ACKNOWLEDGE THAT NO ONE OF THE OTHER NOR ANY PERSON ACTING ON BEHALF OF THE OTHER HAS OR HAVE MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. MORTGAGOR AND MORTGAGEE EACH FURTHER ACKNOWLEDGE THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS MORTGAGE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
Initials of Western Mineral:
Initials of Western Diamond:
Initials of Western Land:
Initials of Ceralvo:
Initials of Armstrong:
[EDIT ABOVE LIST AS APPLICABLE]
     Section 8.22 Exempted Transactions. MORTGAGOR AND MORTGAGEE EACH AGREE THAT THE SECURED DEBT REPRESENTS EXEMPTED TRANSACTIONS UNDER THE TRUTH-IN-LENDING ACT, 15 U.S.C. SECTION 1601, ET SEQ.
[Remainder of Page intentionally left blank]

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[INSERT PROPERTY HEADER]
[SIGNATURE PAGE TO MORTGAGE-                                         COUNTY, KY]
          IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR: WESTERN MINERAL DEVELOPMENT, LLC, a Delaware limited liability company
By:
	Name:	Martin D. Wilson
	Title:	Manager

WESTERN DIAMOND LLC, a Nevada limited liability company
By:
	Name:	Martin D. Wilson
	Title:	Manager

WESTERN LAND COMPANY, LLC, a Kentucky limited liability company
By:
	Name:	Martin D. Wilson
	Title:	Manager

CERALVO HOLDINGS, LLC, a Delaware limited liability company
By:
	Name:	Martin D. Wilson
	Title:	Manager

ARMSTRONG COAL COMPANY, INC., a Delaware corporation
By:
	Name:	Martin D. Wilson
	Title:	President

[Section 8.21 must be initialed]

[NOTARY PAGE TO MORTGAGE-                                         COUNTY, KY]

COMMONWEALTH OF PENNSYLVANIA	)
) ss.:
COUNTY OF ALLEGHENY	)
          On this, the 8th day of February, 2011, before me, a notary public, the undersigned officer, personally appeared Martin D. Wilson, who acknowledged himself to be the                                                             of [Western Mineral Development, LLC, a Delaware limited liability company, Western Diamond LLC, a Nevada limited liability company, Western Land Company, LLC, a Kentucky limited liability company, Ceralvo Holdings, LLC, a Delaware limited liability company, Armstrong Coal Company, Inc., a Delaware corporation], and that he, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contain, by signing his name in suh capacity.
          Witness my hand and official seal.
[Notarial Seal]
My Commission Expires:

Notary Public

[INSERT PROPERTY HEADER]
SCHEDULE A
OWNED PROPERTY

[INSERT PROPERTY HEADER]
SCHEDULE B
LEASED PROPERTY

SCHEDULE C
ARMSTRONG LEASE

[INSERT PROPERTY HEADER]
SCHEDULE D
CERTAIN BUILDINGS, STRUCTURES AND IMPROVEMENTS
None.

[INSERT PROPERTY HEADER]
SCHEDULE 1

Jurisdiction of
Name of Mortgagor	Organization
Western Mineral Development, LLC	Delaware

Western Diamond LLC	Nevada

Western Land Company, LLC	Kentucky

Ceralvo Holdings, LLC	Delaware

Armstrong Coal Company, Inc.	Delaware

[INSERT PROPERTY HEADER]
                    County, KY
EXHIBIT 1.1(M)(2)
FORM OF MORTGAGE (TERM)
MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF RENTS AND LEASES, FINANCING STATEMENT,
FIXTURE FILING AND AS-EXTRACTED COLLATERAL FILING (KENTUCKY)
(THIS MORTGAGE SECURES FUTURE ADVANCES)
by and from
[_____________________]
(collectively, the “Mortgagor”),
to
PNC BANK, NATIONAL ASSOCIATION,
a national banking association, not in its individual capacity, but solely as Administrative Agent, pursuant to that certain Credit Agreement, effective as of February 9, 2011, as amended, for the benefit of the Lenders under the
Credit Agreement (as all such terms are hereinafter defined),
“Mortgagee”
Dated February 8, 2011; effective as of February  , 2011
County:

State: Kentucky
THE ADDRESS OF MORTGAGEE IS:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent 249 Fifth Avenue Pittsburgh, Allegheny County, Pennsylvania 15222-2707 Attention: Richard Munsick, Senior Vice President
NOTE TO RECORDER: THIS MORTGAGE CONSTITUTES A FIXTURE FILING AND COVERS AS-
EXTRACTED COLLATERAL UNDER THE UCC (AS DEFINED HEREIN) AND IS TO BE CROSS-
REFERENCED IN THE RECORDS RELATING TO FIXTURE FILINGS AND AS-EXTRACTED
COLLATERAL FILINGS.
THE MORTGAGEE, AS SECURED PARTY, DESIRES THIS FIXTURE FILING AND FINANCING
STATEMENT COVERING AS-EXTRACTED COLLATERAL TO BE INDEXED AGAINST THE
OWNERS OF THE INTEREST IN THE REAL ESTATE DESCRIBED HEREIN.
PREPARED BY, RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

Matthew E. Shames, Esquire
Buchanan Ingersoll & Rooney PC
301 Grant Street, 20th Floor
One Oxford Centre
Pittsburgh, PA 15219-1410
REVIEWED FOR COMPLIANCE WITH APPLICABLE KENTUCKY LAW BY:

Andrew Fleischman, Esquire
Miller Wells PLLC
710 West Main Street, 4th Floor
Louisville, KY 40202

[INSERT PROPERTY HEADER]
MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF RENTS AND LEASES, FINANCING STATEMENT,
FIXTURE FILING AND AS-EXTRACTED COLLATERAL FILING (KENTUCKY)
THIS MORTGAGE SECURES FUTURE ADVANCES
     THIS MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES, FINANCING STATEMENT, FIXTURE FILING AND AS-EXTRACTED COLLATERAL FILING (this “Mortgage”) is made and executed the 8th day of February       , 2011, to be effective as of February  , 2011, and is made and delivered by [WESTERN MINERAL DEVELOPMENT, LLC, a Delaware limited liability company having an address at 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105 (“Western Mineral”),] [WESTERN DIAMOND LLC, a Nevada limited liability company having an address at 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105 (“Western Diamond”), ] [WESTERN LAND COMPANY, LLC, a Kentucky limited liability company having an address at 407 Brown Road, Madisonville, Kentucky 42431 (“Western Land”), ][(CERALVO HOLDINGS, LLC, a Delaware limited liability company having an address at 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105 (“Ceralvo”), ]and ARMSTRONG COAL COMPANY, INC., a Delaware corporation having an address at 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105 (“Armstrong” and together with                    , the “Mortgagor”), to and in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association with an address at 249 Fifth Avenue, Pittsburgh, Allegheny County, Pennsylvania 15222-2707, as Administrative Agent (“Administrative Agent”) for the Term Lenders under the Credit Agreement (as defined below) (Administrative Agent, together with its successors and assigns, “Mortgagee”).
     The maximum amount of indebtedness (exclusive of interest thereon) which may be outstanding hereunder at any time is Two Hundred Million and 00/100 Dollars ($200,000,000.00), as further described in the Credit Agreement dated as of February 9, 2011 (as hereinafter defined) with a maturity date of February 9, 2016, together with any additional sums advanced by Mortgagee pursuant to the provisions of this Mortgage or any Security Document, including but not limited to any payments by Mortgagee of impositions, expenses of maintenance, repair or preservation of the Mortgaged Property, costs of insurance incurred by Mortgagee, reasonable legal, management and consulting fees, and any other expenses and advances of Mortgagee whatsoever, the reimbursement of which by Mortgagor is provided for herein or in any Security Document, whether such sums are advanced before or after the entry of any judgment hereunder or under any other Security Document. Such indebtedness of the Mortgagor to the Mortgagee is evidenced by those certain Term Notes dated as of the effective date hereof in the aggregate face principal amount of $100,000,000.00, with interest thereon at the rate provided therein, payable to the order of the Mortgagor before February 9, 2016, which is the final maturity date thereof, as defined in the Credit Agreement.
          Notices pursuant to this Mortgage shall be delivered to:
PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent 249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707 Attention: Richard Munsick, Senior Vice President
ARTICLE 1
DEFINITIONS
     Section 1.1 Use of Capitalized Terms; Rules of Construction. All capitalized terms used herein without definition, unless otherwise indicated, shall have the respective meanings ascribed to them in the Credit Agreement. The rules of construction set forth in Section 1.2 of the Credit Agreement shall apply to this Mortgage.
     Section 1.2 Definitions. The following terms used in this Mortgage shall have the meanings set forth:
          (a) “Administrative Agent”: shall mean PNC Bank, National Association, in its capacity as Administrative Agent for the Lenders under the Credit Agreement, and any successor entity acting in such capacity.
          (b) “Bankruptcy Code”: shall have the meaning set forth in Section 4.4(a).
          (c) “Borrowers”: shall mean Armstrong Coal Company, Inc., a Delaware corporation, Armstrong Land Company, LLC, a Delaware limited liability company, Western Mineral Development, LLC, a Delaware limited liability company, Western Diamond LLC, a Nevada limited liability company, Western Land Company, LLC, a Kentucky limited liability company and Elk Creek, L.P., a Delaware limited partnership.
          (d) “Credit Agreement”: shall mean that certain Credit Agreement, dated as of February 9, 2011, by and among Borrowers, the Lenders, each Guarantor (including Mortgagors), and PNC Bank, National Association, in its capacity as Administrative Agent for the Lenders, as amended and as the same may be supplemented, amended, restated, refinanced, replaced, or modified from time to time.
          (e) “Event of Default”: shall mean an Event of Default as defined in Section 9.1 of the Credit Agreement.
          (f) “Guarantied Obligations”: shall have the meaning set forth in the Guaranty Agreement (Term).
          (g) “Guarantor”: shall have the meaning set forth in the Credit Agreement.
          (h) “Guaranty Agreement (Term)”: shall mean that certain Guaranty and Suretyship Agreement (Term), dated as of February 9, 2011, delivered by the Term Guarantors to the Administrative Agent, as the same may be supplemented, amended, restated, replaced, or modified from time to time.
          (i) “Lenders”: shall mean those financial institutions from time to time identified as “Lenders”, as defined in and pursuant to the Credit Agreement, and any of their respective successors and assigns.

2

          (j) “Loan Documents”shall have the meaning set forth in the Credit Agreement, and “Loan Document”shall mean any of the Loan Documents.
          (k) “Loan Parties”: shall mean Borrowers and the Guarantors, including Mortgagor, and “Loan Party”shall mean any of the Loan Parties.
          (l) “Loans”shall mean collectively, and “Loan”shall mean separately, all Loans or any Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to the Credit Agreement.
          (m) “Mortgaged Property”: shall mean all of Mortgagor’s right, title and interest now owned or hereafter acquired, installed, maintained or in force, in and to all of the following:
               (1) the fee interests owned by                    , as indicated on Schedule A, in the real property indicated on Schedule A, together with any greater estate therein as may now exist or hereafter may be acquired by any Mortgagor (the “Owned Property”);
               (2) the leasehold interests of                    , as indicated on Schedule B, in the real property indicated on Schedule B (the “Leased Property”),demised pursuant to the agreements identified at Schedule B (as such agreements may be supplemented, amended, restated, replaced, or modified from time to time, each such agreement a “Mortgaged Lease”, and collectively the “Mortgaged Leases”),together with any greater estate therein as may now exist or hereafter may be acquired by                    ;
               (3) the leasehold interest of Armstrong in the Owned Property and the Leased Property set forth on Schedules A and B, demised pursuant to the agreements identified on Schedule C (each of which agreements, as they may be supplemented, amended, restated, replaced, or modified from time to time, shall be also defined herein as a “Mortgaged Lease”, and included collectively in the definition of “Mortgaged Leases”), together with any greater estate therein as may now exist or hereafter may be acquired by Armstrong;
               (4) all fee and leasehold real estate interests now owned or hereafter acquired by Mortgagor in the County in which this Mortgage is recorded (the “Other Current or After-Acquired Property”);
(the Owned Property, the Leased Property, and the Other Current or After-Acquired Property are sometimes referred to herein collectively as the “Property”);
               (5) all coal and other minerals owned by Mortgagor or leased to Mortgagor (whether pursuant to the Mortgaged Leases or otherwise), located upon, under or in the Property, included within the Property in place and as produced and extracted (as produced and extracted, and including, but not limited to, “as-extracted collateral” as defined in the UCC, the “as-extracted collateral”),and all rights, privileges, titles and interests appurtenant and relating thereto and in connection therewith (including, without limitation, rights, privileges, titles and interests for the development, production, extraction, processing, treatment, storage, transportation and sale and other disposition of minerals and all contracts and other agreements relating to such activities as well as all accounts, accounts receivable, contract rights, other rights

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to the payments of monies, chattel paper and general intangibles arising from or relating to such activities) (the “Mineral Interests”);
               (6) except to the extent excluded from the lien of this Mortgage, all buildings, structures and improvements of Mortgagor, now or at any time situated, placed or constructed upon or under the Property (the “Improvements”; the Property and Improvements are collectively referred to as the “Premises”);
               (7) all materials, supplies, equipment (including, but not limited to, “equipment” as defined in the UCC), apparatus, standing timber and other goods attached to or installed in any of the Improvements or the Property, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities and fixtures (including, but not limited to, “fixtures” as defined in the UCC) placed or constructed upon the Property whether or not situated in easements (the “Fixtures”);
               (8) all goods, inventory, cut timber, accounts, general intangibles, instruments, documents, chattel paper, equipment, and all other personal property of any kind or character (including, but not limited to, “goods”, “inventory”, “accounts”, “general intangibles”, “instruments”, “documents”, “chattel paper” and “equipment” as defined in the UCC) as now or hereafter placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personality”);
               (9) all reserves, escrows or impounds required under the Loan Documents and all deposit accounts (including, but not limited to, “deposit accounts” as defined in the UCC) maintained by Mortgagor with respect to the Mortgaged Property (the “Deposit Accounts”);
               (10) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or hereafter in effect), including, without limitation, contract mining agreements, which grant to any Person, other than Mortgagor, a possessory interest in, or the right to use, all or any part of the Property, together with all related security and other deposits (as any of the foregoing may be supplemented, amended, restated, replaced, or modified from time to time, each a “Lease”, and collectively the “Leases”);
               (11) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable to Mortgagor by parties to the Leases or otherwise, for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying all or any part of the Property (the “Rents”);
               (12) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, all permits (subject to any required regulatory approval), licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of all or any part of the Property (as any of the foregoing may be supplemented, amended, restated, renewed, replaced, or modified from time to time, each a “Permit”, and collectively the “Permits”);

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               (13) all property tax refunds payable with respect to all or any part of the Property (the “Tax Refunds”);
               (14) all proceeds from any insurance policies covering any of the foregoing described in clauses (1) through and including (12) (the “Insurance”);
               (15) all awards, damages, remunerations, reimbursements, settlements or compensation made by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any part of the Property and any other property (the “Condemnation Awards”);
               (16) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to all or any part of the Property, Mineral Interests, Fixtures and Premises; and
               (17) all accessions to, products of, and replacements and substitutions for any of the foregoing described in clauses (1) through and including (15) and all proceeds thereof (including, but not limited to, “proceeds” and “accessions” as defined in the UCC) (the “Proceeds”).
           (n) “Notes”: shall mean, collectively, and “Note”shall mean separately, all of the Notes of the Borrowers in the form set forth in the Credit Agreement evidencing the Loans, together with all amendments, extensions, modifications, restatements, renewals, replacements, refinancings or refundings thereof, in whole or in part.
          (o) “Obligation(s)”: shall mean any obligation or liability of any of the Loan Parties to the Administrative Agent (as administrative agent on behalf of the Term Lenders) or any of the Term Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with the Credit Agreement, the Term Notes, the Letters of Credit (including, without limitation, the Reimbursement Obligations thereunder), the Agent’s Letter, this Mortgage or any other Loan Document. Obligations shall include the liabilities to any Term Lender, or any Affiliate or Subsidiary thereof, under any Lender Provided Interest Rate Hedge and Lender Provided Financial Services Obligations.
          (p) “Permitted Liens”shall have the meaning given to such term in the Credit Agreement, including all matters listed as “exceptions” in the Schedules and Exhibits thereto and hereto.
          (q) “Person”: shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.
          (r) “Revolver Mortgage”shall mean that certain Line of Credit Mortgage, Leasehold Mortgage, Security Agreement, Assignment of Rents and Leases, Financing Statement, Fixture Filing and As-Extracted Collateral Filing, from Mortgagor in favor of Mortgagee, of even date herewith, encumbering the Mortgaged Property and recorded in the Clerk’s Office of                    County, Kentucky.

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          (s) “Secured Debt”: shall mean: (1) the Obligations; (2) all Guarantied Obligations of any Guarantor under the Guaranty Agreement (Term); (3) all filing, registration and recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage and all intangible, documentary, stamp or similar taxes due upon recording this Mortgage or any amendment or modification of this Mortgage, together with any penalties, interest, charges and other amounts imposed upon or due in connection with such intangible, documentary, stamp or similar taxes, and all duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Term Notes; (4) all amounts expended by Mortgagee after declaration of an Event of Default pursuant to Article 5, to maintain the lien of this Mortgage, or to protect the property secured by this Mortgage, including, without limitation, amounts in respect of insurance premiums, real estate taxes, litigation expenses to prosecute or defend the rights, remedies and lien of this Mortgage or title to the property secured hereby, and any costs, charges or amounts to which Mortgagee becomes subrogated upon payment, whether under recognized principles of law or equity or under express statutory authority, together with interest on all the foregoing amounts at the highest rate at which interest is then computed on any portion of the Secured Debt; and (5) all obligations from time to time of any Loan Party under or in connection with any Lender Provided Financial Services Obligations or a Lender Provided Interest Rate Hedge, as the same may be amended, modified or supplemented from time to time in accordance with the terms therewith. The Secured Debt shall include all Term Loans, all Participation Advances, all Reimbursement Obligations of Term Borrowers, Mortgagor, and any other Loan Party with respect to any Letter of Credit, each made or issued in accordance with the terms of the Credit Agreement, and all Letter of Credit Borrowings.
          (t) “Security Agreement (Term)”: shall mean that certain Security Agreement (Term) dated as of February 9, 2011, to which the Mortgagor and Mortgagee (among others) are parties, as the same may be supplemented, amended, restated, replaced, or modified from time to time.
          (u) “Security Documents”: shall mean all security agreements, pledge agreements, mortgages, deeds of trust and all other documents, instruments, and agreements sufficient to provide the Administrative Agent for the benefit of the Term Lenders with a perfected Lien, subject only to Permitted Liens, on any property of the Mortgagor.
          (v) “Term Borrowers”shall mean those Borrowers from time to time identified as “Term Borrowers”, as defined in and pursuant to the Credit Agreement, and any of their respective successors and assigns, and “Term Borrower”shall mean any of the Term Borrowers.
          (w) “Term Lenders”: shall mean those financial institutions from time to time identified as “Term Lenders”, as defined in and pursuant to the Credit Agreement, and any of their respective successors and assigns.
          (x) “Term Loans”shall mean collectively, and “Term Loan”shall mean separately, all Loans or any Loan made by the Term Lenders or one of the Term Lenders to the Term Borrowers pursuant to the Credit Agreement.

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          (y) “Term Notes”: shall mean, collectively, and “Term Note”shall mean separately, all of the Notes of the Term Borrowers in the form set forth in the Credit Agreement evidencing the Term Loans, together with all amendments, extensions, modifications, restatements, renewals, replacements, refinancings or refundings thereof, in whole or in part.
          (z) “UCC”: shall mean the Uniform Commercial Code in effect in the state in which the Property is located, as amended from time to time.
ARTICLE 2
GRANT
     Section 2.1 Grant. To secure the full and timely payment and performance of the Secured Debt, including without limitation the Guarantied Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to Mortgagee, as Administrative Agent for the Term Lenders, the Mortgaged Property, subject, however, only to Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, as Administrative Agent for the Term Lenders and for other Persons from time to time holders of the Secured Debt. Mortgagor does hereby bind itself, its respective successors and assigns to WARRANT AND FOREVER DEFEND the title to its respective interests in and to the Mortgaged Property.
     Provided further, subject to the terms hereof and of the Credit Agreement, the Loan Documents and the other Security Documents, until an Event of Default shall occur, Mortgagor shall have and possess the full right and privilege to own, lease, operate, manage and control its interests in and to the Mortgaged Property in all respects, to extract the Mineral Interests therefrom, and to do all other matters and things that Mortgagor deems necessary, desirable or appropriate thereon and therewith, subject only to Permitted Liens.
     Section 2.2 Maximum Secured Amount. Pursuant to Kentucky Revised Statutes (“KRS”) 382.520, this Mortgage shall secure the payment of the Secured Debt in the original amount of $100,000,000, plus an additional amount up to $100,000,000, plus accrued interest and costs and fees.
     Section 2.3 Maturity of the Secured Debt. The final maturity date of the Secured Debt is February 9, 2016, as such date may be extended by agreement of the parties from time to time.
     Section 2.4 Priority of Lien. The parties hereto agree and acknowledge that this Mortgage shall be deemed to be prior to the Revolver Mortgage, regardless of whether this Mortgage is recorded before the Revolver Mortgage.

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ARTICLE 3
WARRANTIES, REPRESENTATIONS AND COVENANTS
          Mortgagor hereby warrants and represents to, and covenants with, Mortgagee as follows:
     Section 3.1 First Lien Status. Except for Permitted Liens, Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage against the Mortgaged Property. If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall as promptly as practical, and at its expense, take such reasonable action so as to cause it to be released or contest the same (as determined by Mortgagor) in compliance with the requirements of the Credit Agreement, the Loan Documents and the other Security Documents.
     Section 3.2 Payment and Performance. Mortgagor shall pay and perform the Secured Debt in a timely manner, when required, and in compliance with all terms, covenants and conditions set forth in the Credit Agreement.
     Section 3.3 Inspection. Mortgagor shall permit Mortgagee, and its agents, representatives and employees, upon reasonable prior notice to the Mortgagor, to inspect the Mortgaged Property and all books and records of each Mortgagor related thereto, as provided in the Credit Agreement.
     Section 3.4 Insurance; Condemnation Awards and Insurance Proceeds.
          (a) Insurance. Mortgagor shall maintain or cause to be maintained, with respect to its Mortgaged Property, insurance against loss or damage as and to the extent required pursuant to the terms of the Credit Agreement. Other than those buildings, structures and improvements specified on Schedule D, which buildings, structures and improvements expressly do not constitute Mortgaged Property subject to the terms of this Mortgage, if any portion of an enclosed structure now or hereafter located on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any amendment or successor act thereto), then Mortgagor shall maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Act.
          (b) Condemnation Awards. Subject to the terms of the Credit Agreement applicable to proceeds payable as the result of any condemnation proceeding, Mortgagor assigns all Condemnation Awards to Mortgagee and authorizes Mortgagee to collect and receive such Condemnation Awards and to give proper receipts and acquittances therefor.
          (c) Insurance Proceeds. Subject to the terms of the Credit Agreement applicable to proceeds payable as the result of an insured loss or casualty or other event, Mortgagor assigns to Mortgagee all proceeds of any Insurance policies insuring against loss or damage or other event with respect to the Mortgaged Property. Subject to the terms of the Credit Agreement, Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes

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and directs the issuer of each of such Insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly.
     Section 3.5 Impositions. Subject to Section 8.1.2 of the Credit Agreement, before the date when any fine, late charge or other penalty for late payment may be imposed, Mortgagor shall pay and discharge or cause to be paid or discharged all taxes of every kind and nature (including real and personal property taxes on the Mortgaged Property and income, franchise, withholding, profits and gross receipts taxes if such taxes are required to be paid in lieu of real or personal property taxes, any tax imposed directly or indirectly on the Mortgagee with respect to the Mortgaged Property or this Mortgage, the value of the equity of Mortgagor therein or the indebtedness evidenced by the Notes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments (including, without limitation, any condominium or planned unit development assessments, if any), levies, permits, inspection and license fees, all mortgages and other liens which may be permitted by Mortgagee, all water and sewer rents and charges and all other charges and liens, even if unforeseen or extraordinary, imposed upon or assessed against Mortgagor or any of the Mortgaged Property or arising in respect of the occupancy, use or possession thereof.
ARTICLE 4
LEASEHOLD MORTGAGE PROVISIONS
          Mortgagor hereby represents and warrants to, and covenants with, Mortgagee as follows:
     Section 4.1 Estoppel Certificates. Mortgagors shall, within thirty (30) days after written request from Mortgagee, use its reasonable efforts to obtain from each lessor and deliver to Mortgagee a certificate setting forth the name of the tenant under each Mortgaged Lease and stating that such Mortgaged Lease is in full force and effect, is unmodified or, if such Mortgaged Lease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereof has been served on Mortgagor, stating that no default or event which with notice or lapse of time (or both) would become a default is existing under such Mortgaged Lease (or if any such default or event is existing, specifying the nature of such default or event), stating the date to which rent has been paid, and containing such other statements and representations as may be reasonably requested by Mortgagee.
     Section 4.2 No Merger. So long as any of the Secured Debt remains unpaid or unperformed, the fee title to, and the leasehold estate in, the Leased Property subject to any Mortgaged Lease shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the lessor or in Mortgagor, or in a third party, by purchase or otherwise. If Mortgagor acquires the fee title or any other estate, title or interest in the Leased Property, or any part thereof, the lien of this Mortgage shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein. Mortgagor agrees to execute all instruments and documents that Mortgagee may reasonably require to ratify, confirm and further evidence the lien of this Mortgage on the acquired estate, title or interest. Furthermore, Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact to execute and deliver, following an Event of Default, all such instruments and

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documents in the name and on behalf of Mortgagor. This power, being coupled with an interest, shall be irrevocable until all of the Obligations are indefeasibly paid in full in cash, the Letters of Credit have expired or are terminated, and the Commitments terminated.
     Section 4.3 No Duties Imposed on Mortgagee. Notwithstanding anything to the contrary contained herein, Mortgagee shall have no liability or obligation under any Mortgaged Lease by reason of its acceptance of this Mortgage, except as set forth in the following sentence. Mortgagee shall be liable for the obligations of the tenant arising out of any Mortgaged Lease for only that period of time for which Mortgagee is in possession of the Premises or has acquired, by foreclosure or otherwise, and is holding all of Mortgagor’s right, title and interest therein, subject, however, in any case to the obligations and requirements of the Mortgagor and the Loan Parties to indemnify Mortgagee as provided in the Credit Agreement and any of the other Loan Documents.
     Section 4.4 Bankruptcy Provisions Relating to Mortgaged Leases.
          (a) Election under Section 365(h) of Bankruptcy Code. If any lessor under any Mortgaged Lease rejects or disaffirms, or seeks or purports to reject or disaffirm, any such Mortgaged Lease pursuant to any proceeding under Title 11 of the United States Code (the “Bankruptcy Code”),then Mortgagor shall not exercise an election under Section 365(h) of the Bankruptcy Code (a “365(h) Election”)except as otherwise provided in this paragraph. To the extent permitted by Law, Mortgagor shall not suffer or permit the termination of a Mortgaged Lease by exercise of the 365(h) Election or otherwise without Mortgagee’s consent. Mortgagor acknowledges that because the Mortgaged Leases are a primary element of Mortgagee’s security for the Secured Debt, it is not anticipated that Mortgagee would consent to termination of any Mortgaged Lease. If Mortgagor makes any 365(h) Election in violation of this Mortgage, then such 365(h) Election shall be void and of no force or effect.
          (b) Assignment to Mortgagee. Mortgagor hereby assigns to Mortgagee the 365(h) Election with respect to each Mortgaged Lease until the Obligations have been indefeasibly paid in full in cash, the Letters of Credit have expired or are terminated, and the Commitments terminated. Mortgagor acknowledges and agrees that the foregoing assignment of the 365(h) Election and related rights is one of the rights that Mortgagee may use at any time to protect and preserve Mortgagee’s other rights and interests under this Mortgage. Mortgagor further acknowledges that exercise of the 365(h) Election in favor of terminating any Mortgaged Lease would constitute waste prohibited by this Mortgage.
          (c) Occupancy Rights. Mortgagor acknowledges that if the 365(h) Election is exercised in favor of such Mortgagor remaining in possession under a Mortgaged Lease, then Mortgagor’s resulting occupancy rights, as adjusted by the effect of Section 365 of the Bankruptcy Code, shall then be part of the Mortgaged Property and shall be subject to the lien of this Mortgage.
          (d) Rejection of Mortgaged Lease by Lessor. If a lessor under any Mortgaged Lease rejects or disaffirms any such Mortgaged Lease or purports or seeks to disaffirm any such Mortgaged Lease pursuant to any proceeding under the Bankruptcy Code, then (1) the Mortgagor shall remain in possession of the Property demised under any such Mortgaged Lease so rejected

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or disaffirmed and shall perform all acts reasonably necessary for Mortgagor to remain in such possession for the unexpired term of any such Mortgaged Lease, whether the then existing terms and provisions of such Mortgaged Lease require such acts or otherwise; and (2) all of the terms and provisions of this Mortgage and the lien created by this Mortgage shall remain in full force and effect and shall extend automatically to all of Mortgagor’s rights and remedies arising at any time under, or pursuant to, Section 365(h) of the Bankruptcy Code, including all of its rights to remain in possession of the Property.
          (e) Assignment of Claims to Mortgagee. Mortgagor, as promptly as practical after learning that a lessor under any Mortgaged Lease has failed to perform the terms and provisions thereunder (including by reason of a rejection or disaffirmance or purported rejection or disaffirmance of any such Mortgaged Lease pursuant to any proceeding under the Bankruptcy Code), shall notify Mortgagee of any such failure to perform. Mortgagor unconditionally assigns, transfers, and sets over to Mortgagee any and all damage claims thereunder. This assignment constitutes a present, irrevocable, and unconditional assignment of all damage claims under the Mortgaged Leases, and shall continue in effect until the Obligations have been indefeasibly paid in full in cash, the Letters of Credit have expired or are terminated, and the Commitments terminated. Notwithstanding the foregoing, Mortgagee grants to the Mortgagor a revocable license to exercise any such Mortgaged Lease damage claims, which license may only be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default.
          (f) New Lease Issued to Mortgagee. If any Mortgaged Lease is for any reason whatsoever terminated before the expiration of its term and, pursuant to any provision thereof, Mortgagee or its designee shall acquire from the lessor thereunder a new lease of the same leased premises, then Mortgagor shall not have any right, title or interest in or to such new leases or the estates created thereby.
ARTICLE 5
DEFAULT AND FORECLOSURE
     Section 5.1 Remedies. Upon the occurrence and during the continuance of an Event of Default, any one or more of the following rights, remedies and recourses may be exercised:
          (a) Acceleration. Subject to the terms of the Credit Agreement, any of the Obligations or any portion thereof may become immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor). Upon the occurrence of an Event of Default under Section 9.1.12 of the Credit Agreement, all Obligations shall automatically and immediately become due and payable without notice or any other act on the part of Administrative Agent or any other holder of any portion of the Obligations.
          (b) Entry on Mortgaged Property. Subject to applicable Law, Mortgagee may enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property following the occurrence and during the continuance of an Event of Default,

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without Mortgagee’s prior written consent, subject to applicable Law, Mortgagee may invoke any legal remedies to dispossess Mortgagor.
          (c) Operation of Mortgaged Property. Subject to applicable Law, Mortgagee may hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (including making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary, also including the mining and sale of Mineral Interests on the Mortgaged Property), and apply all Rents, Proceeds and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 9.2.4 of the Credit Agreement.
          (d) Foreclosure and Sale. Mortgagee may (i) institute and maintain an action of mortgage foreclosure against the Mortgaged Property and the interests of the Mortgagor therein, (ii) institute and maintain an action on any instruments evidencing the Secured Debt or any portion thereof, and (iii) take such other action at law or in equity for the enforcement of the Credit Agreement, the Loan Documents or any of the other Security Documents as the law may allow, and in each such action Mortgagee shall be entitled to all costs of suit and attorneys’ fees. Mortgagee may institute proceedings for the complete foreclosure of this Mortgage by judicial action, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by Law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or Administrative Agent (if different than Mortgagee) may be a purchaser at such sale. If Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to the Secured Debt in accordance with the Credit Agreement.
          (e) Receiver. Mortgagee may make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Secured Debt, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by such court, and in a manner consistent with the terms of any applicable Mortgaged Lease, and shall apply such Rents, Proceeds and other amounts collected by Mortgagee in accordance with the provisions of Section 9.2.4 of the Credit Agreement.
          (f) Other Remedies. Subject to applicable Law, Mortgagee may exercise all other rights, remedies and recourses granted to Mortgagee with respect to all or any portion of

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the Mortgaged Property pursuant to the terms of the Credit Agreement, the Loan Documents or the Security Documents, or otherwise available at law or in equity.
     Section 5.2 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such other manner and order as Mortgagee in its sole discretion may elect. The right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.
     Section 5.3 Remedies, Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses with respect to the enforcement against all or any portion of the Mortgaged Property granted pursuant to this Mortgage, under the Credit Agreement or any of the Loan Documents or the other Security Documents, and available at law or equity (including the UCC), which rights, (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated for the payment or performance of the Secured Debt or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses relating to all or any portion of the Mortgaged Property, or otherwise at law or equity shall be deemed to cure any Event of Default.
     Section 5.4 Release of and Resort to Collateral. Subject to the terms of the Credit Agreement, Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, all or any portion of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by this Mortgage or its status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Secured Debt, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.
     Section 5.5 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by Law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to any Mortgagor by virtue of any present or future statute of limitations or Law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) except as otherwise expressly set forth herein or in the Credit Agreement, all notices of any Event of Default or of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under each Loan Document, including this Mortgage, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.
     Section 5.6 Discontinuance of Proceedings. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Agreement, this Mortgage or any other Loan Document or Security Document, and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their respective former positions with respect to the Secured Debt, the Loan Documents, the other Security Documents, the Mortgaged

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Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist, or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Credit Agreement, this Mortgage, the Loan Documents or any Security Document for such Event of Default.
     Section 5.7 No Liability of the Mortgagee in Collecting. The Mortgagee is hereby absolved from all liability for failure to enforce collection of any Proceeds assigned by this Mortgage (and no such failure shall be deemed to be waiver of any right of the Mortgagee under this Article 5) and from all other responsibility in connection therewith, except the responsibility to account to the Mortgagor for funds actually received, it being understood and agreed that Mortgagee’s ledger and other relevant records shall, in the absence of manifest error, be conclusive as the statement of funds so received.
     Section 5.8 Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1 will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable Law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, such Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.
     Section 5.9 Additional Advances and Disbursements; Costs of Enforcement.
          (a) Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section 5.9, or otherwise under this Mortgage, the Credit Agreement, the other Loan Documents or any of the other Security Documents, or applicable Law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the highest rate at which interest is then computed on any portion of the Secured Debt, and all such sums, together with interest thereon, shall be secured by this Mortgage.
          (b) Mortgagor shall pay all reasonable expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage, or the enforcement, compromise or settlement of the Secured Debt or any claim under this Mortgage and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.
     Section 5.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Mortgagee hereunder or under the Credit Agreement or under any other Loan Document, or at law or in equity, shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take

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any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases, Mortgaged Leases, or otherwise.
     Section 5.11 Effect of Sale. Any sale or sales of any portion of the Mortgaged Property, whether by virtue of foreclosure proceedings or otherwise, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of Mortgagor of, in and to its interests in the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor, and its successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Mortgagor or its successors or assigns. Nevertheless, Mortgagor, if requested by Mortgagee so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.
     Section 5.12 Obligations Survive Judgment.
          (a) All of the Secured Debt then outstanding shall survive the entry of any judgment for foreclosure of this Mortgage, and shall also survive the entry of any judgment on the Credit Agreement, the Notes, or any of the other Loan Documents or Security Documents, or with respect to any of the Secured Debt then outstanding. Without limiting the generality of the foregoing, despite the entry of any such judgment, the Mortgagor shall continue to be bound by all of its covenants and promises contained in the Credit Agreement, the Loan Documents and the other Security Documents.
          (b) It is the intention of Mortgagor and Mortgagee that none of the Secured Debt then outstanding shall merge into or be extinguished by any judgment referred to in the above subsection (a), but that all of such Secured Debt shall continue in full force and effect notwithstanding the entry of any such judgment, and that all of such Secured Debt shall continue to be secured by this Mortgage.
          (c) Notwithstanding the entry of any judgment referred to in the above subsection (a), interest shall continue to accrue after the entry of any such judgment on all of the Secured Debt then outstanding at the rate or rates provided for in the Credit Agreement or the applicable Lender Provided Interest Rate Hedge or Lender Provided Financial Services Product (including any applicable default rate or post maturity rate) until paid despite any statutory provision with respect to interest rates on judgments, and all such interest shall continue to be secured by this Mortgage.
ARTICLE 6
ASSIGNMENT OF RENTS AND LEASES
     Section 6.1 Assignment. In furtherance of and in addition to the grant and assignment made by Mortgagor in Section 2.1 of this Mortgage, the Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its respective right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its respective right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have

15

occurred and be continuing, the Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Secured Debt or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice to Mortgagor by Mortgagee (any such notice being hereby expressly waived by Mortgagor to the extent permitted by applicable Law).
     Section 6.2 Indebtedness Secured. This Assignment is made for the purposes of securing:
          (a) The payment of the Secured Debt; and
          (b) the performance and discharge of each and every obligation, covenant and agreement of Mortgagor contained herein and in the Credit Agreement and the other Loan Documents.
     Section 6.3 Perfection Upon Recordation. Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage, and Mortgagee shall have, to the extent permitted under applicable Law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage, Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and to the extent permitted under applicable Law, all third parties, including any subsequently appointed trustee in any case under the Bankruptcy Code, without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.
     Section 6.4 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case under the Bankruptcy Code and to all amounts paid as Rents, and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case under the Bankruptcy Code.
     Section 6.5 Application of Rents. All Rents received by Mortgagee pursuant to this Article 6 shall be applied and disposed of as provided in the Credit Agreement, specifically in Section 9.1.4 of the Credit Agreement.
     Section 6.6 No Liability of Mortgagee in Collecting. Mortgagee is hereby absolved from all liability for failure to enforce collection of any Rents so assigned (and no such failure shall be deemed to be waiver of any right of Mortgagee under this Article 6) and from all other responsibility in connection therewith, except the responsibility to account to Mortgagor for funds actually received.

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     Section 6.7 Assignment Not a Restriction on Mortgagee’s Rights. Nothing herein contained shall detract from or limit the absolute obligation of the Mortgagor to make payment of the Secured Debt regardless of whether the Rents assigned by this Article 6 are sufficient to pay the same, and the rights under this Article 6 shall be in addition to all other security now or hereafter existing to secure the payment and performance of the Secured Debt.
ARTICLE 7
SECURITY AGREEMENT AND FIXTURE FILING
     Section 7.1 Security Interest. This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable Law with respect to all existing or hereafter acquired “as-extracted collateral”, “Mineral Interests”, “Improvements”, “Premises”, “Fixtures”, “Leases”, “Rents”, “Personalty”, “Permits”, “Proceeds”, “Deposit Accounts”, “Tax Refunds”, “Insurance” and “Condemnation Awards”, each as defined herein. To this end, Mortgagor grants to Mortgagee a first and prior security interest in all existing or hereafter acquired “as-extracted collateral”, “Mineral Interests”, “Improvements”, “Premises”, “Fixtures”, “Leases”, “Rents”, “Personalty”, “Permits”, “Proceeds”, “Deposit Accounts”, “Tax Refunds”, “Insurance” and “Condemnation Awards”, to secure the payment and performance of the Secured Debt, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to all existing or hereafter acquired “as-extracted collateral”, “Mineral Interests”, “Improvements”, “Premises”, “Fixtures”, “Leases”, “Rents”, “Personalty”, “Permits”, “Proceeds”, “Deposit Accounts”, “Tax Refunds”, “Insurance” and “Condemnation Awards” or other Mortgaged Property, sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.
     Section 7.2 Financing Statements. Each Mortgagor hereby irrevocably authorizes Mortgagee to cause financing statements (and amendments thereto and continuations thereof), naming itself, individually, and/or as Administrative Agent for the Lenders, as secured party, and such Mortgagor as debtor with respect to any of its Mortgaged Property, together with any further such documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by Law to so create, perfect and preserve such security interest. Each Mortgagor specifically also authorizes Mortgagee to file any such financing statements without such Mortgagor’s execution of any such financing statements. Mortgagor represents and warrants to Mortgagee that Mortgagor’s jurisdiction of organization, as set forth in Schedule 1 is correct. After the date of this Mortgage, Mortgagor shall not change its name, type of organization, organizational identification number (if any), jurisdiction of organization or location (within the meaning of the UCC) without giving at least ten (10) days’ prior written notice to Mortgagee.
     Section 7.3 Fixture and “as-extracted collateral” Filing This Mortgage shall also constitute a “fixture filing” and an “as-extracted collateral” filing for the purposes of the UCC against all of the Mortgaged Property which is or is to become “fixtures” or “as-extracted collateral” related to the Premises. Mortgagor is a “Debtor” and its exact legal name and mailing address are set forth in the preamble of this Mortgage immediately preceding Article 1. Mortgagee is the “Secured Party” and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble

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of this Mortgage immediately preceding Article 1. A statement describing the portion of the Mortgaged Property comprising the Fixtures, and “as-extracted collateral”, hereby secured is set forth in Section 1.2(m) of this Mortgage. Mortgagor represents and warrants to Mortgagee that Mortgagor is the record owner of the fee interests or owner of its leasehold interest in the Mortgaged Property, as the case may be, as set forth on Schedules A, B and C. With respect to Fixtures and “as-extracted collateral” located on Mortgaged Property in which the Mortgagor has an unrecorded leasehold interest, Schedule B sets forth the name and address of the record owner of such Mortgaged Property. The information provided in this Section 7.3 is provided so that this Mortgage shall comply with the requirements of the UCC for a mortgage instrument to be filed as a financing statement.
     Section 7.4 Mortgage Also a Security Agreement. This Mortgage shall also constitute a “security agreement” under the UCC. In the event of any irreconcilable conflict with respect to the “Collateral” (as such term is defined in any Security Agreement), between the provisions of this Mortgage and the provisions of such Security Agreement, the provisions of such Security Agreement shall control.
ARTICLE 8
MISCELLANEOUS
     Section 8.1 Notices. Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 11.5 of the Credit Agreement.
     Section 8.2 Effect of Guaranty Agreement. If this Mortgage secures an obligation of guaranty or suretyship or if this Mortgage is securing the obligation of another person or entity, then Mortgagor further agrees that:
          (a) Mortgagee may do any of the following without notice to Mortgagor or to any other party obligated to Mortgagee with respect to any of the Secured Debt, and without adversely affecting the validity or enforceability of this Mortgage or any of the Secured Debt: (i) release, surrender, exchange, compromise or settle the Secured Debt or any part thereof; (ii) change, renew or waive the terms of the Secured Debt, or any part thereof; (iii) change, renew or waive the terms of any Loan Document or any other note, instrument or agreement relating to the Secured Debt, such rights in Mortgagee to include without limitation the right to change the rate of interest charged with respect to the Secured Debt or any part thereof (in which event the obligations of Mortgagor shall be deemed also to include all interest at such changed rate); (iv) grant any extension or indulgence with respect to the payment or performance of the Secured Debt or any part thereof; (v) enter into any agreement of forbearance with respect to the Secured Debt, or any part thereof; (vi) release, surrender, exchange or compromise any security held by Mortgagee for any of the Secured Debt; (vii) release any other person who is a guarantor or surety or other obligor of, or who has agreed to purchase, the Secured Debt or any part thereof; and (viii) release, surrender, exchange or compromise any security or lien held by Mortgagee for the Secured Debt or any part thereof. Mortgagor agrees that Mortgagee may do any of the above as Mortgagee deems necessary or advisable, in Mortgagee’s sole discretion, without giving any notice to Mortgagor, and that Mortgagor will remain liable for full payment and performance of the Secured Debt.

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          (b) Mortgagor waives and agrees not to enforce any of the rights of Mortgagee against any guarantor or other obligor of any of the Secured Debt, or obligor of any obligations which the Secured Debt secure, unless and until all Secured Debt shall have been paid in full to Mortgagee including, but not limited to: (i) any right of Mortgagor to be subrogated in whole or in part to any right or claim with respect to any of the Secured Debt or any portion thereof; and (ii) any right of Mortgagor to require the marshaling of assets which might otherwise arise from partial payment or performance by Mortgagor to Mortgagee on account of the Secured Debt or any portion thereof.
     Section 8.3 Covenants Running with the Land. All obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the land. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of this Mortgage; provided, however, that no such party shall be entitled to any rights hereunder without the prior written consent of Mortgagee.
     Section 8.4 Mortgagee’s Right to Protect Security. Mortgagee is hereby authorized to do any one or more of the following, irrespective of whether an Event of Default has occurred: (a) appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee hereunder; and (b) take such action as Mortgagee may determine to pay, perform or comply with any insurance or other legal requirements, to cure any Event of Default and to protect its security in the Mortgaged Property.
     Section 8.5 Attorney-in-Fact. Upon the occurrence of an Event of Default that has not been waived, Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, with full authority in the place and stead of Mortgagor and in the name of Mortgagor or otherwise, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the “Mineral Interests”, “as-extracted collateral”, “Improvements”, “Premises”, “Fixtures”, “Leases”, “Rents”, “Personalty”, “Permits”, “Proceeds”, “Deposit Accounts”, “Tax Refunds”, “Insurance” and “Condemnation Awards” or other Mortgaged Property in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute, and file or record financing statements and continuation statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) after the occurrence and during the continuance of any Event of Default, to perform any obligation of Mortgagor hereunder, provided, however, that (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor, (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Secured Debt and shall bear interest at the highest rate at which interest is then computed on any portion of the Secured Debt, (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee, and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 8.5.

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     Section 8.6 Mortgagee’s Costs and Expenses. If, as the result of an occurrence of an Event of Default, or the exercise by Mortgagee of any of its rights under this Mortgage, Mortgagee shall become a party, either as plaintiff or defendant or otherwise, to any suit or legal proceeding affecting any of the Mortgaged Property or the Secured Debt, or if review and approval of any document, or any other matter related to any of the Secured Debt, is required by, or requested of, Mortgagee, Mortgagor shall pay to Mortgagee on demand its reasonable costs, expenses and attorneys’ fees incurred in connection therewith. If such amounts are not paid, they shall be added to the principal secured hereby, shall be included as part of the Secured Debt and shall bear interest at the highest rate at which interest is then computed on any portion of the Secured Debt from the date of demand.
     Section 8.7 Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and each Mortgagor and their respective successors and assigns. Each Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder. Each Mortgagor agrees, (i) that nothing herein shall be deemed to prohibit the assignment or negotiation, with or without recourse, of the Notes or any future advances, amendments, restatements, supplements, modifications, extensions, renewals, replacements, substitutions, refinancings, refundings or waivers thereof, or of the Credit Agreement or any of the other Loan Documents or Security Documents, or any interest of Mortgagee, the Administrative Agent, or the Lenders therein, or the assignment of this Mortgage, provided any such assignment or negotiation is permitted under and in compliance with the Credit Agreement, and (ii) within thirty (30) days after request by Mortgagee, Mortgagor shall certify to the assignee of this Mortgage, to Mortgagee and to such other persons as Mortgagee may reasonably request, that this Mortgage is in full force and effect, and the amount or amounts of the principal balance of the Loans, and amounts due under any Letters of Credit, the terms of the Notes, and all such other matters relating to the status of this Mortgage and the Notes, and in such form as Mortgagee or such assignee may reasonably require.
     Section 8.8 No Waiver. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Credit Agreement or this Mortgage, or of any other Loan Document, shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions thereof.
     Section 8.9 Conflicts Between Documents. In the event of any irreconcilable conflict between the provisions of this Mortgage and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall control.
     Section 8.10 Release or Reconveyance. Notwithstanding anything to the contrary contained in this Mortgage, upon indefeasible payment in full in cash of the Obligations, termination of the Commitments, expiration or termination of all Letters of Credit, and payment and performance of all Obligations, or upon a sale or other disposition of the Mortgaged Property permitted by the Credit Agreement, all obligations of Mortgagor under this Mortgage shall terminate, and Mortgagee, at Mortgagor’s request and expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to the Mortgagor.

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     Section 8.11 Waiver of Stay, Moratorium and Similar Rights. Each Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium Law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or any other Loan Document or the Credit Agreement, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.
     Section 8.12 Applicable Law. The provisions of this Mortgage shall be governed by, and construed in accordance with, the Laws of the State where the Property is located.
     Section 8.13 Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.
     Section 8.14 Further Assurances. Mortgagor agrees to execute such further assurances, documents and instruments as may be reasonably requested by Mortgagee for the purposes of further evidencing, carrying out and/or confirming this Mortgage and for all other purposes intended by this Mortgage.
     Section 8.15 Severability. If any provision of this Mortgage shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason, such provision shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Mortgage.
     Section 8.16 Subrogation. If the proceeds of any Loan or other credit extended by Mortgagee, the repayment of which is hereby secured, is used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior lien or encumbrance upon the Mortgaged Property or any part thereof, then Mortgagee shall be subrogated to any additional security held by the holder of such lien or encumbrance.
     Section 8.17 Time of Essence. Time is of the essence as to all of Mortgagor’s obligations hereunder and under the Credit Agreement, the Loan Documents and the other Security Documents and under any and all other documents relating in any manner to any of the Secured Debt.
     Section 8.18 Status of Parties. It is understood and agreed that nothing contained in this Mortgage, the Credit Agreement, the Loan Documents or the other Security Documents shall be construed to constitute a partnership, joint venture or co-tenancy between or among Borrowers, Mortgagor and any of their respective Affiliates, and Mortgagee, the Administrative Agent and/or any of the Lenders.
     Section 8.19 Entire Agreement. This Mortgage, the Credit Agreement, the Loan Documents and the other Security Documents embody the entire agreement and understanding between Mortgagee and Mortgagor relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, such documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

21

     Section 8.20 Joint and Several Obligations. If there is more than one party identified in this Mortgage as a “Mortgagor”, then each such party so identified shall be liable, jointly and severally, for all obligations of any Mortgagor hereunder. As used herein, “Mortgagor” and “Mortgagors” shall also refer to any subsequent owners or lessees of all or any portion of the Mortgaged Property.
[Remainder of Page intentionally left blank]

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     Section 8.21 WAIVER OF TRIAL BY JURY.
     MORTGAGOR AND MORTGAGEE EACH WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON OR RELATED TO THE SUBJECT MATTER OF THIS MORTGAGE OR THE CREDIT AGREEMENT, OR ANY OF THE OTHER LOAN DOCUMENTS OR SECURITY DOCUMENTS TO WHICH MORTGAGOR IS A PARTY, OR ANY OF THE TRANSACTIONS RELATED TO ANY OF THE SECURED DEBT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY MORTGAGOR AND MORTGAGEE, AND MORTGAGOR AND MORTGAGEE EACH ACKNOWLEDGE THAT NO ONE OF THE OTHER NOR ANY PERSON ACTING ON BEHALF OF THE OTHER HAS OR HAVE MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. MORTGAGOR AND MORTGAGEE EACH FURTHER ACKNOWLEDGE THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS MORTGAGE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
Initials of Western Mineral:
Initials of Western Diamond:
Initials of Western Land:
Initials of Ceralvo:
Initials of Armstrong:
[EDIT ABOVE LIST AS APPLICABLE]
     Section 8.22 Exempted Transactions. MORTGAGOR AND MORTGAGEE EACH AGREE THAT THE SECURED DEBT REPRESENTS EXEMPTED TRANSACTIONS UNDER THE TRUTH-IN-LENDING ACT, 15 U.S.C. SECTION 1601, ET SEQ.
[Remainder of Page intentionally left blank]

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[INSERT PROPERTY HEADER]
     [SIGNATURE PAGE TO MORTGAGE - _________ COUNTY, KY]
          IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR: WESTERN MINERAL DEVELOPMENT, LLC, a Delaware limited liability company
By:
	Name:	Martin D. Wilson
	Title:	Manager

WESTERN DIAMOND LLC, a Nevada limited liability company
By:
	Name:	Martin D. Wilson
	Title:	Manager

WESTERN LAND COMPANY, LLC, a Kentucky limited liability company
By:
	Name:	Martin D. Wilson
	Title:	Manager

CERALVO HOLDINGS, LLC, a Delaware limited liability company
By:
	Name:	Martin D. Wilson
	Title:	Manager

ARMSTRONG COAL COMPANY, INC., a Delaware corporation
By:
	Name:	Martin D. Wilson
	Title:	President

[Section 8.21 must be initialed]

     [NOTARY PAGE TO MORTGAGE- _________COUNTY, KY]

COMMONWEALTH OF PENNSYLVANIA	)
	)	ss.:
COUNTY OF ALLEGHENY	)
          On this, the 8th day of February, 2011, before me, a notary public, the undersigned officer, personally appeared Martin D. Wilson, who acknowledged himself to be the _________ of [Western Mineral Development, LLC, a Delaware limited liability company, Western Diamond LLC, a Nevada limited liability company, Western Land Company, LLC, a Kentucky limited liability company, Ceralvo Holdings, LLC, a Delaware limited liability company, Armstrong Coal Company, Inc., a Delaware corporation], and that he, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contain, by signing his name in such capacity.
          Witness my hand and official seal.

[Notarial Seal] My Commission Expires:

Notary Public

[INSERT PROPERTY HEADER]
SCHEDULE A
OWNED PROPERTY

[INSERT PROPERTY HEADER]
SCHEDULE B
LEASED PROPERTY

SCHEDULE C
ARMSTRONG LEASE

[INSERT PROPERTY HEADER]
SCHEDULE D
CERTAIN BUILDINGS, STRUCTURES AND IMPROVEMENTS
None.

[INSERT PROPERTY HEADER]
SCHEDULE 1

Jurisdiction of
Name of Mortgagor	Organization
Western Mineral Development, LLC	Delaware

Western Diamond LLC	Nevada

Western Land Company, LLC	Kentucky

Ceralvo Holdings, LLC	Delaware

Armstrong Coal Company, Inc.	Delaware

EXHIBIT 1.1(N)(1)
FORM OF
REVOLVING CREDIT NOTE

$	Pittsburgh,Pennsylvania February 9, 2011
     FOR VALUE RECEIVED, the undersigned, ARMSTRONG COAL COMPANY, INC., a Delaware corporation, and ARMSTRONG LAND COMPANY, LLC, a Delaware limited liability company (together, herein called the “Revolver Borrowers”), hereby unconditionally promises to pay to the order of                                                             (the “Revolver Lender”), the lesser of (i) the principal sum of                                                             Dollars (US$                                        ), or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by the Revolver Lender to the Revolver Borrowers pursuant to Section 2.6.4 [Repayment of Revolving Credit Loans] of the Credit Agreement, dated as of February 9, 2011, among the Borrowers, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto and PNC Bank, National Association, as administrative agent, (hereinafter referred to in such capacity as the “Administrative Agent”) (as amended, restated, modified, or supplemented from time to time, the “Credit Agreement”), together with all outstanding interest thereon on the Expiration Date.
     The Revolver Borrowers shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Revolver Borrowers pursuant to, or as otherwise provided in, the Credit Agreement. Subject to the provisions of the Credit Agreement, interest on this Revolving Credit Note will be payable pursuant to Section 5.5 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action. Upon the occurrence and during the continuation of an Event of Default, the Revolver Borrowers shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Revolving Credit Note and all other obligations due and payable to the Revolver Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.
     Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219 unless otherwise directed in writing by the Administrative Agent, in lawful money of the United States of America in immediately available funds.

     This Revolving Credit Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests and Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Revolver Borrowers waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note and the Credit Agreement.
     This Revolving Credit Note shall bind the Revolver Borrowers and their successors and assigns, and the benefits hereof shall inure to the benefit of the Revolver Lender and its successors and assigns. All references herein to the “Revolver Borrowers” and the “Revolver Lender” shall be deemed to apply to the Revolver Borrowers and the Revolver Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.
     This Revolving Credit Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed, by and construed and enforced in accordance with, the internal laws of the State of New York without giving effect to its conflicts of law principles.
     All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this Revolving Credit Note.
[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE TO REVOLVING CREDIT NOTE]
     IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Revolving Credit Note by its duly authorized officer with the intention that it constitute a sealed instrument.

ARMSTRONG COAL COMPANY, INC.
By:	(SEAL)
	Name:	J. Richard Gist
	Title:	Authorized Person

ARMSTRONG LAND COMPANY, LLC
By:	(SEAL)
	Name:	J. Richard Gist
	Title:	Authorized Person

EXHIBIT 1.1(N)(2)
FORM OF
SWING LOAN NOTE

$	Pittsburgh, Pennsylvania February 9, 2011
     FOR VALUE RECEIVED, the undersigned, ARMSTRONG COAL COMPANY, INC., a Delaware corporation, and ARMSTRONG LAND COMPANY, LLC, a Delaware limited liability company (together, herein called the “Revolver Borrowers”), hereby unconditionally promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Swing Loan Lender”), the lesser of (i) the principal sum of                                         Dollars (US$                     ), or (ii) the aggregate unpaid principal balance of all Swing Loans made by the Swing Loan Lender to the Revolver Borrowers pursuant to the Credit Agreement, dated as of February 9, 2011, among the Borrowers, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and the Swing Loan Lender, as administrative agent (hereinafter referred to in such capacity as the “Administrative Agent”) (as amended, restated, modified, or supplemented from time to time, the “Credit Agreement”), payable with respect to each Swing Loan evidenced hereby on the earlier of (i) demand by the Swing Loan Lender or (ii) on the Expiration Date.
     The Revolver Borrowers shall pay interest on the unpaid principal balance of each Swing Loan from time to time outstanding from the date hereof at the rate per annum and on the date(s) provided in the Credit Agreement. Subject to the provisions of the Credit Agreement, interest on this Swing Loan Note will be payable pursuant to Section 5.5 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action. Upon the occurrence and during the continuation of an Event of Default, the Revolver Borrowers shall pay interest on the entire principal amount of the then outstanding Swing Loans evidenced by this Swing Loan Note at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.
     Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.
     This Swing Loan Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests and Liens contained or granted therein. The Credit

Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Revolver Borrowers waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Swing Loan Note and the Credit Agreement.
     The Revolver Borrowers acknowledge and agree that the Swing Loan Lender may at any time and in its sole discretion demand payment of all amounts outstanding under this Swing Loan Note without prior notice to the Revolver Borrowers.
     This Swing Loan Note shall bind the Revolver Borrowers and their successors and assigns, and the benefits hereof shall inure to the benefit of the Swing Loan Lender and its successors and assigns. All references herein to the “Revolver Borrowers” and the “Swing Loan Lender” shall be deemed to apply to the Revolver Borrowers and the Swing Loan Lenders, respectively, and their respective successors and assigns as permitted under the Credit Agreement.
     This Swing Loan Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed, by and construed and enforced in accordance with, the internal laws of the State of New York without giving effect to its conflicts of law principles.
     All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this Swing Loan Note.
[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE 1 OF 1 TO SWING LOAN NOTE]
     IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Swing Loan Note by its duly authorized officers with the intention that it constitute a sealed instrument.

ARMSTRONG COAL COMPANY, INC.
By:	(SEAL)
	Name:	J. Richard Gist
	Title:	Authorized Person

ARMSTRONG LAND COMPANY, LLC
By:	(SEAL)
	Name:	J. Richard Gist
	Title:	Authorized Person

EXHIBIT 1.1(N)(3)
FORM OF
TERM NOTE

$	Pittsburgh, Pennsylvania
February 9, 2011
     FOR VALUE RECEIVED, the undersigned, ARMSTRONG COAL COMPANY, INC., a Delaware corporation, ELK CREEK, L.P., a Delaware limited partnership, WESTERN MINERAL DEVELOPMENT, LLC, a Delaware limited liability company, WESTERN DIAMOND LLC, a Nevada limited liability company, and WESTERN LAND COMPANY, LLC, a Kentucky limited liability company (together, herein called the “Term Borrowers”), hereby unconditionally promises to pay to the order of                                                             (the “Term Lender”) the principal sum of                                          Dollars (US$                    ), pursuant to Section 3.1 [Term Loan Commitments] of the Credit Agreement dated as of February 9, 2011, among the Borrowers, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and PNC Bank, National Association, as administrative agent (hereinafter referred to in such capacity as the “Administrative Agent”), (as amended, restated, modified or supplemented, from time to time, the “Credit Agreement”), payable to the Term Lender as follows: quarterly installments of principal in the amounts set forth in Section 3.2 [Nature of Term Lenders’ Obligations with Respect to Term Loans; Repayment Terms] of the Credit Agreement.
     The Term Borrowers shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Term Borrowers pursuant to, or as otherwise provided in, the Credit Agreement. Subject to the provisions of the Credit Agreement, interest on this Revolving Credit Note will be payable pursuant to Section 5.5 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action. Upon the occurrence and during the continuation of an Event of Default, the Term Borrowers shall pay interest on the unpaid principal balance hereof at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement. Such interest will accrue before and after any judgment has been entered.
     Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219 unless otherwise directed in writing by the Administrative Agent, in lawful money of the United States of America in immediately available funds.

     This Term Note is one of the Notes referred to in, and is entitled to the benefits of the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests and Liens contained or granted therein. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Term Borrowers waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Term Note and the Credit Agreement.
     This Term Note shall bind the Term Borrowers and their successors and assigns, and the benefits hereof shall inure to the benefit of the Term Lender and its successors and assigns. All references herein to the “Term Borrowers” and the “Term Lender” shall be deemed to apply to the Term Borrowers and the Term Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.
     This Term Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to its conflicts of law principles.
     All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this Term Note.
[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE — TERM NOTE]
     IN WITNESS WHEREOF, and intending to be legally bound, the undersigned has executed this Term Note by its duly authorized officer with the intention that it constitute a sealed instrument.

ARMSTRONG COAL COMPANY, INC.
By:	(SEAL)
	Name:	J. Richard Gist
	Title:	Authorized Person

ELK CREEK, L.P.
By: Elk Creek GP, LLC, as General Partner
By:	(SEAL)
	Name:	J. Richard Gist
	Title:	Authorized Person

WESTERN MINERAL DEVELOPMENT, LLC
By:	(SEAL)
	Name:	J. Richard Gist
	Title:	Authorized Person

WESTERN DIAMOND LLC
By:	(SEAL)
	Name:	J. Richard Gist
	Title:	Authorized Person

WESTERN LAND COMPANY, LLC
By:	(SEAL)
	Name:	J. Richard Gist
	Title:	Authorized Person

EXHIBIT 1.1(P)(1)(a)
FORM OF
PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT (REVOLVER)
     This Patent, Trademark and Copyright Security Agreement (Revolver) (the “Agreement”), dated as of February 9, 2011 is entered into by and among EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A REVOLVER PARTY PLEDGOR AND EACH OF THE OTHER PERSONS WHICH BECOME REVOLVER PARTY PLEDGORS HEREUNDER FROM TIME TO TIME (each a “Revolver Party Pledgor” and collectively, the “Revolver Party Pledgors”), EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A TERM PARTY PLEDGOR AND EACH OF THE OTHER PERSONS WHICH BECOME TERM PARTY PLEDGORS HEREUNDER FROM TIME TO TIME (each a “Term Party Pledgor” and collectively, the “Term Party Pledgors”) (the Revolver Party Pledgors and the Term Party Pledgors are collectively referred to herein as the “Pledgors” and each a “Pledgor”) and PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders referred to below (the “Administrative Agent”).
     WHEREAS, pursuant to that certain Credit Agreement (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) of even date herewith by and among Armstrong Coal Company, Inc., Armstrong Land Company, LLC, Elk Creek L.P., Western Mineral Development, LLC, Western Diamond LLC, Western Land Company, LLC (collectively, the “Borrower”), the Guarantors a party thereto (the “Guarantors”), the Lenders a party thereto (the “Lenders”) and the Administrative Agent, the Administrative Agent and the Lenders have agreed to provide certain loans to the Borrower, and the Pledgors have agreed, among other things, to grant a security interest to the Administrative Agent in certain patents, trademarks, copyrights and other property as security for such loans and other obligations as more fully described herein.
     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:
     1. Defined Terms.
     (a) Except as otherwise expressly provided herein, (i) capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Credit Agreement and (ii) the rules of construction set forth in Section 1.2 Construction of the Credit Agreement shall apply to this Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in New York as amended from time to time (the “Code”).
     (b) “Patents, Trademarks and Copyrights” shall mean and include all of each Pledgor’s present and future right, title and interest in and to the following: all trade names,

patent applications, patents, trademark applications, trademarks and copyrights, whether now owned or hereafter acquired by each Pledgor, including, without limitation, those listed on Schedule A hereto, including all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and the goodwill of the business to which any of the patents, trademarks and copyrights relate.
     (c) “Patents, Trademarks and Copyrights (Revolver)” shall mean the Patent, Trademarks and Copyrights of each Revolver Party Pledgor.
     (d) “Patents, Trademarks and Copyrights (Term)” shall mean the Patent, Trademarks and Copyrights of each Term Party Pledgor.
     (e) “PTC Security Agreement (Term)” shall mean that certain Patent, Trademark and Security Agreement of even date herewith by and among the Pledgors and the Agent, entered into as security for the Term Loans.
     (f) “Secured Obligations” shall mean and include the following: (i) all now existing and hereafter arising Indebtedness and Obligations of each and every Pledgor to the Administrative Agent, the Revolver Lenders, or any provider of any Lender Provided Interest Rate Hedge or any provider of any Other Lender Provided Financial Service Product under the Credit Agreement or any of the other Loan Documents, including all obligations, liabilities, and indebtedness, whether for principal, interest, fees, expenses or otherwise, of each and every of the Pledgors to the Administrative Agent, the Revolver Lenders, or any provider of any Lender Provided Interest Rate Hedge or any provider of any Other Lender Provided Financial Service Product, now existing or hereafter incurred under the Credit Agreement or the Notes or the Guaranty Agreement or any of the other Loan Documents as any of the same or any one or more of them may from time to time be amended, restated, modified, or supplemented, together with any and all extensions, renewals, refinancings, and refundings thereof in whole or in part (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied); (ii) all reimbursement obligations of each and every Pledgor with respect to any one or more Letters of Credit issued by Administrative Agent or any Revolver Lender; (iii) all indebtedness, loans, obligations, expenses and liabilities of each and every of the Pledgors to the Administrative Agent or any of the Revolver Lenders of any obligations incurred in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product provided by the Administrative Agent or such Revolver Lenders pursuant to the Credit Agreement; and (iv) any sums advanced by the Administrative Agent or the Revolver Lenders or which may otherwise become due pursuant to the provisions of the Credit Agreement, the Notes, this Agreement, or any other Loan Documents or pursuant to any other document or instrument at any time delivered to the Administrative Agent in connection therewith, including commitment, letter of credit, agent or other fees and charges, and indemnification obligations under any such document or instrument, together with all interest payable on any of the foregoing, whether such sums are advanced or otherwise become due before or after the entry of any judgment for foreclosure or any judgment on any Loan Document or with respect to any default under any of the Debt.
     2. Grant of Security Interests.
     (a) To secure the full payment and performance of all Secured Obligations, each Revolver Party Pledgor hereby grants and conveys a prior security interest to the Administrative Agent, for itself and the benefit of the Revolver Lenders and their respective affiliates, in the entire right, title and interest of such Revolver Party Pledgor in and to all of its Patents, Trademarks and Copyrights (Revolver), subject only to Permitted Liens.
     (b) To secure the full payment and performance of all Secured Obligations, each Term Party Pledgor hereby grants and conveys a prior security interest to the Administrative Agent (subject only to the Term Lenders’ first priority security interest created pursuant to the PTC Security Agreement (Term)), for itself and the benefit of the Revolver Lenders and their respective affiliates, in the entire right, title and interest of such Term Party Pledgor in and to all of its Patents, Trademarks and Copyrights (Term), subject only to Permitted Liens.
     3. Each Pledgor jointly and severally represents and warrants, and covenants that:
     (a) the Patents, Trademarks and Copyrights are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;
     (b) to the best of such Pledgor’s knowledge, each of the Patents, Trademarks and Copyrights is valid and enforceable;
     (c) such Pledgor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, Trademarks and Copyrights, free and clear of any liens, charges and encumbrances, except as provided in the PTC Security Agreement (Term) and for Permitted Liens, including pledges, assignments, licenses, shop rights and covenants by such Pledgor not to sue third persons;
     (d) such Pledgor has the corporate, limited liability company or partnership power and authority, as applicable, to enter into this Agreement and perform its terms;
     (e) no claim has been made to such Pledgor or, to the knowledge of such Pledgor, any other person that the use of any of the Patents, Trademarks and Copyrights does or may violate the rights of any third party;
     (f) such Pledgor has used, and will continue to use for the duration of this Agreement, consistent standards of quality in its manufacture of products sold under the Patents, Trademarks and Copyrights;

     (g) such Pledgor has used, and will continue to use for the duration of this Agreement, proper statutory notice in connection with its use of the Patents, Trademarks and Copyrights set forth on Schedule A, attached hereto, except for those Patents, Trademarks and Copyrights that are hereafter allowed to lapse in accordance with Paragraph 11 hereof;
     (h) such Pledgor will not change its state of incorporation, formation or organization, as applicable without providing thirty (30) days prior written notice the Administrative Agent;
     (i) such Pledgor will not change its name without providing thirty (30) days prior written notice to the Administrative Agent; and
     (j)  such Pledgor shall, except as permitted by Section 8.2.6 or Section 8.2.7 of the Credit Agreement, preserve its existence as a corporation, partnership or a limited liability company, as applicable, and except as permitted by the Credit Agreement, shall not (1) in one, or a series of related transactions, merge into or consolidate with any other entity, the survivor of which is not such Pledgor, or (2) sell all or substantially all of its assets.
     4. Each of the obligations and additional liabilities of each and every Pledgor under this Agreement are joint and several with the obligations of the other Pledgors, and each Pledgor hereby waives to the fullest extent permitted by Law any defense it may otherwise have to the payment and performance of the Obligations that its liability hereunder is limited and not joint and several. Each Pledgor acknowledges and agrees that the foregoing waiver serves as a material inducement to the agreement of the Administrative Agent and the Revolver Lenders to make the Loans, and that the Administrative Agent and the Revolver Lenders are relying on such waiver in entering into this Agreement. The undertakings of each Pledgor hereunder secure the obligations of the Borrower, itself and the other Pledgors. The Administrative Agent and the Revolver Lenders, or any of them, may, in their sole discretion, elect to enforce this Agreement against any Pledgor without any duty or responsibility to pursue any other Pledgor and such an election by the Administrative Agent and the Revolver Lenders, or any of them, shall not be a defense to any action the Administrative Agent and the Revolver Lenders, or any of them, may elect to take against any Pledgor. Each of the Revolver Lenders and the Administrative Agent hereby reserves all rights against each Pledgor.
     5. Each Pledgor agrees that, until all of the Secured Obligations shall have been indefeasibly paid in full, all Commitments have been terminated and all Letters of Credit and Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Products have expired or been terminated, it will not enter into any agreement (for example, a license agreement) which is inconsistent with such Pledgor’s obligations under this Agreement, without the Administrative Agent’s prior written consent which shall not be unreasonably withheld except such Pledgor may license technology in the ordinary course of business without the Administrative Agent’s consent to suppliers and customers to facilitate the manufacture and use of such Pledgor’s products.
     6. If, before the Secured Obligations shall have been Paid In Full and all Commitments have been terminated and all Letters of Credit and Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Products have expired or been terminated, any Pledgor shall own any new trademarks or any new copyrightable or patentable inventions, or any patent application or patent for any reissue, division, continuation, renewal, extension, or continuation in part of any Patent, Trademark or Copyright or any improvement on any Patent, Trademark or Copyright, the provisions of this Agreement shall automatically apply thereto and such Pledgor shall give to the Administrative Agent prompt notice thereof in writing. Each Pledgor and the Administrative Agent agree to modify this Agreement by amending Schedule A to include any future patents, patent applications, trademark applications, trademarks, copyrights or copyright applications and the provisions of this Agreement shall apply thereto.
     7. Administrative Agent shall have, in addition to all other rights and remedies given it by this Agreement and those rights and remedies set forth in the Credit Agreement, those allowed by applicable Law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents, Trademarks and Copyrights may be located and, without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, Administrative Agent may immediately, without demand of performance and without other notice (except as set forth below) or demand whatsoever to Pledgors, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in a city that the Administrative Agent shall designate by notice to the Pledgors, in Pittsburgh, Pennsylvania or elsewhere, the whole or from time to time any part of the Patents, Trademarks and Copyrights, or any interest which any Pledgor may have therein and, after deducting from the proceeds of sale or other disposition of the Patents, Trademarks and Copyrights all expenses (including fees and expenses for brokers and attorneys), shall apply the remainder of such proceeds in the manner set forth in Section 9.2.4 [Application of Proceeds] of the Credit Agreement. Notice of any sale or other disposition of the Patents, Trademarks and Copyrights shall be given to Pledgors at least ten (10) days before the time of any intended public or private sale or other disposition of the Patents, Trademarks and Copyrights is to be made, which each Pledgor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, Administrative Agent may, to the extent permissible under applicable Law, purchase the whole or any part of the Patents, Trademarks and Copyrights sold, free from any right of redemption on the part of Pledgor, which right is hereby waived and released.
     8. If any Event of Default shall have occurred and be continuing, each Pledgor hereby authorizes and empowers the Administrative Agent to make, constitute and appoint any officer or agent of the Administrative Agent, as the Administrative Agent may select in its exclusive discretion, as such Pledgor’s true and lawful attorney-in-fact, with the power to endorse such Pledgor’s name on all applications, documents, papers and instruments necessary for the Administrative Agent to use the Patents, Trademarks and Copyrights, or to grant or issue, on commercially reasonable terms, any exclusive or nonexclusive license under the Patents, Trademarks and Copyrights to any third person, or necessary for the Administrative Agent to assign, pledge, convey or otherwise transfer title in or dispose, on commercially reasonable terms, of the Patents, Trademarks and Copyrights to any third Person. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

     9. At such time as all of the Secured Obligations shall have been Paid In Full and all Commitments shall have been terminated and all Letters of Credit and Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Products have expired or been terminated, this Agreement shall terminate and the Administrative Agent shall execute and deliver to the Pledgors all deeds, assignments and other instruments as may be necessary or proper to re-vest in the Pledgors full title to the Patents, Trademarks and Copyrights, subject to any disposition thereof which may have been made by the Administrative Agent pursuant hereto.
     10. Any and all fees, costs and expenses, of whatever kind or nature, including reasonable attorneys’ fees and expenses incurred by Administrative Agent in connection with the preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances, the protection, maintenance or preservation of the Patents, Trademarks and Copyrights, or the defense or prosecution of any actions or proceedings arising out of or related to the Patents, Trademarks and Copyrights, shall be borne and paid by the Pledgors within fifteen (15) days of demand by Administrative Agent, and if not paid within such time, shall be added to the principal amount of the Secured Obligations and shall bear interest at the highest rate prescribed in the Credit Agreement.
     11. Each Pledgor shall have the duty, through counsel reasonably acceptable to the Administrative Agent, to prosecute diligently any patent applications of the Patents, Trademarks and Copyrights pending as of the date of this Agreement if commercially reasonable or thereafter until the Secured Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, and the Letters of Credit and Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Products have expired or been terminated, to make application on unpatented but patentable inventions (whenever it is commercially reasonable in the reasonable judgment of such Pledgor to do so) and to preserve and maintain all rights in patent applications and patents of the Patents, including the payment of all maintenance fees. Any expenses incurred in connection with such an application shall be borne by the Pledgors. No Pledgor shall abandon any Patent, Trademark or Copyright without the consent of the Administrative Agent, which shall not be unreasonably withheld.
     12. Each Pledgor shall have the right, with the consent of the Administrative Agent, which shall not be unreasonably withheld, to bring suit, action or other proceeding in its own name, and to join the Administrative Agent, if necessary, as a party to such suit so long as the Administrative Agent is satisfied that such joinder will not subject it to any risk of liability, to enforce the Patents, Trademarks and Copyrights and any licenses thereunder. Each Pledgor shall promptly, upon demand, reimburse and indemnify the Administrative Agent for all damages, costs and expenses, including reasonable legal fees, incurred by the Administrative Agent as a result of such suit or joinder by such Pledgor.
     13. No course of dealing between any Pledgor and the Administrative Agent, nor any failure to exercise nor any delay in exercising, on the part of the Administrative Agent, any right, remedy, power or privilege of the Administrative Agent hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default.
     14. All of the Administrative Agent’s rights and remedies with respect to the Patents, Trademarks and Copyrights, whether established hereby or by the Credit Agreement or by any other agreements or by Law, shall be cumulative and not exclusive of any rights or remedies which it may otherwise have under the other Loan Documents, under the Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Products or by Law, and the Administrative Agent may enforce any one or more remedies hereunder successively or concurrently at its option.
     15. (a) It is the intention of the parties that this Agreement be enforceable to the fullest extent permissible under applicable Law, but that the unenforceability (or modification to conform to such Law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision in this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction without invalidating the remaining provisions hereof.
          (b) Without limitation of the preceding Subsection (a), to the extent that applicable Law (including applicable Laws pertaining to fraudulent conveyance or fraudulent or preferential transfer) otherwise would render the full amount of any Pledgor’s obligations hereunder invalid, voidable, or unenforceable on account of the amount of a Pledgor’s aggregate liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the aggregate amount of such liability shall, without any further action by the Administrative Agent or any of the Revolver Lenders or such Pledgor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is equal to the greater of:
               (i) the fair consideration actually received by such Pledgor under the terms and as a result of the Loan Documents and the Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Products and the value of the benefits described in Paragraph 24 hereof, including (and to the extent not inconsistent with applicable federal and state laws affecting the enforceability of guaranties) distributions, commitments, and advances made to or for the benefit of such Pledgor with the proceeds of any credit extended under the Loan Documents or the Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Products, or
               (ii) the excess of (1) the amount of the fair value of the assets of such Pledgor as of the date of this Agreement as determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors as in effect on the date hereof, over (2) the amount of all liabilities of such Pledgor as of the date of this Agreement, also as determined on the basis of applicable federal and state laws governing the insolvency of debtors as in effect on the date hereof.
          (c) Notwithstanding anything to the contrary in this Section or elsewhere in this Agreement, this Agreement shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section (and references elsewhere in this Agreement to enforceability to the fullest extent permitted by Law) were not a part of this Agreement, and in any related litigation, the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Pledgor’s obligations hereunder as to each element of such assertion.
     16. This Agreement supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to a grant of a security interest in the Patents, Trademarks and Copyrights by any Pledgor, except for the PTC Security Agreement (Term). This Agreement is subject to waiver, modification, supplement or amendment only by a writing signed by the parties, except as provided in Paragraph 6 and Paragraph 25 hereof with respect to additions and supplements to Schedule A hereto.
     17. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties, provided, however, that no Pledgor may assign or transfer any of its rights or obligations hereunder or any interest herein, and any such purported assignment or transfer shall be null and void.
     18. This Agreement shall be governed by, construed, and enforced in accordance with the internal laws of the State of New York, without regard to its conflict of laws principles, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Patents, Trademarks or Copyrights are governed by the law of a jurisdiction other than the State of New York.
     19. Each Pledgor hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court sitting in New York County, in any action or proceeding arising out of or relating to this Agreement, and each Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each Pledgor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Pledgor hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Pledgor in care of the Process Agent at the Process Agent’s address, and each Pledgor hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Pledgor further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to any Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 19. The Process Agent is Armstrong Coal Company, Inc., with an office on the date hereof as set forth in the Credit Agreement. The Process Agent hereby accepts the appointment of Process Agent by the Companies and agrees to act as Process Agent on behalf of the Companies.
     20. This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be deemed an original, and all such counterparts shall together constitute one and the same instrument. Each Pledgor acknowledges and agrees that a telecopy or electronic transmission to the Administrative Agent or any Lender of the signature page hereof purporting to be signed on behalf of such Pledgor shall constitute effective and binding execution and delivery hereof by such Pledgor.
     21. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE CREDIT AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE PATENTS, TRADEMARKS AND COPYRIGHTS TO THE FULLEST EXTENT PERMITTED BY LAW.
     22. All notices, statements, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be given to the applicable party hereto at the address set forth on a Schedule 1.1(B) to, or in a Guarantor Joinder given under, the Credit Agreement and in the manner provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement. The Administrative Agent and the Lenders may rely on any notice (whether or not made in the manner contemplated by this Agreement) purportedly made by or on behalf of any Pledgor, and the Administrative Agent and the Revolver Lenders shall have no duty to verify the identity or authority of the Person giving such notice.
     23. Each Pledgor acknowledges and agrees that, in addition to the other rights of the Administrative Agent hereunder and under the other Loan Documents, because the Administrative Agent’s remedies at law for failure of such Pledgor to comply with the provisions hereof relating to the Administrative Agent’s rights (i) to inspect the books and records related to the Patents, Trademarks and Copyrights, (ii) to receive the various notifications such Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Patents, Trademarks and Copyrights, (iv) to enforce the provisions hereof pursuant to which such Pledgor has appointed the Administrative Agent its attorney-in-fact, and (v) to enforce the Administrative Agent’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision hereof may be specifically enforced.
     24. Each Pledgor hereby acknowledges, represents, and warrants that it receives synergistic benefits by virtue of its affiliation with the Borrower and/or the other Pledgors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Agreement.

     25. At any time after the initial execution and delivery of this Agreement to the Administrative Agent and the Revolver Lenders, additional Persons may become parties to this Agreement and thereby acquire the duties and rights of being Pledgors hereunder by executing and delivering to the Administrative Agent and the Revolver Lenders a Guarantor Joinder pursuant to the Credit Agreement and, in addition, a new Schedule A hereto shall be provided to the Administrative Agent with respect to such new Pledgor. No notice of the addition of any Pledgor shall be required to be given to any pre-existing Pledgor and each Pledgor hereby consents thereto.
[SIGNATURES APPEAR ON FOLLOWING PAGES]

[SIGNATURE PAGE 1 OF 4 TO PATENT, TRADEMARK
AND COPYRIGHT SECURITY AGREEMENT (REVOLVER)]
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written with the intent that it constitutes a sealed instrument.

REVOLVER PARTY PLEDGORS ARMSTRONG COAL COMPANY, INC.
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ARMSTRONG LAND COMPANY, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ARMSTRONG ENERGY, INC.
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ARMSTRONG RESOURCES HOLDINGS, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ELK CREEK GP, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

[SIGNATURE PAGE 2 OF 4 TO PATENT, TRADEMARK
AND COPYRIGHT SECURITY AGREEMENT (REVOLVER)]

TERM PARTY PLEDGORS WESTERN MINERAL DEVELOPMENT, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

WESTERN LAND COMPANY, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

WESTERN DIAMOND LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ELK CREEK, L.P.

By: Elk Creek GP, LLC, as General Partner
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

[SIGNATURE PAGE 3 OF 4 TO PATENT, TRADEMARK
AND COPYRIGHT SECURITY AGREEMENT (REVOLVER)]

TERM PARTY PLEDGORS, CONT. ELK CREEK OPERATING GP, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ELK CREEK OPERATING, L.P.

By: Elk Creek Operating GP, LLC, as General Partner
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

CERALVO HOLDINGS, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

[SIGNATURE PAGE 4 OF 4 TO PATENT, TRADEMARK
AND COPYRIGHT SECURITY AGREEMENT (REVOLVER)]

ADMINISTRATIVE AGENT: PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:
	Name:	Richard C. Munsick
	Title:	Senior Vice President

SCHEDULE A
TO
PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT (REVOLVER)
LIST OF REGISTERED PATENTS, TRADEMARKS,
TRADE NAMES AND COPYRIGHTS (REVOLVER)
1.	Registered Patents:

2.	Trademarks:

3.	Trade Names:

4.	Copyrights:
LIST OF REGISTERED PATENTS, TRADEMARKS,
TRADE NAMES AND COPYRIGHTS (TERM)
1.	Registered Patents:

2.	Trademarks:

3.	Trade Names:

4.	Copyrights:

EXHIBIT 1.1(P)(1)(b)
FORM OF
PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT (TERM)
     This Patent, Trademark and Copyright Security Agreement (Term) (the “Agreement”), dated as of February 9, 2011 is entered into by and among EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A TERM PARTY PLEDGOR AND EACH OF THE OTHER PERSONS WHICH BECOME TERM PARTY PLEDGORS HEREUNDER FROM TIME TO TIME (each a “Term Party Pledgor” and collectively, the “Term Party Pledgors”), EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A REVOLVER PARTY PLEDGOR AND EACH OF THE OTHER PERSONS WHICH BECOME REVOLVER PARTY PLEDGORS HEREUNDER FROM TIME TO TIME (each a “Revolver Party Pledgor” and collectively, the “Revolver Party Pledgors”) (the Term Party Pledgors and the Revolver Party Pledgors are collectively referred to herein as the “Pledgors” and each a “Pledgor”) and PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders referred to below (the “Administrative Agent”).
     WHEREAS, pursuant to that certain Credit Agreement (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) of even date herewith by and among Armstrong Coal Company, Inc., Armstrong Land Company, LLC, Elk Creek L.P., Western Mineral Development, LLC, Western Diamond LLC, Western Land Company, LLC (collectively, the “Borrower”), the Guarantors a party thereto (the “Guarantors”), the Lenders a party thereto (the “Lenders”) and the Administrative Agent, the Administrative Agent and the Lenders have agreed to provide certain loans to the Borrower, and the Pledgors have agreed, among other things, to grant a security interest to the Administrative Agent in certain patents, trademarks, copyrights and other property as security for such loans and other obligations as more fully described herein.
     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:
     1. Defined Terms.
     (a) Except as otherwise expressly provided herein, (i) capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Credit Agreement and (ii) the rules of construction set forth in Section 1.2 Construction of the Credit Agreement shall apply to this Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in New York as amended from time to time (the “Code”).
     (b) “Patents, Trademarks and Copyrights” shall mean and include all of each Pledgor’s present and future right, title and interest in and to the following: all trade names,

patent applications, patents, trademark applications, trademarks and copyrights, whether now owned or hereafter acquired by each Pledgor, including, without limitation, those listed on Schedule A hereto, including all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and the goodwill of the business to which any of the patents, trademarks and copyrights relate.
     (c) “Patents, Trademarks and Copyrights (Revolver)” shall mean the Patent, Trademarks and Copyrights of each Revolver Party Pledgor.
     (d) “Patents, Trademarks and Copyrights (Term)” shall mean the Patent, Trademarks and Copyrights of each Term Party Pledgor.
     (e) “PTC Security Agreement (Term)” shall mean that certain Patent, Trademark and Security Agreement of even date herewith by and among the Pledgors and the Agent, entered into as security for the Revolver Loans.
     (f) “Secured Obligations” shall mean and include the following: (i) all now existing and hereafter arising Indebtedness and Obligations of each and every Pledgor to the Administrative Agent, the Term Lenders, or any provider of any Lender Provided Interest Rate Hedge or any provider of any Other Lender Provided Financial Service Product under the Credit Agreement or any of the other Loan Documents, including all obligations, liabilities, and indebtedness, whether for principal, interest, fees, expenses or otherwise, of each and every of the Pledgors to the Administrative Agent, the Term Lenders, or any provider of any Lender Provided Interest Rate Hedge or any provider of any Other Lender Provided Financial Service Product, now existing or hereafter incurred under the Credit Agreement or the Notes or the Guaranty Agreement or any of the other Loan Documents as any of the same or any one or more of them may from time to time be amended, restated, modified, or supplemented, together with any and all extensions, renewals, refinancings, and refundings thereof in whole or in part (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied); (ii) all reimbursement obligations of each and every Pledgor with respect to any one or more Letters of Credit issued by Administrative Agent or any Term Lender; (iii) all indebtedness, loans, obligations, expenses and liabilities of each and every of the Pledgors to the Administrative Agent or any of the Term Lenders of any obligations incurred in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product provided by the Administrative Agent or such Term Lenders pursuant to the Credit Agreement; and (iv) any sums advanced by the Administrative Agent or the Term Lenders or which may otherwise become due pursuant to the provisions of the Credit Agreement, the Notes, this Agreement, or any other Loan Documents or pursuant to any other document or instrument at any time delivered to the Administrative Agent in connection therewith, including commitment, letter of credit, agent or other fees and charges, and indemnification obligations under any such document or instrument, together with all interest payable on any of the foregoing, whether such sums are advanced or otherwise become due before or after the entry of any judgment for foreclosure or any judgment on any Loan Document or with respect to any default under any of the Debt.
     2. Grant of Security Interests.
     (a) To secure the full payment and performance of all Secured Obligations, each Term Party Pledgor hereby grants and conveys a prior security interest to the Administrative Agent, for itself and the benefit of the Term Lenders and their respective affiliates, in the entire right, title and interest of such Term Party Pledgor in and to all of its Patents, Trademarks and Copyrights (Term), subject only to Permitted Liens.
     (b) To secure the full payment and performance of all Secured Obligations, each Revolver Party Pledgor hereby grants and conveys a prior security interest to the Administrative Agent (subject only to the Revolver Lenders’ first priority security interest created pursuant to the PTC Security Agreement (Revolver)), for itself and the benefit of the Term Lenders and their respective affiliates, in the entire right, title and interest of such Revolver Party Pledgor in and to all of its Patents, Trademarks and Copyrights (Revolver), subject only to Permitted Liens.
     3. Each Pledgor jointly and severally represents and warrants, and covenants that:
     (a) the Patents, Trademarks and Copyrights are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;
     (b) to the best of such Pledgor’s knowledge, each of the Patents, Trademarks and Copyrights is valid and enforceable;
     (c) such Pledgor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, Trademarks and Copyrights, free and clear of any liens, charges and encumbrances, except as provided in the PTC Security Agreement (Revolver) and for Permitted Liens, including pledges, assignments, licenses, shop rights and covenants by such Pledgor not to sue third persons;
     (d) such Pledgor has the corporate, limited liability company or partnership power and authority, as applicable, to enter into this Agreement and perform its terms;
     (e) no claim has been made to such Pledgor or, to the knowledge of such Pledgor, any other person that the use of any of the Patents, Trademarks and Copyrights does or may violate the rights of any third party;
     (f) such Pledgor has used, and will continue to use for the duration of this Agreement, consistent standards of quality in its manufacture of products sold under the Patents, Trademarks and Copyrights;

     (g) such Pledgor has used, and will continue to use for the duration of this Agreement, proper statutory notice in connection with its use of the Patents, Trademarks and Copyrights set forth on Schedule A, attached hereto, except for those Patents, Trademarks and Copyrights that are hereafter allowed to lapse in accordance with Paragraph 11 hereof;
     (h) such Pledgor will not change its state of incorporation, formation or organization, as applicable without providing thirty (30) days prior written notice the Administrative Agent;
     (i) such Pledgor will not change its name without providing thirty (30) days prior written notice to the Administrative Agent; and
     (j) such Pledgor shall, except as permitted by Section 8.2.6 or Section 8.2.7 of the Credit Agreement, preserve its existence as a corporation, partnership or a limited liability company, as applicable, and except as permitted by the Credit Agreement, shall not (1) in one, or a series of related transactions, merge into or consolidate with any other entity, the survivor of which is not such Pledgor, or (2) sell all or substantially all of its assets.
     4. Each of the obligations and additional liabilities of each and every Pledgor under this Agreement are joint and several with the obligations of the other Pledgors, and each Pledgor hereby waives to the fullest extent permitted by Law any defense it may otherwise have to the payment and performance of the Obligations that its liability hereunder is limited and not joint and several. Each Pledgor acknowledges and agrees that the foregoing waiver serves as a material inducement to the agreement of the Administrative Agent and the Term Lenders to make the Loans, and that the Administrative Agent and the Term Lenders are relying on such waiver in entering into this Agreement. The undertakings of each Pledgor hereunder secure the obligations of the Borrower, itself and the other Pledgors. The Administrative Agent and the Term Lenders, or any of them, may, in their sole discretion, elect to enforce this Agreement against any Pledgor without any duty or responsibility to pursue any other Pledgor and such an election by the Administrative Agent and the Term Lenders, or any of them, shall not be a defense to any action the Administrative Agent and the Term Lenders, or any of them, may elect to take against any Pledgor. Each of the Term Lenders and the Administrative Agent hereby reserves all rights against each Pledgor.
     5. Each Pledgor agrees that, until all of the Secured Obligations shall have been indefeasibly paid in full, all Commitments have been terminated and all Letters of Credit and Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Products have expired or been terminated, it will not enter into any agreement (for example, a license agreement) which is inconsistent with such Pledgor’s obligations under this Agreement, without the Administrative Agent’s prior written consent which shall not be unreasonably withheld except such Pledgor may license technology in the ordinary course of business without the Administrative Agent’s consent to suppliers and customers to facilitate the manufacture and use of such Pledgor’s products.
     6. If, before the Secured Obligations shall have been Paid In Full and all Commitments have been terminated and all Letters of Credit and Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Products have expired or been terminated, any Pledgor shall own any new trademarks or any new copyrightable or patentable inventions, or any patent application or patent for any reissue, division, continuation, renewal, extension, or continuation in part of any Patent, Trademark or Copyright or any improvement on any Patent, Trademark or Copyright, the provisions of this Agreement shall automatically apply thereto and such Pledgor shall give to the Administrative Agent prompt notice thereof in writing. Each Pledgor and the Administrative Agent agree to modify this Agreement by amending Schedule A to include any future patents, patent applications, trademark applications, trademarks, copyrights or copyright applications and the provisions of this Agreement shall apply thereto.
     7. Administrative Agent shall have, in addition to all other rights and remedies given it by this Agreement and those rights and remedies set forth in the Credit Agreement, those allowed by applicable Law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents, Trademarks and Copyrights may be located and, without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, Administrative Agent may immediately, without demand of performance and without other notice (except as set forth below) or demand whatsoever to Pledgors, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in a city that the Administrative Agent shall designate by notice to the Pledgors, in Pittsburgh, Pennsylvania or elsewhere, the whole or from time to time any part of the Patents, Trademarks and Copyrights, or any interest which any Pledgor may have therein and, after deducting from the proceeds of sale or other disposition of the Patents, Trademarks and Copyrights all expenses (including fees and expenses for brokers and attorneys), shall apply the remainder of such proceeds in the manner set forth in Section 9.2.4 [Application of Proceeds] of the Credit Agreement. Notice of any sale or other disposition of the Patents, Trademarks and Copyrights shall be given to Pledgors at least ten (10) days before the time of any intended public or private sale or other disposition of the Patents, Trademarks and Copyrights is to be made, which each Pledgor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, Administrative Agent may, to the extent permissible under applicable Law, purchase the whole or any part of the Patents, Trademarks and Copyrights sold, free from any right of redemption on the part of Pledgor, which right is hereby waived and released.
     8. If any Event of Default shall have occurred and be continuing, each Pledgor hereby authorizes and empowers the Administrative Agent to make, constitute and appoint any officer or agent of the Administrative Agent, as the Administrative Agent may select in its exclusive discretion, as such Pledgor’s true and lawful attorney-in-fact, with the power to endorse such Pledgor’s name on all applications, documents, papers and instruments necessary for the Administrative Agent to use the Patents, Trademarks and Copyrights, or to grant or issue, on commercially reasonable terms, any exclusive or nonexclusive license under the Patents, Trademarks and Copyrights to any third person, or necessary for the Administrative Agent to assign, pledge, convey or otherwise transfer title in or dispose, on commercially reasonable terms, of the Patents, Trademarks and Copyrights to any third Person. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

     9. At such time as all of the Secured Obligations shall have been Paid In Full and all Commitments shall have been terminated and all Letters of Credit and Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Products have expired or been terminated, this Agreement shall terminate and the Administrative Agent shall execute and deliver to the Pledgors all deeds, assignments and other instruments as may be necessary or proper to re-vest in the Pledgors full title to the Patents, Trademarks and Copyrights, subject to any disposition thereof which may have been made by the Administrative Agent pursuant hereto.
     10. Any and all fees, costs and expenses, of whatever kind or nature, including reasonable attorneys’ fees and expenses incurred by Administrative Agent in connection with the preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances, the protection, maintenance or preservation of the Patents, Trademarks and Copyrights, or the defense or prosecution of any actions or proceedings arising out of or related to the Patents, Trademarks and Copyrights, shall be borne and paid by the Pledgors within fifteen (15) days of demand by Administrative Agent, and if not paid within such time, shall be added to the principal amount of the Secured Obligations and shall bear interest at the highest rate prescribed in the Credit Agreement.
     11. Each Pledgor shall have the duty, through counsel reasonably acceptable to the Administrative Agent, to prosecute diligently any patent applications of the Patents, Trademarks and Copyrights pending as of the date of this Agreement if commercially reasonable or thereafter until the Secured Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, and the Letters of Credit and Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Products have expired or been terminated, to make application on unpatented but patentable inventions (whenever it is commercially reasonable in the reasonable judgment of such Pledgor to do so) and to preserve and maintain all rights in patent applications and patents of the Patents, including the payment of all maintenance fees. Any expenses incurred in connection with such an application shall be borne by the Pledgors. No Pledgor shall abandon any Patent, Trademark or Copyright without the consent of the Administrative Agent, which shall not be unreasonably withheld.
     12. Each Pledgor shall have the right, with the consent of the Administrative Agent, which shall not be unreasonably withheld, to bring suit, action or other proceeding in its own name, and to join the Administrative Agent, if necessary, as a party to such suit so long as the Administrative Agent is satisfied that such joinder will not subject it to any risk of liability, to enforce the Patents, Trademarks and Copyrights and any licenses thereunder. Each Pledgor shall promptly, upon demand, reimburse and indemnify the Administrative Agent for all damages, costs and expenses, including reasonable legal fees, incurred by the Administrative Agent as a result of such suit or joinder by such Pledgor.
     13. No course of dealing between any Pledgor and the Administrative Agent, nor any failure to exercise nor any delay in exercising, on the part of the Administrative Agent, any right, remedy, power or privilege of the Administrative Agent hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default.
     14. All of the Administrative Agent’s rights and remedies with respect to the Patents, Trademarks and Copyrights, whether established hereby or by the Credit Agreement or by any other agreements or by Law, shall be cumulative and not exclusive of any rights or remedies which it may otherwise have under the other Loan Documents, under the Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Products or by Law, and the Administrative Agent may enforce any one or more remedies hereunder successively or concurrently at its option.
     15. (a) It is the intention of the parties that this Agreement be enforceable to the fullest extent permissible under applicable Law, but that the unenforceability (or modification to conform to such Law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision in this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction without invalidating the remaining provisions hereof.
          (b) Without limitation of the preceding Subsection (a), to the extent that applicable Law (including applicable Laws pertaining to fraudulent conveyance or fraudulent or preferential transfer) otherwise would render the full amount of any Pledgor’s obligations hereunder invalid, voidable, or unenforceable on account of the amount of a Pledgor’s aggregate liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the aggregate amount of such liability shall, without any further action by the Administrative Agent or any of the Term Lenders or such Pledgor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is equal to the greater of:
          (i) the fair consideration actually received by such Pledgor under the terms and as a result of the Loan Documents and the Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Products and the value of the benefits described in Paragraph 24 hereof, including (and to the extent not inconsistent with applicable federal and state laws affecting the enforceability of guaranties) distributions, commitments, and advances made to or for the benefit of such Pledgor with the proceeds of any credit extended under the Loan Documents or the Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Products, or
          (ii) the excess of (1) the amount of the fair value of the assets of such Pledgor as of the date of this Agreement as determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors as in effect on the date hereof, over (2) the amount of all liabilities of such Pledgor as of the date of this Agreement, also as determined on the basis of applicable federal and state laws governing the insolvency of debtors as in effect on the date hereof.
          (c) Notwithstanding anything to the contrary in this Section or elsewhere in this Agreement, this Agreement shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section (and references elsewhere in this Agreement to enforceability to the fullest extent permitted by Law) were not a part of this Agreement, and in any related litigation, the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Pledgor’s obligations hereunder as to each element of such assertion.
     16. This Agreement supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to a grant of a security interest in the Patents, Trademarks and Copyrights by any Pledgor, except for the PTC Security Agreement (Revolver). This Agreement is subject to waiver, modification, supplement or amendment only by a writing signed by the parties, except as provided in Paragraph 6 and Paragraph 25 hereof with respect to additions and supplements to Schedule A hereto.
     17. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties, provided, however, that no Pledgor may assign or transfer any of its rights or obligations hereunder or any interest herein, and any such purported assignment or transfer shall be null and void.
     18. This Agreement shall be governed by, construed, and enforced in accordance with the internal laws of the State of New York, without regard to its conflict of laws principles, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Patents, Trademarks or Copyrights are governed by the law of a jurisdiction other than the State of New York.
     19. Each Pledgor hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court sitting in New York County, in any action or proceeding arising out of or relating to this Agreement, and each Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each Pledgor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Pledgor hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Pledgor in care of the Process Agent at the Process Agent’s address, and each Pledgor hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Pledgor further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to any Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 19. The Process Agent is Armstrong Coal Company, Inc., with an office on the date hereof as set forth in the Credit Agreement. The Process Agent hereby accepts the appointment of Process Agent by the Companies and agrees to act as Process Agent on behalf of the Companies.
     20. This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be deemed an original, and all such counterparts shall together constitute one and the same instrument. Each Pledgor acknowledges and agrees that a telecopy or electronic transmission to the Administrative Agent or any Lender of the signature page hereof purporting to be signed on behalf of such Pledgor shall constitute effective and binding execution and delivery hereof by such Pledgor.
     21. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE CREDIT AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE PATENTS, TRADEMARKS AND COPYRIGHTS TO THE FULLEST EXTENT PERMITTED BY LAW.
     22. All notices, statements, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be given to the applicable party hereto at the address set forth on a Schedule 1.1(B) to, or in a Guarantor Joinder given under, the Credit Agreement and in the manner provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement. The Administrative Agent and the Lenders may rely on any notice (whether or not made in the manner contemplated by this Agreement) purportedly made by or on behalf of any Pledgor, and the Administrative Agent and the Term Lenders shall have no duty to verify the identity or authority of the Person giving such notice.
     23. Each Pledgor acknowledges and agrees that, in addition to the other rights of the Administrative Agent hereunder and under the other Loan Documents, because the Administrative Agent’s remedies at law for failure of such Pledgor to comply with the provisions hereof relating to the Administrative Agent’s rights (i) to inspect the books and records related to the Patents, Trademarks and Copyrights, (ii) to receive the various notifications such Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Patents, Trademarks and Copyrights, (iv) to enforce the provisions hereof pursuant to which such Pledgor has appointed the Administrative Agent its attorney-in-fact, and (v) to enforce the Administrative Agent’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision hereof may be specifically enforced.
     24. Each Pledgor hereby acknowledges, represents, and warrants that it receives synergistic benefits by virtue of its affiliation with the Borrower and/or the other Pledgors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Agreement.

     25. At any time after the initial execution and delivery of this Agreement to the Administrative Agent and the Term Lenders, additional Persons may become parties to this Agreement and thereby acquire the duties and rights of being Pledgors hereunder by executing and delivering to the Administrative Agent and the Term Lenders a Guarantor Joinder pursuant to the Credit Agreement and, in addition, a new Schedule A hereto shall be provided to the Administrative Agent with respect to such new Pledgor. No notice of the addition of any Pledgor shall be required to be given to any pre-existing Pledgor and each Pledgor hereby consents thereto.
[SIGNATURES APPEAR ON FOLLOWING PAGES]

[SIGNATURE PAGE 1 OF 4T0 PATENT, TRADEMARK
AND COPYRIGHT SECURITY AGREEMENT (TERM)]
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written with the intent that it constitutes a sealed instrument.

REVOLVER PARTY PLEDGORS ARMSTRONG COAL COMPANY, INC.
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ARMSTRONG LAND COMPANY, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ARMSTRONG ENERGY, INC.
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ARMSTRONG RESOURCES HOLDINGS, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ELK CREEK GP, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

[SIGNATURE PAGE 2 OF 4 TO PATENT, TRADEMARK
AND COPYRIGHT SECURITY AGREEMENT (TERM)]

TERM PARTY PLEDGORS WESTERN MINERAL DEVELOPMENT, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

WESTERN LAND COMPANY, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

WESTERN DIAMOND LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ELK CREEK, L.P.

By: Elk Creek GP, LLC, as General Partner
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

[SIGNATURE PAGE 3 OF 4 TO PATENT, TRADEMARK
AND COPYRIGHT SECURITY AGREEMENT (TERM)]

TERM PARTY PLEDGORS, CONT. ELK CREEK OPERATING GP, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ELK CREEK OPERATING, L.P.

By: Elk Creek Operating GP, LLC, as General Partner
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

CERALVO HOLDINGS, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

[SIGNATURE PAGE 4 OF 4 TO PATENT, TRADEMARK
AND COPYRIGHT SECURITY AGREEMENT (TERM)]

ADMINISTRATIVE AGENT: PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:
	Name:	Richard C. Munsick
	Title:	Senior Vice President

SCHEDULE A
TO
PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT (TERM)
LIST OF REGISTERED PATENTS, TRADEMARKS,
TRADE NAMES AND COPYRIGHTS (REVOLVER)
1.	Registered Patents:

2.	Trademarks:

3.	Trade Names:

4.	Copyrights:
LIST OF REGISTERED PATENTS, TRADEMARKS,
TRADE NAMES AND COPYRIGHTS (TERM)
1.	Registered Patents:

2.	Trademarks:

3.	Trade Names:

4.	Copyrights:

EXHIBIT 1.1(P)(2)(a)
FORM OF
PLEDGE AGREEMENT (REVOLVER)
     THIS PLEDGE AGREEMENT (REVOLVER), dated as of February 9, 2011 (as amended, restated, supplemented or modified from time to time, the “Agreement”), is given, made and entered into by EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A REVOLVER PARTY PLEDGOR AND EACH OF THE OTHER PERSONS WHICH BECOME REVOLVER PARTY PLEDGORS HEREUNDER FROM TIME TO TIME (each a “Revolver Party Pledgor” and collectively, the “Revolver Party Pledgors”), EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A TERM PARTY PLEDGOR AND EACH OF THE OTHER PERSONS WHICH BECOME TERM PARTY PLEDGORS HEREUNDER FROM TIME TO TIME (each a “Term Party Pledgor” and collectively, the “Term Party Pledgors”) (the Revolver Party Pledgors and the Term Party Pledgors are collectively referred to herein as the “Pledgors” and each a “Pledgor”), each a Pledgor of the corporations, limited liability companies, partnerships or other entities as set forth on Schedule A hereto (each a “Company” and collectively the “Companies”), and PNC BANK, NATIONAL ASSOCIATION, as the administrative agent for itself and the other Revolver Lenders under the Credit Agreement described below (the “Administrative Agent”).
     WHEREAS, pursuant to that certain Credit Agreement (amended, restated, supplemented or modified from time to time, the “Credit Agreement”) dated as of February 9, 2011, by and among Armstrong Coal Company, Inc., Armstrong Land Company, LLC, Elk Creek, L.P., Western Mineral Development, LLC, Western Diamond LLC, Western Land Company, LLC (collectively, the “Borrower”), each of the Guarantors party thereto, the Lenders party thereto, and the Administrative Agent, the Administrative Agent and the Lenders have agreed to provide certain loans and other financial accommodations to the Borrower; and
     WHEREAS, pursuant to and in consideration of the Credit Agreement, certain of the issued and outstanding capital stock, shares, securities, member interests, partnership interests and other ownership interests of each of the Companies is to be pledged to the Administrative Agent in accordance herewith; and
     WHEREAS, each Pledgor owns the outstanding capital stock, shares, securities, member interests, partnership interests and other ownership interests of the Companies as set forth on Schedule A hereto.
     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:
1. Defined Terms.
          (a) Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Credit Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in New York as amended from time to time (the “Code”).
          (b) “Company” and “Companies” shall mean one or more of the entities issuing any of the Collateral which is or should be (in accordance with Section 5(g) hereto) described on Schedule A hereto.
          (c) “Foreign Company” shall mean one or more of the entities issuing any of the Pledged Collateral which is not organized under the laws of any state of the United States of America, which is, or should be, described on Schedule A.
          (d) “Pledge Agreement (Term)” shall mean that certain Pledge Agreement of even date herewith by and among the Pledgors and the Agent, entered into as security for the Term Loans.
          (e) “Pledged Collateral” shall mean and include all of each Pledgor’s present and future right, title and interest in and to the following: (i) all investment property, capital stock, shares, securities, member interests, partnership interests, warrants, options, put rights, call rights, similar rights, and all other ownership or participation interests in any entity or business or in the revenue, income, or profits thereof, (ii) all property of each Pledgor in the Administrative Agent’s possession or in transit to or from, under the custody or control of, or on deposit with, the Administrative Agent or any Affiliate thereof, including deposit and other accounts, (iii) cash and cash equivalents (collectively referred to herein as “Investments”), including all Investments listed on Schedule A attached hereto and made a part hereof, and all rights and privileges pertaining thereto, including, without limitation, all present and future Investments receivable in respect of or in exchange for any Investments, and all rights under shareholder, member, partnership agreements and other similar agreements relating to any Investments, all rights to subscribe for Investments, whether or not incidental to or arising from ownership of any Investments, (iv) all Investments hereafter pledged by any Pledgor to Administrative Agent to secure the Secured Obligations, (v) together with all cash, interest, stock and other dividends or distributions paid or payable on any of the foregoing, and all books and records (whether paper, electronic or any other medium) pertaining to the foregoing, including, without limitation, all stock record and transfer books, and together with whatever is received when any of the foregoing is sold, exchanged, replaced or otherwise disposed of, including all proceeds, as such term is defined in the Code, and all other investment property and similar assets of any Pledgor; and (v) all cash and non-cash proceeds (including, without limitation, insurance proceeds) of any of the foregoing property, all products thereof, and all additions and accessions thereto, substitutions therefor and replacements thereof.
          (f) “Pledged Collateral (Revolver)” means the Pledged Collateral of each Revolver Party Pledgor.
          (g) “Pledged Collateral (Term)” means the Pledged Collateral of each Term Party Pledgor.
          (h) “Secured Obligations” shall mean and include the following: (i) all now existing and hereafter arising Obligations of each and every Pledgor to the Administrative Agent,

the Revolver Lenders, or any obligations in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product under the Credit Agreement or any of the other Loan Documents, including all obligations, liabilities, and indebtedness, whether for principal, interest, fees, expenses or otherwise, of each and every of the Pledgors to the Administrative Agent, the Revolver Lenders, or providers of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, now existing or hereafter incurred under the Credit Agreement or the Notes or the Guaranty Agreement or any of the other Loan Documents as any of the same or any one or more of them may from time to time be amended, restated, modified, or supplemented, together with any and all extensions, renewals, refinancings, and refundings thereof in whole or in part (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied); (ii) all reimbursement obligations of each and every Pledgor with respect to any one or more Letters of Credit issued by Administrative Agent or any Revolver Lender; (iii) all indebtedness, loans, obligations, expenses and liabilities of each and every of the Pledgors to the Administrative Agent or any of the Revolver Lenders or any obligations incurred in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product; and (iv) any sums advanced by the Administrative Agent or the Revolver Lenders or which may otherwise become due pursuant to the provisions of the Credit Agreement, the Notes, this Agreement, or any other Loan Documents or pursuant to any other document or instrument at any time delivered to the Administrative Agent in connection therewith, including commitment, letter of credit, agent or other fees and charges, and indemnification obligations under any such document or instrument, together with all interest payable on any of the foregoing, whether such sums are advanced or otherwise become due before or after the entry of any judgment for foreclosure or any judgment on any Loan Document or with respect to any default under any of the Secured Obligations.
2. Grant of Security Interests.
          (a) To secure on a first priority perfected basis the payment and performance of all Secured Obligations in full, each Revolver Party Pledgor hereby grants to the Administrative Agent a continuing first priority security interest under the Code in and hereby pledges to Administrative Agent, in each case for the benefit of each of the Revolver Lenders and Administrative Agent and any provider of Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, all of such Revolver Party Pledgor’s now existing and hereafter acquired or arising right, title and interest in, to, and under the Pledged Collateral (Revolver) whether now or hereafter existing and wherever located.
          (b) To secure on a second priority perfected basis (subject only to the Term Lenders’ first priority security interest created pursuant to the Pledge Agreement (Term)) the payrnent and performance of all Secured Obligations in full, each Term Party Pledgor hereby grants to the Administrative Agent a continuing second priority security interest (subject only to the Term Lenders’ first priority security interest created pursuant to the Pledge Agreement (Term)) under the Code in and hereby pledges to Administrative Agent, in each case for the benefit of each of the Revolver Lenders and Administrative Agent and any provider of Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, all of such Term Party Pledgor’s now existing and hereafter acquired or arising right, title and interest in, to, and under the Pledged Collateral (Term) whether now or hereafter existing and wherever located.
          (c) Upon the execution and delivery of this Agreement, each Pledgor shall deliver to and deposit with the Administrative Agent in pledge, all of such Pledgor’s certificates, instruments or other documents comprising or evidencing the Pledged Collateral, together with undated stock powers, instruments or other documents signed in blank by such Pledgor. In the event that any Pledgor should ever acquire or receive certificates, securities, instruments or other documents evidencing the Pledged Collateral, such Pledgor shall deliver to and deposit with the Administrative Agent in pledge, all such certificates, securities, instruments or other documents which evidence the Pledged Collateral.
          (d) Notwithstanding anything to the contrary contained in this Agreement, the Pledged Collateral with respect to any one Foreign Company shall not exceed sixty-five percent (65%) of the total combined voting power of all classes of capital stock, shares, securities, member interests, partnership interests and other ownership interests entitled to vote of such Foreign Company and this Agreement shall not apply to any such stock, shares, securities, member interests, partnership interests or ownership interests which are in excess of such sixty five percent (65%) limitation. To the extent the Administrative Agent receives more than sixty five percent (65%) of the total combined voting power of all classes of capital stock, shares, securities, member interests, partnership interests and other ownership interests entitle to vote of any Foreign Company, Administrative Agent shall return such excess stock, shares, securities, member interests, partnership interests and other ownership interests upon the request of a Pledgor.
     3. Additional Actions and Further Assurances.
          (a) Prior to or concurrently with the execution of this Agreement, and thereafter from time to time without any request or notice by the Secured Party, Pledgor, at its sole cost and expense, shall execute and deliver to the Secured Party all filings, notices, registrations for the corporate records, and all such other documents, and shall take such other action, as may be necessary or advisable to obtain, preserve, protect, and maintain the Secured Party’s continuing first (in the case of the Pledged Collateral (Revolver)) or second (in the case of the Pledged Collateral (Term)) priority perfected security interest in the portion of the Pledged Collateral that relates to capital stock (or other equity interests) in any Company.
          (b) Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time upon reasonable request of the Administrative Agent, each Pledgor shall execute and deliver to the Administrative Agent all financing statements, continuation financing statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the “Security Documents”) which the Administrative Agent may reasonably request, in form reasonably satisfactory to the Administrative Agent, and take such other action which the Administrative Agent may reasonably request, to perfect and continue perfected and to create and maintain the first (in the case of the Pledged Collateral (Revolver)) or second (in the case of the Pledged Collateral (Term)) priority status of the Administrative Agent’s security interest in the Pledged Collateral and to fully consummate the transactions contemplated under this Agreement. Each Pledgor hereby irrevocably makes, constitutes and appoints the Administrative Agent (and any of the Administrative Agent’s officers or employees or agents designated by the Administrative Agent) as such Pledgor’s true and lawful attorney with power to sign the name of such Pledgor on all or any of the Security Documents which the Administrative Agent determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Administrative Agent’s security interest in the Pledged Collateral in any jurisdiction. Such power, being coupled with an interest, is irrevocable until all of the Secured Obligations have been indefeasibly paid in full and the Commitments have terminated.
4. Representations and Warranties.
     Each Pledgor hereby jointly and severally represents and warrants to the Administrative Agent as follows:
          (a) Such Pledgor, has and will continue to have (or, in the case of after-acquired Pledged Collateral, at the time such Pledgor acquires rights in such Pledged Collateral, will have and will continue to have), title to its Pledged Collateral, free and clear of all Liens other than those in favor of the Administrative Agent for the Revolver Lenders and the Administrative Agent;
          (b) The capital stock shares, securities, member interests, partnership interests and other ownership interests constituting the Pledged Collateral have been duly authorized and validly issued to such Pledgor (as set forth on Schedule A hereto), are fully paid and nonassessable and the percentage of the issued and outstanding capital stock, member interest, partnership interests of each of the Companies is reflected on Schedule A attached hereto;
          (c) The security interests in the Pledged Collateral (Revolver) granted hereunder are valid, perfected and of first priority, subject to the Lien of no other Person;
          (d) The security interests in the Pledged Collateral (Term) granted hereunder are valid, perfected and of second priority, subject to the Lien of no other Person except the Term Lender pursuant to the Pledge Agreement (Term);
          (e) There are no restrictions upon the transfer of the Pledged Collateral (Revolver) and such Revolver Party Pledgor has the power and authority and right to transfer the Pledged Collateral (Revolver) owned by such Revolver Party Pledgor free of any encumbrances and without obtaining the consent of any other Person;
          (f) Except for any restrictions contained in the Pledge Agreement (Term), there are no restrictions upon the transfer of the Pledged Collateral (Term) and such Term Party Pledgor has the power and authority and right to transfer the Pledged Collateral (Term) owned by such Term Party Pledgor free of any encumbrances and without obtaining the consent of any other Person;
          (g) Such Pledgor has all necessary power to execute, deliver and perform this Agreement;
          (h) There are no actions, suits, or proceedings pending or, to such Pledgor’s best knowledge after due inquiry, threatened against or affecting such Pledgor with respect to the Pledged Collateral, at law or in equity or before or by any Official Body, and such Pledgor is not in default with respect to any judgment, writ, injunction, decree, rule or regulation which could adversely affect such Pledgor’s performance hereunder;
          (i) This Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of such Pledgor, enforceable in accordance with its terms, except to the extent that enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance;
          (j) Neither the execution and delivery by such Pledgor of this Agreement, nor the compliance with the terms and provisions hereof, will violate any provision of any Law or conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any Official Body to which such Pledgor is subject or any provision of any agreement, understanding or arrangement to which Pledgor is a party or by which such Pledgor is bound;
          (k) Such Pledgor’s exact legal name is as set forth on the signature page hereto;
          (l) The state of incorporation, formation or organization as applicable, of such Pledgor is as set forth on Schedule A to the Security Agreement;
          (m) Such Pledgor’s chief executive office is as set forth on Schedule A to the Security Agreement; and
          (n) Except as provided on Schedule B attached hereto, all rights of such Pledgor in connection with its ownership of each of the Companies are evidenced and governed solely by the stock certificates, instruments or other documents evidencing ownership and organizational documents of each of the Companies and no shareholder or other similar agreements are applicable to any of the Pledged Collateral, and no such certificate, instrument or other document provides that any member interest, or partnership interest or other intangible ownership interest (not including such ownership interests in any Companies which exist as a corporation), constituting Pledged Collateral, is a “Security” within the meaning of and subject to Article 8 of the Code; and, the organizational documents of each Company contain no restrictions on the rights of shareholders, members or partners other than those that normally would apply to a company organized under the laws of the jurisdiction of organization of each of the Companies.
5. General Covenants.

     Each Pledgor hereby covenants and agrees as follows:
          (a) Such Pledgor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral; such Pledgor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by such Pledgor, unless such loss is the result of the gross negligence or willful misconduct of the Administrative Agent.
          (b) The capital stock shares, securities, member interests, partnership interests and other ownership interests constituting the Pledged Collateral have been duly authorized and validly issued to such Pledgor (as set forth on Schedule A hereto), are fully paid and nonassessable and constitute the following (i) the percentage listed on Schedule A of the issued and outstanding capital stock, member interests and partnership interests of each of the Companies which are not Foreign Companies, and (ii) the lesser of (x) sixty five percent (65%) of the issued and outstanding capital stock, shares, securities, member interests and partnership interests of each of the Foreign Companies or (y) all of the issued and outstanding capital stock, member interests and partnership interests owned by Borrower or any of its Subsidiaries of each Foreign Company.
          (c) The security interests under the Code in the Pledged Collateral (Revolver) granted hereunder are valid, perfected and of first priority subject to the Lien of no other Person. Upon the consummation of those actions described in Section 3(c) hereof, the security interests in the Pledged Collateral (Revolver) granted hereunder shall be valid, perfected and of first priority subject to the Lien of no other Person under all applicable Law.
          (d) The security interests under the Code in the Pledged Collateral (Term) granted hereunder are valid, perfected and of second priority subject to the Lien of no other Person except as provided in the Pledge Agreement (Term). Upon the consummation of those actions described in Section 3(c) hereof, the security interests in the Pledged Collateral (Term) granted hereunder shall be valid, perfected and of second priority subject to the Lien of no other Person under all applicable Law, except as provided in the Pledge Agreement (Term).
          (e) Except as provided on Schedule B attached hereto, there are no restrictions upon the transfer of the Pledged Collateral and such Pledgor has the power and authority and unencumbered right to transfer the Pledged Collateral owned by such Pledgor free of any encumbrances and without the necessity of obtaining the consent of any other Person, other than such consents as have been or will be obtained as of the date hereof or in connection with Pledged Collateral subsequently acquired by Pledgor and other than as provided in the Credit Agreement and the Pledge Agreement (Term).
          (f) Such Pledgor has all necessary power to execute, deliver and perform this Agreement and all necessary action to authorize the execution, delivery and performance of this Agreement has been properly taken.
          (g) Such Pledgor shall pay any and all taxes, duties, fees or imposts of any nature imposed by any Official Body on any of the Pledged Collateral, except to the extent contested in good faith by appropriate proceedings;

          (h) Such Pledgor shall permit the Administrative Agent, its officers, employees and agents at reasonable times to inspect all books and records related to the Pledged Collateral;
          (i) Subject to Section 2(d) hereof, to the extent, following the date hereof, such Pledgor acquires capital stock, shares securities, member interests, partnership interests and other ownership interests of any of the Companies or any of the rights, property or securities, shares, capital stock, member interests, partnership interests or any other ownership interests described in the definition of Pledged Collateral with respect to any of the Companies, such ownership interests shall be subject to the terms hereof and, upon such acquisition, shall be deemed to be hereby pledged to the Administrative Agent; and, such Pledgor thereupon shall deliver all such securities, shares, capital stock, member interests, partnership interests and other ownership interests together with an updated Schedule A hereto, to the Administrative Agent together with all such control agreements, financing statements, and any other documents necessary to implement the provisions and purposes of this Agreement as the Administrative Agent may request;
          (j)Except as permitted by the Credit Agreement, during the term of this Agreement, such Pledgor shall not sell, assign, replace, retire, transfer or otherwise dispose of its Pledged Collateral;
          (k) Such Pledgor will not change its state of incorporation, formation or organization, as applicable without providing thirty (30) days prior written notice to the Administrative Agent;
          (1) Such Pledgor will not change its name without providing thirty (30) days prior written notice to the Administrative Agent;
          (m) Except as permitted by Sections 8.26 and 8.27 of the Credit Agreement, each Pledgor shall preserve its existence as a corporation or a limited liability company, as applicable, and except as permitted by the Credit Agreement, shall not (i) in one, or a series of related transactions, merge into or consolidate with any other entity, the survivor of which is not such Pledgor, or (ii) sell all or substantially all of its assets; and
          (n) During the term of this Agreement, such Pledgor shall not permit any Company to treat any uncertificated ownership interests as securities which are subject to Article 8 of the Code.
6. Other Rights With Respect to Pledged Collateral.
     In addition to the other rights with respect to the Pledged Collateral granted to the Administrative Agent hereunder, at any time and from time to time, after and during the continuation of an Event of Default, the Administrative Agent, at its option and at the expense of the Pledgors, may (a) transfer into its own name, or into the name of its nominee, all or any part of the Pledged Collateral, thereafter receiving all dividends, income or other distributions upon the Pledged Collateral; (b) take control of and manage all or any of the Pledged Collateral; (c) apply to the payment of any of the Secured Obligations, whether any be due and payable or not, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Administrative Agent or provider of Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, on deposit or otherwise, belonging to any Pledgor, as the Administrative Agent in its sole discretion shall determine; and (d) do anything which any Pledgor is required but fails to do hereunder.
7. Additional Remedies Upon Event of Default.
     Upon the occurrence of any Event of Default and while such Event of Default shall be continuing, the Administrative Agent shall have, in addition to all rights and remedies of a secured party under the Code or other applicable Law, and in addition to its rights under Section 6 above and under the other Loan Documents, the following rights and remedies:
          (a) The Administrative Agent may, after ten (10) days’ advance notice to the Pledgor, sell, assign, give an option or options to purchase or otherwise dispose of such Pledgor’s Pledged Collateral or any part thereof at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Pledgor agrees that ten (10) days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor recognizes that the Administrative Agent may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities, shares, capital stock, member interests, partnership interests or ownership interests for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner The Secured Party shall be under no obligation to delay sale of any of the Pledged Collateral for the period of time necessary to permit Pledgor (or issuer) to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable securities laws, even if Pledgor (or issuer) would agree to do so
          (b) The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall, after the Administrative Agent has made all deductions of expenses, including but not limited to attorneys’ fees and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Administrative Agent’s rights with respect to the Pledged Collateral, including in any insolvency, bankruptcy or reorganization proceedings, be applied against the Secured Obligations, whether or not all the same be then due and payable in the manner set forth in Section 9.2.4 [Application of Proceeds] of the Credit Agreement.
8. Administrative Agent’s Duties.

     The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.
9.	Additional Pledgors.
     It is anticipated that additional persons will from time to time become Subsidiaries of the Borrower or a Guarantor, each of whom will be required to join this Pledge Agreement. It is acknowledged and agreed that new Subsidiaries of the Borrower or of a Guarantor will become Pledgors hereunder and will be bound hereby simply by executing and delivering to Administrative Agent a Guarantor Joinder in the form of Exhibit 1.1(G)(1) to the Credit Agreement. In addition, a new Schedule A hereto shall be provided to Administrative Agent showing the pledge of the ownership interest in such new Subsidiary and any ownership interests that such new Subsidiary owns in any other Person.
10. No Waiver; Cumulative Remedies.
     No failure to exercise, and no delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided under the other Loan Documents or by Law. Each Pledgor waives any right to require the Administrative Agent to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Secured Obligations or to pursue any remedy in the Administrative Agent’s power.
11. No Dischar,te Until Indefeasible Pa ent of the Secured Obli ations.
     The pledge, security interests, and other Liens and the obligations of each Pledgor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by Administrative Agent, or any other obligor on any of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Pledgor or which would otherwise operate as a discharge of such Pledgor as a matter of law or equity. Without limiting the generality of the foregoing, each Pledgor hereby consents to, and the pledge, security interests, and other Liens given by such Pledgor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:
          (a) Any lack of genuineness, legality, validity, enforceability, or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document, any obligations in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product or any of the Secured Obligations and regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the Secured

Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or any other Person with respect thereto;
          (b) Any increase, decrease, or change in the amount, nature, type or purpose of any of or any release, surrender, exchange, compromise or settlement of any of the Secured Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Secured Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document, any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product or any of the Secured Obligations;
          (c) Any failure to assert any breach of or default under any Loan Document, any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product or any of the Secured Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents or any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against such Pledgor or any other Person under or in connection with any Loan Document or any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product or any of the Secured Obligations; any refusal of payment or performance of any of the Secured Obligations, whether or not with any reservation of rights against any Pledgor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Secured Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Secured Obligations or, if any collections are applied to Secured Obligations, any application to particular Secured Obligations;
          (d) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by Administrative Agent or any other Person in respect of, any direct or indirect security for any of the Secured Obligations (including the Pledged Collateral). As used in this Agreement, “direct or indirect security” for the Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Secured Obligations, made by or on behalf of any Person;
          (e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, any Pledgor or the Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Pledgor or the Borrower or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable law of any jurisdiction) made by Administrative Agent or any Pledgor or the Borrower or by any other Person in connection with any such proceeding;
          (f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Pledgor or the Borrower or any other Person with respect to any Loan Document or any of the Secured Obligations; or any discharge by operation of law or release of any Pledgor or the Borrower or any other Person from the performance or observance of any Loan Document or any of the Secured Obligations;
          (g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including any Pledgor, excepting only full, strict, and indefeasible payment and performance of the Secured Obligations in full.
12. Taxes.
          (a) No Deductions. All payments and collections made by or from any Pledgor under this Agreement shall be made or received free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding Excluded Taxes (all such non-Excluded Taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”). If any Pledgor shall be required by law to deduct any Taxes from or in respect of any sum payable or any collection made under this Agreement, (i) the sum payable or collectable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable or collectable under this Subsection) Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Pledgor shall make such deductions and (iii) such Pledgor shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law;
          (b) Stamp Taxes. In addition, each Pledgor acknowledges that the Pledged Collateral secures payment of all present and future stamp or documentary taxes and any other excise or property taxes, charges, or similar levies which arise from any payment or collection made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”);
          (c) Indemnification for Taxes Paid by Administrative Agent. Each Pledgor acknowledges that the Pledged Collateral secures the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 12) paid by Administrative Agent and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted;

          (d) Certificate. In the event any Pledgor pays any Taxes or Other Taxes, within 30 days after the date of any such payment, such Pledgor shall furnish to Administrative Agent, the original or a certified copy of a receipt evidencing payment thereof;
          (e) Survival. Without prejudice to the survival of any other agreement of any Pledgor hereunder, the agreements and obligations of each Pledgor contained in Clauses (a) through (d) directly above shall survive the payment in full of principal and interest under any Note and the termination of the Credit Agreement.
13. Waivers.
     Each Pledgor hereby waives any and all defenses which any Pledgor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like and each Pledgor hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in the immediately preceding section hereof. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, each Pledgor hereby further waives each of the following:
          (a) All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against such Pledgor, including the following: any notice of any event or circumstance described in the immediately preceding section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product or any of the Secured Obligations; any notice of the incurrence of any Secured Obligations; any notice of any default or any failure on the part of such Pledgor or the Borrower or any other Person to comply with any Loan Document or Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product or any of the Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Borrower or any other Person;
          (b) Any right to any marshalling of assets, to the filing of any claim against such Pledgor or the Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Pledgor or the Borrower, or any other Person of any other right or remedy under or in connection with any Loan Document, any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Loan Document, and any requirement that any Pledgor receive notice of any such acceptance;

          (c) Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws, or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Secured Obligations), which results in denial or impairment of the right of the Administrative Agent to seek a deficiency against the Borrower or any other Person or which otherwise discharges or impairs any of the Secured Obligations.
14. Setoff.
          Pledgor hereby waives and releases, and shall not assert, any and all rights of setoff and any similar claims or actions whatsoever now and hereafter it may have at any time against the Secured Party or any Revolver Lender, any of the Secured Party’s or any Revolver Lender’s Affiliates, and any of the respective successors, assigns, and participants of the Secured Party or any Revolver Lender or any Affiliate of the Secured Party or any Revolver Lender.
15. Assignment.
     All rights of the Administrative Agent under this Agreement shall inure to the benefit of its successors and assigns. All obligations of each Pledgor shall bind its successors and assigns; provided, however, no Pledgor may assign or transfer any of its rights and obligations hereunder or any interest herein, and any such purported assignment or transfer shall be null and void.
16. Severability.
     Any provision of this Agreement which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof.
17. Governing Law.
     This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York without regard to its conflicts of law principles, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.
18. Notices.
     All notices, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be as set forth in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

19. Specific Performance.
     Each Pledgor acknowledges and agrees that, in addition to the other rights of the Administrative Agent hereunder and under the other Loan Documents, because the Administrative Agent’s remedies at law for failure of such Pledgor to comply with the provisions hereof relating to the Administrative Agent’s rights (i) to inspect the books and records related to the Pledged Collateral, (ii) to receive the various notifications such Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (iv) to enforce the provisions hereof pursuant to which the such Pledgor has appointed the Administrative Agent its attorney-in-fact, and (v) to enforce the Administrative Agent’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision hereof may be specifically enforced.
20. Voting Rights in Respect of the Pledged Collateral.
     So long as no Event of Default shall occur and be continuing under the Credit Agreement, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that such Pledgor will not exercise or will refrain from exercising any such voting and other consensual right pertaining to the Pledged Collateral, as the case may be, if such action would have a material adverse effect on the value of the Collateral, taken as a whole. Without limiting the generality of the foregoing and in addition thereto, the Pledgors shall not vote to enable, or take any other action to permit, any of the Companies to issue any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature or to issue any other securities, shares, capital stock, member interests, partnership interests or other ownership interests convertible into or granting the right to purchase or exchange for any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature of any such Company or to enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Administrative Agent to sell, assign or transfer any of the Pledged Collateral.
21. Consent to Jurisdiction.
     Each Pledgor hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court sitting in New York County, in any action or proceeding arising out of or relating to this Agreement, and each Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each Pledgor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Pledgor hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Pledgor in care of the Process Agent at the Process Agent’s address, and each Pledgor hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Pledgor further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to any Revolver Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 21. The Process Agent is Armstrong Coal Company, Inc., with an office on the date hereof as set forth in the Credit Agreement. The Process Agent hereby accepts the appointment of Process Agent by the Companies and agrees to act as Process Agent on behalf of the Companies.
22. Waiver of Jury Trial.
     EXCEPT AS PROHIBITED BY LAW, EACH PLEDGOR AND EACH OF THE COMPANIES HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.
23. Entire Agreement; Amendments.
     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a security interest in the Pledged Collateral by any Pledgor, except for the Pledge Agreement (Term). This Agreement may not be amended or supplemented except by a writing signed by the Administrative Agent and the Pledgors.
24. Counterparts; Telecopy Signatures.
     This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Pledgor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Revolver Lender of the signature pages hereof purporting to be signed on behalf of any Pledgor shall constitute effective and binding execution and delivery hereof by such Pledgor.
25. Construction.
     The rules of construction contained in Section 1.2 of the Credit Agreement apply to this Agreement.
[Signature page follows.]

[SIGNATURE PAGE 1 OF 3 TO
PLEDGE AGREEMENT (REVOLVER)]
     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written with the intent that it constitute a sealed instrument.

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:
	Name:	Richard C. Munsick
	Title:	Senior Vice President

[SIGNATURE PAGE 2 OF 3 TO
PLEDGE AGREEMENT (REVOLVER)]

REVOLVER PARTY PLEDGORS: ARMSTRONG LAND COMPANY, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ARMSTRONG ENERGY, INC.
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ARMSTRONG RESOURCES HOLDINGS, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

[SIGNATURE PAGE 3 OF 3 TO
PLEDGE AGREEMENT (REVOLVER)]

TERM PARTY PLEDGORS: ELK CREEK, L.P.
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ELK CREEK OPERATING GP, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ELK CREEK OPERATING, L.P.

By: Elk Creek Operating GP, LLC, as General Partner
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

[TO BE EXECUTED BY EACH COMPANY THAT IS A LLC]
AGREEMENT AND ACKNOWLEDGMENT (LLC)
     THE UNDERSIGNED, jointly and severally, hereby agree, acknowledge and consent to the execution and delivery to PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Revolver Lenders (together with its successors, assigns, and designees for the purposes hereof, “Administrative Agent”), of the Pledge Agreement (Revolver) to which this Agreement and Acknowledgment is attached (the “Pledge Agreement”) made by each of the pledgors party thereto (each a “Pledgor” and collectively, “Pledgors”), as collateral security for the payment and performance of the Debt described therein, and the assignment and pledge thereby to Administrative Agent by each Pledgor of all of such Pledgor’s right, title and interest to the Pledged Collateral and other collateral described therein. All capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to such terms in the Pledge Agreement.
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, jointly and severally, hereby represent, warrant, covenant and agree for the benefit of Administrative Agent and Revolver Lenders as follows:
     1. Representations and Warranties. The undersigned, jointly and severally, represent and warrant that (a) the execution and delivery of the Pledge Agreement does not violate any of the undersigned’s Limited Liability Company Agreements, as amended (collectively, the “Operating Agreement”) or any other agreement to which such undersigned is a party or by which any of the property of such undersigned is bound, (b) as of the date hereof, there are no existing and outstanding control agreements perfecting a security interest in any of the Pledged Collateral in favor of any other party, other than in favor of the Administrative Agent for the benefit of the Term Lenders, (c) the Pledged Collateral is not subject to any security interest or lien in favor of any Person other than Administrative Agent other than in favor of the Administrative Agent for the benefit of the Term Lenders and has not been pledged, transferred or assigned to, and is not otherwise in the control of, any Person other than Administrative Agent, (d) the undersigned has no present claim, right of offset, or counterclaim against any Pledgor under or with respect to the Pledged Collateral or otherwise under the undersigned’s Operating Agreement, (e) no Pledgor is in default to the undersigned or otherwise under or in respect of any of its obligations under undersigneds’ Operating Agreement, and (f) all of the representations and warranties of each Pledgor made in the Pledge Agreement are true, accurate and complete in all material respects.
     2. Covenants and Agreements.
     2.1 Books and Records. The undersigned (i) shall cause all of its respective books and records to reflect the pledge of the Pledged Collateral to Administrative Agent and agrees not to consent to or to permit any transfer thereof or any other action that may be taken by any Pledgor that might constitute an Event of Default so long as any of the Obligations remain outstanding, (ii) agrees that Administrative Agent and/or its representatives may, upon reasonable advance notice and at any reasonable time during normal business hours, inspect the books, records and properties of such undersigned.
     2.2 UCC Matters. The undersigned confirms, agrees and acknowledges that (i) the Pledgors own all of the issued and outstanding limited liability company interests of the undersigned, (ii) notwithstanding any provisions in the Operating Agreement, each Pledgor is hereby authorized and permitted to pledge, assign and grant a security interest in the Pledged Collateral in favor of Administrative Agent pursuant to the Pledge Agreement, and (iii) this Agreement and Acknowledgment is intended to, and shall, provide Administrative Agent with “control” over the Pledged Collateral within the meaning of Articles 8 and 9 of the UCC.
     2.3 Operating Agreement. Except as permitted by the Credit Agreement, the undersigned shall not suffer or permit its Operating Agreement to be amended or modified without the prior written consent of Administrative Agent.
     2.4 Notices; Defaults. The undersigned shall give Administrative Agent a copy of all notices, reports or communications received or given pursuant to its Operating Agreement promptly after the same shall have been received or contemporaneously with the giving thereof, as the case may be. The undersigned shall permit Administrative Agent the right to cure any default by any Pledgor under the Operating Agreement; provided, however, in no event shall Administrative Agent be obligated to cure such default.
     2.5 The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
     2.6 The undersigned will notify Secured Party promptly in writing of the occurrence of any of the events described in Section 5(i) of the Pledge Agreement.
     2.7 The terms of Section 3 of the Pledge Agreement shall apply to the undersigned, mutatis mutandis, with respect to all actions that may facilitate, in the reasonable judgment of Secured Party, the carrying out of Section 3 of the Pledge Agreement.
     2.8 To the extent that the undersigned has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, the undersigned hereby irrevocably waives such immunity in respect of its obligations under the Pledge Agreement and any other document or agreement executed in connection therewith, and the undersigned agrees that it will not raise or claim any such immunity at or in respect of any such action or proceeding.
     2.9 The undersigned acknowledges and agrees that any notices sent to Pledgors regarding any of the Pledged Collateral shall also be sent to Secured Party in the manner and at the address of Secured Party as indicated in Section 11.5 [Notices] of the Credit Agreement.
     3. Enforcement Event; Sales of Collateral. The undersigned hereby agrees that during the continuance of an Event of Default, (a) all distributions permitted under the Loan Documents will be made directly to Administrative Agent, (b) Administrative Agent shall have the sole and exclusive right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral, (c) Administrative Agent may take any reasonable action which Administrative Agent may deem necessary for the maintenance, preservation and protection of any of the Pledged Collateral or Administrative Agent’s security interests therein, including, without limitation, the right to declare any or all of the Debt to be immediately due and payable without demand or notice and the right to transfer any of the Pledged Collateral into Administrative Agent’s name or the name of any designee or nominee of Administrative Agent, (d) Administrative Agent may dispose of the Pledged Collateral in accordance with Articles 8 and 9 of the Code and the provisions of the Pledge Agreement, in which case, notwithstanding anything to the contrary in the Operating Agreement, (i) Administrative Agent, or its designee or assign, shall automatically be admitted as a member of the undersigned and shall be entitled to receive all benefits and exercise all rights in connection therewith pursuant to the Operating Agreement, and (ii) the undersigned shall recognize Administrative Agent (or its designee or assign) as the successor in interest to Pledgor.
     4. No Liability. Notwithstanding the security interests of Administrative Agent in the Pledged Collateral or any of its rights hereunder, (a) Administrative Agent shall have no obligation or liability whatsoever for matters in connection with the Pledged Collateral arising or occurring, directly or indirectly, prior to Administrative Agent’s (or its designee’s, successor’s or assign’s) becoming a member of the undersigned, and Pledgor shall have no liability for matters in connection with the Pledged Collateral first occurring or arising after Administrative Agent’s (or its designee’s, successor’s or assign’s) acquisition through foreclosure of the Pledged Collateral, and (b) Administrative Agent shall not be obligated to perform any of the obligations or duties of any Pledgor under the undersigned’s Operating Agreement, or to take any action to collect or enforce any claim for payment due Pledgor arising thereunder.
     5. Transfers. The undersigned acknowledges that, subject to the terms and conditions set forth in the undersigned’s Operating Agreement, the security interest of Administrative Agent in the Pledged Collateral and all of Administrative Agent’s rights and remedies under the Pledge Agreement may be freely transferred or assigned by Administrative Agent. In the event of any such transfer or assignment, all of the provisions of this Agreement and Acknowledgment shall inure to the benefit of the transferees, successors, and/or assigns of Administrative Agent. The provisions of this Agreement and Acknowledgment shall likewise be binding upon any and all permitted transferees, successors and assigns of the undersigned.
     6. Further Assurances. The undersigned shall, from time to time, promptly execute and deliver such further instruments, documents and agreements, and perform such further acts as may be reasonably necessary or proper to carry out and effect the terms of the Pledge Agreement and this Agreement and Acknowledgment.
     7. Reliance. This Agreement and Acknowledgment is being given to induce Administrative Agent to accept the Pledge Agreement and with the understanding that Administrative Agent will rely hereon.
     8. Counterparts. This Agreement and Acknowledgment may be executed in counterparts.
[The remainder of this page is intentionally left blank.]

[SIGNATURE PAGE TO AGREEMENT AND ACKNOWLEDGMENT (LLC)]

ARMSTRONG RESOURCES HOLDINGS, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

Address for Notices:

Fax:

ELK CREEK GP, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

Address for Notices:

Fax:

ARMSTRONG TECHNOLOGY SERVICES, LLC

By: Armstrong Land Company, LLC, as Manager
By:
	Name:	Martin D. Wilson
	Title:	Manager

Address for Notices:

Fax:

[SIGNATURE PAGE TO AGREEMENT AND ACKNOWLEDGMENT (LLC)]

ARMSTRONG LOGISTICS SERVICES, LLC

By: Armstrong Energy, Inc., as Sole Member
By:
	Name:	Martin D. Wilson
	Title:	President

Address for Notices:

Fax:

WESTERN DIAMOND LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

Address for Notices:

Fax:

WESTERN LAND COMPANY, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

Address for Notices:

Fax:

[SIGNATURE PAGE TO AGREEMENT AND ACKNOWLEDGMENT (LLC)]

WESTERN MINERAL DEVELOPMENT, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

Address for Notices:

Fax:

CERALVO HOLDINGS, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

Address for Notices:

Fax:

ELK CREEK OPERATING GP, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

Address for Notices:

Fax:

[TO BE EXECUTED BY EACH COMPANY THAT IS A CORPORATION OR PARTNERSHIP]
AGREEMENT AND ACKNOWLEDGMENT (CORPORATIONS AND PARTNERSHIPS)
     THE UNDERSIGNED, jointly and severally, hereby agree, acknowledge and consent to the execution and delivery to PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Revolver Lenders (together with its successors, assigns, and designees for the purposes hereof, “Administrative Agent”), of the Pledge Agreement (Revolver) to which this Agreement and Acknowledgment is attached (the “Pledge Agreement”) made by each of the pledgors party thereto (each a “Pledgor” and collectively, “Pledgors”), as collateral security for the payment and performance of the Debt described therein, and the assignment and pledge thereby to Administrative Agent by each Pledgor of all of such Pledgor’s right, title and interest to the Pledged Collateral and other collateral described therein. All capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to such terms in the Pledge Agreement.
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, jointly and severally hereby represent, warrant, covenant and agree for the benefit of Administrative Agent and Revolver Lenders as follows:
     1. Representations and Warranties. The undersigned, jointly and severally, represents and warrants that (a) the execution and delivery of the Pledge Agreement does not violate the undersigned’s charter, by-laws, certificate of partnership, partnership agreement or other organizational documents (the “Organizational Documents”) or any other agreement to which such undersigned is a party or by which any of the property of such undersigned is bound, (b) ) as of the date hereof, there are no existing and outstanding control agreements perfecting a security interest in any of the Pledged Collateral in favor of any other party, other than in favor of the Administrative Agent for the benefit of the Term Lenders, (c) the Pledged Collateral is not subject to any security interest or lien in favor of any Person other than Administrative Agent and other than in favor of the Administrative Agent for the benefit of the Term Lenders and has not been pledged, transferred or assigned to, and is not otherwise in the control of, any Person other than Administrative Agent, (d) the undersigned has no present claim, right of offset, or counterclaim against any Pledgor under or with respect to the Pledged Collateral or otherwise under the undersigned’s Organizational Documents, (e) no Pledgor is in default to the undersigned or otherwise under or in respect of any of its obligations under undersigneds’ Organizational Documents, and (f) all of the representations and warranties of each Pledgor made in the Pledge Agreement are true, accurate and complete in all material respects.
     2. Covenants and Agreements.
     2.1 Books and Records. The undersigned (i) shall cause all of its respective books and records to reflect the pledge of the Pledged Collateral to Administrative Agent and agrees not to consent to or to permit any transfer thereof or any other action that may be taken by any Pledgor that might constitute an Event of Default so long as any of the Debt remains outstanding, (ii) agrees that Administrative Agent and/or its representatives may, upon reasonable advance notice and at any reasonable time during normal business hours, inspect the books, records and properties of such undersigned.
     2.2 UCC Matters. The undersigned confirms, agrees and acknowledges that (i) the Pledgors own all of the issued and outstanding shares of the undersigned, (ii) notwithstanding any provisions in the Organizational Documents, each Pledgor is hereby authorized and permitted to pledge, assign and grant a security interest in the Pledged Collateral in favor of Administrative Agent pursuant to the Pledge Agreement, and (iii) this Agreement and Acknowledgment is intended to, and shall, provide Administrative Agent with “control” over the Pledged Collateral within the meaning of Articles 8 and 9 of the UCC.
     2.3 Organizational Documents. Except as permitted in the Credit Agreement, the undersigned shall not suffer or permit its Organizational Documents to be amended or modified without the prior written consent of Administrative Agent.
     2.4 Notices; Defaults. The undersigned shall give Administrative Agent a copy of all notices, reports or communications received or given pursuant to its Organizational Documents promptly after the same shall have been received or contemporaneously with the giving thereof, as the case may be. The undersigned shall permit Administrative Agent the right to cure any default by any Pledgor under the Organizational Documents; provided, however, in no event shall Administrative Agent be obligated to cure such default.
     2.5 The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
     2.6 The undersigned will notify Secured Party promptly in writing of the occurrence of any of the events described in Section 5(i) of the Pledge Agreement.
     2.7 The terms of Section 3 of the Pledge Agreement shall apply to the undersigned, mutatis mutandis, with respect to all actions that may facilitate, in the reasonable judgment of Secured Party, the carrying out of Section 3 of the Pledge Agreement.
     2.8 To the extent that the undersigned has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, the undersigned hereby irrevocably waives such immunity in respect of its obligations under the Pledge Agreement and any other document or agreement executed in connection therewith, and the undersigned agrees that it will not raise or claim any such immunity at or in respect of any such action or proceeding.
     2.9 The undersigned acknowledges and agrees that any notices sent to Pledgors regarding any of the Pledged Collateral shall also be sent to Secured Party in the manner and at the address of Secured Party as indicated in Section 11.5 [Notices] of the Credit Agreement.
     3. Enforcement Event; Sales of Collateral. The undersigned hereby agrees that during the continuance of an Event of Default, (a) all distributions permitted under the Loan Documents will be made directly to Administrative Agent, (b) Administrative Agent shall have the sole and exclusive right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral, (c) Administrative Agent may take any reasonable action which Administrative Agent may deem necessary for the maintenance, preservation and protection of any of the Pledged Collateral or Administrative Agent’s security interests therein, including, without limitation, the right to declare any or all of the Debt to be immediately due and payable without demand or notice and the right to transfer any of the Pledged Collateral into Administrative Agent’s name or the name of any designee or nominee of Administrative Agent, (d) Administrative Agent may dispose of the Pledged Collateral in accordance with Articles 8 and 9 of the Code and the provisions of the Pledge Agreement, in which case, notwithstanding anything to the contrary in the Organizational Documents, (i) Administrative Agent, or its designee or assign, shall be entitled to receive all benefits and exercise all rights in connection therewith pursuant to the Organizational Documents, and (ii) the undersigned shall recognize Administrative Agent (or its designee or assign) as the successor in interest to Pledgor.
     4. No Liability. Notwithstanding the security interests of Administrative Agent in the Pledged Collateral or any of its rights hereunder, (a) Administrative Agent shall have no obligation or liability whatsoever for matters in connection with the Pledged Collateral arising or occurring, directly or indirectly, prior to Administrative Agent’s (or its designee’s, successor’s or assign’s) becoming a shareholder of the undersigned, and Pledgor shall have no liability for matters in connection with the Pledged Collateral first occurring or arising after Administrative Agent’s (or its designee’s, successor’s or assign’s) acquisition through foreclosure of the Pledged Collateral, and (b) Administrative Agent shall not be obligated to perform any of the obligations or duties of any Pledgor under the undersigned’s Organizational Documents, or to take any action to collect or enforce any claim for payment due Pledgor arising thereunder.
     5. Transfers. The undersigned acknowledges that, subject to the terms and conditions set forth in the undersigned’s Organizational Documents, the security interest of Administrative Agent in the Pledged Collateral and all of Administrative Agent’s rights and remedies under the Pledge Agreement may be freely transferred or assigned by Administrative Agent. In the event of any such transfer or assignment, all of the provisions of this Agreement and Acknowledgment shall inure to the benefit of the transferees, successors, and/or assigns of Administrative Agent. The provisions of this Agreement and Acknowledgment shall likewise be binding upon any and all permitted transferees, successors and assigns of the undersigned.
     6. Further Assurances. The undersigned shall, from time to time, promptly execute and deliver such further instruments, documents and agreements, and perform such further acts as may be reasonably necessary or proper to carry out and effect the terms of the Pledge Agreement and this Agreement and Acknowledgment.
     7. Reliance. This Agreement and Acknowledgment is being given to induce Administrative Agent to accept the Pledge Agreement and with the understanding that Administrative Agent will rely hereon.
     8. Counterparts. This Agreement and Acknowledgment may be executed in counterparts.
[The remainder of this page is intentionally left blank.]

[SIGNATURE PAGE TO AGREEMENT AND ACKNOWLEDGMENT
(CORPORATIONS AND PARTNERSHIPS)]

ARMSTRONG ENERGY, INC.
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

Address for Notices:

Fax:

ARMSTRONG FABRICATORS, INC.
By:
	Name:	Martin D. Wilson
	Title:	President

Address for Notices:

Fax:

ARMSTRONG COAL COMPANY, INC.
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

Address for Notices:

Fax:

[SIGNATURE PAGE TO AGREEMENT AND ACKNOWLEDGMENT
(CORPORATIONS AND PARTNERSHIPS)]

ELK CREEK OPERATING, L.P. By: Elk Creek GP, LLC, as General Partner
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

Address for Notices:

Fax:

SCHEDULE A
TO
PLEDGE AGREEMENT (REVOLVER)
Description of Pledged Collateral
See Attached

SCHEDULE B
TO
PLEDGE AGREEMENT (REVOLVER)
Restrictions Related to Pledged Collateral
See Attached

EXHIBIT 1.1(P)(2)(b)
FORM OF
PLEDGE AGREEMENT (TERM)
     THIS PLEDGE AGREEMENT (TERM), dated as of February 9, 2011 (as amended, restated, supplemented or modified from time to time, the “Agreement”), is given, made and entered into by EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A TERM PARTY PLEDGOR AND EACH OF THE OTHER PERSONS WHICH BECOME TERM PARTY PLEDGORS HEREUNDER FROM TIME TO TIME (each a “Term Party Pledgor” and collectively, the “Term Party Pledgors”), EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A REVOLVER PARTY PLEDGOR AND EACH OF THE OTHER PERSONS WHICH BECOME REVOLVER PARTY PLEDGORS HEREUNDER FROM TIME TO TIME (each a “Revolver Party Pledgor” and collectively, the “Revolver Party Pledgors”) (the Term Party Pledgors and the Revolver Party Pledgors are collectively referred to herein as the “Pledgors” and each a “Pledgor”), each a Pledgor of the corporations, limited liability companies, partnerships or other entities as set forth on Schedule A hereto (each a “Company” and collectively the “Companies”), and PNC BANK, NATIONAL ASSOCIATION, as the administrative agent for itself and the other Term Lenders under the Credit Agreement described below (the “Administrative Agent”).
     WHEREAS, pursuant to that certain Credit Agreement (amended, restated, supplemented or modified from time to time, the “Credit Agreement”) dated as of February 9, 2011, by and among Armstrong Coal Company, Inc., Armstrong Land Company, LLC, Elk Creek, L.P., Western Mineral Development, LLC, Western Diamond LLC, Western Land Company, LLC (collectively, the “Borrower”), each of the Guarantors party thereto, the Lenders party thereto, and the Administrative Agent, the Administrative Agent and the Lenders have agreed to provide certain loans and other financial accommodations to the Borrower; and
     WHEREAS, pursuant to and in consideration of the Credit Agreement, certain of the issued and outstanding capital stock, shares, securities, member interests, partnership interests and other ownership interests of each of the Companies is to be pledged to the Administrative Agent in accordance herewith; and
     WHEREAS, each Pledgor owns the outstanding capital stock, shares, securities, member interests, partnership interests and other ownership interests of the Companies as set forth on Schedule A hereto.
     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:
1. Defined Terms.
          (a) Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Credit Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in New York as amended from time to time (the “Code”).
          (b) “Company” and “Companies” shall mean one or more of the entities issuing any of the Collateral which is or should be (in accordance with Section 5(g) hereto) described on Schedule A hereto.
          (c) “Foreign Company” shall mean one or more of the entities issuing any of the Pledged Collateral which is not organized under the laws of any state of the United States of America, which is, or should be, described on Schedule A.
          (d) “Pledge Agreement (Revolver)” shall mean that certain Pledge Agreement (Revolver) of even date herewith by and among the Pledgors and the Agent, entered into as security for the Revolver Loans.
          (e) “Pledged Collateral” shall mean and include all of each Pledgor’s present and future right, title and interest in and to the following: (i) all investment property, capital stock, shares, securities, member interests, partnership interests, warrants, options, put rights, call rights, similar rights, and all other ownership or participation interests in any entity or business or in the revenue, income, or profits thereof, (ii) all property of each Pledgor in the Administrative Agent’s possession or in transit to or from, under the custody or control of, or on deposit with, the Administrative Agent or any Affiliate thereof, including deposit and other accounts, (iii) cash and cash equivalents (collectively referred to herein as “Investments”), including all Investments listed on Schedule A attached hereto and made a part hereof, and all rights and privileges pertaining thereto, including, without limitation, all present and future Investments receivable in respect of or in exchange for any Investments, and all rights under shareholder, member, partnership agreements and other similar agreements relating to any Investments, all rights to subscribe for Investments, whether or not incidental to or arising from ownership of any Investments, (iv) all Investments hereafter pledged by any Pledgor to Administrative Agent to secure the Secured Obligations, (v) together with all cash, interest, stock and other dividends or distributions paid or payable on any of the foregoing, and all books and records (whether paper, electronic or any other medium) pertaining to the foregoing, including, without limitation, all stock record and transfer books, and together with whatever is received when any of the foregoing is sold, exchanged, replaced or otherwise disposed of, including all proceeds, as such term is defined in the Code, and all other investment property and similar assets of any Pledgor; and (v) all cash and non-cash proceeds (including, without limitation, insurance proceeds) of any of the foregoing property, all products thereof, and all additions and accessions thereto, substitutions therefor and replacements thereof.
          (f) “Pledged Collateral (Revolver)” means the Pledged Collateral of each Revolver Party Pledgor.
          (g) “Pledged Collateral (Term)” means the Pledged Collateral of each Term Party Pledgor.
          (h) “Secured Obligations” shall mean and include the following: (i) all now existing and hereafter arising Obligations of each and every Pledgor to the Administrative Agent,

the Term Lenders, or any obligations in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product under the Credit Agreement or any of the other Loan Documents, including all obligations, liabilities, and indebtedness, whether for principal, interest, fees, expenses or otherwise, of each and every of the Pledgors to the Administrative Agent, the Term Lenders, or providers of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, now existing or hereafter incurred under the Credit Agreement or the Notes or the Guaranty Agreement or any of the other Loan Documents as any of the same or any one or more of them may from time to time be amended, restated, modified, or supplemented, together with any and all extensions, renewals, refinancings, and refundings thereof in whole or in part (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied); (ii) all reimbursement obligations of each and every Pledgor with respect to any one or more Letters of Credit issued by Administrative Agent or any Term Lender; (iii) all indebtedness, loans, obligations, expenses and liabilities of each and every of the Pledgors to the Administrative Agent or any of the Term Lenders or any obligations incurred in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product; and (iv) any sums advanced by the Administrative Agent or the Term Lenders or which may otherwise become due pursuant to the provisions of the Credit Agreement, the Notes, this Agreement, or any other Loan Documents or pursuant to any other document or instrument at any time delivered to the Administrative Agent in connection therewith, including commitment, letter of credit, agent or other fees and charges, and indemnification obligations under any such document or instrument, together with all interest payable on any of the foregoing, whether such sums are advanced or otherwise become due before or after the entry of any judgment for foreclosure or any judgment on any Loan Document or with respect to any default under any of the Secured Obligations.
2. Grant of Security Interests.
          (a) To secure on a first priority perfected basis the payment and performance of all Secured Obligations in full, each Term Party Pledgor hereby grants to the Administrative Agent a continuing first priority security interest under the Code in and hereby pledges to Administrative Agent, in each case for the benefit of each of the Term Lenders and Administrative Agent and any provider of Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, all of such Term Party Pledgor’s now existing and hereafter acquired or arising right, title and interest in, to, and under the Pledged Collateral (Term) whether now or hereafter existing and wherever located.
          (b) To secure on a second priority perfected basis (subject only to the Revolver Lenders’ first priority security interest created pursuant to the Pledge Agreement (Revolver)) the payment and performance of all Secured Obligations in full, each Revolver Party

Pledgor hereby grants to the Administrative Agent a continuing second priority security interest (subject only to the Revolver Lenders’ first priority security interest created pursuant to the Pledge Agreement (Revolver)) under the Code in and hereby pledges to Administrative Agent, in each case for the benefit of each of the Term Lenders and Administrative Agent and any provider of Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, all of such Revolver Party Pledgor’s now existing and hereafter acquired or arising right, title and interest in, to, and under the Pledged Collateral (Revolver) whether now or hereafter existing and wherever located.
          (c) Upon the execution and delivery of this Agreement, each Pledgor shall deliver to and deposit with the Administrative Agent in pledge, all of such Pledgor’s certificates, instruments or other documents comprising or evidencing the Pledged Collateral, together with undated stock powers, instruments or other documents signed in blank by such Pledgor. In the event that any Pledgor should ever acquire or receive certificates, securities, instruments or other documents evidencing the Pledged Collateral, such Pledgor shall deliver to and deposit with the Administrative Agent in pledge, all such certificates, securities, instruments or other documents which evidence the Pledged Collateral.
          (d) Notwithstanding anything to the contrary contained in this Agreement, the Pledged Collateral with respect to any one Foreign Company shall not exceed sixty-five percent (65%) of the total combined voting power of all classes of capital stock, shares, securities, member interests, partnership interests and other ownership interests entitled to vote of such Foreign Company and this Agreement shall not apply to any such stock, shares, securities, member interests, partnership interests or ownership interests which are in excess of such sixty five percent (65%) limitation. To the extent the Administrative Agent receives more than sixty five percent (65%) of the total combined voting power of all classes of capital stock, shares, securities, member interests, partnership interests and other ownership interests entitle to vote of any Foreign Company, Administrative Agent shall return such excess stock, shares, securities, member interests, partnership interests and other ownership interests upon the request of a Pledgor.
     3. Additional Actions and Further Assurances.
          (a) Prior to or concurrently with the execution of this Agreement, and thereafter from time to time without any request or notice by the Secured Party, Pledgor, at its sole cost and expense, shall execute and deliver to the Secured Party all filings, notices, registrations for the corporate records, and all such other documents, and shall take such other action, as may be necessary or advisable to obtain, preserve, protect, and maintain the Secured Party’s continuing first (in the case of the Pledged Collateral (Term)) or second (in the case of the Pledged Collateral (Revolver)) priority perfected security interest in the portion of the Pledged Collateral that relates to capital stock (or other equity interests) in any Company.
          (b) Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time upon reasonable request of the Administrative Agent, each Pledgor shall execute and deliver to the Administrative Agent all financing statements, continuation financing statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the “Security Documents”) which the Administrative Agent may reasonably request, in form reasonably satisfactory to the Administrative Agent, and take such other action which the Administrative Agent may reasonably request, to perfect and continue perfected and to create and maintain the first (in the case of the Pledged Collateral (Term)) or second (in the case of the Pledged Collateral (Revolver)) priority status of the Administrative Agent’s security interest in the Pledged Collateral and to fully consummate the transactions contemplated under this Agreement. Each Pledgor hereby irrevocably makes, constitutes and appoints the Administrative Agent (and any of the Administrative Agent’s officers or employees or agents designated by the Administrative Agent) as such Pledgor’s true and lawful attorney with power to sign the name of such Pledgor on all or any of the Security Documents which the Administrative Agent determines must be ‘ executed, filed, recorded or sent in order to perfect or continue perfected the Administrative Agent’s security interest in the Pledged Collateral in any jurisdiction. Such power, being coupled with an interest, is irrevocable until all of the Secured Obligations have been indefeasibly paid in full and the Commitments have terminated.
4. Representations and Warranties.
     Each Pledgor hereby jointly and severally represents and warrants to the Administrative Agent as follows:
          (a) Such Pledgor, has and will continue to have (or, in the case of after-acquired Pledged Collateral, at the time such Pledgor acquires rights in such Pledged Collateral, will have and will continue to have), title to its Pledged Collateral, free and clear of all Liens other than those in favor of the Administrative Agent for the Term Lenders and the Administrative Agent;
          (b) The capital stock shares, securities, member interests, partnership interests and other ownership interests constituting the Pledged Collateral have been duly authorized and validly issued to such Pledgor (as set forth on Schedule A hereto), are fully paid and nonassessable and the percentage of the issued and outstanding capital stock, member interest, partnership interests of each of the Companies is reflected on Schedule A attached hereto;
          (c) The security interests in the Pledged Collateral (Term) granted hereunder are valid, perfected and of first priority, subject to the Lien of no other Person;
          (d) The security interests in the Pledged Collateral (Revolver) granted hereunder are valid, perfected and of second priority, subject to the Lien of no other Person except the Revolver Lender pursuant to the Pledge Agreement (Revolver);
          (e) There are no restrictions upon the transfer of the Pledged Collateral (Term) and such Term Party Pledgor has the power and authority and right to transfer the Pledged Collateral (Term) owned by such Term Party Pledgor free of any encumbrances and without obtaining the consent of any other Person;
          (f) Except for any restrictions contained in the Pledge Agreement (Revolver), there are no restrictions upon the transfer of the Pledged Collateral (Revolver) and such Revolver Party Pledgor has the power and authority and right to transfer the Pledged Collateral (Revolver)

owned by such Revolver Party Pledgor free of any encumbrances and without obtaining the consent of any other Person;
          (g) Such Pledgor has all necessary power to execute, deliver and perform this Agreement;
          (h) There are no actions, suits, or proceedings pending or, to such Pledgor’s best knowledge after due inquiry, threatened against or affecting such Pledgor with respect to the Pledged Collateral, at law or in equity or before or by any Official Body, and such Pledgor is not in default with respect to any judgment, writ, injunction, decree, rule or regulation which could adversely affect such Pledgor’s performance hereunder;
          (i) This Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of such Pledgor, enforceable in accordance with its terms, except to the extent that enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance;
          (j) Neither the execution and delivery by such Pledgor of this Agreement, nor the compliance with the terms and provisions hereof, will violate any provision of any Law or conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any Official Body to which such Pledgor is subject or any provision of any agreement, understanding or arrangement to which Pledgor is a party or by which such Pledgor is bound;
          (k) Such Pledgor’s exact legal name is as set forth on the signature page hereto;
          (1) The state of incorporation, formation or organization as applicable, of such Pledgor is as set forth on Schedule A to the Security Agreement;
          (m) Such Pledgor’s chief executive office is as set forth on Schedule A to the Security Agreement; and
          (n) Except as provided on Schedule B attached hereto, all rights of such Pledgor in connection with its ownership of each of the Companies are evidenced and governed solely by the stock certificates, instruments or other documents evidencing ownership and organizational documents of each of the Companies and no shareholder or other similar agreements are applicable to any of the Pledged Collateral, and no such certificate, instrument or other document provides that any member interest, or partnership interest or other intangible ownership interest (not including such ownership interests in any Companies which exist as a corporation), constituting Pledged Collateral, is a “Security” within the meaning of and subject to Article 8 of the Code; and, the organizational documents of each Company contain no restrictions on the rights of shareholders, members or partners other than those that normally would apply to a company organized under the laws of the jurisdiction of organization of each of the Companies.
5. General Covenants.

     Each Pledgor hereby covenants and agrees as follows:
          (a) Such Pledgor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral; such Pledgor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by such Pledgor, unless such loss is the result of the gross negligence or willful misconduct of the Administrative Agent.
          (b) The capital stock shares, securities, member interests, partnership interests and other ownership interests constituting the Pledged Collateral have been duly authorized and validly issued to such Pledgor (as set forth on Schedule A hereto), are fully paid and nonassessable and constitute the following (i) the percentage listed on Schedule A of the issued and outstanding capital stock, member interests and partnership interests of each of the Companies which are not Foreign Companies, and (ii) the lesser of (x) sixty five percent (65%) of the issued and outstanding capital stock, shares, securities, member interests and partnership interests of each of the Foreign Companies or (y) all of the issued and outstanding capital stock, member interests and partnership interests owned by Borrower or any of its Subsidiaries of each Foreign Company.
          (c) The security interests under the Code in the Pledged Collateral (Term) granted hereunder are valid, perfected and of first priority subject to the Lien of no other Person. Upon the consummation of those actions described in Section 3(c) hereof, the security interests in the Pledged Collateral (Term) granted hereunder shall be valid, perfected and of first priority subject to the Lien of no other Person under all applicable Law.
          (d) The security interests under the Code in the Pledged Collateral (Revolver) granted hereunder are valid, perfected and of second priority subject to the Lien of no other Person except as provided in the Pledge Agreement (Revolver). Upon the consummation of those actions described in Section 3(c) hereof, the security interests in the Pledged Collateral (Revolver) granted hereunder shall be valid, perfected and of second priority subject to the Lien of no other Person under all applicable Law, except as provided in the Pledge Agreement (Revolver).
          (e) Except as provided on Schedule B attached hereto, there are no restrictions upon the transfer of the Pledged Collateral and such Pledgor has the power and authority and unencumbered right to transfer the Pledged Collateral owned by such Pledgor free of any encumbrances and without the necessity of obtaining the consent of any other Person, other than such consents as have been or will be obtained as of the date hereof or in connection with Pledged Collateral subsequently acquired by Pledgor and other than as provided in the Credit Agreement and the Pledge Agreement (Revolver).
          (f) Such Pledgor has all necessary power to execute, deliver and perform this Agreement and all necessary action to authorize the execution, delivery and performance of this Agreement has been properly taken.

          (g) Such Pledgor shall pay any and all taxes, duties, fees or imposts of any nature imposed by any Official Body on any of the Pledged Collateral, except to the extent contested in good faith by appropriate proceedings;
          (h) Such Pledgor shall permit the Administrative Agent, its officers, employees and agents at reasonable times to inspect all books and records related to the Pledged Collateral;
          (i) Subject to Section 2(d) hereof, to the extent, following the date hereof, such Pledgor acquires capital stock, shares securities, member interests, partnership interests and other ownership interests of any of the Companies or any of the rights, property or securities, shares, capital stock, member interests, partnership interests or any other ownership interests described in the definition of Pledged Collateral with respect to any of the Companies, such ownership interests shall be subject to the terms hereof and, upon such acquisition, shall be deemed to be hereby pledged to the Administrative Agent; and, such Pledgor thereupon shall deliver all such securities, shares, capital stock, member interests, partnership interests and other ownership interests together with an updated Schedule A hereto, to the Administrative Agent together with all such control agreements, financing statements, and any other documents necessary to implement the provisions and purposes of this Agreement as the Administrative Agent may request;
          (j) Except as permitted by the Credit Agreement, during the term of this Agreement, such Pledgor shall not sell, assign, replace, retire, transfer or otherwise dispose of its Pledged Collateral;
          (k) Such Pledgor will not change its state of incorporation, formation or organization, as applicable without providing thirty (30) days prior written notice to the Administrative Agent;
          (1) Such Pledgor will not change its name without providing thirty (30) days prior written notice to the Administrative Agent;
          (m) Except as permitted by Sections 8.26 and 8.27 of the Credit Agreement, each Pledgor shall preserve its existence as a corporation or a limited liability company, as applicable, and except as permitted by the Credit Agreement, shall not (i) in one, or a series of related transactions, merge into or consolidate with any other entity, the survivor of which is not such Pledgor, or (ii) sell all or substantially all of its assets; and
          (n) During the term of this Agreement, such Pledgor shall not permit any Company to treat any uncertificated ownership interests as securities which are subject to Article 8 of the Code.
6. Other Rights With Respect to Pledged Collateral.
     In addition to the other rights with respect to the Pledged Collateral granted to the Administrative Agent hereunder, at any time and from time to time, after and during the continuation of an Event of Default, the Administrative Agent, at its option and at the expense of the Pledgors, may (a) transfer into its own name, or into the name of its nominee, all or any part of the Pledged Collateral, thereafter receiving all dividends, income or other distributions upon the Pledged Collateral; (b) take control of and manage all or any of the Pledged Collateral; (c) apply to the payment of any of the Secured Obligations, whether any be due and payable or not, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Administrative Agent or provider of Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, on deposit or otherwise, belonging to any Pledgor, as the Administrative Agent in its sole discretion shall determine; and (d) do anything which any Pledgor is required but fails to do hereunder.
7. Additional Remedies Upon Event of Default.
     Upon the occurrence of any Event of Default and while such Event of Default shall be continuing, the Administrative Agent shall have, in addition to all rights and remedies of a secured party under the Code or other applicable Law, and in addition to its rights under Section 6 above and under the other Loan Documents, the following rights and remedies:
          (a) The Administrative Agent may, after ten (10) days’ advance notice to the Pledgor, sell, assign, give an option or options to purchase or otherwise dispose of such Pledgor’s Pledged Collateral or any part thereof at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Pledgor agrees that ten (10) days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor recognizes that the Administrative Agent may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities, shares, capital stock, member interests, partnership interests or ownership interests for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay sale of any of the Pledged Collateral for the period of time necessary to permit Pledgor (or issuer) to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable securities laws, even if Pledgor (or issuer) would agree to do so
          (b) The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall, after the Administrative Agent has made all deductions of expenses, including but not limited to attorneys’ fees and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Administrative Agent’s rights with respect to the Pledged Collateral, including in any insolvency, bankruptcy or reorganization proceedings, be applied against the Secured Obligations, whether or not all the same be then due and payable in the manner set forth in Section 9.2.4 [Application of Proceeds] of the Credit Agreement.

8. Administrative Agent’s Duties.
     The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.
9. Additional Pledgors.
     It is anticipated that additional persons will from time to time become Subsidiaries of the Borrower or a Guarantor, each of whom will be required to join this Pledge Agreement. It is acknowledged and agreed that new Subsidiaries of the Borrower or of a Guarantor will become Pledgors hereunder and will be bound hereby simply by executing and delivering to Administrative Agent a Guarantor Joinder in the form of Exhibit 1.1(G)(1) to the Credit Agreement. In addition, a new Schedule A hereto shall be provided to Administrative Agent showing the pledge of the ownership interest in such new Subsidiary and any ownership interests that such new Subsidiary owns in any other Person.
10. No Waiver; Cumulative Remedies.
     No failure to exercise, and no delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided under the other Loan Documents or by Law. Each Pledgor waives any right to require the Administrative Agent to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Secured Obligations or to pursue any remedy in the Administrative Agent’s power.
11. No Discharge Until Indefeasible Payment of the Secured Obligations.
     The pledge, security interests, and other Liens and the obligations of each Pledgor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by Administrative Agent, or any other obligor on any of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Pledgor or which would otherwise operate as a discharge of such Pledgor as a matter of law or equity. Without limiting the generality of the foregoing, each Pledgor hereby consents to, and the pledge, security interests, and other Liens given by such Pledgor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:
          (a) Any lack of genuineness, legality, validity, enforceability, or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document, any obligations in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product or any of the Secured Obligations and regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the Secured Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or any other Person with respect thereto;
          (b) Any increase, decrease, or change in the amount, nature, type or purpose of any of or any release, surrender, exchange, compromise or settlement of any of the Secured Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Secured Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document, any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product or any of the Secured Obligations;
          (c) Any failure to assert any breach of or default under any Loan Document, any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product or any of the Secured Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents or any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against such Pledgor or any other Person under or in connection with any Loan Document or any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product or any of the Secured Obligations; any refusal of payment or performance of any of the Secured Obligations, whether or not with any reservation of rights against any Pledgor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Secured Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Secured Obligations or, if any collections are applied to Secured Obligations, any application to particular Secured Obligations;
          (d) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by Administrative Agent or any other Person in respect of, any direct or indirect security for any of the Secured Obligations (including the Pledged Collateral). As used in this Agreement, “direct or indirect security” for the Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Secured Obligations, made by or on behalf of any Person;
          (e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, any Pledgor or the Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Pledgor or the Borrower or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable law of any jurisdiction) made by Administrative Agent or any Pledgor or the Borrower or by any other Person in connection with any such proceeding;
          (f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Pledgor or the Borrower or any other Person with respect to any Loan Document or any of the Secured Obligations; or any discharge by operation of law or release of any Pledgor or the Borrower or any other Person from the performance or observance of any Loan Document or any of the Secured Obligations;
          (g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including any Pledgor, excepting only full, strict, and indefeasible payment and performance of the Secured Obligations in full.
12. Taxes.
          (a) No Deductions. All payments and collections made by or from any Pledgor under this Agreement shall be made or received free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding Excluded Taxes (all such non-Excluded Taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”). If any Pledgor shall be required by law to deduct any Taxes from or in respect of any sum payable or any collection made under this Agreement, (i) the sum payable or collectable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable or collectable under this Subsection) Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Pledgor shall make such deductions and (iii) such Pledgor shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law;
          (b) Stamp Taxes. In addition, each Pledgor acknowledges that the Pledged Collateral secures payment of all present and future stamp or documentary taxes and any other excise or property taxes, charges, or similar levies which arise from any payment or collection made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”);
          (c) Inderrmification for Taxes Paid by Administrative Agent. Each Pledgor acknowledges that the Pledged Collateral secures the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 12) paid by Administrative Agent and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted;

          (d) Certificate. In the event any Pledgor pays any Taxes or Other Taxes, within 30 days after the date of any such payment, such Pledgor shall furnish to Administrative Agent, the original or a certified copy of a receipt evidencing payment thereof;
          (e) Survival. Without prejudice to the survival of any other agreement of any Pledgor hereunder, the agreements and obligations of each Pledgor contained in Clauses (a) through (d) directly above shall survive the payment in full of principal and interest under any Note and the termination of the Credit Agreement.
13. Waivers.
     Each Pledgor hereby waives any and all defenses which any Pledgor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like and each Pledgor hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in the immediately preceding section hereof. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, each Pledgor hereby further waives each of the following:
          (a) All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against such Pledgor, including the following: any notice of any event or circumstance described in the immediately preceding section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product or any of the Secured Obligations; any notice of the incurrence of any Secured Obligations; any notice of any default or any failure on the part of such Pledgor or the Borrower or any other Person to comply with any Loan Document or Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product or any of the Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Borrower or any other Person;
          (b) Any right to any marshalling of assets, to the filing of any claim against such Pledgor or the Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Pledgor or the Borrower, or any other Person of any other right or remedy under or in connection with any Loan Document, any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Loan Document, and any requirement that any Pledgor receive notice of any such acceptance;

          (c) Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws, or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Secured Obligations), which results in denial or impairment of the right of the Administrative Agent to seek a deficiency against the Borrower or any other Person or which otherwise discharges or impairs any of the Secured Obligations.
14. Setoff.
          Pledgor hereby waives and releases, and shall not assert, any and all rights of setoff and any similar claims or actions whatsoever now and hereafter it may have at any time against the Secured Party or any Term Lender, any of the Secured Party’s or any Term Lender’s Affiliates, and any of the respective successors, assigns, and participants of the Secured Party or any Term Lender or any Affiliate of the Secured Party or any Term Lender.
15. Assignment.
     All rights of the Administrative Agent under this Agreement shall inure to the benefit of its successors and assigns. All obligations of each Pledgor shall bind its successors and assigns; provided, however, no Pledgor may assign or transfer any of its rights and obligations hereunder or any interest herein, and any such purported assignment or transfer shall be null and void.
16. Severability.
     Any provision of this Agreement which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof.
17. Governing Law.
     This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York without regard to its conflicts of law principles, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.
18. Notices.
     All notices, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be as set forth in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.
19. Specific Performance.

     Each Pledgor acknowledges and agrees that, in addition to the other rights of the Administrative Agent hereunder and under the other Loan Documents, because the Administrative Agent’s remedies at law for failure of such Pledgor to comply with the provisions hereof relating to the Administrative Agent’s rights (i) to inspect the books and records related to the Pledged Collateral, (ii) to receive the various notifications such Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (iv) to enforce the provisions hereof pursuant to which the such Pledgor has appointed the Administrative Agent its attorney-in-fact, and (v) to enforce the Administrative Agent’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision hereof may be specifically enforced.
20. Voting Rights in Respect of the Pledged Collateral.
     So long as no Event of Default shall occur and be continuing under the Credit Agreement, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that such Pledgor will not exercise or will refrain from exercising any such voting and other consensual right pertaining to the Pledged Collateral, as the case may be, if such action would have a material adverse effect on the value of the Collateral, taken as a whole. Without limiting the generality of the foregoing and in addition thereto, the Pledgors shall not vote to enable, or take any other action to permit, any of the Companies to issue any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature or to issue any other securities, shares, capital stock, member interests, partnership interests or other ownership interests convertible into or granting the right to purchase or exchange for any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature of any such Company or to enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Administrative Agent to sell, assign or transfer any of the Pledged Collateral.
21. Consent to Jurisdiction.
     Each Pledgor hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court sitting in New York County, in any action or proceeding arising out of or relating to this Agreement, and each Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each Pledgor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Pledgor hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Pledgor in care of the Process Agent at the Process Agent’s address, and each Pledgor hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Pledgor further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to any Term Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 21. The Process Agent is Armstrong Coal Company, Inc., with an office on the date hereof as set forth in the Credit Agreement. The Process Agent hereby accepts the appointment of Process Agent by the Companies and agrees to act as Process Agent on behalf of the Companies.
22. Waiver of Jury Trial.
     EXCEPT AS PROHIBITED BY LAW, EACH PLEDGOR AND EACH OF THE COMPANIES HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.
23. Entire Agreement; Amendments.
     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a security interest in the Pledged Collateral by any Pledgor, except for the Pledge Agreement (Revolver). This Agreement may not be amended or supplemented except by a writing signed by the Administrative Agent and the Pledgors.
24. Counterparts; Telecopy Signatures.
     This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Pledgor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Term Lender of the signature pages hereof purporting to be signed on behalf of any Pledgor shall constitute effective and binding execution and delivery hereof by such Pledgor.
25. Construction.
     The rules of construction contained in Section 1.2 of the Credit Agreement apply to this Agreement.
[Signature page follows.]

[SIGNATURE PAGE 1 OF 3 TO
PLEDGE AGREEMENT (TERM)]
     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written with the intent that it constitute a sealed instrument.

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:
	Name:	Richard C. Munsick
	Title:	Senior Vice President

[SIGNATURE PAGE 2 OF 3 TO
PLEDGE AGREEMENT (TERM)]

REVOLVER PARTY PLEDGORS ARMSTRONG LAND COMPANY, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ARMSTRONG ENERGY, INC.
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ARMSTRONG RESOURCES HOLDINGS, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

[SIGNATURE PAGE 3 OF 3 TO
PLEDGE AGREEMENT (TERM)]

TERM PARTY PLEDGORS ELK CREEK, L.P. By: Elk Creek GP, LLC, as General Partner
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ELK CREEK OPERATING GP, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ELK CREEK OPERATING, L.P.

By: Elk Creek Operating GP, LLC, as General Partner

By:
	Name:	J. Richard Gist
	Title:	Authorized Person

[TO BE EXECUTED BY EACH COMPANY THAT IS A LLC]
AGREEMENT AND ACKNOWLEDGMENT (LLC)
     THE UNDERSIGNED, jointly and severally, hereby agree, acknowledge and consent to the execution and delivery to PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Term Lenders (together with its successors, assigns, and designees for the purposes hereof, “Administrative Agent”), of the Pledge Agreement (Term) to which this Agreement and Acknowledgment is attached (the “Pledge Agreement”) made by each of the pledgors party thereto (each a “Pledgor” and collectively, “Pledgors”), as collateral security for the payment and performance of the Debt described therein, and the assignment and pledge thereby to Administrative Agent by each Pledgor of all of such Pledgor’s right, title and interest to the Pledged Collateral and other collateral described therein. All capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to such terms in the Pledge Agreement.
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, jointly and severally, hereby represent, warrant, covenant and agree for the benefit of Administrative Agent and Revolver Lenders as follows:
     1. Representations and Warranties. The undersigned, jointly and severally, represent and warrant that (a) the execution and delivery of the Pledge Agreement does not violate any of the undersigned’s Limited Liability Company Agreements, as amended (collectively, the “Operating Agreement”) or any other agreement to which such undersigned is a party or by which any of the property of such undersigned is bound, (b) as of the date hereof, there are no existing and outstanding control agreements perfecting a security interest in any of the Pledged Collateral in favor of any other party, other than in favor of the Administrative Agent for the benefit of the Revolver Lenders, (c) the Pledged Collateral is not subject to any security interest or lien in favor of any Person other than Administrative Agent other than in favor of the Administrative Agent for the benefit of the Revolver Lenders and has not been pledged, transferred or assigned to, and is not otherwise in the control of, any Person other than Administrative Agent, (d) the undersigned has no present claim, right of offset, or counterclaim against any Pledgor under or with respect to the Pledged Collateral or otherwise under the undersigned’s Operating Agreement, (e) no Pledgor is in default to the undersigned or otherwise under or in respect of any of its obligations under undersigneds’ Operating Agreement, and (f) all of the representations and warranties of each Pledgor made in the Pledge Agreement are true, accurate and complete in all material respects.
     2. Covenants and Agreements.
     2.1 Books and Records. The undersigned (i) shall cause all of its respective books and records to reflect the pledge of the Pledged Collateral to Administrative Agent and agrees not to consent to or to permit any transfer thereof or any other action that may be taken by any Pledgor that might constitute an Event of Default so long as any of the Obligations remain outstanding, (ii) agrees that Administrative Agent and/or its representatives may, upon reasonable advance notice and at any reasonable time during normal business hours, inspect the books, records and properties of such undersigned.
     2.2 UCC Matters. The undersigned confirms, agrees and acknowledges that (i) the Pledgors own all of the issued and outstanding limited liability company interests of the undersigned, (ii) notwithstanding any provisions in the Operating Agreement, each Pledgor is hereby authorized and permitted to pledge, assign and grant a security interest in the Pledged Collateral in favor of Administrative Agent pursuant to the Pledge Agreement, and (iii) this Agreement and Acknowledgment is intended to, and shall, provide Administrative Agent with “control” over the Pledged Collateral within the meaning of Articles 8 and 9 of the UCC.
     2.3 Operating Agreement. Except as permitted by the Credit Agreement, the undersigned shall not suffer or permit its Operating Agreement to be amended or modified without the prior written consent of Administrative Agent.
     2.4 Notices; Defaults. The undersigned shall give Administrative Agent a copy of all notices, reports or communications received or given pursuant to its Operating Agreement promptly after the same shall have been received or contemporaneously with the giving thereof, as the case may be. The undersigned shall permit Administrative Agent the right to cure any default by any Pledgor under the Operating Agreement; provided, however, in no event shall Administrative Agent be obligated to cure such default.
     2.5 The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
     2.6 The undersigned will notify Secured Party promptly in writing of the occurrence of any of the events described in Section 5(i) of the Pledge Agreement.
     2.7 The terms of Section 3 of the Pledge Agreement shall apply to the undersigned, mutatis mutandis, with respect to all actions that may facilitate, in the reasonable judgment of Secured Party, the carrying out of Section 3 of the Pledge Agreement.
     2.8 To the extent that the undersigned has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, the undersigned hereby irrevocably waives such immunity in respect of its obligations under the Pledge Agreement and any other document or agreement executed in connection therewith, and the undersigned agrees that it will not raise or claim any such immunity at or in respect of any such action or proceeding.
     2.9 The undersigned acknowledges and agrees that any notices sent to Pledgors regarding any of the Pledged Collateral shall also be sent to Secured Party in the manner and at the address of Secured Party as indicated in Section 11.5 [Notices] of the Credit Agreement.
     3. Enforcement Event; Sales of Collateral. The undersigned hereby agrees that during the continuance of an Event of Default, (a) all distributions permitted under the Loan Documents will be made directly to Administrative Agent, (b) Administrative Agent shall have the sole and exclusive right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral, (c) Administrative Agent may take any reasonable action which Administrative Agent may deem necessary for the maintenance, preservation and protection of any of the Pledged Collateral or Administrative Agent’s security interests therein, including, without limitation, the right to declare any or all of the Debt to be immediately due and payable without demand or notice and the right to transfer any of the Pledged Collateral into Administrative Agent’s name or the name of any designee or nominee of Administrative Agent, (d) Administrative Agent may dispose of the Pledged Collateral in accordance with Articles 8 and 9 of the Code and the provisions of the Pledge Agreement, in which case, notwithstanding anything to the contrary in the Operating Agreement, (i) Administrative Agent, or its designee or assign, shall automatically be admitted as a member of the undersigned and shall be entitled to receive all benefits and exercise all rights in connection therewith pursuant to the Operating Agreement, and (ii) the undersigned shall recognize Administrative Agent (or its designee or assign) as the successor in interest to Pledgor.
     4. No Liability. Notwithstanding the security interests of Administrative Agent in the Pledged Collateral or any of its rights hereunder, (a) Administrative Agent shall have no obligation or liability whatsoever for matters in connection with the Pledged Collateral arising or occurring, directly or indirectly, prior to Administrative Agent’s (or its designee’s, successor’s or assign’s) becoming a member of the undersigned, and Pledgor shall have no liability for matters in connection with the Pledged Collateral first occurring or arising after Administrative Agent’s (or its designee’s, successor’s or assign’s) acquisition through foreclosure of the Pledged Collateral, and (b) Administrative Agent shall not be obligated to perform any of the obligations or duties of any Pledgor under the undersigned’s Operating Agreement, or to take any action to collect or enforce any claim for payment due Pledgor arising thereunder.
     5. Transfers. The undersigned acknowledges that, subject to the terms and conditions set forth in the undersigned’s Operating Agreement, the security interest of Administrative Agent in the Pledged Collateral and all of Administrative Agent’s rights and remedies under the Pledge Agreement may be freely transferred or assigned by Administrative Agent. In the event of any such transfer or assignment, all of the provisions of this Agreement and Acknowledgment shall inure to the benefit of the transferees, successors, and/or assigns of Administrative Agent. The provisions of this Agreement and Acknowledgment shall likewise be binding upon any and all permitted transferees, successors and assigns of the undersigned.
     6. Further Assurances. The undersigned shall, from time to time, promptly execute and deliver such further instruments, documents and agreements, and perform such further acts as may be reasonably necessary or proper to carry out and effect the terms of the Pledge Agreement and this Agreement and Acknowledgment.
     7. Reliance. This Agreement and Acknowledgment is being given to induce Administrative Agent to accept the Pledge Agreement and with the understanding that Administrative Agent will rely hereon.
     8. Counterparts. This Agreement and Acknowledgment may be executed in counterparts.
[The remainder of this page is intentionally left blank.]

[SIGNATURE PAGE TO AGREEMENT AND ACKNOWLEDGMENT (LLC)]

ARMSTRONG RESOURCES HOLDINGS, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

Address for Notices:

Fax:

ELK CREEK GP, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

Address for Notices:

Fax:

ARMSTRONG TECHNOLOGY SERVICES, LLC
By: Armstrong Land Company, LLC, as Manager

By:
	Name:	Martin D. Wilson
	Title:	Manager

Address for Notices:

Fax:

[SIGNATURE PAGE TO AGREEMENT AND ACKNOWLEDGMENT (LLC)]

ARMSTRONG LOGISTICS SERVICES, LLC

By:	Armstrong Energy, Inc, as Sole Member

By:
	Name:	Martin D. Wilson
	Title:	President

Address for Notices:

Fax:

WESTERN DIAMOND LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

Address for Notices:

Fax:

WESTERN LAND COMPANY, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

Address for Notices:

Fax:

[SIGNATURE PAGE TO AGREEMENT AND ACKNOWLEDGMENT (LLC)]

WESTERN MINERAL DEVELOPMENT, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

Address for Notices:

Fax:

CERALVO HOLDINGS, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

Address for Notices:

Fax:

ELK CREEK OPERATING GP, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

Address for Notices:

Fax:

[TO BE EXECUTED BY EACH COMPANY THAT IS A CORPORATION OR
PARTNERSHIP]
AGREEMENT AND ACKNOWLEDGMENT (CORPORATIONS AND
PARTNERSHIPS)
     THE UNDERSIGNED, jointly and severally, hereby agree, acknowledge and consent to the execution and delivery to PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Term Lenders (together with its successors, assigns, and designees for the purposes hereof, “Administrative Agent”), of the Pledge Agreement (Term) to which this Agreement and Acknowledgment is attached (the “Pledge Agreement”) made by each of the pledgors party thereto (each a “Pledgor” and collectively, “Pledgors”), as collateral security for the payment and performance of the Debt described therein, and the assignment and pledge thereby to Administrative Agent by each Pledgor of all of such Pledgor’s right, title and interest to the Pledged Collateral and other collateral described therein. All capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to such terms in the Pledge Agreement.
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, jointly and severally hereby represent, warrant, covenant and agree for the benefit of Administrative Agent and Revolver Lenders as follows:
     1. Representations and Warranties. The undersigned, jointly and severally, represents and warrants that (a) the execution and delivery of the Pledge Agreement does not violate the undersigned’s charter, by-laws, certificate of partnership, partnership agreement or other organizational documents (the “Organizational Documents”) or any other agreement to which such undersigned is a party or by which any of the property of such undersigned is bound, (b) ) as of the date hereof, there are no existing and outstanding control agreements perfecting a security interest in any of the Pledged Collateral in favor of any other party, other than in favor of the Administrative Agent for the benefit of the Revolver Lenders, (c) the Pledged Collateral is not subject to any security interest or lien in favor of any Person other than Administrative Agent and other than in favor of the Administrative Agent for the benefit of the Revolver Lenders and has not been pledged, transferred or assigned to, and is not otherwise in the control of, any Person other than Administrative Agent, (d) the undersigned has no present claim, right of offset, or counterclaim against any Pledgor under or with respect to the Pledged Collateral or otherwise under the undersigned’s Organizational Documents, (e) no Pledgor is in default to the undersigned or otherwise under or in respect of any of its obligations under undersigneds’ Organizational Documents, and (f) all of the representations and warranties of each Pledgor made in the Pledge Agreement are true, accurate and complete in all material respects.
     2. Covenants and Agreements.
     2.1 Books and Records. The undersigned (i) shall cause all of its respective books and records to reflect the pledge of the Pledged Collateral to Administrative Agent and agrees not to consent to or to permit any transfer thereof or any other action that may be taken by any Pledgor that might constitute an Event of Default so long as any of the Debt remains outstanding,

(ii) agrees that Administrative Agent and/or its representatives may, upon reasonable advance notice and at any reasonable time during normal business hours, inspect the books, records and properties of such undersigned.
     2.2 UCC Matters. The undersigned confirms, agrees and acknowledges that (i) the Pledgors own all of the issued and outstanding shares of the undersigned, (ii) notwithstanding any provisions in the Organizational Documents, each Pledgor is hereby authorized and permitted to pledge, assign and grant a security interest in the Pledged Collateral in favor of Administrative Agent pursuant to the Pledge Agreement, and (iii) this Agreement and Acknowledgment is intended to, and shall, provide Administrative Agent with “control” over the Pledged Collateral within the meaning of Articles 8 and 9 of the UCC.
     2.3 Organizational Documents. Except as permitted in the Credit Agreement, the undersigned shall not suffer or permit its Organizational Documents to be amended or modified without the prior written consent of Administrative Agent.
     2.4 Notices; Defaults. The undersigned shall give Administrative Agent a copy of all notices, reports or communications received or given pursuant to its Organizational Documents promptly after the same shall have been received or contemporaneously with the giving thereof, as the case may be. The undersigned shall permit Administrative Agent the right to cure any default by any Pledgor under the Organizational Documents; provided, however, in no event shall Administrative Agent be obligated to cure such default.
     2.5 The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
     2.6 The undersigned will notify Secured Party promptly in writing of the occurrence of any of the events described in Section 5(i) of the Pledge Agreement.
     2.7 The terms of Section 3 of the Pledge Agreement shall apply to the undersigned, mutatis mutandis, with respect to all actions that may facilitate, in the reasonable judgment of Secured Party, the carrying out of Section 3 of the Pledge Agreement.
     2.8 To the extent that the undersigned has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, the undersigned hereby irrevocably waives such immunity in respect of its obligations under the Pledge Agreement and any other document or agreement executed in connection therewith, and the undersigned agrees that it will not raise or claim any such immunity at or in respect of any such action or proceeding.
     2.9 The undersigned acknowledges and agrees that any notices sent to Pledgors regarding any of the Pledged Collateral shall also be sent to Secured Party in the manner and at the address of Secured Party as indicated in Section 11.5 [Notices] of the Credit Agreement.
     3. Enforcement Event; Sales of Collateral. The undersigned hereby agrees that during the continuance of an Event of Default, (a) all distributions permitted under the Loan Documents will be made directly to Administrative Agent, (b) Administrative Agent shall have the sole and exclusive right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral, (c) Administrative Agent may take any reasonable action which Administrative Agent may deem necessary for the maintenance, preservation and protection of any of the Pledged Collateral or Administrative Agent’s security interests therein, including, without limitation, the right to declare any or all of the Debt to be immediately due and payable without demand or notice and the right to transfer any of the Pledged Collateral into Administrative Agent’s name or the name of any designee or nominee of Administrative Agent, (d) Administrative Agent may dispose of the Pledged Collateral in accordance with Articles 8 and 9 of the Code and the provisions of the Pledge Agreement, in which case, notwithstanding anything to the contrary in the Organizational Documents, (i) Administrative Agent, or its designee or assign, shall be entitled to receive all benefits and exercise all rights in connection therewith pursuant to the Organizational Documents, and (ii) the undersigned shall recognize Administrative Agent (or its designee or assign) as the successor in interest to Pledgor.
     4. No Liability. Notwithstanding the security interests of Administrative Agent in the Pledged Collateral or any of its rights hereunder, (a) Administrative Agent shall have no obligation or liability whatsoever for matters in connection with the Pledged Collateral arising or occurring, directly or indirectly, prior to Administrative Agent’s (or its designee’s, successor’s or assign’s) becoming a shareholder of the undersigned, and Pledgor shall have no liability for matters in connection with the Pledged Collateral first occurring or arising after Administrative Agent’s (or its designee’s, successor’s or assign’s) acquisition through foreclosure of the Pledged Collateral, and (b) Administrative Agent shall not be obligated to perform any of the obligations or duties of any Pledgor under the undersigned’s Organizational Documents, or to take any action to collect or enforce any claim for payment due Pledgor arising thereunder.
     5. Transfers. The undersigned acknowledges that, subject to the terms and conditions set forth in the undersigned’s Organizational Documents, the security interest of Administrative Agent in the Pledged Collateral and all of Administrative Agent’s rights and remedies under the Pledge Agreement may be freely transferred or assigned by Administrative Agent. In the event of any such transfer or assignment, all of the provisions of this Agreement and Acknowledgment shall inure to the benefit of the transferees, successors, and/or assigns of Administrative Agent. The provisions of this Agreement and Acknowledgment shall likewise be binding upon any and all permitted transferees, successors and assigns of the undersigned.
     6. Further Assurances. The undersigned shall, from time to time, promptly execute and deliver such further instruments, documents and agreements, and perform such further acts as may be reasonably necessary or proper to carry out and effect the terms of the Pledge Agreement and this Agreement and Acknowledgment.
     7. Reliance. This Agreement and Acknowledgment is being given to induce Administrative Agent to accept the Pledge Agreement and with the understanding that Administrative Agent will rely hereon.
     8. Counterparts. This Agreement and Acknowledgment may be executed in counterparts.
[The remainder of this page is intentionally left blank.]

[SIGNATURE PAGE TO AGREEMENT AND ACKNOWLEDGMENT
(CORPORATIONS AND PARTNERSHIPS)]

ARMSTRONG ENERGY, INC.
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

Address for Notices:

Fax:

ARMSTRONG FABRICATORS, INC.
By:
	Name:	Martin D. Wilson
	Title:	President

Address for Notices:

Fax:

ARMSTRONG COAL COMPANY, INC.
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

Address for Notices:

Fax:

[SIGNATURE PAGE TO AGREEMENT AND ACKNOWLEDGMENT
(CORPORATIONS AND PARTNERSHIPS)]

ELK CREEK OPERATING, L.P.

By: Elk Creek GP, LLC, as General Partner

By:
	Name:	J. Richard Gist
	Title:	Authorized Person

Address for Notices:

Fax:

SCHEDULE A
TO
PLEDGE AGREEMENT (TERM)
Description of Pledged Collateral
See Attached

SCHEDULE B
TO
PLEDGE AGREEMENT (TERM)
Restrictions Related to Pledged Collateral
See Attached

EXHIBIT 1.1(S)(1)
FORM OF
SECURITY AGREEMENT (REVOLVER)
     THIS SECURITY AGREEMENT (REVOLVER) (this “Agreement”), dated as of February 9, 2011, is entered into by and among EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A REVOLVER PARTY DEBTOR AND EACH OF THE OTHER PERSONS WHICH BECOME REVOLVER PARTY DEBTORS HEREUNDER FROM TIME TO TIME (each a “Revolver Party Debtor” and collectively, the “Revolver Party Debtors”), EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A TERM PARTY DEBTOR AND EACH OF THE OTHER PERSONS WHICH BECOME TERM PARTY DEBTORS HEREUNDER FROM TIME TO TIME (each a “Term Party Debtor” and collectively, the “Term Party Debtors”) (the Revolver Party Debtors and the Term Party Debtors are collectively referred to herein as the “Debtors” and each a “Debtor”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (the “Administrative Agent”) for the Revolver Lenders (as defined in the Credit Agreement, defined below);
WITNESSETH THAT:
     WHEREAS, the Debtors are (or will be with respect to after-acquired property) the legal and beneficial owner and the holder of the Collateral (as defined in Section 1 hereof); and
     WHEREAS, pursuant to that certain Credit Agreement (as it may hereafter from time to time be restated, amended, modified or supplemented, the “Credit Agreement”) of even date herewith by and among Armstrong Coal Company, Inc., Armstrong Land Company, LLC, Elk Creek L.P., Western Mineral Development, LLC, Western Diamond LLC, Western Land Company, LLC (collectively, the “Borrower”), the Administrative Agent, the Lenders now or hereafter party thereto (the “Lenders”) and the Guarantors now or hereafter party thereto (the “Guarantors”), the Administrative Agent and the Lenders have agreed to make certain loans to the Borrower; and
     WHEREAS, the obligation of the Administrative Agent and the Revolver Lenders to make loans under the Credit Agreement is subject to the condition, among others, that the Loan Parties secure the Obligations to the Administrative Agent and the Lenders under the Credit Agreement, the other Loan Documents and otherwise as more fully described herein in the manner set forth herein.
     NOW, THEREFORE, intending to be legally bound hereby, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
     1. Terms which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Agreement. The following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:
     (a) “Code” means the Uniform Commercial Code as in effect in the State of New York on the date hereof and as amended from time to time except to the extent that the conflict of law rules of such Uniform Commercial Code shall apply the Uniform Commercial Code as in effect from time to time in any other state to specific property or other matters.
     (b) “Collateral” means all of each Debtor’s right, title and interest in, to and under the following described property of such Debtor (each capitalized term used in this Section 1(b) shall have in this Agreement the meaning given to it by the Code):
     (i) all now existing and hereafter acquired or arising Accounts, Goods, Health Care Insurance Receivables, General Intangibles, Payment Intangibles, Deposit Accounts, Chattel Paper (including, without limitation, Electronic Chattel Paper), Documents, Instruments, Software, Investment Property, Letters of Credit, Letter of Credit Rights, advices of credit, money, Commercial Tort Claims as listed on Schedule B hereto (as such Schedule is amended or supplemented from time to time), Equipment, As-Extracted Collateral (including As-Extracted Collateral from the Debtor’s present and future operations regardless of whether such interests are presently owned or hereafter acquired by the Debtor), Inventory, Fixtures, and Supporting Obligations, together with all products of and Accessions to any of the foregoing and all Proceeds of any of the foregoing (including, without limitation, all insurance policies and proceeds thereof);
     (ii) to the extent, if any, not included in clause (i) above, the Debtor’s present and future contracts, agreements, arrangements, or understandings (A) for the sale, supply, transportation, provision or disposition of any coal or other minerals by the Debtor, or any one or more of its agents, representatives, successors, or assigns, to any purchaser or acquirer thereof, and all products, replacements, and proceeds thereof (including without limitation all coal sales contracts) and (B) relating to the mining, drilling or recovery of any mineral reserves for the benefit of or on behalf of the Debtor or any of its agents, representatives, successors, or assigns (including without limitation all contract mining, drilling or recovery agreements and arrangements), and all products and Proceeds thereof and payments thereunder, together with all products and Proceeds (including all insurance proceeds) of and any Accessions to any of the foregoing;
     (iii) to the extent, if any, not included in clauses (i) and (ii) above, all coal and other minerals severed or extracted from the ground (specifically including all As-Extracted Collateral of the Debtor and all severed or extracted coal purchased, acquired or obtained from other parties), and all Accounts, General Intangibles and products and Proceeds thereof or related thereto, regardless of whether any such coal or other minerals are in raw form or processed for sale and regardless whether or not the Debtor had an interest in the coal or other minerals before extraction or severance;
     (iv) to the extent, if any, not included in clause (i) above, each and every other item of personal property and fixtures, whether now existing or hereafter arising or acquired, including, without limitation, all licenses, contracts and agreements, and all

2

collateral for the payment or performance of any contract or agreement, together with all products and Proceeds (including all insurance policies and proceeds) of any Accessions to any of the foregoing; and
     (v) all present and future business records and information, including computer tapes and other storage media containing the same and computer programs and software (including, without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information.
     (c) “Collateral (Revolver)” means the Collateral of each Revolver Party Debtor.
     (d) “Collateral (Term)” means the Collateral of each Term Party Debtor.
     (e) “Receivables” means all of the Collateral, except Equipment, Inventory and Fixtures.
     (f) “Secured Obligations” shall mean and include the following: (i) all now existing and hereafter arising Obligations of the Debtors to the Administrative Agent, the Revolver Lenders, or any provider of any Lender Provided Interest Rate Hedge or any provider of any Other Lender Provided Financial Services Product under the Credit Agreement or any of the other Loan Documents, including all obligations, liabilities, and indebtedness, whether for principal, interest, fees, expenses or otherwise, of the Debtors to the Administrative Agent, the Revolver Lenders, or any obligation in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, now existing or hereafter incurred under the Credit Agreement, the Notes, the Guaranty Agreement or any of the other Loan Documents as any of the same or any one or more of them may from time to time be amended, restated, modified, or supplemented, together with any and all extensions, renewals, refinancings, and refundings thereof in whole or in part (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Debtors or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied); (ii) all reimbursement obligations of the Debtors with respect to any one or more Letters of Credit issued by Administrative Agent; (iii) all indebtedness, loans, obligations, expenses and liabilities of the Debtors to the Administrative Agent or any of the Revolver Lenders, or any obligations incurred in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product; and (iv) any sums advanced by the Administrative Agent or the Revolver Lenders or which may otherwise become due pursuant to the provisions of the Credit Agreement, the Notes, this Agreement, or any other Loan Documents or pursuant to any other document or instrument at any time delivered to the Administrative Agent in connection therewith, including commitment, letter of credit, agent or other fees and charges, and indemnification obligations under any such document or instrument, together with all

3

interest payable on any of the foregoing, whether such sums are advanced or otherwise become due before or after the entry of any judgment for foreclosure or any judgment on any Loan Document or with respect to any default under any of the Secured Obligations.
     (g) “Security Agreement (Term)” shall mean that certain Security Agreement of even date herewith by and among the Debtors and the Agent, entered into as security for the Term Loans.
     2. As security for the due and punctual payment and performance of the Secured Obligations in full:
     (a) Each Revolver Party Debtor hereby agrees that the Administrative Agent and the Revolver Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product shall have, and each Revolver Party Debtor hereby grants to and creates in favor of the Administrative Agent for the benefit of itself, the Revolver Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, a continuing prior lien on and security interest under the Code in and to the Collateral (Revolver) subject only to Permitted Liens. Without limiting the generality of Section 4 below, each Revolver Party Debtor further agrees that with respect to each item of the Collateral (Revolver) as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the Code, or (ii) the perfection of a valid and enforceable first priority security interest therein under the Code cannot be accomplished either by the Administrative Agent taking possession thereof or by the filing in appropriate locations of appropriate Code financing statements executed by such Revolver Party Debtor, such Revolver Party Debtor will at its expense execute and deliver to the Administrative Agent and hereby does authorize the Administrative Agent to execute and file such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by the Administrative Agent from time to time for the purpose of creating a valid and perfected first priority Lien on such item, subject only to Permitted Liens, enforceable against such Revolver Party Debtor and all third parties to secure the Secured Obligations; provided, however, notwithstanding the foregoing, the Debtors shall not be required to perfect the Lender’s security interest in titled vehicles.
     (b) Each Term Party Debtor hereby agrees that the Administrative Agent and the Revolver Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product shall have, and each Term Party Debtor hereby grants to and creates in favor of the Administrative Agent for the benefit of itself, the Revolver Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, a continuing prior lien on and security interest under the Code in and to the Collateral (Term) subject only to the Term Lenders’ lien on and security interest under the Code in and to the Collateral (Term) pursuant to the Security Agreement (Term), and to the Permitted Liens. Without limiting the generality of Section 4 below, each Term Party Debtor further agrees that with respect to each item of the Collateral (Term) as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the Code, or (ii) the perfection of a valid and enforceable second priority security interest therein under the Code cannot be accomplished either by the Administrative Agent taking possession thereof or by the filing in appropriate locations of appropriate Code financing statements

4

executed by such Term Party Debtor, such Term Party Debtor will at its expense execute and deliver to the Administrative Agent and hereby does authorize the Administrative Agent to execute and file such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by the Administrative Agent from time to time for the purpose of creating a valid and perfected second priority Lien on such item, subject only to the Term Lenders’ Lien on such item, and to the Permitted Liens, enforceable against such Term Party Debtor and all third parties to secure the Secured Obligations; provided, however, notwithstanding the foregoing, the Debtors shall not be required to perfect the Lender’s security interest in titled vehicles.
     3. Each Debtor represents and warrants to the Administrative Agent and the Revolver Lenders that (a) the Debtors have good and marketable title to the Collateral, (b) except for the security interest granted to and created (i) in favor of the Administrative Agent for the benefit of itself and the Revolver Lenders hereunder, and (ii) under the Security Agreement (Term), and Permitted Liens, all the Collateral (Revolver) is free and clear of any Lien, (c) the Debtors will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, (d) each Account is genuine and enforceable in accordance with its terms and the Debtors will defend the same against all claims, demands, recoupment, setoffs, and counterclaims at any time asserted, (e) at the time any Account becomes subject to this Agreement, each such Account will be a good and valid Account representing a bona fide sale of goods or services by the Debtors and such goods will have been shipped to the respective account debtors or the services will have been performed for the respective account debtors (or for those on behalf of whom the account debtors are obligated on the Accounts), and no such Account will at such time be subject to any claim for credit, allowance, setoff, recoupment, defense, counterclaim or adjustment by any account debtor or otherwise, except such items arising in the ordinary course of business that do not result in a Material Adverse Change, (f) the exact legal name of each Debtor is as set forth on the signature page hereto, and (g) the state of incorporation, formation or organization as applicable, of each Debtor is as set forth on Schedule A hereto, (h) the address (including county and state) of each mining operation of such Debtor is set forth on Schedule A hereto. Each Debtor also represents and warrants that it has provided the Administrative Agent with a real estate description sufficient to enable the Administrative Agent to record a financing statement in the county records sufficient to perfect a security interest in all As-Extracted Collateral arising from such Debtor’s mining activities. Further, such Debtor represents and warrants that (i) this Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of itself, the Revolver Lenders hereunder and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, in the Collateral, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity and (ii) the security interests granted hereunder in favor of the Administrative Agent, for the benefit of itself, the Revolver Lenders hereunder and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, will constitute a prior security interest (subject only to Permitted Liens) as to the Collateral (Revolver), and a prior security interest (subject only to the Term Lenders’ lien on and security interest under the Code in and to the Collateral (Term) pursuant to the Security Agreement (Term), and to Permitted Liens) as to the Collateral (Term) and will be perfected, to the extent such liens and security interests can be perfected under the Code by filing financing statements, (A) with respect to the Collateral (other

5

than As-Extracted Collateral) of such Debtor, upon the proper filing of the financing statements in the jurisdiction of the state of formation of such Debtor as indicated on Schedule A hereto, and (B) with respect to the As-Extracted Collateral of such Debtor, upon the proper filing of the financing statements in the county’s real estate records in the county identified on Schedule A hereto as the location of “Locations of Real Property” with respect to such Debtor; provided that for the avoidance of doubt, the Revolver Lenders acknowledge that no Debtor has, and will not, absent a request from the Administrative Agent, perfect the Lien in favor of the Administrative Agent for the benefit of the Revolver Lenders, in any titled vehicles constituting Collateral.
     4. Each Debtor will faithfully preserve and protect the Administrative Agent’s security interest in the Collateral as a prior perfected security interest under the Code, superior and prior to the rights of all third Persons, except for holders of Permitted Liens; provided, however, notwithstanding the foregoing, the Debtors shall not be required to perfect the Revolver Lender’s security interest in titled vehicles, and will do all such other acts and things and will, upon request therefor by the Administrative Agent, execute, deliver, file and record, and each Debtor hereby authorizes the Administrative Agent to so file, all such other documents and instruments, including, without limitation, financing statements, security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as the Administrative Agent in its reasonable discretion may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect, and protect said security interest (including the filing at any time or times after the date hereof of financing statements under, and in the locations advisable pursuant to, the Code); and, upon the occurrence of an Event of Default that has not been waived, each Debtor hereby irrevocably appoints the Administrative Agent, its officers, employees and agents, or any of them, as attorneys-in-fact for each Debtor to execute, deliver, file and record such items for such Debtor and in the Debtor’s name, place and stead to preserve, continue, perfect and protect said security interest. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.
     5. Except as each Debtor may be permitted under the Credit Agreement, including, without limitation, actions taken by such Debtor with respect to a Permitted Joint Venture, each Debtor covenants and agrees that:
     (a) it will defend the Administrative Agent’s and the Revolver Lenders’ right, title and lien on and security interest in and to the Collateral and the Proceeds thereof against the claims and demands of all Persons whomsoever, other than any Person claiming a right in the Collateral pursuant to an agreement between such Person and the Administrative Agent, or pursuant to a Permitted Lien;
     (b) it will not suffer or permit to exist on any Collateral any Lien except for Permitted Liens;
     (c) it will not take or omit to take any action, the taking or the omission of which might result in a material alteration (except as permitted by the Credit Agreement) or impairment of the Collateral or of the Administrative Agent’s rights under this Agreement;

6

     (d) it will not sell, assign or otherwise dispose of any portion of the Collateral except as permitted in Section 8.2.7 [Disposition of Assets or Subsidiaries] of the Credit Agreement;
     (e) it will (i) except for such Collateral delivered to the Administrative Agent pursuant to this Section or otherwise now or hereafter under the control of the Administrative Agent, obtain and maintain sole and exclusive possession of the Collateral, except Collateral in transit or that is temporarily stored or located off-site in the ordinary course of business, (ii) maintain its chief executive office and keep the Collateral (except titled vehicles) and all records pertaining thereto at the locations specified on the Security Interest Data Summary attached as Schedule A hereto, unless it shall have given the Administrative Agent prior notice and taken any action reasonably requested by the Administrative Agent to maintain its security interest therein, (iii) notify the Administrative Agent if an Account becomes evidenced or secured by an Instrument or Chattel Paper and deliver to the Administrative Agent upon the Administrative Agent’s request therefor all Collateral consisting of Instruments and Chattel Paper immediately upon the Debtor’s receipt of a request therefor, (iv) deliver to the Administrative Agent possession of all Collateral the possession of which is required to perfect the Administrative Agent’s Lien thereon or security interest therein or the possession of which grants priority over a Person filing a financing statement with respect thereto, (v) execute control agreements and cause other Persons to execute acknowledgments in form and substance reasonably satisfactory to the Administrative Agent evidencing the Administrative Agent’s control with respect to all Collateral the control or acknowledgment of which perfects the Administrative Agent’s security interest therein, including Letters of Credit, Letter of Credit Rights, Electronic Chattel Paper, Deposit Accounts and Investment Property, and (vi) keep materially accurate and complete books and records concerning the Collateral and such other books and records as the Administrative Agent may from time to time reasonably require;
     (f) it will promptly furnish to the Administrative Agent such information and documents relating to the Collateral as the Administrative Agent may reasonably request, including, without limitation, all invoices, Documents, contracts, Chattel Paper, Instruments and other writings pertaining to such Debtor’s contracts or the performance thereof, all of the foregoing to be certified upon request of the Administrative Agent by an authorized officer of such Debtor;
     (g) it shall immediately notify the Administrative Agent if any Account arises out of contracts with the United States or any department, agency or instrumentality thereof or any one or more of the states of the United States or any department, agency, or instrumentality thereof, and will execute any instruments and take any steps required by the Administrative Agent so that all monies due and to become due under such contract shall be assigned to the Administrative Agent and notice of the assignment given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act;
     (h) it will not change its state of incorporation, formation or organization, as applicable without providing thirty (30) days prior written notice to the Administrative Agent;
     (i) it will not change its name without providing thirty (30) days prior written notice to the Administrative Agent;

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     (j) it shall, except as permitted by Section 8.2.6 or Section 8.2.7 of the Credit Agreement, preserve its current existence as a corporation, partnership or a limited liability company, as applicable, and shall not (i) in one, or a series of related transactions, merge into or consolidate with any other entity, the survivor of which is not a Debtor, or (ii) sell all or substantially all or its assets;
     (k) if such Debtor shall at any time acquire a commercial tort claim, as defined in the Code, the Debtor shall immediately notify the Administrative Agent in a writing signed by such Debtor of the details thereof and grant to the Administrative Agent for the benefit of itself, the Revolver Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product in such writing a security interest therein and in the Proceeds thereof, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent and such writing shall constitute a supplement to Schedule B hereto;
     (l) it hereby authorizes the Administrative Agent to, at any time and from time to time, file in any one or more jurisdictions financing statements that describe the Collateral, together with continuation statements thereof and amendments thereto, without the signature of such Debtor and which contain any information required by the Code or any other applicable statute applicable to such jurisdiction for the sufficiency or filing office acceptance of any financing statements, continuation statements, or amendments. Each Debtor agrees to furnish any such information to the Administrative Agent promptly upon request. Any such financing statements, continuation statements, or amendments may be signed by Administrative Agent on behalf of such Debtor if the Administrative Agent so elects and may be filed at any time in any jurisdiction; and
     (m) it shall at any time and from time to time take such steps as the Administrative Agent may reasonably request as are necessary for the Administrative Agent to insure the continued perfection of the Administrative Agent’s and the Revolver Lenders’ security interest in the Collateral with the same priority required hereby and the preservation of its rights therein; provided, however, notwithstanding the foregoing, the Debtors shall not be required to perfect the Lender’s security interest in titled vehicles.
     6. Each Debtor assumes full responsibility for taking any and all necessary steps to preserve the Administrative Agent’s and the Revolver Lenders’ rights with respect to the Collateral against all Persons other than anyone asserting rights in respect of a Permitted Lien. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Administrative Agent takes such action for that purpose as the Debtor shall request in writing; provided that such requested action will not, in the judgment of the Administrative Agent, impair the security interest in the Collateral created hereby or the Administrative Agent’s and the Revolver Lenders’ rights in, or the value of, the Collateral; provided, further, that such written request is received by the Administrative Agent in sufficient time to permit the Administrative Agent to take the requested action; provided further, however, the Debtors shall not be required to perfect the Lender’s security interest in titled vehicles.
     7. The pledge, security interests and other Liens and the Obligation of each Debtor hereunder shall not be discharged until Payment in Full of the Securecl Obligations, or as

8

otherwise occurring upon the sale of inventory in the ordinary course of business. The pledge, security interests, and other Liens and the Obligations of each Debtor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by Administrative Agent, or any other obligor on any of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Debtor or which would otherwise operate as a discharge of the Debtor as a matter of law or equity. Without limiting the generality of the foregoing, each Debtor hereby consents to, and the pledge, security interests, and other Liens given by such Debtor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:
     (a) Any lack of genuineness, legality, validity, enforceability, or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Secured Obligations and regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the Secured Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or any other Person with respect thereto;
     (b) Any increase, decrease, or change in the amount, nature, type or purpose of any of the Secured Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Secured Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document or any of the Secured Obligations;
     (c) Any failure to assert any breach of or default under any Loan Document or any of the Secured Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against any Debtor or any other Person under or in connection with any Loan Document or any of the Secured Obligations; any refusal of payment or performance of any of the Secured Obligations, whether or not with any reservation of rights against any Debtor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Secured Obligations) to other Obligations, if any, not entitled to the benefits of this Agreement, in preference to Secured Obligations or, if any collections are applied to Secured Obligations, any application to particular Secured Obligations;
     (d) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by Administrative Agent or any other Person in respect of, any direct or indirect security for any of the Secured Obligations (including the Collateral). As used in this Agreement, “direct

9

or indirect security” for the Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Secured Obligations, made by or on behalf of any Person;
     (e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the existing structure or existence of, any Debtor or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Debtor or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable law of any jurisdiction) made by Administrative Agent or the Debtor or by any other Person in connection with any such proceeding;
     (f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Debtor or any other Person with respect to any Loan Document or any of the Secured Obligations; or any discharge by operation of law or release of any Debtor or any other Person from the performance or observance of any Loan Document or any of the Secured Obligations; or
     (g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including each Debtor, excepting only full, strict, and indefeasible payment and performance of the Secured Obligations in full.
     8. Each Debtor hereby waives any and all defenses which such Debtor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like and each Debtor hereby waives any defense to or limitation on its Obligations under this Agreement arising out of or based on any event or circumstance referred to in the immediately preceding section hereof. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, each Debtor hereby further waives each of the following:
     (a) All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against such Debtor, including the following: any notice of any event or circumstance described in the immediately preceding section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Secured Obligations; any notice of the incurrence of any Secured Obligations; any notice of any default or any failure on the part of the Debtors or any other Person to comply with any Loan Document or any of the Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Debtors or any other Person;
     (b) Any right to any marshalling of assets, to the filing of any claim against such Debtor or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Debtor or any other Person of any other right or

10

remedy under or in connection with any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Loan Document, and any requirement that such Debtor receive notice of any such acceptance; and
     (c) Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of the Collateral for any of the Secured Obligations), which results in denial or impairment of the right of the Administrative Agent to seek a deficiency against such Debtor or any other Person or which otherwise discharges or impairs any of the Secured Obligations.
     9. (a) At any time and from time to time whether or not an Event of Default then exists and without prior notice to or consent of any Debtor, the Administrative Agent may at its option take such actions as the Administrative Agent deems appropriate (i) to attach, perfect, continue, preserve and protect the Administrative Agent’s and the Revolver Lenders’ security interest in or Lien on the Collateral, (ii) to inspect, audit and verify the Collateral, including reviewing all of each Debtor’s books and records and copying and making excerpts therefrom; provided that prior to an Event of Default or a Potential Default, the same is done with advance notice during normal business hours to the extent access to such Debtor’s premises is required, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtors to the Administrative Agent for the benefit of the Administrative Agent and the Revolver Lenders within ten (10) days after demand; provided further, however, the Debtors shall not be required to perfect the Lender’s security interest in titled vehicles;
     (b) At any time and from time to time after an Event of Default exists and is continuing and without prior notice to or consent of any Debtor, the Administrative Agent may at its option take such action as the Administrative Agent deems appropriate (i) to maintain, repair, protect and insure the Collateral, (ii) to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of the Debtors hereunder, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtors to the Administrative Agent for the benefit of the Administrative Agent and the Revolver Lenders within ten (10) days after demand.
     10. After there exists any Event of Default under the Credit Agreement:
     (a) The Administrative Agent shall have and may exercise all the rights and remedies available to a secured party under the Code in effect at the time, and such other rights and remedies as may be provided at Law and as set forth below, including, without limitation, to take

11

over and collect all of any Debtor’s Receivables and all other Collateral, and to this end each Debtors hereby appoints the Administrative Agent, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (i) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom, (ii) require any Debtor to assemble the Collateral and deliver it to the Administrative Agent or to any place designated by the Administrative Agent at the Debtors’ expense, (iii) receive, open and dispose of all mail addressed to any Debtor and notify postal authorities to change the address for delivery thereof to such address as the Administrative Agent may designate, (iv) demand payment of the Receivables, (v) enforce payment of the Receivables by legal proceedings or otherwise, (vi) exercise all of any Debtor’s rights and remedies with respect to the collection of the Receivables, (vii) settle, adjust, compromise, extend or renew the Receivables, (viii) settle, adjust or compromise any legal proceedings brought to collect the Receivables, (ix) to the extent permitted by applicable Law, sell or assign the Receivables upon such terms, for such amounts and at such time or times as the Administrative Agent deems advisable, (x) discharge and release the Receivables, (xi) take control, in any manner, of any item of payment or Proceeds from any account debtor, (xii) prepare, file and sign any Debtor’s name on any proof of claim in Relief Proceeding or similar document against any account debtor, (xiii) prepare, file and sign any Debtor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) do all acts and things necessary, in the Administrative Agent’s sole discretion, to fulfill each Debtor’s obligations to the Administrative Agent or the Revolver Lenders under the Credit Agreement, Loan Documents or otherwise, (xv) endorse the name of any Debtor upon any check, Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Receivables or Inventory, (xvi) use any Debtor’s stationery and sign such Debtor’s name to verifications of the Receivables and notices thereof to account debtors, (xvii) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Receivables, Inventory, or other Collateral or proceeds thereof to which any Debtor has access, (xviii) demand, sue for, collect, compromise and give acquittances for any and all Collateral, (xix) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral, and (xx) take such other action as the Administrative Agent may deem appropriate, including extending or modifying the terms of payment of any Debtor’s debtors. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement. To the extent permitted by Law, each Debtor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Administrative Agent pursuant to this Agreement, except claims for physical damage to the Collateral arising from gross negligence or willful misconduct by the Administrative Agent.
     (b) The Administrative Agent shall have the right to lease, sell or otherwise dispose of all or any of the Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by Law (it being agreed by the Debtors that, in the absence of any contrary requirement of Law, ten (10) days’ prior notice of a public or private sale of Collateral shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as the Administrative Agent, in its sole discretion, may deem advisable. Such sales may be adjourned from time to time with or without notice. The Administrative Agent shall have the right to conduct such sales on any Debtor’s premises or elsewhere and shall have the right to use any

12

Debtor’s premises without charge for such sales for such time or times as the Administrative Agent may see fit. The Administrative Agent may purchase all or any part of the Collateral at public or, if permitted by Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.
     (c) Each Debtor, at its cost and expense (including the cost and expense of any of the following referenced consents, approvals, etc.), will promptly execute and deliver or cause the execution and delivery of all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, accreditation, or authorization of any other Official Body or other Person necessary or appropriate for the effective exercise of any rights hereunder or under the other Loan Documents. Without limiting the generality of the foregoing, each Debtor agrees that in the event the Administrative Agent on behalf of itself and/or the Revolver Lenders shall exercise its rights hereunder or pursuant to the other Loan Documents, to sell, transfer, or otherwise dispose of, or vote, consent, operate, or take any other action in connection with any of the Collateral, each Debtor shall execute and deliver (or cause to be executed and delivered) all applications, certificates, assignments and other documents that the Administrative Agent requests to facilitate such actions and shall otherwise promptly, fully, and diligently cooperate with the Administrative Agent and any other Persons in making any application for the prior consent or approval of any Official Body or any other Person to the exercise by the Administrative Agent on behalf of itself and/or the Revolver Lenders or any such rights relating to all or any of the Collateral. Furthermore, because each Debtor agrees that the remedies at law, of the Administrative Agent on behalf of itself and/or the Revolver Lenders, for failure of such Debtor to comply with this subsection (c) would be inadequate, and that any such failure would not be adequately compensable in damages, each Debtor agrees that this Subsection (c) may be specifically enforced.
     (d) The Administrative Agent may request, without limiting the rights and remedies of the Administrative Agent on behalf of itself and the Revolver Lenders otherwise provided hereunder and under the other Loan Documents, that each Debtor do any of the following: (i) give the Administrative Agent on behalf of itself and the Revolver Lenders specific assignments of the accounts receivable of the Debtors after such accounts receivable come into existence, and schedules of such accounts receivable, the form and content of such assignment and schedules to be reasonably satisfactory to Administrative Agent, and (ii) in order to better secure the Administrative Agent on behalf of itself and the Revolver Lenders, to the extent permitted by Law, enter into such lockbox agreements and establish such lockbox accounts as the Administrative Agent may require, all at the sole expense of the Debtors and shall direct all payments from all payors due to each Debtor, to such lockbox accounts.
     11. The Lien on and security interest in the Collateral granted to and created in favor of the Administrative Agent by this Agreement shall be for the benefit of the Administrative Agent and the Revolver Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product. Each of the rights, privileges, and remedies provided to the Administrative Agent hereunder or otherwise by Law with respect to the Collateral shall be exercised by the Administrative Agent only for its own benefit and the benefit of the Revolver Lenders and for the benefit of any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, and any of the

13

Collateral or Proceeds thereof held or realized upon at any time by the Administrative Agent shall be applied as set forth in Section 9.2.4 [Application of Proceeds] of the Credit Agreement. Each Debtor shall remain liable to the Administrative Agent and the Revolver Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product for and shall pay to the Administrative Agent for the benefit of itself and the Revolver Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product any deficiency which may remain after such sale or collection.
     12. If the Administrative Agent repossesses or seeks to repossess any of the Collateral pursuant to the terms hereof because of the occurrence of an Event of Default, then to the extent it is commercially reasonable for the Administrative Agent to store any Collateral on any premises of any Debtor, such Debtor hereby agrees to lease to the Administrative Agent on a month-to-month tenancy for a period not to exceed ninety (90) days at the Administrative Agent’s election, at a rental rate equal to One Dollar ($1.00) per month (if such Debtor owns the premises), and at the current rental rate per month (if such Debtor leases the premises), the premises on which the Collateral is located; provided it is located on premises owned or leased by such Debtor.
     13. Upon Payment in Full of the Secured Obligations, the expiration of all Commitments and Letters of Credit, and termination of the Credit Agreement, this Agreement shall terminate and be of no further force and effect, and the Administrative Agent shall thereupon promptly return to such Debtor such of the Collateral and such other documents delivered by the Debtor or obtained by the Administrative Agent hereunder as may then be in the Administrative Agent’s possession, subject to the rights of third parties. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     14. No failure or delay on the part of the Administrative Agent in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Administrative Agent hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. All waivers under this Agreement must be in writing. The rights and remedies of the Administrative Agent under this Agreement are cumulative and in addition to any rights or remedies which it may otherwise have, and the Administrative Agent may enforce any one or more remedies hereunder successively or concurrently at its option.
     15. All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be given or made as provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.
     16. Each Debtor agrees that as of the date hereof, all information contained on the Security Interest Data Summary attached hereto as Schedule A is accurate and complete and contains no material omission or misrepresentation. Each Debtor shall promptly notify the Administrative Agent of any changes in the information set forth thereon.

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     17. Each Debtor acknowledges that the provisions hereof giving the Administrative Agent rights of access to books, records and information concerning the Collateral and such Debtor’s operations and providing the Administrative Agent access to such Debtor’s premises are intended to afford the Administrative Agent with immediate access to current information concerning the Debtor and its activities, including without limitation, the value, nature and location of the Collateral so that the Administrative Agent can, among other things, make an appropriate determination after the occurrence of an Event of Default, whether and when to exercise its other remedies hereunder and at Law, including, without limitation, instituting a replevin action should the Debtor refuse to turn over any Collateral to the Administrative Agent. Each Debtor further acknowledges that should such Debtor at any time fail to promptly provide such information and access to the Administrative Agent, such Debtor acknowledges that the Administrative Agent would have no adequate remedy at Law to promptly obtain the same. Each Debtor agrees that the provisions hereof may be specifically enforced by the Administrative Agent and waives any claim or defense in any such action or proceeding that the Administrative Agent has an adequate remedy at Law.
     18. This Agreement shall be binding upon, and inure to the benefit of, the Administrative Agent, the Revolver Lenders and their respective successors and assigns, and the Debtors and each of of its respective successors and assigns, except that the Debtors may not assign or transfer their obligations hereunder or any interest herein.
     19. This Agreement shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of said State excluding its rules relating to conflicts of law.
     20. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     21. Each Debtor hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court sitting in New York County, in any action or proceeding arising out of or relating to this Agreement, and each Debtor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each Debtor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Debtor hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Debtor in care of the Process Agent at the Process Agent’s address, and each Debtor hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Debtor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Debtor further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to any Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 21. The Process Agent is the Borrower, with an office on the date hereof

15

as set forth in the Credit Agreement. The Process Agent hereby accepts the appointment of Process Agent by the Companies and agrees to act as Process Agent on behalf of the Companies.
     22. EXCEPT AS PROHIBITED BY LAW, EACH DEBTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.
     23. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Debtor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Revolver Lender of the signature pages hereof purporting to be signed on behalf of the Debtor shall constitute effective and binding execution and delivery hereof by such Debtor.
[SIGNATURE PAGES FOLLOW]

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[SIGNATURE PAGE 1 OF 5 TO SECURITY AGREEMENT (REVOLVER)]
     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above set forth with the intention that this Agreement constitutes a sealed instrument.

REVOLVER PARTY DEBTORS

ARMSTRONG COAL COMPANY, INC.
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ARMSTRONG LAND COMPANY, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ARMSTRONG ENERGY, INC.
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ARMSTRONG RESOURCES HOLDINGS, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

[SIGNATURE PAGE 2 OF 5 TO SECURITY AGREEMENT (REVOLVER)]

REVOLVER PARTY DEBTORS,CONT.
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

[SIGNATURE PAGE 3 OF 5 TO SECURITY AGREEMENT (REVOLVER)]

TERM PARTY DEBTORS ELK CREEK, L.P.
By:	Elk Creek GP, LLC, as General Partner

By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ELK CREEK OPERATING GP, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ELK CREEK OPERATING, L.P.
By:	Elk Creek Operating GP, LLC, as General Partner

By:
	Name:	J. Richard Gist
	Title:	Authorized Person

CERALVO HOLDINGS, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

WESTERN LAND COMPANY, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

[SIGNATURE PAGE 4 OF 5 TO SECURITY AGREEMENT (REVOLVER)]

TERM PARTY DEBTORS, CONT. WESTERN DIAMOND LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

WESTERN MINERAL DEVELOPMENT, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

[SIGNATURE PAGE 5 OF 5 TO SECURITY AGREEMENT (REVOLVER)]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:
	Name:	Richard S. Munsick
	Title:	Senior Vice President

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Armstrong Coal Company, Inc. (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     2. The Debtor’s true and full name is as follows: Armstrong Coal Company, Inc. The Debtor uses no trade names or fictitious names.
     3. The Debtor’s form of organization is as follows: corporation.
     4. The Debtor’s state of organization is as follows: Delaware.
     5. The Debtor’s organization ID # (if any exists) is as follows: 4254343.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     8. All of the Debtor’s real property is located in the following counties:
Muhlenberg County, Kentucky
Ohio County, Kentucky
Union County, Kentucky
Webster County, Kentucky

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Armstrong Energy, Inc. (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     2. The Debtor’s true and full name is as follows: Armstrong Energy, Inc. The Debtor uses no trade names or fictitious names.
     3. The Debtor’s form of organization is as follows: corporation.
     4. The Debtor’s state of organization is as follows: Delaware.
     5. The Debtor’s organization ID # (if any exists) is as follows: 4259165.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     8. All of the Debtor’s real property is located in the following counties: N/A.

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Armstrong Land Company, LLC (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     2. The Debtor’s true and full name is as follows: Armstrong Land Company, LLC. The Debtor uses no trade names or fictitious names.
     3. The Debtor’s form of organization is as follows: limited liability company.
     4. The Debtor’s state of organization is as follows: Delaware.
     5. The Debtor’s organization ID # (if any exists) is as follows: 4222070.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     8. All of the Debtor’s real property is located in the following counties: N/A.

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Armstrong Resources Holdings, LLC (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     2. The Debtor’s true and full name is as follows: Armstrong Resources Holdings, LLC. The Debtor uses no trade names or fictitious names.
     3. The Debtor’s form of organization is as follows: limited liability company.
     4. The Debtor’s state of organization is as follows: Delaware.
     5. The Debtor’s organization ID # (if any exists) is as follows: 4225013.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     8. All of the Debtor’s real property is located in the following counties: N/A.

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Ceralvo Holdings, LLC (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     2. The Debtor’s true and full name is as follows: Ceralvo Holdings, LLC. The Debtor uses no trade names or fictitious names.
     3. The Debtor’s form of organization is as follows: limited liability company.
     4. The Debtor’s state of organization is as follows: Delaware.
     5. The Debtor’s organization ID # (if any exists) is as follows: 4523736.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     8. All of the Debtor’s real property is located in the following county:
Ohio County, Kentucky

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Elk Creek GP, LLC (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     2. The Debtor’s true and full name is as follows: Elk Creek GP, LLC. The Debtor uses no trade names or fictitious names.
     3. The Debtor’s form of organization is as follows: limited liability company.
     4. The Debtor’s state of organization is as follows: Delaware.
     5. The Debtor’s organization ID # (if any exists) is as follows: 4523724.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     8. All of the Debtor’s real property is located in the following counties: N/A.

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Elk Creek Operating GP, LLC (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     2. The Debtor’s true and full name is as follows: Elk Creek Operating GP, LLC. The Debtor uses no trade names or fictitious names.
     3. The Debtor’s form of organization is as follows: limited liability company.
     4. The Debtor’s state of organization is as follows: Delaware.
     5. The Debtor’s organization ID # (if any exists) is as follows: 4523731.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     8. All of the Debtor’s real property is located in the following counties: N/A.

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Elk Creek, L.P. (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     2. The Debtor’s true and full name is as follows: Elk Creek, L.P. The Debtor uses no trade names or fictitious names.
     3. The Debtor’s form of organization is as follows: limited partnership.
     4. The Debtor’s state of organization is as follows: Delaware.
     5. The Debtor’s organization ID # (if any exists) is as follows: 4523728.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     8. All of the Debtor’s real property is located in the following counties: N/A.

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Elk Creek Operating, L.P. (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     2. The Debtor’s true and full name is as follows: Elk Creek Operating, L.P. The Debtor uses no trade names or fictitious names.
     3. The Debtor’s form of organization is as follows: limited partnership.
     4. The Debtor’s state of organization is as follows: Delaware.
     5. The Debtor’s organization ID # (if any exists) is as follows: 4523733.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     8. All of the Debtor’s real property is located in the following counties: N/A.

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Western Diamond LLC (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     2. The Debtor’s true and full name is as follows: Western Diamond LLC. The Debtor uses no trade names or fictitious names.
     3. The Debtor’s form of organization is as follows: limited liability company.
     4. The Debtor’s state of organization is as follows: Nevada.
     5. The Debtor’s organization ID # (if any exists) is as follows: E05802920064.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     8. All of the Debtor’s real property is located in the following counties:
Muhlenberg County, Kentucky
Ohio County, Kentucky

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Western Land Company, LLC (the “Debtor”) is located at: 407 Brown Road, Madisonville, Kentucky 42431.
     2. The Debtor’s true and full name is as follows: Western Land Company, LLC. The Debtor uses no trade names or fictitious names
     3. The Debtor’s form of organization is as follows: limited liability company.
     4. The Debtor’s state of organization is as follows: Kentucky.
     5. The Debtor’s organization ID # (if any exists) is as follows: 0648177.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the corporate office located at 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the corporate office located at 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     8. All of the Debtor’s real property is located in the following counties:
Muhlenberg County, Kentucky
Ohio County, Kentucky

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Western Mineral Development, LLC (the “Debtor”) is located at:
     2. The Debtor’s true and full name is as follows:
     3. The Debtor’s form of organization is as follows:
     4. The Debtor’s state of organization is as follows:
     5. The Debtor’s organization ID # (if any exists) is as follows:
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
     8. All of the Debtor’s real property is located in the following counties:

SCHEDULE B
TO
SECURITY AGREEMENT (REVOLVER)
Commercial Tort Claims

EXHIBIT 1.1(S)(2)
FORM OF
SECURITY AGREEMENT (TERM)
     THIS SECURITY AGREEMENT (TERM) (this “Agreement”), dated as of February 9, 2011, is entered into by and among EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A TERM PARTY DEBTOR AND EACH OF THE OTHER PERSONS WHICH BECOME TERM PARTY DEBTORS HEREUNDER FROM TIME TO TIME (each a “Term Party Debtor” and collectively, the “Term Party Debtors”), EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A REVOLVER PARTY DEBTOR AND EACH OF THE OTHER PERSONS WHICH BECOME REVOLVER PARTY DEBTORS HEREUNDER FROM TIME TO TIME (each a “Revolver Party Debtor” and collectively, the “Revolver Party Debtors”) (the Term Party Debtors and the Revolver Party Debtors are collectively referred to herein as the “Debtors” and each a “Debtor”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (the “Administrative Agent”) for the Term Lenders (as defined in the Credit Agreement, defined below);
WITNESSETH THAT:
     WHEREAS, the Debtors are (or will be with respect to after-acquired property) the legal and beneficial owner and the holder of the Collateral (as defined in Section 1 hereof); and
     WHEREAS, pursuant to that certain Credit Agreement (as it may hereafter from time to time be restated, amended, modified or supplemented, the “Credit Agreement”) of even date herewith by and among Armstrong Coal Company, Inc., Armstrong Land Company, LLC, Elk Creek L.P., Western Mineral Development, LLC, Western Diamond LLC, Western Land Company, LLC (collectively, the “Borrower”), the Administrative Agent, the Lenders now or hereafter party thereto (the “Lenders”) and the Guarantors now or hereafter party thereto (the “Guarantors”), the Administrative Agent and the Lenders have agreed to make certain loans to the Borrower; and
     WHEREAS, the obligation of the Administrative Agent and the Term Lenders to make loans under the Credit Agreement is subject to the condition, among others, that the Loan Parties secure the Obligations to the Administrative Agent and the Lenders under the Credit Agreement, the other Loan Documents and otherwise as more fully described herein in the manner set forth herein.
     NOW, THEREFORE, intending to be legally bound hereby, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
     1. Terms which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Agreement. The following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:
     (a) “Code” means the Uniform Commercial Code as in effect in the State of New York on the date hereof and as amended from time to time except to the extent that the conflict of law rules of such Uniform Commercial Code shall apply the Uniform Commercial Code as in effect from time to time in any other state to specific property or other matters.
     (b) “Collateral” means all of each Debtor’s right, title and interest in, to and under the following described property of such Debtor (each capitalized term used in this Section 1(b) shall have in this Agreement the meaning given to it by the Code):
     (i) all now existing and hereafter acquired or arising Accounts, Goods, Health Care Insurance Receivables, General Intangibles, Payment Intangibles, Deposit Accounts, Chattel Paper (including, without limitation, Electronic Chattel Paper), Documents, Instruments, Software, Investment Property, Letters of Credit, Letter of Credit Rights, advices of credit, money, Commercial Tort Claims as listed on Schedule B hereto (as such Schedule is amended or supplemented from time to time), Equipment, As-Extracted Collateral (including As-Extracted Collateral from the Debtor’s present and future operations regardless of whether such interests are presently owned or hereafter acquired by the Debtor), Inventory, Fixtures, and Supporting Obligations, together with all products of and Accessions to any of the foregoing and all Proceeds of any of the foregoing (including, without limitation, all insurance policies and proceeds thereof);
     (ii) to the extent, if any, not included in clause (i) above, the Debtor’s present and future contracts, agreements, arrangements, or understandings (A) for the sale, supply, transportation, provision or disposition of any coal or other minerals by the Debtor, or any one or more of its agents, representatives, successors, or assigns, to any purchaser or acquirer thereof, and all products, replacements, and proceeds thereof (including without limitation all coal sales contracts) and (B) relating to the mining, drilling or recovery of any mineral reserves for the benefit of or on behalf of the Debtor or any of its agents, representatives, successors, or assigns (including without limitation all contract mining, drilling or recovery agreements and arrangements), and all products and Proceeds thereof and payments thereunder, together with all products and Proceeds (including all insurance proceeds) of and any Accessions to any of the foregoing;
     (iii) to the extent, if any, not included in clauses (i) and (ii) above, all coal and other minerals severed or extracted from the ground (specifically including all As-Extracted Collateral of the Debtor and all severed or extracted coal purchased, acquired or obtained from other parties), and all Accounts, General Intangibles and products and Proceeds thereof or related thereto, regardless of whether any such coal or other minerals are in raw form or processed for sale and regardless whether or not the Debtor had an interest in the coal or other minerals before extraction or severance;
     (iv) to the extent, if any, not included in clause (i) above, each and every other item of personal property and fixtures, whether now existing or hereafter arising or acquired, including, without limitation, all licenses, contracts and agreements, and all

2

collateral for the payment or performance of any contract or agreement, together with all products and Proceeds (including all insurance policies and proceeds) of any Accessions to any of the foregoing; and
     (v) all present and future business records and information, including computer tapes and other storage media containing the same and computer programs and software (including, without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information.
     (c) “Collateral (Revolver)” means the Collateral of each Revolver Party Debtor.
     (d) “Collateral (Term)” means the Collateral of each Term Party Debtor.
     (e) “Receivables” means all of the Collateral, except Equipment, Inventory and Fixtures.
     (f) “Secured Obligations” shall mean and include the following: (i) all now existing and hereafter arising Obligations of the Debtors to the Administrative Agent, the Term Lenders, or any provider of any Lender Provided Interest Rate Hedge or any provider of any Other Lender Provided Financial Services Product under the Credit Agreement or any of the other Loan Documents, including all obligations, liabilities, and indebtedness, whether for principal, interest, fees, expenses or otherwise, of the Debtors to the Administrative Agent, the Term Lenders, or any obligation in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, now existing or hereafter incurred under the Credit Agreement, the Notes, the Guaranty Agreement or any of the other Loan Documents as any of the same or any one or more of them may from time to time be amended, restated, modified, or supplemented, together with any and all extensions, renewals, refinancings, and refundings thereof in whole or in part (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Debtors or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied); (ii) all reimbursement obligations of the Debtors with respect to any one or more Letters of Credit issued by Administrative Agent; (iii) all indebtedness, loans, obligations, expenses and liabilities of the Debtors to the Administrative Agent or any of the Term Lenders, or any obligations incurred in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product; and (iv) any sums advanced by the Administrative Agent or the Term Lenders or which may otherwise become due pursuant to the provisions of the Credit Agreement, the Notes, this Agreement, or any other Loan Documents or pursuant to any other document or instrument at any time delivered to the Administrative Agent in connection therewith, including commitment, letter of credit, agent or other fees and charges, and indemnification obligations under any such document or instrument, together with all interest

3

payable on any of the foregoing, whether such sums are advanced or otherwise become due before or after the entry of any judgment for foreclosure or any judgment on any Loan Document or with respect to any default under any of the Secured Obligations.
     (g) “Security Agreement (Revolver)” shall mean that certain Security Agreement (Revolver) of even date herewith by and among the Debtors and the Agent, entered into as security for the Revolver Loans.
     2. As security for the due and punctual payment and performance of the Secured Obligations in full:
     (a) Each Term Party Debtor hereby agrees that the Administrative Agent and the Term Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product shall have, and each Term Party Debtor hereby grants to and creates in favor of the Administrative Agent for the benefit of itself, the Term Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, a continuing prior lien on and security interest under the Code in and to the Collateral (Term) subject only to Permitted Liens. Without limiting the generality of Section 4 below, each Term Party Debtor further agrees that with respect to each item of the Collateral (Term) as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the Code, or (ii) the perfection of a valid and enforceable first priority security interest therein under the Code cannot be accomplished either by the Administrative Agent taking possession thereof or by the filing in appropriate locations of appropriate Code financing statements executed by such Term Party Debtor, such Term Party Debtor will at its expense execute and deliver to the Administrative Agent and hereby does authorize the Administrative Agent to execute and file such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by the Administrative Agent from time to time for the purpose of creating a valid and perfected first priority Lien on such item, subject only to Permitted Liens, enforceable against such Term Party Debtor and all third parties to secure the Secured Obligations; provided, however, notwithstanding the foregoing, the Debtors shall not be required to perfect the Lender’s security interest in titled vehicles.
     (b) Each Revolver Party Debtor hereby agrees that the Administrative Agent and the Term Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product shall have, and each Revolver Party Debtor hereby grants to and creates in favor of the Administrative Agent for the benefit of itself, the Term Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, a continuing prior lien on and security interest under the Code in and to the Collateral (Revolver) subject only to the Revolver Lenders’ lien on and security interest under the Code in and to the Collateral (Revolver) pursuant to the Security Agreement (Revolver), and to the Permitted Liens. Without limiting the generality of Section 4 below, each Revolver Party Debtor further agrees that with respect to each item of the Collateral (Revolver) as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the Code, or (ii) the perfection of a valid and enforceable second priority security interest therein under the Code cannot be accomplished either by the Administrative Agent taking possession thereof or by the filing in appropriate locations of appropriate Code financing statements executed by such Revolver Party Debtor, such Revolver Party Debtor will at its

4

expense execute and deliver to the Administrative Agent and hereby does authorize the Administrative Agent to execute and file such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by the Administrative Agent from time to time for the purpose of creating a valid and perfected second priority Lien on such item, subject only to the Revolver Lenders’ Lien on such item, and to the Permitted Liens, enforceable against such Revolver Party Debtor and all third parties to secure the Secured Obligations; provided, however, notwithstanding the foregoing, the Debtors shall not be required to perfect the Lender’s security interest in titled vehicles.
     3. Each Debtor represents and warrants to the Administrative Agent and the Term Lenders that (a) the Debtors have good and marketable title to the Collateral, (b) except for the security interest granted to and created (i) in favor of the Administrative Agent for the benefit of itself and the Term Lenders hereunder, and (ii) under the Security Agreement (Revolver), and Permitted Liens, all the Collateral (Term) is free and clear of any Lien, (c) the Debtors will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, (d) each Account is genuine and enforceable in accordance with its terms and the Debtors will defend the same against all claims, demands, recoupment, setoffs, and counterclaims at any time asserted, (e) at the time any Account becomes subject to this Agreement, each such Account will be a good and valid Account representing a bona fide sale of goods or services by the Debtors and such goods will have been shipped to the respective account debtors or the services will have been performed for the respective account debtors (or for those on behalf of whom the account debtors are obligated on the Accounts), and no such Account will at such time be subject to any claim for credit, allowance, setoff, recoupment, defense, counterclaim or adjustment by any account debtor or otherwise, except such items arising in the ordinary course of business that do not result in a Material Adverse Change, (f) the exact legal name of each Debtor is as set forth on the signature page hereto, and (g) the state of incorporation, formation or organization as applicable, of each Debtor is as set forth on Schedule A hereto, (h) the address (including county and state) of each mining operation of such Debtor is set forth on Schedule A hereto. Each Debtor also represents and warrants that it has provided the Administrative Agent with a real estate description sufficient to enable the Administrative Agent to record a financing statement in the county records sufficient to perfect a security interest in all As-Extracted Collateral arising from such Debtor’s mining activities. Further, such Debtor represents and warrants that (i) this Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of itself, the Term Lenders hereunder and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, in the Collateral, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity and (ii) the security interests granted hereunder in favor of the Administrative Agent, for the benefit of itself, the Term Lenders hereunder and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, will constitute a prior security interest (subject only to Permitted Liens) as to the Collateral (Term), and a prior security interest (subject only to the Revolver Lenders’ lien on and security interest under the Code in and to the Collateral (Revolver) pursuant to the Security Agreement (Revolver), and to Permitted Liens) as to the Collateral (Revolver) and will be perfected, to the extent such liens and security interests can be perfected under the Code by filing financing statements, (A) with respect to the Collateral (other than As-Extracted Collateral) of such Debtor, upon the proper filing of the financing statements in the jurisdiction of the state of

5

formation of such Debtor as indicated on Schedule A hereto, and (B) with respect to the As-Extracted Collateral of such Debtor, upon the proper filing of the financing statements in the county’s real estate records in the county identified on Schedule A hereto as the location of “Locations of Real Property” with respect to such Debtor; provided that for the avoidance of doubt, the Term Lenders acknowledge that no Debtor has, and will not, absent a request from the Administrative Agent, perfect the Lien in favor of the Administrative Agent for the benefit of the Term Lenders, in any titled vehicles constituting Collateral.
     4. Each Debtor will faithfully preserve and protect the Administrative Agent’s security interest in the Collateral as a prior perfected security interest under the Code, superior and prior to the rights of all third Persons, except for holders of Permitted Liens; provided, however, notwithstanding the foregoing, the Debtors shall not be required to perfect the Term Lender’s security interest in titled vehicles, and will do all such other acts and things and will, upon request therefor by the Administrative Agent, execute, deliver, file and record, and each Debtor hereby authorizes the Administrative Agent to so file, all such other documents and instruments, including, without limitation, financing statements, security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as the Administrative Agent in its reasonable discretion may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect, and protect said security interest (including the filing at any time or times after the date hereof of financing statements under, and in the locations advisable pursuant to, the Code); and, upon the occurrence of an Event of Default that has not been waived, each Debtor hereby irrevocably appoints the Administrative Agent, its officers, employees and agents, or any of them, as attorneys-in-fact for each Debtor to execute, deliver, file and record such items for such Debtor and in the Debtor’s name, place and stead to preserve, continue, perfect and protect said security interest. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.
     5. Except as each Debtor may be permitted under the Credit Agreement, including, without limitation, actions taken by such Debtor with respect to a Permitted Joint Venture, each Debtor covenants and agrees that:
     (a) it will defend the Administrative Agent’s and the Term Lenders’ right, title and lien on and security interest in and to the Collateral and the Proceeds thereof against the claims and demands of all Persons whomsoever, other than any Person claiming a right in the Collateral pursuant to an agreement between such Person and the Administrative Agent, or pursuant to a Permitted Lien;
     (b) it will not suffer or permit to exist on any Collateral any Lien except for Permitted Liens;
     (c) it will not take or omit to take any action, the taking or the omission of which might result in a material alteration (except as permitted by the Credit Agreement) or impairment of the Collateral or of the Administrative Agent’s rights under this Agreement;
     (d) it will not sell, assign or otherwise dispose of any portion of the Collateral except as permitted in Section 8.2.7 [Disposition of Assets or Subsidiaries] of the Credit Agreement;

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     (e) it will (i) except for such Collateral delivered to the Administrative Agent pursuant to this Section or otherwise now or hereafter under the control of the Administrative Agent, obtain and maintain sole and exclusive possession of the Collateral, except Collateral in transit or that is temporarily stored or located off-site in the ordinary course of business, (ii) maintain its chief executive office and keep the Collateral (except titled vehicles) and all records pertaining thereto at the locations specified on the Security Interest Data Summary attached as Schedule A hereto, unless it shall have given the Administrative Agent prior notice and taken any action reasonably requested by the Administrative Agent to maintain its security interest therein, (iii) notify the Administrative Agent if an Account becomes evidenced or secured by an Instrument or Chattel Paper and deliver to the Administrative Agent upon the Administrative Agent’s request therefor all Collateral consisting of Instruments and Chattel Paper immediately upon the Debtor’s receipt of a request therefor, (iv) deliver to the Administrative Agent possession of all Collateral the possession of which is required to perfect the Administrative Agent’s Lien thereon or security interest therein or the possession of which grants priority over a Person filing a financing statement with respect thereto, (v) execute control agreements and cause other Persons to execute acknowledgments in form and substance reasonably satisfactory to the Administrative Agent evidencing the Administrative Agent’s control with respect to all Collateral the control or acknowledgment of which perfects the Administrative Agent’s security interest therein, including Letters of Credit, Letter of Credit Rights, Electronic Chattel Paper, Deposit Accounts and Investment Property, and (vi) keep materially accurate and complete books and records concerning the Collateral and such other books and records as the Administrative Agent may from time to time reasonably require;
     (f) it will promptly furnish to the Administrative Agent such information and documents relating to the Collateral as the Administrative Agent may reasonably request, including, without limitation, all invoices, Documents, contracts, Chattel Paper, Instruments and other writings pertaining to such Debtor’s contracts or the performance thereof, all of the foregoing to be certified upon request of the Administrative Agent by an authorized officer of such Debtor;
     (g) it shall immediately notify the Administrative Agent if any Account arises out of contracts with the United States or any department, agency or instrumentality thereof or any one or more of the states of the United States or any department, agency, or instrumentality thereof, and will execute any instruments and take any steps required by the Administrative Agent so that all monies due and to become due under such contract shall be assigned to the Administrative Agent and notice of the assignment given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act;
     (h) it will not change its state of incorporation, formation or organization, as applicable without providing thirty (30) days prior written notice to the Administrative Agent;
     (i) it will not change its name without providing thirty (30) days prior written notice to the Administrative Agent;
     (j) it shall, except as permitted by Section 8.2.6 or Section 8.2.7 of the Credit Agreement, preserve its current existence as a corporation, partnership or a limited liability company, as applicable, and shall not (i) in one, or a series of related transactions, merge into or

7

consolidate with any other entity, the survivor of which is not a Debtor, or (ii) sell all or substantially all or its assets;
     (k) if such Debtor shall at any time acquire a commercial tort claim, as defined in the Code, the Debtor shall immediately notify the Administrative Agent in a writing signed by such Debtor of the details thereof and grant to the Administrative Agent for the benefit of itself, the Revolver Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product in such writing a security interest therein and in the Proceeds thereof, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent and such writing shall constitute a supplement to Schedule B hereto;
     (1) it hereby authorizes the Administrative Agent to, at any time and from time to time, file in any one or more jurisdictions financing statements that describe the Collateral, together with continuation statements thereof and amendments thereto, without the signature of such Debtor and which contain any information required by the Code or any other applicable statute applicable to such jurisdiction for the sufficiency or filing office acceptance of any financing statements, continuation statements, or amendments. Each Debtor agrees to furnish any such information to the Administrative Agent promptly upon request. Any such financing statements, continuation statements, or amendments may be signed by Administrative Agent on behalf of such Debtor if the Administrative Agent so elects and may be filed at any time in any jurisdiction; and
     (m) it shall at any time and from time to time take such steps as the Administrative Agent may reasonably request as are necessary for the Administrative Agent to insure the continued perfection of the Administrative Agent’s and the Term Lenders’ security interest in the Collateral with the same priority required hereby and the preservation of its rights therein; provided, however, notwithstanding the foregoing, the Debtors shall not be required to perfect the Lender’s security interest in titled vehicles.
     6. Each Debtor assumes full responsibility for taking any and all necessary steps to preserve the Administrative Agent’s and the Term Lenders’ rights with respect to the Collateral against all Persons other than anyone asserting rights in respect of a Permitted Lien. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Administrative Agent takes such action for that purpose as the Debtor shall request in writing; provided that such requested action will not, in the judgment of the Administrative Agent, impair the security interest in the Collateral created hereby or the Administrative Agent’s and the Term Lenders’ rights in, or the value of, the Collateral; provided, further, that such written request is received by the Administrative Agent in sufficient time to permit the Administrative Agent to take the requested action; provided further, however, the Debtors shall not be required to perfect the Lender’s security interest in titled vehicles.
     7. The pledge, security interests and other Liens and the Obligation of each Debtor hereunder shall not be discharged until Payment in Full of the Secured Obligations, or as otherwise occurring upon the sale of inventory in the ordinary course of business. The pledge, security interests, and other Liens and the Obligations of each Debtor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay,

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willful or otherwise, by Administrative Agent, or any other obligor on any of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Debtor or which would otherwise operate as a discharge of the Debtor as a matter of law or equity. Without limiting the generality of the foregoing, each Debtor hereby consents to, and the pledge, security interests, and other Liens given by such Debtor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:
     (a) Any lack of genuineness, legality, validity, enforceability, or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Secured Obligations and regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the Secured Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or any other Person with respect thereto;
     (b) Any increase, decrease, or change in the amount, nature, type or purpose of any of the Secured Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Secured Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document or any of the Secured Obligations;
     (c) Any failure to assert any breach of or default under any Loan Document or any of the Secured Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against any Debtor or any other Person under or in connection with any Loan Document or any of the Secured Obligations; any refusal of payment or performance of any of the Secured Obligations, whether or not with any reservation of rights against any Debtor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Secured Obligations) to other Obligations, if any, not entitled to the benefits of this Agreement, in preference to Secured Obligations or, if any collections are applied to Secured Obligations, any application to particular Secured Obligations;
     (d) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by Administrative Agent or any other Person in respect of, any direct or indirect security for any of the Secured Obligations (including the Collateral). As used in this Agreement, “direct or indirect security” for the Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect

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assurance of payment or performance of any of the Secured Obligations, made by or on behalf of any Person;
     (e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the existing structure or existence of, any Debtor or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Debtor or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable law of any jurisdiction) made by Administrative Agent or the Debtor or by any other Person in connection with any such proceeding;
     (f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Debtor or any other Person with respect to any Loan Document or any of the Secured Obligations; or any discharge by operation of law or release of any Debtor or any other Person from the performance or observance of any Loan Document or any of the Secured Obligations; or
     (g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including each Debtor, excepting only full, strict, and indefeasible payment and performance of the Secured Obligations in full.
     8. Each Debtor hereby waives any and all defenses which such Debtor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like and each Debtor hereby waives any defense to or limitation on its Obligations under this Agreement arising out of or based on any event or circumstance referred to in the immediately preceding section hereof. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, each Debtor hereby further waives each of the following:
     (a) All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against such Debtor, including the following: any notice of any event or circumstance described in the immediately preceding section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Secured Obligations; any notice of the incurrence of any Secured Obligations; any notice of any default or any failure on the part of the Debtors or any other Person to comply with any Loan Document or any of the Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Debtors or any other Person;
     (b) Any right to any marshalling of assets, to the filing of any claim against such Debtor or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Debtor or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or any other Person; any requirement to

10

exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Loan Document, and any requirement that such Debtor receive notice of any such acceptance; and
     (c) Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of the Collateral for any of the Secured Obligations), which results in denial or impairment of the right of the Administrative Agent to seek a deficiency against such Debtor or any other Person or which otherwise discharges or impairs any of the Secured Obligations.
     9. (a) At any time and from time to time whether or not an Event of Default then exists and without prior notice to or consent of any Debtor, the Administrative Agent may at its option take such actions as the Administrative Agent deems appropriate (i) to attach, perfect, continue, preserve and protect the Administrative Agent’s and the Term Lenders’ security interest in or Lien on the Collateral, (ii) to inspect, audit and verify the Collateral, including reviewing all of each Debtor’s books and records and copying and making excerpts therefrom; provided that prior to an Event of Default or a Potential Default, the same is done with advance notice during normal business hours to the extent access to such Debtor’s premises is required, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtors to the Administrative Agent for the benefit of the Administrative Agent and the Term Lenders within ten (10) days after demand; provided further, however, the Debtors shall not be required to perfect the Lender’s security interest in titled vehicles;
     (b) At any time and from time to time after an Event of Default exists and is continuing and without prior notice to or consent of any Debtor, the Administrative Agent may at its option take such action as the Administrative Agent deems appropriate (i) to maintain, repair, protect and insure the Collateral, (ii) to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of the Debtors hereunder, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtors to the Administrative Agent for the benefit of the Administrative Agent and the Term Lenders within ten (10) days after demand.
     10. After there exists any Event of Default under the Credit Agreement:
     (a) The Administrative Agent shall have and may exercise all the rights and remedies available to a secured party under the Code in effect at the time, and such other rights and remedies as may be provided at Law and as set forth below, including, without limitation, to take over and collect all of any Debtor’s Receivables and all other Collateral, and to this end each Debtors hereby appoints the Administrative Agent, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (i) take

11

possession immediately, with or without notice, demand, or legal process, of any of or all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom, (ii) require any Debtor to assemble the Collateral and deliver it to the Administrative Agent or to any place designated by the Administrative Agent at the Debtors’ expense, (iii) receive, open and dispose of all mail addressed to any Debtor and notify postal authorities to change the address for delivery thereof to such address as the Administrative Agent may designate, (iv) demand payment of the Receivables, (v) enforce payment of the Receivables by legal proceedings or otherwise, (vi) exercise all of any Debtor’s rights and remedies with respect to the collection of the Receivables, (vii) settle, adjust, compromise, extend or renew the Receivables, (viii) settle, adjust or compromise any legal proceedings brought to collect the Receivables, (ix) to the extent permitted by applicable Law, sell or assign the Receivables upon such terms, for such amounts and at such time or times as the Administrative Agent deems advisable, (x) discharge and release the Receivables, (xi) take control, in any manner, of any item of payment or Proceeds from any account debtor, (xii) prepare, file and sign any Debtor’s name on any proof of claim in Relief Proceeding or similar document against any account debtor, (xiii) prepare, file and sign any Debtor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) do all acts and things necessary, in the Administrative Agent’s sole discretion, to fulfill each Debtor’s obligations to the Administrative Agent or the Revolver Lenders under the Credit Agreement, Loan Documents or otherwise, (xv) endorse the name of any Debtor upon any check, Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Receivables or Inventory, (xvi) use any Debtor’s stationery and sign such Debtor’s name to verifications of the Receivables and notices thereof to account debtors, (xvii) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Receivables, Inventory, or other Collateral or proceeds thereof to which any Debtor has access, (xviii) demand, sue for, collect, compromise and give acquittances for any and all Collateral, (xix) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral, and (xx) take such other action as the Administrative Agent may deem appropriate, including extending or modifying the terms of payment of any Debtor’s debtors. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement. To the extent permitted by Law, each Debtor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Administrative Agent pursuant to this Agreement, except claims for physical damage to the Collateral arising from gross negligence or willful misconduct by the Administrative Agent.
     (b) The Administrative Agent shall have the right to lease, sell or otherwise dispose of all or any of the Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by Law (it being agreed by the Debtors that, in the absence of any contrary requirement of Law, ten (10) days’ prior notice of a public or private sale of Collateral shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as the Administrative Agent, in its sole discretion, may deem advisable. Such sales may be adjourned from time to time with or without notice. The Administrative Agent shall have the right to conduct such sales on any Debtor’s premises or elsewhere and shall have the right to use any Debtor’s premises without charge for such sales for such time or times as the Administrative Agent may see fit. The Administrative Agent may purchase all or any part of the Collateral at

12

public or, if permitted by Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.
     (c) Each Debtor, at its cost and expense (including the cost and expense of any of the following referenced consents, approvals, etc.), will promptly execute and deliver or cause the execution and delivery of all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, accreditation, or authorization of any other Official Body or other Person necessary or appropriate for the effective exercise of any rights hereunder or under the other Loan Documents. Without limiting the generality of the foregoing, each Debtor agrees that in the event the Administrative Agent on behalf of itself and/or the Term Lenders shall exercise its rights hereunder or pursuant to the other Loan Documents, to sell, transfer, or otherwise dispose of, or vote, consent, operate, or take any other action in connection with any of the Collateral, each Debtor shall execute and deliver (or cause to be executed and delivered) all applications, certificates, assignments and other documents that the Administrative Agent requests to facilitate such actions and shall otherwise promptly, fully, and diligently cooperate with the Administrative Agent and any other Persons in making any application for the prior consent or approval of any Official Body or any other Person to the exercise by the Administrative Agent on behalf of itself and/or the Term Lenders or any such rights relating to all or any of the Collateral. Furthermore, because each Debtor agrees that the remedies at law, of the Administrative Agent on behalf of itself and/or the Term Lenders, for failure of such Debtor to comply with this subsection (c) would be inadequate, and that any such failure would not be adequately compensable in damages, each Debtor agrees that this Subsection (c) may be specifically enforced.
     (d) The Administrative Agent may request, without limiting the rights and remedies of the Administrative Agent on behalf of itself and the Term Lenders otherwise provided hereunder and under the other Loan Documents, that each Debtor do any of the following: (i) give the Administrative Agent on behalf of itself and the Term Lenders specific assignments of the accounts receivable of the Debtors after such accounts receivable come into existence, and schedules of such accounts receivable, the form and content of such assignment and schedules to be reasonably satisfactory to Administrative Agent, and (ii) in order to better secure the Administrative Agent on behalf of itself and the Term Lenders, to the extent permitted by Law, enter into such lockbox agreements and establish such lockbox accounts as the Administrative Agent may require, all at the sole expense of the Debtors and shall direct all payments from all payors due to each Debtor, to such lockbox accounts.
     11. The Lien on and security interest in the Collateral granted to and created in favor of the Administrative Agent by this Agreement shall be for the benefit of the Administrative Agent and the Term Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product. Each of the rights, privileges, and remedies provided to the Administrative Agent hereunder or otherwise by Law with respect to the Collateral shall be exercised by the Administrative Agent only for its own benefit and the benefit of the Term Lenders and for the benefit of any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, and any of the Collateral or Proceeds thereof held or realized upon at any time by the Administrative Agent shall be applied as set forth in Section 9.2.4 [Application of Proceeds] of the Credit Agreement. Each

13

Debtor shall remain liable to the Administrative Agent and the Term Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product for and shall pay to the Administrative Agent for the benefit of itself and the Term Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product any deficiency which may remain after such sale or collection.
     12. If the Administrative Agent repossesses or seeks to repossess any of the Collateral pursuant to the terms hereof because of the occurrence of an Event of Default, then to the extent it is commercially reasonable for the Administrative Agent to store any Collateral on any premises of any Debtor, such Debtor hereby agrees to lease to the Administrative Agent on a month-to-month tenancy for a period not to exceed ninety (90) days at the Administrative Agent’s election, at a rental rate equal to One Dollar ($1.00) per month (if such Debtor owns the premises), and at the current rental rate per month (if such Debtor leases the premises), the premises on which the Collateral is located; provided it is located on premises owned or leased by such Debtor.
     13. Upon Payment in Full of the Secured Obligations, the expiration of all Commitments and Letters of Credit, and termination of the Credit Agreement, this Agreement shall terminate and be of no further force and effect, and the Administrative Agent shall thereupon promptly return to such Debtor such of the Collateral and such other documents delivered by the Debtor or obtained by the Administrative Agent hereunder as may then be in the Administrative Agent’s possession, subject to the rights of third parties. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     14. No failure or delay on the part of the Administrative Agent in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Administrative Agent hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. All waivers under this Agreement must be in writing. The rights and remedies of the Administrative Agent under this Agreement are cumulative and in addition to any rights or remedies which it may otherwise have, and the Administrative Agent may enforce any one or more remedies hereunder successively or concurrently at its option.
     15. All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be given or made as provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.
     16. Each Debtor agrees that as of the date hereof, all information contained on the Security Interest Data Summary attached hereto as Schedule A is accurate and complete and contains no material omission or misrepresentation. Each Debtor shall promptly notify the Administrative Agent of any changes in the information set forth thereon.

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     17. Each Debtor acknowledges that the provisions hereof giving the Administrative Agent rights of access to books, records and information concerning the Collateral and such Debtor’s operations and providing the Administrative Agent access to such Debtor’s premises are intended to afford the Administrative Agent with immediate access to current information concerning the Debtor and its activities, including without limitation, the value, nature and location of the Collateral so that the Administrative Agent can, among other things, make an appropriate determination after the occurrence of an Event of Default, whether and when to exercise its other remedies hereunder and at Law, including, without limitation, instituting a replevin action should the Debtor refuse to turn over any Collateral to the Administrative Agent. Each Debtor further acknowledges that should such Debtor at any time fail to promptly provide such information and access to the Administrative Agent, such Debtor acknowledges that the Administrative Agent would have no adequate remedy at Law to promptly obtain the same. Each Debtor agrees that the provisions hereof may be specifically enforced by the Administrative Agent and waives any claim or defense in any such action or proceeding that the Administrative Agent has an adequate remedy at Law.
     18. This Agreement shall be binding upon, and inure to the benefit of, the Administrative Agent, the Term Lenders and their respective successors and assigns, and the Debtors and each of their respective successors and assigns, except that the Debtors may not assign or transfer their obligations hereunder or any interest herein.
     19. This Agreement shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of said State excluding its rules relating to conflicts of law.
     20. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     21. Each Debtor hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court sitting in New York County, in any action or proceeding arising out of or relating to this Agreement, and each Debtor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each Debtor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Debtor hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Debtor in care of the Process Agent at the Process Agent’s address, and each Debtor hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Debtor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Debtor further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to any Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 21. The Process Agent is the Armstrong Land Company, LLC, with an

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office on the date hereof as set forth in the Credit Agreement. The Process Agent hereby accepts the appointment of Process Agent by the Companies and agrees to act as Process Agent on behalf of the Companies.
     22. EXCEPT AS PROHIBITED BY LAW, EACH DEBTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.
     23. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Debtor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Term Lender of the signature pages hereof purporting to be signed on behalf of the Debtor shall constitute effective and binding execution and delivery hereof by such Debtor.
[SIGNATURE PAGES FOLLOW]

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[SIGNATURE PAGE 1 OF 5 TO SECURITY AGREEMENT (TERM)]
     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above set forth with the intention that this Agreement constitutes a sealed instrument.

REVOLVER PARTY DEBTORS
ARMSTRONG COAL COMPANY, INC.
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ARMSTRONG LAND COMPANY, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ARMSTRONG ENERGY, INC.
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ARMSTRONG RESOURCES HOLDINGS, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

[SIGNATURE PAGE 2 OF 5 TO SECURITY AGREEMENT (TERM)]

REVOLVER PARTY DEBTORS, CONT. ELK CREEK GP, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

[SIGNATURE PAGE 3 OF 5 TO SECURITY AGREEMENT (TERM)]

TERM PARTY DEBTORS
ELK CREEK, L.P. By: Elk Creek GP, LLC, as General Partner

By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ELK CREEK OPERATING GP, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

ELK CREEK OPERATING, L.P. By: Elk Creek Operating GP, LLC, as General Partner
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

CERALVO HOLDINGS, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

WESTERN LAND COMPANY, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

[SIGNATURE PAGE 4 OF 5 TO SECURITY AGREEMENT (TERM)]

TERM PARTY DEBTORS, CONT.
WESTERN DIAMOND LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

WESTERN MINERAL DEVELOPMENT, LLC
By:
	Name:	J. Richard Gist
	Title:	Authorized Person

[SIGNATURE PAGE 5 OF 5 TO SECURITY AGREEMENT (TERM)]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:
	Name:	Richard C. Munsick
	Title:	Senior Vice President

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Armstrong Coal Company, Inc. (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     2. The Debtor’s true and full name is as follows: Armstrong Coal Company, Inc. The Debtor uses no trade names or fictitious names.
     3. The Debtor’s form of organization is as follows: corporation.
     4. The Debtor’s state of organization is as follows: Delaware.
     5. The Debtor’s organization ID # (if any exists) is as follows: 4254343.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     8. All of the Debtor’s real property is located in the following counties:
Muhlenberg County, Kentucky
Ohio County, Kentucky
Union County, Kentucky
Webster County, Kentucky

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Armstrong Energy, Inc. (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     2. The Debtor’s true and full name is as follows: Armstrong Energy, Inc. The Debtor uses no trade names or fictitious names
     3. The Debtor’s form of organization is as follows: corporation.
     4. The Debtor’s state of organization is as follows: Delaware.
     5. The Debtor’s organization ID # (if any exists) is as follows: 4259165.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     8. All of the Debtor’s real property is located in the following counties: N/A.

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Armstrong Land Company, LLC (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     2. The Debtor’s true and full name is as follows: Armstrong Land Company, LLC. The Debtor uses no trade names or fictitious names.
     3. The Debtor’s form of organization is as follows: limited liability company.
     4. The Debtor’s state of organization is as follows: Delaware.
     5. The Debtor’s organization ID # (if any exists) is as follows: 4222070.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     8. All of the Debtor’s real property is located in the following counties: N/A.

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Armstrong Resources Holdings, LLC (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     2. The Debtor’s true and full name is as follows: Armstrong Resources Holdings, LLC. The Debtor uses no trade names or fictitious names.
     3. The Debtor’s form of organization is as follows: limited liability company.
     4. The Debtor’s state of organization is as follows: Delaware.
     5. The Debtor’s organization ID # (if any exists) is as follows: 4225013.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     8. All of the Debtor’s real property is located in the following counties: N/A.

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Ceralvo Holdings, LLC (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     2. The Debtor’s true and full name is as follows: Ceralvo Holdings, LLC. The Debtor uses no trade names or fictitious names
     3. The Debtor’s form of organization is as follows: limited liability company.
     4. The Debtor’s state of organization is as follows: Delaware.
     5. The Debtor’s organization ID # (if any exists) is as follows: 4523736.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     8. All of the Debtor’s real property is located in the following county:
Ohio County, Kentucky

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Elk Creek GP, LLC (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     2. The Debtor’s true and full name is as follows: Elk Creek GP, LLC. The Debtor uses no trade names or fictitious names.
     3. The Debtor’s form of organization is as follows: limited liability company.
     4. The Debtor’s state of organization is as follows: Delaware.
     5. The Debtor’s organization ID # (if any exists) is as follows: 4523724.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     8. All of the Debtor’s real property is located in the following counties: N/A.

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Elk Creek Operating GP, LLC (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     2. The Debtor’s true and full name is as follows: Elk Creek Operating GP, LLC. The Debtor uses no trade names or fictitious names.
     3. The Debtor’s form of organization is as follows: limited liability company.
     4. The Debtor’s state of organization is as follows: Delaware.
     5. The Debtor’s organization ID # (if any exists) is as follows: 4523731.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     8. All of the Debtor’s real property is located in the following counties: N/A.

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Elk Creek, L.P. (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     2. The Debtor’s true and full name is as follows: Elk Creek, L.P. The Debtor uses no trade names or fictitious names.
     3. The Debtor’s form of organization is as follows: limited partnership.
     4. The Debtor’s state of organization is as follows: Delaware.
     5. The Debtor’s organization ID # (if any exists) is as follows: 4523728.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     8. All of the Debtor’s real property is located in the following counties: N/A.

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Elk Creek Operating, L.P. (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     2. The Debtor’s true and full name is as follows: Elk Creek Operating, L.P. The Debtor uses no trade names or fictitious names.
     3. The Debtor’s form of organization is as follows: limited partnership.
     4. The Debtor’s state of organization is as follows: Delaware.
     5. The Debtor’s organization JD # (if any exists) is as follows: 4523733.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     8. All of the Debtor’s real property is located in the following counties: N/A.

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Western Diamond LLC (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     2. The Debtor’s true and full name is as follows: Western Diamond LLC. The Debtor uses no trade names or fictitious names.
     3. The Debtor’s form of organization is as follows: limited liability company.
     4. The Debtor’s state of organization is as follows: Nevada.
     5. The Debtor’s organization ID # (if any exists) is as follows: E05802920064.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.
     8. All of the Debtor’s real property is located in the following counties:
Muhlenberg County, Kentucky
Ohio County, Kentucky

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Western Land Company, LLC (the “Debtor”) is located at: 407 Brown Road, Madisonville, Kentucky 42431.
     2. The Debtor’s true and full name is as follows: Western Land Company, LLC. The Debtor uses no trade names or fictitious names.
     3. The Debtor’s form of organization is as follows: limited liability company.
     4. The Debtor’s state of organization is as follows: Kentucky.
     5. The Debtor’s organization ID # (if any exists) is as follows: 0648177.
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the corporate office located at 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
Books and records that are located at the corporate office located at 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.
     8. All of the Debtor’s real property is located in the following counties:
Muhlenberg County, Kentucky
Ohio County, Kentucky

SCHEDULE A
to
SECURITY AGREEMENT
Security Interest Data Summary
     1. The chief executive office of Western Mineral Development, LLC (the “Debtor”) is located at:
     2. The Debtor’s true and full name is as follows:
     3. The Debtor’s form of organization is as follows:
     4. The Debtor’s state of organization is as follows:
     5. The Debtor’s organization ID # (if any exists) is as follows:
     6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
     7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:
     8. All of the Debtor’s real property is located in the following counties:

SCHEDULE B
TO
SECURITY AGREEMENT (TERM)
Commercial Tort Claims

EXHIBIT 2.5.1
FORM OF
LOAN REQUEST
TO:	PNC Bank, National Association, as Administrative Agent 249 Fifth Avenue Pittsburgh, PA 15222 Telephone No. : (412) 762-7638 Telecopier No.: (412) 762-8672 Attention: Rini Davis
FROM:	Armstrong Coal Company, Inc., a Delaware corporation (the “Borrowing Agent”).
RE:	Credit Agreement (as it may be amended, restated, modified or supplemented, the “Credit Agreement”), dated as of February 9, 2011, by and among the Borrowing Agent, Armstrong Land Company, LLC, Elk Creek, L.P., Western Mineral Development, LLC, Western Diamond LLC, Western Land Company, LLC, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”).
Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.
A.	Pursuant to Section 2.5.1 [Revolving Credit Loan Requests] or Section 4.1.2 [Term Loan Interest Rate Options], as the case may be, of the Credit Agreement, the undersigned Borrowing Agent irrevocably requests [check one line under 1. (a) and 1. (b) below, as applicable, and fill in blank space next to the line as appropriate]

1	(a)	A new Revolving Credit Loan, OR

Renewal of the LIBOR Rate Option applicable to an outstanding Revolving Credit Loan originally made on , 20 , OR

Conversion of the Base Rate Option applicable to an outstanding Revolving Credit Loan originally made on , 20 to a Loan to which the LIBOR Rate Option applies, OR

Conversion of the LIBOR Rate Option applicable to an outstanding Revolving Credit Loan originally made on , 20 to a Loan to which the Base Rate Option applies.

1	(b)	Renewal of the LIBOR Rate Option applicable to an outstanding Term Loan originally made on , 20 , OR

Conversion of the Base Rate Option applicable to an outstanding Term Loan originally made on , 20 to a Loan to which the LIBOR Rate Option applies, OR

Conversion of the LIBOR Rate Option applicable to an outstanding Term Loan originally made on , 20 to a Loan to which the Base Rate Option applies
SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST:
[Check one line under 1.(c) below and fill in blank spaces in line next to line] :

1 (c)(i)	Under the Base Rate Option. Such Loan shall have a Borrowing Date of , 20 (which date shall be the same Business Day of receipt by the Administrative Agent by 11:00 a.m. eastern time of this Loan Request for making a new Revolving Credit Loan to which the Base Rate Option applies, or (ii) the last day of the preceding Interest Period if a Loan to which the LIBOR Rate Option applies is being converted to a Loan to which the Base Rate Option applies).
OR
(ii)	Under the LIBOR Rate Option. Such Loan shall have a Borrowing Date of , 20 (which date shall be (i) three (3) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 11:00 a.m. eastern time of this Loan Request for making a new Revolving Credit Loan to which the LIBOR Rate Option applies, renewing a Loan to which the LIBOR Rate Option applies, or converting a Loan to which the Base Rate Option applies to a Loan to which the LIBOR Rate Option applies).
2	Such Loan is in the principal amount of U.S. $ or the principal amount to be renewed or converted is U.S. $
[for Loans under Section 2.5.1 not to be less than $1,000,000 and in increments of $500, 000 for each Borrowing Tranche under the LIBOR Rate Option and not to be less than the lesser of $100,000 or the maximum amount available for each Borrowing Tranche under the Base Rate Option.]

2

3	[Complete blank below if the Borrowing Agent is selecting the LIBOR Rate Option] :

Such Loan shall have an Interest Period of one, two, three, or six Month(s):
B	As of the date hereof and the date of making the above-requested Loan (and after giving effect thereto): the Loan Parties and the other Guarantors have performed and complied with all covenants and conditions of such Persons under the Credit Agreement and the other Loan Documents; all of the representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (unless any such representation or warranty is qualified to materiality, in which case such representation or warranty is true and correct in all respects), except for representations and warranties made as of a specified date (which were true and correct in all material respects, as applicable, as of such date); no Event of Default or Potential Default has occurred and is continuing or exists; the making of such Loan shall not contravene any Law applicable to the Borrowing Agent, any other Loan Party, any Subsidiary of the Borrowing Agent or of any other Loan Party or any other Guarantor, or any Lender; the making of such Loan shall not cause the Revolving Facility Usage to exceed the Revolving Credit Commitments.

C	Each of the undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate] :

1	Funds to be deposited into a PNC Bank bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: U.S. $ .

2	Funds to be wired per the following wire instructions:

U.S. $ Amount of Wire Transfer
Bank Name:
ABA:
Account Number:
Account Name:
Reference:

3	Funds to be wired per the attached Funds Flow (multiple wire transfers).
[SIGNATURE PAGE FOLLOWS]

3

[SIGNATURE PAGE 1 OF 1 TO LOAN REQUEST]
     The Borrowing Agent certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on                                         , 20     .

BORROWING AGENT: ARMSTRONG COAL COMPANY, INC.
By:		,
	Name:	,
	Title:	,

EXHIBIT 2.5.2
FORM OF
SWING LOAN REQUEST
TO:	PNC Bank, National Association, as Administrative Agent 249 Fifth Avenue Pittsburgh, PA 15222 Telephone No.: (412) 762-7638 Telecopier No.: (412) 762-8672 Attention: Rini Davis

FROM:	Armstrong Coal Company, Inc., a Delaware corporation (the “Borrowing Agent”)

RE:	Credit Agreement (as it may be amended, restated, modified or supplemented, the “Credit Agreement”), dated as February 9, 2011, by and among Borrowing Agent, Armstrong Land Company, LLC, Elk Creek, L.P., Western Mineral Development, LLC, Western Diamond LLC, Western Land Company, LLC, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders, (the “Administrative Agent”).
         Capitalized terms not otherwise defined herein shall have the respective meanings given to them by the Agreement.
         Pursuant to Section 2.5.2 of the Agreement, the Borrowing Agent hereby makes the following Swing Loan Request:

1.	Aggregate principal amount of such Swing Loan (may not be less than $(100,000 or the maximum amount available))	U.S. $

2.	Proposed Borrowing Date (which date shall be on or after the date on which the Administrative Agent receives this Swing Loan Request, with such Swing Loan Request to be received no later than 12:00 noon eastern time on the Borrowing Date)

3.	As of the date hereof and the date of making the above-requested Swing Loan (and after giving effect thereto): the Loan Parties and the other Guarantors have performed and complied with all covenants and conditions of such Persons under the Credit Agreement and the other Loan Documents; all of the representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (unless any such representation or warranty is qualified to materiality, in which case such representation or warranty is true and correct in all respects), except for representations and warranties made as of a specified date (which were true and correct in all material respects, as applicable, as of such date); no Event of Default or Potential Default has occurred and is continuing or exists; the making of such Loan shall not contravene any Law applicable to the Borrowing Agent, any other Loan Party, any Subsidiary of the Borrowing Agent or of any other Loan Party or any other Guarantor, or any Lender; the making of such Loan shall not exceed the Swing Loan Commitment or cause the Revolving Facility Usage to exceed the Revolving Credit Commitments.
4.	Each of the undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate] :

A	Funds to be deposited into a PNC Bank bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: U.S. $ .

B	Funds to be wired per the following wire instructions:

U.S. $ Amount of Wire Transfer
Bank Name:
ABA:
Account Number:
Account Name:
Reference:

C	Funds to be wired per the attached Funds Flow (multiple wire transfers).
[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE — SWING LOAN REQUEST]
     The Borrowing Agent certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on                     , 20        .

BORROWING AGENT: ARMSTRONG COAL COMPANY, INC.
By:		,
	Name:	,
	Title:	,

EXHIBIT 8.3.3
QUARTERLY COMPLIANCE CERTIFICATE
     This certificate is delivered pursuant to Section 8.3.3 of that certain Credit Agreement dated as of February 9, 2011 (the “Credit Agreement”) by and among ARMSTRONG COAL COMPANY, INC., a Delaware corporation, ARMSTRONG LAND COMPANY, LLC, a Delaware limited liability company, WESTERN MINERAL DEVELOPMENT, LLC, a Delaware limited liability company, WESTERN DIAMOND LLC, a Nevada limited liability company, WESTERN LAND COMPANY, LLC, a Kentucky limited liability company, and ELK CREEK, L.P., a Delaware limited partnership (each a “Borrower” and collectively, the “Borrowers”), the Lenders party thereto (the “Lenders”), the Guarantors party thereto (the “Guarantors”) and PNC Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.
     The undersigned officer, ___________, the _______ [Chief Executive Officer, President, Chief Financial Officer, Manager or Controller] of the Borrowers, in such capacity does hereby certify on behalf of the Borrower as of the quarter/year ended ___________, 20____(the “Report Date”), as follows:
(1)	Minimum Fixed Charge Coverage Ratio (Section 8.2.14). As of the Report Date (and commencing as of the fiscal quarter ending March 31, 2012), the Fixed Charge Coverage Ratio of the Loan Parties and their Subsidiaries is ___________ [(insert ratio from Item (1)(C) below)], which ratio is greater than or equal to 1.25 to 1.00.

The Fixed Charge Coverage Ratio shall be computed as follows:
(A)	Consolidated EBITDA less the sum of capital expenditures of the Loan Parties and their Subsidiaries, as of the Report Date for the four fiscal quarters then ended, calculated and consolidated in accordance with GAAP as follows:
(i)	Consolidated EBITDA, calculated as follows:

(a) net income	$

(b) depreciation	$

(c) depletion	$

(d) amortization	$

(e) minority interest	$

PNC Bank, National Association, Agent

(f) other non-recurring, non-cash charges to Net income	$

(g) interest expense	$

(h) non-cash loss on derivative items (SFAS No. 133 and its successors)	$

(i) income tax expense	$

(j) the sum of Items (1)(A)(i)(a) through (1)(A)(i)(i)	$

(k) non-cash gains on derivative items (SFAS No. 133 and its successors)	$

(1) non-recurring, non-cash credits to net income	$

(m) the sum of Items (1)(A)(i)(k) and (1)(A)(i)(1)	$

(n) transaction fees and expenses paid in connection with the closing of the transactions contemplated by this Agreement and Permitted Acquisitions, in an aggregate amount not to exceed $5,000,000	$

(o) Consolidated EBITDA related to Permitted Acquisitions calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if the Permitted Acquisition had been consummated at the beginning of such period
$

(p) Consolidated EBITDA for any business or assets liquidated, sold or disposed of by the Loan Parties pursuant to Section 8.2.6 or Section 8.2.7 of the Credit Agreement, calculated on a pro forma basis, using historical numbers, in accordance with GAAP, as if such liquidation, sale or disposition had been consummated at the beginning of such period
$

(q) pro-forma Consolidated EBITDA related to Permitted Joint Ventures	$

(r) cash dividends paid by any Permitted Joint Venture to any Loan Party	$

(s) the sum of Items (1)(A)(i)(j), (1)(A)(i)(n), (1)(A)(i)(o) and (1)(A)(i)(r) minus Items (1)(A)(i)(m), (1)(A)(i)(p) and (1)(A)(i)(q) equals Consolidated EBITDA	$

PNC Bank, National Association, Agent

(ii) capital expenditures	$

(iii) the numerator of the Fixed Charge Coverage Ratio, which is equal to Item (1)(A)(i)(s) minus Item (1)(A)(ii)	$

(B)	Fixed Charges of the Loan Parties and their Subsidiaries, as of the Report Date for the four fiscal quarters then ended, calculated and consolidated in accordance with GAAP as follows:

(i) cash interest expense	$

(ii) cash income taxes

(iii) dividends and distributions (including Permitted Tax Distributions)	$

(iv) scheduled principal installments on Indebtedness (as adjusted for prepayments)	$

(v) the denominator of the Fixed Charge Coverage Ratio, which is equal to the sum of Items (1)(B)(i) through (1)(B)(iv)	$

(C) Item (1)(A)(iii) divided by Item (1)(B)(v) equals the Fixed Charge Coverage Ratio for the four fiscal quarters then ended, which ratio is greater than or equal to 1.25 to 1.00	____to 1.00
(2)	Maximum Leverage Ratio (Section 8.2.15). As of the Report Date, the Leverage Ratio of the Loan Parties and their Subsidiaries is __________ [(insert ratio from Item (2)(C) below)], which ratio is not greater than _________ [(insert applicable ratio from Table 1 below)].

The Leverage Ratio shall be computed as follows:
(A)	Consolidated Funded Debt of the Loan Parties and their Subsidiaries, as of the Report Date calculated and consolidated in accordance with GAAP as follows:

(i) Indebtedness representing borrowed money, including both the current and long-term portion thereof:	$

PNC Bank, National Association, Agent

(ii) capitalized lease obligations	$

(iii) contingent and guaranty obligations with respect to Items (2)(A)(i) and (2)(A)(ii)	$

(iv) Consolidated Funded Debt equals the sum of Items (2)(A)(i) through (2)(A)(iii)	$

(B) Consolidated EBITDA of the Loan Parties and their Subsidiaries, as of the Report Date for the four fiscal quarters then ended, calculated and consolidated in accordance with GAAP as follows as determined in Item (1)(A)(i)(s)
$

(C) Item (2)(A)(iv) divided by Item (2)(B) equals the Leverage Ratio for the four fiscal quarters then ended	_____to 1.00
TABLE 1
MAXIMUM LEVERAGE RATIO

Fiscal Quarter Ending	Maximum Ratio
March 31, 2011	3.75 to 1.00
June 30, 2011	3.50 to 1.00
September 30, 2011	3.25 to 1.00
December 31, 2011	3.00 to 1.00
March 31, 2012	3.00 to 1.00
June 30, 2012	2.75 to 1.00
September 30, 2012	2.75 to 1.00
December 31, 2012 and each fiscal quarter thereafter	2.50 to 1.00
(3)	Minimum Consolidated EBITDA (Section 8.2.16). As of the Report Date, the Consolidated EBITDA of the Loan Parties and their Subsidiaries is $______, [(insert amount from Item (1)(A)(i)(r) above)] which amount is greater than or equal to $______ [(insert applicable amount from Table 2)].

PNC Bank, National Association, Agent

TABLE 2
MINIMUM CONSOLIDATED EBITDA

Period	Minimum Amount
March 31, 2011 for the fiscal quarter then ending	$10,000,000
June 30, 2011 for the two fiscal quarters then ending	$25,000,000
September 30, 2011 for the three fiscal quarters then ending	$40,000,000
December 31, 2011 for the four fiscal quarters then ending	$55,000,000
(4)	Capital Expenditures and Leases (Section 8.2.17). As of the Report Date, the Loan Parties and their Subsidiaries (other than any Permitted Joint Ventures) have made payments with respect to capital expenditures and capitalized leases during the applicable fiscal year in the aggregate amount of $______, which amount is less than or equal to $80,000,000 for the 2011 fiscal year and $50,000,000 for each fiscal year thereafter.

(5)	Survant Joint Venture (Section 8.2.4). As of the Report Date, the Loan Parties and their Subsidiaries have made loans, investments, advances and/or contributions of assets to the Survant Joint Venture (other than those set forth on Schedule 8.2.4) in the aggregate amount of $______, which amount is less than or equal to $35,000,000 and at the time of such loans, investments, advances and/or contributions, the Revolver Borrowers had the ability to borrower additional Revolving Credit Loans of note less than $15,000,000.

(6)	Representations, Warranties and Covenants. The representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct on and as of the date of this certificate with the same effect as though such representations and warranties had been made on the date hereof (except representations and warranties which expressly relate solely to an earlier date or time), and the Borrowers have performed and complied with all covenants and conditions of the Credit Agreement.

(7)	Event of Default or Potential Default. No Event of Default or Potential Default exists as of the date hereof.
[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE 1 OF 1 TO
QUARTERLY COMPLIANCE CERTIFICATE
     IN WITNESS WHEREOF, the undersigned has executed this Certificate this____ day of______, 20 ___.

ARMSTRONG COAL COMPANY, INC.
By:
Name:
Title:

ARMSTRONG LAND COMPANY, LLC
By:
Name:
Title:

WESTERN MINERAL DEVELOPMENT, LLC
By:

By:
Name:
Title:

WESTERN DIAMOND LLC
By:

By:
Name:
Title:

SIGNATURE PAGE 2 OF 2 TO
QUARTERLY COMPLIANCE CERTIFICATE

WESTERN LAND COMPANY, LLC
By:

By:
Name:
Title:

ELK CREEK L.P.
By:

By:
Name:
Title: